     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1997


                                                      REGISTRATION NO. 333-26629
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         EQUITY OFFICE PROPERTIES TRUST
      (Exact name of registrant as specified in its governing instrument)

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Address of principal executive offices)
                             ---------------------

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                    (Name and address of agent for service)
                             ---------------------

                                   COPIES TO:

                  SHELI Z. ROSENBERG                                   J. WARREN GORRELL, JR.
                 RUTH PINKHAM HARING                                      JAMES E. SHOWEN
            ROSENBERG & LIEBENTRITT, P.C.                              HOGAN & HARTSON L.L.P.
        TWO NORTH RIVERSIDE PLAZA, SUITE 1515                       555 THIRTEENTH STREET, N.W.
               CHICAGO, ILLINOIS 60606                              WASHINGTON, D.C. 20004-1109
                    (312) 466-3456                                         (202) 637-5600

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF CLASS                 AMOUNT BEING        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
    OF SECURITIES BEING REGISTERED        REGISTERED(1)         PER SHARE(2)           PRICE(2)       REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,
  $.01 par value per share............      28,750,000             $21.00            $603,750,000         $177,727.22
========================================================================================================================



(1) Includes 3,750,000 shares that are issuable upon exercise of the Underwriters' over-allotment option.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The filing fee has been computed in accordance with Rule 457(a). Of this amount, $104,545.40 has previously been paid based upon the estimated maximum offering price per share of $20.00 for 17,250,000 shares and an additional fee of $73,181.82 is being paid with the filing of this Amendment with regard to an additional 11,500,000 shares with an estimated maximum offering price per share of $21.00.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE



     This registration statement contains two forms of prospectus: one to be used in connection with a United States and Canadian offering of the Company's Common Shares (the "U.S. Prospectus") and one to be used in connection with a concurrent international offering of the Common Shares (the "International Prospectus" and, together with the U.S. Prospectus, the "Prospectuses"). The International Prospectus will be identical to the U.S. Prospectus except that it will have a different front cover page, back cover page and "Underwriting" section. The U.S. Prospectus is included herein and is followed by the alternate pages to be used in the International Prospectus. The alternate pages for the International Prospectus included herein have been labeled "Alternate Pages for International Prospectus."

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 23, 1997


PROSPECTUS
---------------------

                            25,000,000 COMMON SHARES


                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                             ---------------------


    Equity Office Properties Trust (together with its subsidiaries, the "Company") has been formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company. The Company will be a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the offering (the "Offering"), the Company will own 90 office properties containing approximately 32.2 million rentable square feet and 14 parking facilities containing approximately 14,785 parking spaces, located in 47 markets throughout the United States. The Company expects to control the largest office portfolio (based on revenues and square footage) of any publicly traded, full service office company in the United States.



    All of the common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares") offered hereby are being sold by the Company and will represent approximately 15.7% of the Company's outstanding common equity. The remaining common equity in the Company will be beneficially owned 75% by existing investors and 9.3% by officers and trustees of the Company and certain other affiliated parties. Of the 25,000,000 Common Shares being offered hereby, 20,000,000 Common Shares are being offered initially in the United States and Canada by the U.S. Underwriters and 5,000,000 Common Shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting."



    Prior to the Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price per share will be between $19.00 and $21.00. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "EOP". There is no assurance that a public trading market will develop or be sustained.

                             ---------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:


    - The possibility that the consideration paid by the Company for the properties and other assets contributed to the Company in its formation may exceed their fair market value, and the fact that there were no arm's length negotiations or third-party appraisals of such properties and other assets in connection with the formation of the Company;

    - Conflicts of interest in connection with the Company's formation and operation, including the receipt by Mr. Zell of equity interests therein;

    - Real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the potential instability of cash flows and changes in the value of office properties owned by the Company due to economic and other conditions;

    - The possibility that the Company may not be able to refinance outstanding indebtedness (approximately $1.6 billion on a pro forma basis as of March 31, 1997) upon maturity, that indebtedness might be refinanced on less favorable terms, interest rates might increase on variable rate indebtedness, and the lack of limitations in the Company's organizational documents on the amount of indebtedness that the Company may incur; and


    - Taxation of the Company as a regular corporation if it fails to qualify as a REIT, and the resulting decrease in cash available for distribution.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

======================================================================================================================
                                                    PRICE TO               UNDERWRITING             PROCEEDS TO
                                                     PUBLIC                DISCOUNT(1)               COMPANY(2)
----------------------------------------------------------------------------------------------------------------------
Per Common Share...........................            $                        $                        $
----------------------------------------------------------------------------------------------------------------------
Total(3)...................................            $                        $                        $
======================================================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $         payable by the Company.

(3) The Company has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,000,000 Common Shares, and has granted the International Managers a 30-day option to purchase up to an additional 750,000 Common Shares, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $         , $         and $         , respectively. See "Underwriting."

                             ---------------------

    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Shares offered hereby will be made in New York, New York,
on or about             , 1997.
                             ---------------------

MERRILL LYNCH & CO.

          LEHMAN BROTHERS


                   J.P. MORGAN & CO.


                            PRUDENTIAL SECURITIES INCORPORATED


                                                      SMITH BARNEY INC.

                             ---------------------
              The date of this Prospectus is              , 1997.

[PHOTO]                 [PHOTO]                 [PHOTO]                 [PHOTO]                 [PHOTO]                 [PHOTO]
28 State Street         201 Mission             Sun Trust Center        University Tower       850 Third Avenue      One American
Boston, MA              San Francisco, CA       Orlando, FL             Durham, NC             New York, NY          Center
                                                                                                                     Austin, TX




                        EQUITY OFFICE PROPERTIES TRUST

United States Map depicting locations of Office Properties and Parking
Facilities




     Certain persons participating in this Offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Such transactions may include stabilizing, the purchase of Common Shares to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

Information contained in or delivered in connection with this Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption "Risk Factors" and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

NATIONAL PORTFOLIO


[PHOTOS]
Wachovia Center, Charlotte,  NC               1920 & 2010 Main Plaza, Irvine, CA
Lakeway Center, New Orleans, LA               One Market, San Francisco, CA
First Union Center, Ft. Lauderdale, FL        BP Tower, Cleveland, OH
Dominion Tower, Norfolk, VA                   San Felipe Plaza, Houston, TX
Reston Town Center, Reston, VA                Canterbury Green,Stamford, CT
Preston Commons, Dallas, TX                   NationsBank Plaza, Nashville, TN
Oakbrook Terrace Tower, Oakbrook Terrace, IL  PacesWest, Atlanta, GA
The Quandrant, Denver, CO                     Theatre District Garage, Chicago,IL
300 Atlantic, Stamford, CT                    Four Forest, Dallas, TX
                                              500 Orange Tower, Orange, CA



                                              LOCAL MANAGEMENT


                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----


SUMMARY.....................................................    1
  Summary Risk Factors......................................    2
  Business and Growth Strategies............................    2
  The Properties............................................    4
  Structure and Formation of the Company....................    5
  The Offering..............................................    8
  Distributions.............................................    8
  Tax Status of the Company.................................    9
  Summary Selected Combined Financial Information...........   10
RISK FACTORS................................................   12
  Conflicts of Interest.....................................   12
  Real Estate Risks.........................................   14
  Debt Financing............................................   15
  Federal Income Tax Risks..................................   16
  Limitations on Changes in Control and of Ownership
     Limit..................................................   17
  Immediate and Substantial Dilution........................   18
  Managed Property Business and Non-REIT Services...........   19
  Possible Environmental Liabilities........................   19
  Absence of Prior Public Market for Common Shares..........   20
  Ownership of Common Shares................................   20
  Potential Litigation Related to the Consolidation.........   21
  Dependence on Key Personnel...............................   22
  Contingent or Undisclosed Liabilities.....................   22
THE COMPANY.................................................   23
  General...................................................   23
  Operations................................................   24
  Operational Structure.....................................   24
BUSINESS AND GROWTH STRATEGIES..............................   26
USE OF PROCEEDS.............................................   27
DISTRIBUTIONS...............................................   28
CAPITALIZATION..............................................   34
DILUTION....................................................   35
SELECTED COMBINED FINANCIAL INFORMATION.....................   36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   38
  General...................................................   38
  Results of Operations.....................................   38
     Quarters ended March 31, 1997 and 1996.................   38
     Years ended December 31, 1996 and 1995.................   39
     Years ended December 31, 1995 and 1994.................   40
  Parking Facilities........................................   42
  Dispositions of Property..................................   42
  Liquidity and Capital Resources...........................   42
  Cash Flows................................................   44
  Inflation.................................................   45
  Funds From Operations.....................................   45
THE PROPERTIES..............................................   47
  General...................................................   47
  Office Property Market Information........................   60


                                       (i)

                                                                                                                 PAGE
                                                                                                              -----------
  Parking Facilities........................................................................................          65
  Lease Expirations by Region...............................................................................          67
  Lease Expirations -- Portfolio Total......................................................................          68
  Lease Distributions.......................................................................................          68
  Tenant Retention and Expansions; National Marketing Program...............................................          69
  Capital Improvements......................................................................................          69
  Tenant Improvement and Leasing Commission Costs...........................................................          71
  Occupancy.................................................................................................          72
  Debt Financing............................................................................................          72
  Realty Taxes..............................................................................................          72
  Legal Proceedings.........................................................................................          72
MANAGEMENT..................................................................................................          74
  Trustees, Trustee Nominees and Executive and Senior Officers..............................................          74
  Committees of the Board of Trustees.......................................................................          78
  Compensation of the Board of Trustees; Payment in Common Shares...........................................          78
  Executive Compensation....................................................................................          79
  Option and Restricted Share Plan..........................................................................          80
  401(k) Plan...............................................................................................          80
  Incentive Compensation....................................................................................          81
  Limitation of Liability and Indemnification...............................................................          81
STRUCTURE AND FORMATION OF THE COMPANY......................................................................          82
  Operating Entities of the Company.........................................................................          82
  Formation Transactions....................................................................................          82
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................................................................          87
  Investment Policies.......................................................................................          87
  Financing Policies........................................................................................          87
  Lending Policies..........................................................................................          88
  Conflict of Interest Policies.............................................................................          88
  Policies with Respect to Other Activities.................................................................          89
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................................................          89
  Sale of Common Shares to Mr. Zell.........................................................................          89
  Leases and Parking Operations.............................................................................          90
  Equity Group Distributions and Fees.......................................................................          90
  Miscellaneous.............................................................................................          90
PRINCIPAL SHAREHOLDERS......................................................................................          91
SHARES OF BENEFICIAL INTEREST...............................................................................          93
  General...................................................................................................          93
  Common Shares.............................................................................................          93
  Preferred Shares..........................................................................................          94
  Power to Issue Additional Common Shares and Preferred Shares..............................................          94
  Restrictions on Ownership and Transfer....................................................................          94
  Transfer Agent and Registrar..............................................................................          96
CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S DECLARATION OF TRUST AND BYLAWS........................          97
  Classification and Removal of Board of Trustees; Other Provisions.........................................          97
  Changes in Control Pursuant to Maryland Law...............................................................          98
  Amendments to the Declaration of Trust....................................................................          98
  Advance Notice of Trustee Nominations and New Business....................................................          99


                                      (ii)

                                                              PAGE
                                                              ----
  Anti-takeover Effect of Certain Provisions of Maryland Law
     and of the Declaration of Trust and Bylaws.............   99
  Maryland Asset Requirements...............................   99
PARTNERSHIP AGREEMENT.......................................  100
  Management................................................  100
  Sales of Assets...........................................  100
  Removal of the Managing General Partner; Transfer of the
     Company's Interests....................................  100
  Reimbursement of the Company; Transactions with the
     Company and its Affiliates.............................  100
  Redemption of Units.......................................  101
  Restrictions on Transfer of Units by Limited Partners.....  101
  Issuance of Additional Units and/or Preference Units......  101
  Capital Contributions.....................................  102
  Distributions; Allocations of Income and Loss.............  102
  Exculpation and Indemnification of the Company............  102
  Amendment of the Partnership Agreement....................  103
  Term......................................................  103
SHARES AVAILABLE FOR FUTURE SALE............................  103
FEDERAL INCOME TAX CONSIDERATIONS...........................  104
  Taxation of the Company...................................  105
  Taxation of Taxable U.S. Shareholders of the Company
     Generally..............................................  112
  Backup Withholding for Company Distributions..............  113
  Taxation of Tax-Exempt Shareholders of the Company........  113
  Taxation of Non-U.S. Shareholders of the Company..........  114
  Tax Aspects of the Company's Ownership of Interests in the
     ZML Opportunity Partnerships and the Operating
     Partnership............................................  116
  Other Tax Consequences for the Company, its Shareholders
     and the Management Corp. ..............................  118
ERISA CONSIDERATIONS........................................  118
  Employment Benefit Plans, Tax-Qualified Pension, Profit
     Sharing or Stock Bonus Plans and IRS...................  118
  Status of the Company and the Operating Partnership under
     ERISA..................................................  118
UNDERWRITING................................................  121
EXPERTS.....................................................  123
LEGAL MATTERS...............................................  124
ADDITIONAL INFORMATION......................................  124
GLOSSARY....................................................  125
INDEX TO FINANCIAL STATEMENTS...............................  F-1


                                      (iii)

                                    SUMMARY


     The following summary is qualified in its entirety by the more detailed information included elsewhere in the Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the initial public offering price is $20.00 per share (the mid-point of the range of public offering prices set forth on the cover page of this Prospectus), (ii) the transactions described under "Structure and Formation of the Company" are consummated, and (iii) the Underwriters' overallotment option is not exercised. As used herein, "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership")), and the predecessors thereof or, as the context may require, Equity Office Properties Trust only or the Operating Partnership only. See "Glossary" for the meanings of other terms used herein, including "market rent" and "replacement cost rent." Unless otherwise required by the context, all rental and square footage data is approximate and/or on a weighted average basis and all Property information is presented as of April 30, 1997, except as adjusted to reflect the purchase of 30 N. LaSalle in Chicago, Illinois and the sale of 8383 Wilshire in Beverly Hills, California. All references to the historical activities of the Company refer to the activities of the Equity Office Predecessors. The Company will be the managing general partner of, will own a substantial majority interest in, and will conduct all of its operations through, the Operating Partnership.



     The Company has been formed to continue and expand the national office property businesses organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company. The Company expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. The Company expects to control the largest office portfolio (based on revenues and square footage) of any publicly traded, full-service office company in the United States.



     The Company initially will own and operate 90 office properties (the "Office Properties") and will own 14 stand-alone parking facilities (the "Parking Facilities" and, together with the Office Properties, the "Properties"). The Office Properties contain approximately 32.2 million rentable square feet of office space located in 47 markets in 20 states and the District of Columbia. The average size of the Office Properties is 358,000 rentable square feet, compared to an estimated average of 144,000 rentable square feet for all office buildings owned by publicly traded REITs focusing primarily on office assets.



     Management believes that the Company has been among the most active buyers of institutional quality office properties throughout the United States, investing in excess of $3.5 billion since 1987 and averaging $762 million annually in acquisitions (calculated on a cost basis) for the three years ending June 30, 1997. The average age of the Office Properties is 13 years. At the time of acquisition, the Office Properties were, on a weighted average basis, 79% occupied. During the period from 1987 through June 1997, the Company leased (net of expiring leases) in excess of an additional 4.5 million rentable square feet of office space. As of April 30, 1997, the Office Properties were 92.5% occupied by a total of 3,066 tenants, with no single tenant accounting for more than 2.3% of annualized rent.



     The Company currently has approximately 790 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.


     The Company believes that, given its size, its UPREIT structure, and its relationship with many of the major institutional owners of real estate in the United States, it is well positioned to benefit from the consolidation that is occurring in the real estate industry.

                              SUMMARY RISK FACTORS


     An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to making an investment in the Company. Such risks include:


     - the absence of arm's length negotiations and third-party appraisals with respect to the Properties and the other assets contributed to the Company in its formation, such that the consideration paid by the Company for such assets may exceed their fair market value and that the market value of the Common Shares may exceed the shareholders' proportionate share of the aggregate fair market value of such assets;



     - conflicts of interest in connection with the Company's formation and operation (including the receipt by Mr. Zell of equity interests in the Company);



     - the need to renew leases or re-lease space upon lease expirations and to pay renovation and re-leasing costs in connection therewith, the effect of economic and other conditions on Office Property cash flows and values, the ability of tenants to make lease payments, the ability of a Property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments;


     - the inability to refinance outstanding indebtedness upon maturity or refinance such indebtedness on favorable terms;


     - taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Company's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution;


     - the possible anti-takeover effect of the Company's ability to limit, for purposes of maintaining its REIT status, the actual or constructive ownership of Common Shares to 9.9% of the outstanding Common Shares, and of certain other provisions contained in the organizational documents of the Company and the Operating Partnership, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the Common Shares or otherwise would be in the best interests of the Company's shareholders;


     - immediate and substantial dilution of $5.68 in the net tangible book value per Common Share purchased in the Offering (based on the assumed offering price of $20.00 per share);



     - the inability of the Company to control the operations of its Managed Property Business (management of properties not wholly owned by the Company), which could result in decisions that do not reflect the Company's interests; and



     - absence of a prior public market for the Common Shares and no assurance that a public market will develop or be sustained.


                         BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow per share and to maximize long-term shareholder value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in central business districts ("CBDs") and suburban markets across the United States.

     Internal Growth. Management believes that the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.


     As of April 30, 1997, 2.4 million rentable square feet of Office Property space was vacant. Of this amount, 737,000 square feet was leased, with occupancy to commence in whole or in part during 1997. The Company believes that the current average market rent for this space is $25.12 per square foot. The Company's average operating expenses for this space are $9.67 per square foot. The following five Properties account for 50% of the total vacant space as of April 30, 1997:



                                                                           AMOUNT OF VACANT
                                                              VACANT        SQUARE FOOTAGE
                                                          SQUARE FOOTAGE      LEASED(1)
                                                          --------------   ----------------
28 State Street, Boston, MA.............................      519,485          263,761
Two California Plaza, Los Angeles, CA...................      194,773           18,124
161 North Clark, Chicago, IL............................      324,813          300,730
Bank One Center, Indianapolis, IN.......................       79,050            7,816
BP Tower, Cleveland, OH.................................       94,165                0
                                                            ---------          -------
                                                            1,212,286          590,431


---------------

(1) Represents the amount of unoccupied space as of April 30, 1997 that was subject to an executed lease with a commencement date after April 30, 1997.



     During the period from April 30, 1997, through December 31, 2001, 2,335 leases for 15.5 million rentable square feet of space are scheduled to expire. As of April 30, 1997, the average rent for this space was $20.14 per square foot, the market rent for such space averaged $22.62 per square foot, and the weighted average operating expenses were $8.23 per square foot. Replacement cost rents (rents that would provide a 12% return on investment to a developer of new office buildings of similar quality) for this space are estimated by the Company to be $34.64 per square foot.



     As one of the largest publicly traded full service office companies in the United States, the Company expects to benefit from certain economies of scale. Management intends to maximize the benefits attributable to its large scale operations by aggressive cash management, bulk purchasing, national and regional service agreements and utilization of state-of-the-art information technology (which provides the Company with extensive operational data, including daily leasing, occupancy and other property and financial data). Historically, as the Company's portfolio has increased in size, the Company's general and administrative costs as a percentage of total revenue have decreased.



     The Company owns a total of approximately 50 acres of undeveloped land adjacent to 15 Office Properties on which approximately 2.1 million square feet of office space could be developed. The Company may decide to develop these properties if significant pre-leasing can be arranged and does not currently anticipate other development activities.


     External Growth. The Company believes there will be significant opportunities for future external growth by continuing to acquire institutional quality properties with long-term competitive advantages such as a superior location or a particularly high level of building improvement that is unlikely to be reproduced in the foreseeable future. Management believes that properties may be acquired for less than replacement cost in many markets and that current rents generally do not justify new construction in these markets. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.


     The real estate industry is in the early stages of a major consolidation which the Company believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate. The Company generally has acquired the Office Properties from institutional sellers. Emerging Trends in Real Estate 1997 published by Equitable Real Estate Investment Management Inc. and Real Estate Research Corporation, estimates that out of the approximately $3.2 trillion invested in commercial real estate in the United States as of June 30, 1996, institutions had total equity and debt investments of approximately $1.3 trillion. The Company believes that given its size, its UPREIT structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its relationship with many of the major institutional owners of real estate in the United States, it is well positioned to benefit from the consolidation that is occurring in the real estate industry.

     Parking Facilities. Management believes that Parking Facilities offer the Company attractive investment opportunities which will be complementary to investments in Office Properties. Because the parking industry is highly fragmented and in the early stages of consolidation and privatization, management expects there to be future opportunities to acquire parking facilities from smaller owners who lack capital for expansion, technological upgrades or repairs and who cannot achieve the economics of scale available to the Company. Management also expects municipalities and other government entities to be a significant source of properties for acquisition as budget constraints force such entities to consider nontraditional sources of capital such as privatization of parking facilities. The Company will focus its acquisition efforts on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.


                                 THE PROPERTIES


     Upon completion of the Offering, the Company expects to control the largest office portfolio (based on revenues and square footage) of any publicly traded, full service office company in the United States. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.


     The operation of the Properties is under the direction of five regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each regional manager reports to one of two divisional managers at the Company's headquarters in Chicago who, in turn, report to the Company's Executive Vice President -- Real Estate Operations.

     The Company owns 90 Office Properties and 14 Parking Facilities. The following table shows the distribution of these Properties and the Company's employees by region:



       DISTRIBUTION OF OFFICE PROPERTIES AND PARKING FACILITIES BY REGION



                                                 OFFICE PROPERTIES     PARKING FACILITIES
                                                --------------------   ------------------     NUMBER
                                                          RENTABLE               NUMBER         OF
       REGION                 OFFICE            NUMBER   SQUARE FEET   NUMBER   OF SPACES    EMPLOYEES
       ------                 ------            ------   -----------   ------   ---------    ---------
Pacific                Los Angeles                                                               70
  CBD.......................................       6      4,238,821
  Suburban..................................      12      2,505,449
Southeast              Atlanta                                                                  111
  CBD.......................................       6      2,887,795
  Suburban..................................       8      2,120,652
Northeast              Washington, D.C.                                                         120
  CBD.......................................       6      2,625,458       6       3,140
  Suburban..................................      11      2,537,749
Central                Chicago                                                                  337(1)
  CBD.......................................       7      5,261,555       4       4,181
  Suburban..................................       4      1,286,556
Southwest              Houston                                                                   89
  CBD.......................................       3      1,423,948
  Suburban..................................       9      3,159,286
West                   Denver                                                                    63
  CBD.......................................       1        230,022       4       7,464
  Suburban..................................      17      3,939,450
                                                  --     ----------      --      ------
                                                                                                ---
          Total.............................      90     32,216,741      14      14,785         790
                                                  ==     ==========      ==      ======         ===


---------------


(1) 200 of these employees are located at the Company's headquarters.


                     STRUCTURE AND FORMATION OF THE COMPANY

     Company Structure. At the completion of the Offering all of the Company's assets will be owned by, and its operations conducted through, the Operating Partnership and its subsidiaries. The Company will be the managing general partner of the Operating Partnership and will contribute the proceeds of the Offering to the Operating Partnership in exchange for a number of units of limited partnership interest ("Units") in the Operating Partnership equal to the number of Common Shares sold in the Offering.

     Consolidation. Prior to or simultaneously with the completion of the Offering, the Company will engage in the transactions described below, which are designed to consolidate the ownership of the Office Properties, the Parking Facilities and the Management Business (as defined below), to facilitate the Offering and to enable the Company to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 1997.


     - The ZML Opportunity Partnerships (the predecessor owners of the Office Properties and Parking Facilities) will contribute to the Operating Partnership all of their interests in the Office Properties and Parking Facilities, which include interests in joint ventures, that will comprise the Company's initial portfolio.


     - The ZML REITs (each a majority or sole limited partner of a ZML Opportunity Partnership) will merge into the Company, with the Company succeeding to their interest in, and becoming the managing general partner of, the ZML Opportunity Partnerships.

     - Certain entities (collectively, the "Equity Group") owned directly or indirectly by certain trusts (together with certain partnerships comprised of such trusts, the "Equity Group Owners") established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell, will contribute to the Operating Partnership substantially all of the interests in their office property and asset management businesses and parking facility asset management business (collectively, the "Management Business").


     - Shareholders in the ZML REITs will receive Common Shares of the Company in exchange for their interests in the ZML REITs.

     - Partners in the ZML Opportunity Partnerships (including the Company as the successor to the ZML REITs) will receive Units in the Operating Partnership (to be distributed over the two-year period following the Consolidation). Such Units are intended to correspond in value to, and will be exchangeable commencing two years following the Closing for, Common Shares of the Company or, at the Company's option, cash equal to the fair market value of such Common Shares.

     - Units in the Operating Partnership will be issued to the Equity Group in exchange for the Management Business, which Units will be exchangeable for Common Shares, or, at the Company's option, the cash equivalent thereof, commencing one year following the Closing.


     - The Operating Partnership and the Equity Group will transfer the Managed Property Business to the Management Corp., in which the Operating Partnership will own non-voting stock representing 95% of the equity interest and the Equity Group will own voting stock representing 5% of the equity interest.


     Benefits to Related Parties. Certain affiliates of the Company will realize certain material benefits in connection with the Consolidation, including the following:


     - Through the Equity Group Owners and the ZML Partners (the current general partners of the ZML Opportunity Partnerships), Mr. Zell will be deemed to be the beneficial owner of an aggregate of approximately 14.9 million Units and Common Shares, with a total value of $298.3 million based on the assumed offering price of $20.00 per Common Share. Such Units and Common Shares will be issued in exchange for the Management Business, partnership interests in the ZML Opportunity Partnerships and shares of the ZML REITs owned by the ZML Partners. The aggregate book value of the foregoing interests as of March 31, 1997 was approximately $91 million. The Company does not believe that the book values of the interests and assets exchanged (which reflect the depreciated historical cost of such interests and assets) are equivalent to the fair market values of such interests and assets, and the fair market value of such interests may vary from the value of the Common Shares and Units issued in exchange therefor.



     - Through the ZML Partners, Mr. Zell may become the deemed beneficial owner of up to an additional 11.4 million Units that may be distributed by the ZML Opportunity Partnerships over the two-year period following the Consolidation. Any distribution of these Units to the ZML Partners will not dilute the interest in the Company of the purchasers of Common Shares in the Offering.



     - The Equity Group and the ZML Partners will realize an immediate accretion in the net tangible book value of their investment in the Company of $.72 per Common Share representing an aggregate accretion amount of approximately $10.7 million.


     - Mr. Zell will serve as Chairman of the Board of Trustees of the Company and will participate in the Company's Employee Plan, including grants of options to purchase 200,000 Common Shares at the offering price.

     - Commencing on the first anniversary of the Offering, the Equity Group and the ZML Partners will have registration rights with respect to a portion of the Common Shares received in the Consolidation as well as the Common Shares that may be issued in exchange for Units received in the Consolidation or in liquidation of the ZML Opportunity Partnerships.

     The following diagram depicts the Company's structure following consummation of the Offering:

                          COMPANY'S STRUCTURE DIAGRAM

---------------


(1) The initial holders of Units will be the Company, the Equity Group, and the ZML Opportunity Partnerships. The ZML Opportunity Partnerships will be liquidated during the two-year period following consummation of the Offering and, pursuant to such liquidation, Units will be distributed to the Company, the ZML Partners and an Investor Limited Partner. Prior to liquidation, ZML Opportunity Partnership II will be a non-managing general partner of the Operating Partnership and the Company will be the sole managing general partner of the Operating Partnership and each of the ZML Opportunity Partnerships. See "Structure and Formation of the Company -- Formation Transactions."

                                  THE OFFERING

     All of the Common Shares offered hereby are being offered by the Company.


Common Shares Offered by the
Company.............................     25,000,000 shares



          U.S. Offering.............     20,000,000 shares



          International Offering....      5,000,000 shares



Common Shares Outstanding After the
Offering............................     147,851,200 shares



Common Shares and Units Outstanding
  After the Offering (1)............     159,779,400 shares and Units



Use of Proceeds.....................     To repay indebtedness



NYSE Symbol.........................     "EOP"

---------------

(1) Units are exchangeable on a one-for-one basis for Common Shares or, at the option of the Company, cash, subject to certain exceptions.

                                    DISTRIBUTIONS


     The Company and the Operating Partnership intend to pay regular quarterly distributions to holders of Common Shares and Units. The initial distribution, covering a partial quarter commencing on the date of the Closing of the Offering
and ending on September 30, 1997, is expected to be $   per share, which
represents a pro rata distribution based upon a full quarterly distribution of $.30 per share and an annual distribution of $1.20 per share (or an annual distribution rate of approximately 6%, based upon an assumed offering price of $20.00). See "Distributions."



     The Company intends initially to distribute annually approximately 89% of estimated cash available for distribution. The Company's estimate of the cash available for distribution for the twelve months ending March 31, 1998, is based upon pro forma Funds from Operations for the 12 months ended March 31, 1997, with certain adjustments as described in "Distributions." The actual distributions made by the Company will be affected by a number of factors, including the gross revenues received from its Properties, the operating expenses of the Company, the interest expense incurred in borrowing, and unanticipated capital expenditures. No assurance can be given that the Company's estimates will prove accurate or that any level of distributions will be made or sustained. The Company anticipates that distributions will exceed net income determined in accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.



     Distributions by the Company to the extent of its current and accumulated earnings and profits for Federal income tax purposes generally will be taxable to shareholders as ordinary dividend income (except to the extent designated as "capital gain" dividends). Distributions in excess of such earnings and profits generally will be treated as first a non-taxable reduction of the shareholder's basis in the Common Shares to the extent thereof (which may have the effect of increasing the gain or decreasing the loss recognized on such shareholder's sale of the Common Shares), and thereafter as taxable gain. The Company anticipates that approximately 30% (or $.36 per Common Share) of the distributions intended to be paid by the Company for the 12-month period following the Offering will represent a return of capital for federal income tax purposes.


     For a discussion of the annual distribution requirements applicable to REITs, see "Federal Income Tax Considerations -- Taxation of the
Company -- Annual Distribution Requirements Applicable to REITs." For a discussion of the tax treatment of distributions to the holders of Common Shares, see "Federal Income Tax Considerations -- Taxation of Taxable U.S. Shareholders of the Company Generally" "-- Taxation of Tax-Exempt Shareholders of the Company," and "-- Taxation of Non-U.S. Shareholders of the Company."

                           TAX STATUS OF THE COMPANY

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1997, and believes its organization and proposed method of operation will enable it to meet the requirements for qualification as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements. In addition, in order to maintain its qualification as a REIT under the Code, the Company generally will be required each year to distribute at least 95% of its net taxable income. As a REIT, the Company generally will not be subject to Federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to Federal income tax at regular corporate rates. See "Federal Income Tax Considerations -- Taxation of the Company -- Failure to Qualify" and "Risk Factors -- Tax Risks -- Failure to Qualify as a REIT." Even if the Company qualifies for taxation as a REIT, the Company will be subject to certain Federal, state and local taxes on its income and property.

                SUMMARY SELECTED COMBINED FINANCIAL INFORMATION


     The following sets forth summary selected combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with the combined financial statements and notes thereto of Equity Office Predecessors included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at March 31, 1997, and for the three months ended March 31, 1997 and 1996, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The summary selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the Equity Office Predecessors. Unaudited pro forma operating information for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the Offering and the Consolidation occurred on January 1, 1997 and 1996, respectively, and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on March 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.



                                         THREE MONTHS ENDED MARCH 31,
                                     ------------------------------------
                                      COMPANY                                COMPANY
                                        PRO         COMBINED HISTORICAL        PRO
                                       FORMA      -----------------------     FORMA
                                        1997         1997         1996         1996
                                     ----------   ----------   ----------   ----------
                                      (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenue:
 Rental, parking and other.........  $  168,425   $  148,471   $  107,645   $  655,256
                                     ==========   ==========   ==========   ==========
       Total Revenue...............  $  174,586   $  154,567   $  110,150   $  670,226
                                     ==========   ==========   ==========   ==========
Expenses:
 Interest..........................  $   28,914   $   36,355   $   26,267   $  112,712
 Depreciation and amortization.....      34,131       28,081       21,173      133,346
 Property operating(1).............      65,379       58,148       43,820      261,388
 General and administrative........       7,673        7,073        6,056       25,545
 Provision for value impairment....           0            0            0            0
                                     ----------   ----------   ----------   ----------
       Total Expenses..............  $  136,097   $  129,657   $   97,316   $  532,991
                                     ==========   ==========   ==========   ==========
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures,
 gain on sale of real estate, and
 extraordinary items...............  $   38,489   $   24,910   $   12,834   $  137,235
Minority interests allocation......      (3,504)        (529)        (610)     (13,028)
Income from investments in
 unconsolidated joint ventures.....       1,580          922          492        4,725
Gain on sale of real estate and
 extraordinary items...............           0        5,466        5,262        5,338
                                     ----------   ----------   ----------   ----------
       Net income..................  $   36,565   $   30,769   $   17,978   $  134,270
                                     ==========   ==========   ==========   ==========
       Net income per Common
        Share(2)...................  $      .25                             $      .91
                                     ==========                             ==========
BALANCE SHEET DATA:
 (AT END OF PERIOD)
Investment in real estate after
 accumulated depreciation..........  $4,758,788   $3,377,515           --           --
       Total assets................   4,924,908    3,966,355           --           --
Mortgage debt and revolving lines
 of credit.........................   1,621,494    1,996,474           --           --
       Total liabilities...........   1,719,975    2,197,669           --           --
Minority interests.................     249,015        9,346           --           --
Owners'/Shareholders' equity.......   2,955,918    1,759,340           --           --


                                            EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                        YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                     ----------   ----------   ----------   ----------   ----------
                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenue:
 Rental, parking and other.........  $  493,396   $  356,959   $  230,428   $  150,315   $   96,787
                                     ==========   ==========   ==========   ==========   ==========
       Total Revenue...............  $  508,124   $  371,457   $  240,878   $  159,246   $  107,154
                                     ==========   ==========   ==========   ==========   ==========
Expenses:
 Interest..........................  $  119,595   $  100,566   $   59,316   $   36,755   $   25,775
 Depreciation and amortization.....      96,237       74,156       46,905       29,752       19,266
 Property operating(1).............     201,067      151,488      107,412       74,028       48,856
 General and administrative........      23,145       21,987       15,603       12,012        8,720
 Provision for value impairment....           0       20,248            0            0            0
                                     ----------   ----------   ----------   ----------   ----------
       Total Expenses..............  $  440,044   $  368,445   $  229,236   $  152,547   $  102,617
                                     ==========   ==========   ==========   ==========   ==========
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures,
 gain on sale of real estate, and
 extraordinary items...............  $   68,080   $    3,012   $   11,642   $    6,699   $    4,537
Minority interests allocation......      (2,086)      (2,129)       1,437        1,772        1,793
Income from investments in
 unconsolidated joint ventures.....       2,093        2,305        1,778            0            0
Gain on sale of real estate and
 extraordinary items...............       5,338       31,271        1,705            0            0
                                     ----------   ----------   ----------   ----------   ----------
       Net income..................  $   73,425   $   34,459   $   16,562   $    8,471   $    6,330
                                     ==========   ==========   ==========   ==========   ==========
       Net income per Common
        Share(2)...................

BALANCE SHEET DATA:
 (AT END OF PERIOD)
Investment in real estate after
 accumulated depreciation..........  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $  820,805
       Total assets................   3,912,565    2,650,890    2,090,933    1,318,644      912,631
Mortgage debt and revolving lines
 of credit.........................   1,964,892    1,434,827    1,261,156      798,897      526,830
       Total liabilities...........   2,174,483    1,529,334    1,350,552      845,315      552,666
Minority interests.................      11,080       31,587        9,283      (15,298)     (14,133)
Owners'/Shareholders' equity.......   1,727,002    1,089,969      731,098      488,627      374,098

                                         THREE MONTHS ENDED MARCH 31,
                                     ------------------------------------
                                      COMPANY                                COMPANY
                                        PRO         COMBINED HISTORICAL        PRO
                                       FORMA      -----------------------     FORMA
                                        1997         1997         1996         1996
                                     ----------   ----------   ----------   ----------
                                      (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues..........................         4.4%         4.6%         5.5%         3.8%
Number of Office Properties owned
 at period end(3)(4)(5)............          90           86           74           90
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3)......................        32.2         29.7         23.8         32.2
Occupancy of Office Properties
 owned at period end(3)............          93%          91%          88%          93%
Number of Parking Facilities owned
 at period end(6)..................          15           10            3           15
Number of spaces at Parking
 Facilities owned at period
 end(6)............................      15,455        7,321        3,323       15,455
Funds from Operations(7)...........  $   73,974   $   52,755   $   33,321   $  274,504
Weighted average number of Common
 Shares outstanding (in
 thousands)........................     147,851           --           --      147,851
Cash flow from operating
 activities........................          --   $   41,087   $    2,407           --
Cash flow from investing
 activities........................          --   $ (109,506)  $  (36,116)          --
Cash flow from financing
 activities........................          --   $   34,120   $   63,900           --


                                            EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                        YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------------------
                                        1996         1995         1994         1993         1992
                                     ----------   ----------   ----------   ----------   ----------
                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues..........................         4.6%         5.9%         6.5%         7.5%         8.1%
Number of Office Properties owned
 at period end(3)(4)(5)............          83           73           63           48           33
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3)......................        29.2         23.1         18.5         13.6          9.1
Occupancy of Office Properties
 owned at period end(3)............          90%          86%          88%          80%          73%
Number of Parking Facilities owned
 at period end(6)..................          10            3            0            0            0
Number of spaces at Parking
 Facilities owned at period
 end(6)............................       7,321        3,323            0            0            0
Funds from Operations(7)...........  $  160,460   $   96,104   $   60,372           --           --
Weighted average number of Common
 Shares outstanding (in
 thousands)........................          --           --           --           --           --
Cash flow from operating
 activities........................  $  165,975   $   93,878   $   73,821           --           --
Cash flow from investing
 activities........................  $ (924,227)  $ (380,615)  $ (513,965)          --           --
Cash flow from financing
 activities........................  $1,057,551   $  276,513   $  514,923           --           --


---------------
(1) Includes Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The pro forma net income per Common Share, based solely on the number of shares issued in the Offering, the proceeds of which will be used to retire debt, would be $.28 and $.79 per share for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, calculated as follows:



                                                                  THREE MONTHS ENDED      YEAR ENDED
                                                                    MARCH 31, 1997     DECEMBER 31, 1996
                                                                  ------------------   -----------------
                                                                        (ALL AMOUNTS IN THOUSANDS
                                                                        EXCEPT PER SHARE AMOUNTS)
    Pro forma Common Shares in the Offering issued to retire
      debt......................................................        147,851             147,851
    Historical net income of Equity Office Predecessors.........       $ 30,769            $ 73,425
    Plus pro forma reduction in interest expense due to
      repayment of indebtedness.................................         11,366              43,041
                                                                       --------            --------
    Pro forma net income........................................       $ 42,135            $116,466
                                                                       ========            ========
    Pro forma net income per Common Share.......................       $    .28            $    .79
                                                                       ========            ========



(3) The data at the periods ended March 31, 1997, December 31, 1996 and 1995 includes 28 State Street, a 570,040 square foot Office Property which is undergoing major redevelopment and was vacant prior to May, 1997. The weighted average occupancy, excluding 28 State Street, as of March 31, 1997, December 31, 1996 and 1995 was approximately 92%, 92% and 88%, respectively.


(4) The pro forma number of Office Properties as of March 31, 1997 includes Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, Smith Barney Tower and 30 N. LaSalle, each of which was acquired after March 31, 1997; and the pro forma number of Office Properties as of December 31, 1996 includes each of the foregoing plus Preston Commons and 177 Broad Street, each of which was a 1997 acquisition. The pro forma number of Office Properties as of December 31, 1996 excludes Barton Oaks Plaza II and 8383 Wilshire, each of which is a 1997 disposition; and the pro forma number of Office Properties as of March 31, 1997 excludes 8383 Wilshire, which was sold after March 31, 1997.


(5) The number of Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an Office Property which was sold in January 1997, and 8383 Wilshire, an Office Property which was sold in May, 1997.


(6) The pro forma number of Parking Facilities and number of spaces include the 1997 acquisition of a 50% ownership in a portfolio of four parking facilities in St. Louis, Missouri containing 7,464 spaces, and the 100% ownership of a parking facility in Chicago, Illinois containing 670 spaces, which is expected to close after the Closing of the Offering.


(7) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."

                                  RISK FACTORS

     An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before making a decision to purchase Common Shares in the Offering.


CONFLICTS OF INTEREST



     Absence of Arm's Length Negotiations in the Formation Transactions. There have been no arm's length negotiations or third-party appraisals with respect to the valuation of the Properties and other assets contributed to the Company in its formation. See "Structure and Formation of the Company -- Formation Transactions." As a result, the consideration paid by the Company for such assets may exceed their fair market value and the market value of the Common Shares may exceed a shareholder's proportionate share of the aggregate fair value of such assets. Further, there were no arm's length negotiations with respect to other terms of the Formation Transactions, in particular with respect to the representations and warranties made by the contributors of properties to the Company in the Formation Transactions, or the indemnification provided for breach of such representations and warranties. Such indemnification is limited generally to an amount equal to 1% of the value of consideration paid by the Company for the Properties and to $15 million with respect to pre-Closing liabilities in connection with the contribution of the Management Business. In addition, Mr. Zell, who had significant influence in structuring the Formation Transactions, had preexisting ownership interests in the Equity Group and will receive substantial economic benefits as a result of the Formation Transactions. Further, in the course of structuring the Formation Transactions, Mr. Zell had the ability to influence the type and level of benefits that he and the executive officers of the Company will receive from the Company.



     Influence of Trustees, Officers and Significant Shareholders. Upon consummation of the Offering, through the Equity Group and the ZML Partners, Mr. Zell will be deemed to beneficially own approximately 9.3% of the outstanding Common Shares (on a fully diluted basis, i.e., including Common Shares issuable upon exchange of Units). In addition, the ZML Partners may receive distributions of up to approximately 11.4 million additional Units (representing approximately 7.1% of the outstanding Common Shares on a fully diluted basis) from the ZML Opportunity Partnerships during the two-year period following the Offering. All such Units will be exchangeable for Common Shares (subject to the Ownership Limit) or, at the option of the Company, for the cash equivalent of that number of Common Shares, beginning on the first anniversary of the Closing for Units issued to the Equity Group for the Management Business and beginning on the second anniversary of the Closing for Units issued to the ZML Partners in liquidation of the ZML Opportunity Partnerships. See "Structure and Formation of the Company -- Formation Transactions." In addition, Mr. Zell, Ms. Sheli Z. Rosenberg (one of the Company's trustees) and the Named Executive Officers of the Company will receive options to purchase 1,000,000 Common Shares exercisable at the initial offering price. Mr. Zell and Ms. Rosenberg are affiliated with the Equity Group Owners and, as trustees, will have influence on the management and operation of the Company and, as shareholders, on the outcome of any matters submitted to a vote of the shareholders. Such influence might be exercised in a manner that is inconsistent with the interests of other shareholders. Although there is no understanding or arrangement for these trustees, officers and shareholders and their affiliates to act in concert, such parties would be in a position to exercise significant influence over the Company's affairs should they choose to do so. If all or a substantial portion of the Units were exchanged for Common Shares and such Common Shares were retained and not sold, subject to the Ownership Limit described under "-- Risks of Ownership of Units and Common Shares -- Possible Adverse Consequences of Ownership Limit," the influence of the holders thereof over the affairs of the Company would increase, and the influence of the remaining shareholders would be diminished accordingly. See "Management -- Trustees and Executive Officers" and "Principal Shareholders."



     Management Corp. Conflicts. Equity Office Properties Management Corp. (the "Management Corp.") will provide property and asset management services to the Joint Venture Properties and properties not owned by the Company but which are owned or controlled by the Equity Group Owners or their affiliates. These management contracts were not negotiated on an arm's length basis. Although the Company believes that the management fees to be charged by Management Corp. are at current market rates, there is no assurance that these management fees will equal at all times those fees that would be charged by an unaffiliated third party. In this regard, through the Equity Group Owners, Mr. Zell has a substantial interest in EOH which will own the voting stock of the Management Corp.



     Conflicts Relating to the Operating Partnership. After the Offering, the Company, as the managing general partner of the Operating Partnership, will have fiduciary obligations to the other limited partners in the Operating Partnership, the discharge of which may conflict with the interests of the Company's shareholders. In addition, those persons holding Units (including the Equity Group), as limited partners, will have the right to vote on amendments to the Operating Partnership Agreement (most of which require approval by a majority in interest of the limited partners, including the Company) and individually to approve certain amendments that would adversely affect their rights, which may be exercised in a manner that conflicts with the interests of the Company's shareholders.



     Continued Involvement in Other Investment Activities. Although Mr. Zell has agreed to enter into a non-competition agreement with the Company upon consummation of the Offering, the Equity Group Owners and their affiliates have and will continue to have a broad and varied range of investment interests, and companies directly or indirectly involved in real estate investment activities in which one or more of them has or may acquire an interest will be owners of real property and will acquire real property in the future. In addition, Mr. Zell may not have management control over companies in which he or the Equity Group Owners have or may have an investment interest and, therefore, he may not be able to control whether any such company engages in activities that are in competition with activities of the Company.



     Conflicts Relating to Merrill Lynch. Certain affiliates of Merrill Lynch & Co. currently are limited partners of the ZML Partners and will indirectly beneficially own less than 1% of the ownership interest in the Company (on a fully diluted basis) upon consummation of the Offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Merrill Lynch & Co. is the lead managing underwriter of the Offering and will receive its share of the underwriting discounts and commissions set forth on the cover of this Prospectus. In connection with the Offering, Merrill Lynch & Co. may have interests which conflict with those of the purchasers of Common Shares in the Offering.



     Monetary Loss to Company Upon Failure to Enforce Terms of
Contributions. Through the Equity Group Owners, Mr. Zell has a substantial economic interest in the Equity Group and controls and has a substantial economic interest in the ZML Partners. Consequently, Mr. Zell has a conflict of interest with respect to his obligation as an officer and trustee of the Company to enforce the terms of the Contribution Agreement. The failure to enforce the material terms of the Contribution Agreement, particularly the indemnification provisions and the remedy provisions for breaches of representations and warranties, could result in a monetary loss to the Company.



     Conflicts of Interest in Connection with Properties Owned or Controlled by the Equity Group Owners or their Affiliates. The Equity Group Owners or their affiliates control or share control and have substantial economic interest in the Managed Properties (as defined below) not being contributed to the Company. The Company believes that these Managed Properties generally do not directly compete with any of the Properties; however, it is possible that a Managed Property may compete with the Company in the future if the Company were to invest in an Office Property similar to and in close proximity to such property. Following the Offering, the Company will be prohibited by the terms of its Bylaws from acquiring any properties from the Equity Group Owners or their affiliates without the approval of a majority of its disinterested trustees. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."



     Conflicts of Interest in Connection with Lease Agreement with an Affiliate of Equity Group Owners. The Company leases office space from an entity controlled by an affiliate of the Equity Group Owners, at Two North Riverside Plaza, Chicago, Illinois 60606. The Company believes that the rental rates and other terms of such lease are at market rates. See "Certain Relationships and Transactions."

REAL ESTATE RISKS


     Renewal of Leases and Reletting of Space. The Company will be subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 56% of the rentable square feet in the Properties will expire prior to 2003. If the Company were unable to promptly relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to shareholders may be adversely affected.



     Risk of Acquisition Activities. The Company intends to actively continue to acquire office and parking properties. See "Business and Growth Strategies." Acquisitions of office and parking properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, the general investment risks described below under "Uncontrollable Factors Affecting Performance and Value" are associated with any new real estate investment. Finally, the Company expects that there will be significant competition for attractive investment opportunities from other major real estate investors with significant capital including both publicly traded REITs and private institutional investment funds. The Company anticipates that future acquisitions will be financed through secured or unsecured financing and proceeds from equity or debt offerings by the Company or the Operating Partnership, including an anticipated $600 million credit facility (the "Line of Credit") and an anticipated offering of senior unsecured notes in an aggregate amount of $700 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Uncontrollable Factors Affecting Performance and Value. Shareholders will bear risks associated with real property investments. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. The economic performance and value of the Company's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in general national, regional and local economic and market conditions. Such local real estate market conditions may include excess supply and intense competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance, insurance and management services. Other factors that may adversely affect the performance and value of a Property include changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates, the availability of financing and the possibility of bankruptcies of tenants at the Properties.

     Illiquidity of Real Estate Investments. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations.

     Uninsured Loss. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the Property, as well as the anticipated future revenue from the Property and, in the case of debt which is with recourse to the Company, would remain obligated for any mortgage debt or other financial obligations related to the Property. The Company carries earthquake insurance on all of its Properties, including those located in California, subject to coverage limitations which the Company believes are commercially reasonable. In light of the California earthquake risk, California building codes since the early 1970's have established construction standards for all new buildings. The current and strictest construction standards were adopted in 1987. Of the 18 Properties located in California, six have been built or renovated since January 1, 1988 and the Company believes that all of the Properties were constructed in full compliance with the applicable standards existing at the time of construction. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.



     Risk of Reassessment. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Consolidation and the transfer of interests to occur in connection therewith. In jurisdictions such as California, where Proposition 13 limits the assessor's ability to reassess real property so long as there is no change in ownership, the assessed value could increase by as much as the full value of any appreciation that has occurred during the ZML Fund's period of ownership. Should that occur, the Company would contest vigorously any such reassessment. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from any such reassessment.


DEBT FINANCING


     Debt Financing and Existing Debt Maturities. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, the risk that existing indebtedness on the Properties (which will not in all cases have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon consummation of the Offering, the Company expects to have substantial outstanding indebtedness (approximately $1.6 billion). See "The
Properties -- Debt Financing" and Schedule III Real Estate and Accumulated Depreciation as of April 30, 1997 included in the financial statements attached hereto. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the possible reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to such refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amount of distributions it can make to shareholders. If a Property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the Property could be foreclosed by or otherwise transferred to the mortgagee with a consequent loss of income and asset value to the Company. The Company's mortgages contain customary negative covenants limiting, among other things, the Company's ability, without the prior consent of the lender, to enter into new or materially modify existing leases of a material nature, to transfer interests in the mortgagor entity (including mortgage interests) and to discontinue insurance coverage.



     No Limitations on Indebtedness. Upon completion of the Offering, the Company's Debt to Market Capitalization Ratio (as defined below) is expected to be approximately 33.7%. Upon completion of the Offering, the Company will adopt a policy of incurring debt, either directly or through the Operating Partnership, only if upon such incurrence the Company's Debt to Market Capitalization Ratio (that is, the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner) would be approximately 50% or less. However, the organizational documents of the Company and the Operating Partnership will not contain any limitation on the amount of indebtedness that may be incurred. Accordingly, the Board of Trustees could alter or eliminate this policy and would do so, for example, if it were necessary for the Company to continue to qualify as a REIT. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's Funds from Operations and, consequently, the amount of Cash Available for Distribution to shareholders and could increase the risk of default on the Company's indebtedness. The Company will limit its debt based on total market capitalization because it believes that the book value of its assets does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is expected to be more variable than book value and will not necessarily reflect the fair market value of the underlying assets of the Company.


     Risk of Rising Interest Rates and Variable Rate Debt. Upon consummation of the Offering, the Company, through the Operating Partnership, expects to enter into a $600 million Line of Credit. Advances under the Line of Credit are expected to bear interest at a variable rate based upon LIBOR. The Company has entered into interest rate hedging agreements for substantially all of its floating rate debt. The Company, which expects to incur indebtedness through the Operating Partnership, may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to pay expected distributions to shareholders. Accordingly, the Company may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."



FEDERAL INCOME TAX RISKS


     Adverse Consequences of the Company's Failure to Qualify as a REIT. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1997. Although management believes that the Company will be organized and will operate in such a manner, no assurance can be given that the Company will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding capital gains). The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code is greater in the case of a REIT, such as the Company, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to operate as a REIT.

     Hogan & Hartson L.L.P., special tax counsel to the Company, has rendered an opinion to the effect that the Company is organized in conformity with the requirements for qualification as a REIT and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company." Such legal opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such legal opinion is not binding on the Internal Revenue Service ("IRS") or any court. Moreover, the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the result of which will not be reviewed by special tax counsel to the Company.

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "Federal Income Tax Considerations -- Taxation of the
Company -- Failure of the Company to Qualify as a REIT."

     Other Tax Liabilities. Even if the Company qualifies as a REIT, it will be subject to certain Federal, state and local taxes on its income and property. In addition, the net taxable income, if any, from the activities conducted through the Management Corp. will be subject to Federal and state income tax. See "Federal Income Tax Considerations -- Other Tax Consequences for the Company, Its Shareholders and the Management Corp."


     Adverse Consequences if ZML REITs are Not Qualified as REITs. If one or more of the ZML REITs has failed to qualify as a REIT throughout the duration of its existence, then it might have undistributed "C corporation earnings and profits" that, if not distributed by the Company prior to the end of its first taxable year, could prevent the Company from qualifying as a REIT. The Company and the ZML REITs believe that each of the ZML REITs has qualified as a REIT throughout the duration of its existence and that, in any event, no ZML REIT should be considered to have any undistributed "C corporation earnings and profits" at the time of the Merger. In addition, if a ZML REIT has failed to qualify as a REIT throughout the duration of its existence, that ZML REIT would recognize taxable gain on the Merger (and the Company would be liable for the tax thereon), even though the Merger otherwise qualifies as a "tax-free reorganization" for tax purposes, unless the Company makes a special election that is available under current law. The Company intends to make such an election as a protective matter with respect to each of the ZML REITs, which would have the effect of requiring the Company to pay corporate income tax with respect to the existing gain on assets acquired from a ZML REIT that has not qualified as a REIT if such assets are sold within 10 years after the Consolidation. Finally, if one or more of the ZML REITs were to fail to qualify as a REIT, the Company could be precluded from electing REIT status for up to four years after the year in which the ZML REIT lost its REIT status if the Company were determined to be a "successor" to that ZML REIT. See "Federal Income Tax Considerations -- Taxation of the Company" and "-- Requirements for Qualification."



LIMITATIONS ON CHANGES IN CONTROL AND OF OWNERSHIP LIMIT



     Limitations on Changes in Control Contained in the Declaration of Trust and Bylaws. Certain provisions of the Company's Declaration of Trust and Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of Common Shares with the opportunity to realize a premium over the then-prevailing market price of such Common Shares. The Ownership Limit (described under "-- Possible Adverse Consequences of Ownership Limit") also may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction even if such a change in control or transaction were in the best interests of some, or a majority, of the Company's shareholders. The Board of Trustees will consist of nine members as of the Closing of the Offering who will be classified into three classes with each class serving a three-year term. The staggered terms of the members of the Board of Trustees may adversely affect the shareholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's shareholders. See "Management -- Trustees and Executive Officers." The Declaration of Trust authorizes the Board of Trustees to cause the Company to issue additional authorized but unissued Common Shares or up to 100 million preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), and to classify or reclassify any unissued Common Shares or Preferred Shares, and to establish the preferences, rights and other terms of any such classified or unclassified shares. See "Shares of Beneficial Interest." Although the Board of Trustees has no such intention at the present time, it could establish a series of Preferred Shares that could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. The Declaration of Trust and Bylaws of the Company also contain other provisions that may delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws."


     Possible Limitations on Changes in Control Pursuant to Maryland Law. Under provisions (which are not currently applicable to the Company) of the Maryland General Corporation Law, as amended

("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's then outstanding shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an "Interested Shareholder"), or an affiliate of the Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal (except with respect to a shareholder who becomes an Interested Shareholder as a result of Common Shares received in the Merger) this opt-out and cause the Company to become subject to these provisions in the future.


     Possible Adverse Consequences of Ownership Limit. To maintain its qualification as a REIT for Federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). See "Federal Income Tax
Considerations -- Taxation of the Company -- Requirements for Qualification." To facilitate maintenance of its qualification as a REIT for Federal income tax purposes, the Company generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% (in value or number of shares, whichever is more restrictive) of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 9.9% (in value or number of shares, whichever is more restrictive) of the issued and outstanding shares of any class or series of the Company's Preferred Shares (collectively, the "Ownership Limit"). The Board of Trustees is required to waive or modify the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon information required to be provided by the party seeking the waiver, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning Common Shares or Preferred Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company's status as a REIT for Federal income tax purposes. The Board of Trustees has granted such an exception for the sole ZML Investor that is not an "individual" that would own more than 9.9% of the Common Shares immediately following the Consolidation as a result of receiving such Common Shares in the Consolidation. Absent any such exemption or waiver, Common Shares or Preferred Shares acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable beneficiary, with the person who acquired such Common Shares and/or Preferred Shares in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such Common Shares or Preferred Shares, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. A transfer of Common Shares and/or Preferred Shares to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholder's ability to realize a premium over the then-prevailing market price for the Common Shares in connection with such transaction.


IMMEDIATE AND SUBSTANTIAL DILUTION


     As set forth more fully under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the estimated initial public offering price per share in the Offering. Accordingly, purchasers of the Common Shares offered hereby will experience immediate and substantial dilution of $5.68 in the net tangible book value of the Common Shares from the estimated offering price. See "Dilution."

MANAGED PROPERTY BUSINESS AND NON-REIT SERVICES



     Contract Termination. Risks associated with the management of properties which are not controlled by the Operating Partnership and properties owned by parties other than the Company (including affiliates of the Equity Group Owners) include the risk that management contracts will be terminated by the entity controlling the property or in connection with sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms, and that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors resulting in decreased management fee income. Although the Management Corp. will have property management contracts with respect to the Managed Properties, there can be no assurance that these management contracts will not be terminated in the future. The management contracts are terminable by the owner on either 30 or 60 days notice.



     Lack of Control Over Management Corp. and Service Corp. To facilitate maintenance of the Company's qualification as a REIT for Federal income tax purposes, management of any properties that are not wholly owned by the Operating Partnership and its subsidiaries will be conducted through the Management Corp. The Operating Partnership will own all of the non-voting stock (representing a 95% equity interest) and the Equity Group will own all of the voting stock (representing a 5% equity interest) of the Management Corp. The initial board of directors of the Management Corp. will consist of Messrs. Zell and Callahan and Ms. Rosenberg. The Equity Group will retain the ability to elect the directors of the Management Corp. The Company will not control the timing or amount of dividends paid by the Management Corp. nor will the Company have the authority to control the management and operation of the Management Corp. As a result, decisions relating to the declaration and payment of dividends and the business policies and operations of the Management Corp. could be adverse to the interests of the Company or could lead to adverse financial results, which could adversely affect the Company's financial condition and results of operations. Also, certain services for the Company's tenants that may not be permissibly undertaken by a REIT will be conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. The Company will have no control over, or ownership interest in, such service corporation, which will operate as an independent contractor. The Company may terminate its services at any time upon 30-days notice.



POSSIBLE ENVIRONMENTAL LIABILITIES


     Under federal, state and local laws and regulations relating to protection of the environment ("Environmental Laws"), a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ("ACBM"). Such laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM would be disturbed during renovation or demolition of a building. Such laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

     Independent environmental consultants have conducted or updated comprehensive environmental assessments at the Properties. These assessments have included, at a minimum, a visual inspection of the Properties and the surrounding areas, an examination of current and historical uses of the Properties and the surrounding areas and a review of relevant state, federal and historical documents. Where appropriate, on a property by property basis, additional testing has been conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater.


     These environmental assessments have not revealed any environmental liabilities that the Company believes would have a material adverse effect on the Company's business, assets, financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. ACBM has been detected through sampling in approximately half of the Office Properties. Most of these buildings contain only minor amounts of ACBM in good condition and nearly all of it is non-friable. All ACBM is currently being properly managed and maintained and other requirements relating to ACBM are being followed. The presence of ACBM should not present a significant risk as long as compliance with these requirements continues. For a few of the Properties, potential offsite sources of contamination, such as underground storage tanks ("USTs"), are noted. For some of the Properties, previous uses, such as the former presence of USTs, have been noted; in these cases, follow-up soil and/or groundwater sampling has not identified evidence of significant contamination.


     The Company believes that the Properties are in compliance in all material respects with applicable Environmental Laws. The Company believes that the issues identified in the environmental reports will not have a material adverse effect on the Company if it continues to comply with Environmental Laws and with the recommendations set forth in these reports.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON SHARES


     Prior to the completion of the Offering, there has been no public market for the Common Shares and there can be no assurance that an active trading market will develop or be sustained or that Common Shares will be resold at or above the initial public offering price. The offering price of the Common Shares will be determined by agreement among the Company and the underwriters and may not be indicative of the market price for the Common Shares after the completion of the Offering. The market value of the Common Shares could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as governmental regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Shares.



OWNERSHIP OF COMMON SHARES



     Effect on Price of Common Shares Available for Future Sale. Sales of a substantial number of Restricted Common Shares, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. Subsequent to the Offering, a substantial majority of the Company's outstanding equity will be Restricted Common Shares or Units which may be converted into Restricted Common Shares. Common Shares issued upon redemption of Units may be sold in the public market pursuant to registration rights (subject to the terms and conditions thereof) that the Company has granted to certain ZML Investors, the ZML Partners and the Equity Group, pursuant to Rule 144 under the Securities Act of 1933, as amended, or other available exemptions from registration. In addition, the Company intends to reserve a number of Common Shares for issuance pursuant to the Company's Employee Plan, and these Common Shares will be available for sale from time to time pursuant to exemptions from registration requirements or upon registration. Options to purchase additional Common Shares will be granted to certain executive officers, employees, trustees and consultants upon the completion of the Offering. See "Management." No prediction can be made about the effect that future sales of Common Shares will have on the market prices of the Common Shares. See "Shares Available for Future Sale."


     Effect on Common Share Price of Market Conditions. As with other publicly traded equity securities, the value of the Common Shares will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Shares are the following: the extent to which a secondary market develops for the Common Shares following the completion of the Offering; the extent of institutional investor interest in the Company; the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); the Company's financial performance; and general stock and bond market conditions. Although the offering price of the Common Shares has been determined by the Company in consultation with the Underwriters, there can be no assurance that the Common Shares will not trade below the offering price following the completion of the Offering.


     Effect on Common Share Price of Earnings and Cash Distributions. It is generally believed that the market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, Common Shares may trade at prices that are higher or lower than the net asset value per Common Share. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Shares. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the Common Shares. If the market price of the Common Shares declined significantly, the Company might breach certain covenants with respect to future debt obligations which breach might adversely affect the Company's liquidity and the Company's ability to make future acquisitions.


     Effect on Common Share Price of Market Interest Rates. One of the factors that will influence the price of the Common Shares will be the distribution yield on the Common Shares (as a percentage of the price of the Common Shares) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of Common Shares to expect a higher distribution yield, which would adversely affect the market price of the Common Shares.


     Dependence on External Sources of Capital. In order to qualify as a REIT under the Code, the Company generally is required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." Because of these distribution requirements, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the Common Shares. Moreover, additional equity offerings may result in substantial dilution of shareholders interests in the Company, and additional debt financing may substantially increase the Company's leverage. See "Policies with Respect to Certain Activities -- Financing Policies."

POTENTIAL LITIGATION RELATED TO THE CONSOLIDATION

     Over the last several years, business reorganizations involving the conversion of partnerships into REITs, the combination of several partnerships into a single entity and the combination of multiple finite life REITs into a single REIT occasionally have given rise to investor lawsuits. These lawsuits have involved claims against the general partners of the participating partnerships, the partnerships themselves, and related persons involved in the structuring of, or benefiting from, the conversion or reorganization, as well as claims against the surviving entity and its directors and officers. If any lawsuits were filed in connection with the Consolidation, such lawsuits could delay the closing of the Offering and result in substantial damage claims against the Operating Partnership, the Company, the Equity Group, the ZML Funds, the ZML Partners and the boards of trustees and directors of the ZML REITs. The Operating Partnership will be acquiring the assets, subject to the liabilities, of the ZML Opportunity Partnerships and the Equity Group pursuant to the Consolidation and the Company will succeed to the assets and liabilities of the ZML REITs. The Company, therefore, may become liable with respect to indemnification obligations of the ZML Opportunity Partnerships to the ZML Partners or the ZML REITs to their boards of trustees and directors of the ZML REITs, and of the Equity Group to its directors and officers.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of its executive officers, particularly Messrs. Zell and Callahan. The loss of their services could have an adverse effect on the operations of the Company. Neither of these officers will enter into employment agreements with the Company.

CONTINGENT OR UNDISCLOSED LIABILITIES

     Under the Contribution Agreement, the Company (through the Operating Partnership) will acquire all assets of the ZML Opportunity Partnerships and certain assets of the Equity Group subject to existing liabilities. Each of the ZML Opportunity Partnerships and the Equity Group will deliver to the Company financial statements or schedules for such entity disclosing, to the transferring entity's knowledge, all existing liabilities and reserves, if any, set aside for contingent liabilities as of the Closing date. Such liabilities will become the obligations of the Company because the Company will be acquiring the assets, subject to the liabilities, of the ZML Opportunity Partnerships, each of which will liquidate over a two-year period following the Offering, and the Units and other assets (including cash from distributions), net of liabilities, will be distributed to the ZML Partners and the limited partners of the ZML Opportunity Partnerships during such time period. The Company's recourse against the Equity Group with respect to liabilities in connection with the Management Business existing at the time of the Consolidation will be limited to $15 million, and the Company will have no recourse against the ZML Opportunity Partnerships, the ZML Partners and limited partners, or others, with respect to any unknown liabilities in connection with the contribution of the Properties, except as described under "Structure and Formation of the Company -- Indemnity Escrow." Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Offering (that had not been asserted prior to the Offering), accrued but unpaid liabilities incurred in the ordinary course of business, and claims for indemnification by ZML Partners of the ZML Opportunity Partnerships, the Equity Group, its directors and officers, and others indemnified by such entities. See "Possible Environmental Liabilities" as to the possibility of undisclosed environmental conditions potentially affecting the value of the Properties. Similarly, the Company will succeed to any liabilities that the ZML REITs may have for periods prior to the Closing.

                                  THE COMPANY

GENERAL


     Upon completion of the Offering, the Company expects to be the largest publicly traded full service office company in the United States. The Company was formed on October 9, 1996. The Company owns and operates 90 institutional quality Office Properties containing 32.2 million rentable square feet, and owns 14 stand-alone Parking Facilities containing 14,785 parking spaces. The Office Properties are located throughout the United States in 47 markets in 20 states and the District of Columbia. Through the Management Corp., the Company will manage an additional 37 office properties, containing 4.1 million rentable square feet, owned by certain affiliates of the Equity Group.



     The Company currently has approximately 790 employees providing in-house expertise in property management, leasing, finance, tax, acquisition, development, disposition, marketing, accounting, information systems and real estate law. The five most senior executives have an average tenure of 11 years with the Company or its affiliates and an average of 23 years experience in the real estate industry.



     During the past several years, the Company has been among the most active buyers of institutional quality office properties throughout the United States, investing in excess of $3.5 billion during the period from 1987 through June, 1997 and averaging $762 million annually in acquisitions (calculated on a cost basis) for the three years ending June 30, 1997.



     The Company has demonstrated the ability to lease up the space it has acquired. At the time of acquisition, the Office Properties were, on a weighted average basis, 79% occupied. During the period from 1988 through 1996, the Company leased (net of expiring leases) in excess of an additional 4.5 million rentable square feet of office space. As of April 30, 1997, the Office Properties were 92.5% occupied by 3,066 tenants.



     As of April 30, 1997, the Office Properties had an average age of 13 years and contained an average of 358,000 rentable square feet. Of the 3,066 tenants for the Office Properties, none accounted for more than 2.3% of the Portfolio's annualized rent.


     Management believes that larger Properties allow for a higher quality of tenant services, justify on-site management and facilitate economies of scale. The Company, therefore, generally will not acquire Office Properties with less than 200,000 rentable square feet except in connection with a merger, portfolio acquisition or geographic assemblage of Properties. The Company's view is that, over the long term, its return on investment in large, institutional quality Properties will be enhanced where tenants are provided with superior tenant services, physical improvements and locations. The average size of the Office Properties is 358,000 (calculated as of the date of this Prospectus) rentable square feet, compared to an estimated average of 144,000 rentable square feet for all office buildings owned by publicly traded REITs focusing primarily on office assets.


     Management believes that a geographically diverse portfolio minimizes risk and stabilizes earnings. As a result of its ownership presence in 47 markets, the Company has local market expertise and knowledge in markets situated throughout the United States. The Office Properties and the Managed Properties are located in suburban areas as well as CBDs. Some office tenants are attracted to suburban locations that may offer proximity to residential housing and the availability of inexpensive parking. Other tenants, however, have requirements for transportation, labor, or close physical access to governmental or institutional offices that attract them to CBDs. The Office Properties, by number of buildings, are located 32% in CBDs and 68% in suburban markets and, by rentable square feet, 52% in CBDs and 48% in suburban markets. The Managed Properties, by number of buildings, are located 11% in CBDs and 89% in suburban markets and, by rentable square feet, 30% in CBDs and 70% in suburban markets.

             DISTRIBUTION OF OFFICE PROPERTIES, MANAGED PROPERTIES


                        AND PARKING FACILITIES BY REGION



                                 OFFICE PROPERTIES      MANAGED PROPERTIES    PARKING FACILITIES
                                --------------------   --------------------   ------------------
                                          RENTABLE               RENTABLE               NUMBER     NUMBER OF
REGION            OFFICE        NUMBER   SQUARE FEET   NUMBER   SQUARE FEET   NUMBER   OF SPACES   EMPLOYEES
------            ------        ------   -----------   ------   -----------   ------   ---------   ---------
Pacific     Los Angeles                                                                                70
  CBD.........................     6      4,238,821      --             --
  Suburban....................    12      2,505,449       5        320,468
Southeast   Atlanta                                                                                   111
  CBD.........................     6      2,887,795       2        388,510
  Suburban....................     8      2,120,652       2        207,664
Northeast   Washington, D.C.                                                                          120
  CBD.........................     6      2,625,458      --             --       6       3,140
  Suburban....................    11      2,537,749       3        598,576
Central     Chicago                                                                                   337(1)
  CBD.........................     7      5,261,555       2        877,889       4       4,181
  Suburban....................     4      1,286,556      19      1,246,907
Southwest   Houston                                                                                    89
  CBD.........................     3      1,423,948      --             --
  Suburban....................     9      3,159,286       3        366,764
West        Denver                                                                                     63
  CBD.........................     1        230,022      --             --       4       7,464
  Suburban....................    17      3,939,450       1        157,311
                                  --     ----------      --      ---------      --      ------        ---
          Total...............    90     32,216,741      37      4,164,089      14      14,785        790
                                  ==     ==========      ==      =========      ==      ======        ===


---------------

(1) 200 of these employees are located at the Company's headquarters.



OPERATIONS


     The operation of the Properties is under the direction of five regional managers, each of whom has oversight responsibility for all of the Properties in his respective region. Each region has strategic and budget planning responsibility combined with due diligence, property management, engineering/construction, leasing/marketing, and information systems expertise. Each regional manager reports to one of two divisional managers at the Company's headquarters in Chicago who, in turn, report to the Company's Executive Vice President -- Real Estate Operations.

OPERATIONAL STRUCTURE


     The Operating Partnership is the entity through which the Company will own the Properties. The ownership and management structure of the Company is intended to (i) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including in connection with the Company's formation and (ii) enable the Company to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.



     The Management Corp. will provide office property and asset management services (the "Managed Property Business") to the 37 Managed Properties (which properties will not be acquired by the Operating Partnership in the Consolidation) and to the Joint Venture Properties described below. The Management Corp. will collect a property management fee for the performance of such services. To maintain the Company's qualification as a REIT, the Operating Partnership will own 100% of the non-voting stock of the Management Corp., representing a 95% economic interest, and Equity Office Holdings, L.L.C. ("EOH"), an entity owned by the Equity Group Owners, will own 100% of the voting stock of the Management Corp., representing a 5% economic interest.

     Eighteen of the Properties (the "Joint Venture Properties") are held in partnerships with unaffiliated third parties, 11 of which are Office Properties and seven of which are Parking Facilities. The Operating Partnership or a subsidiary will be the managing general partner of each of the Joint Venture Properties (except for Civic Parking L.L.C., where a subsidiary of the Operating Partnership will be one of two managing members), subject to various consent requirements of the third-party partners.



     The Company's acquisition and oversight of its Parking Facilities is administered through a wholly owned subsidiary, Equity Capital Holdings, L.L.C. All but one of the Parking Facilities are leased to and operated by third-party parking garage service companies (the "Service Companies") under leases where the Service Companies bear the operating expenses. The arrangements with the Service Companies may be modified in the future if the Company receives a favorable ruling from the IRS. See "Federal Income Tax Consequences -- Taxation of the Company -- Income Tests Applicable to REITs."


                                   * * * * *

     The principal executive offices of the Company and the Operating Partnership are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and its telephone number is (312) 466-3300. The Company maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

                         BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objective is to achieve sustainable long-term growth in cash flow per share and to maximize long-term shareholder value. The Company intends to achieve this objective by owning and operating institutional quality office buildings and providing a superior level of service to tenants in CBDs and suburban markets across the United States. The Company intends to supplement this strategy by the strategic acquisition of Parking Facilities.

     Internal Growth. Management believes the Company's future internal growth will come from (i) lease up of vacant space, (ii) tenant roll-over at increased rents where market conditions permit, (iii) repositioning of certain Properties which have not yet achieved stabilization, and (iv) increasing economies of scale.


     As of April 30, 1997, 2.4 million rentable square feet of Office Property space was vacant. Of this amount, 737,000 square feet was leased, with occupancy to commence in whole or in part during 1997. The Company believes that the current average market rent for this space is $25.12 per square foot. The Company's average operating expenses for this space are $9.67 per square foot. The following five Properties account for 50% of the total vacant space as of April 30, 1997:



                                                                              AMOUNT OF
                                                        VACANT          VACANT SQUARE FOOTAGE
                                                    SQUARE FOOTAGE            LEASED(1)
                                                    --------------      ---------------------
28 State Street, Boston, MA.......................      519,485                263,761
Two California Plaza, Los Angeles, CA.............      194,773                 18,124
161 North Clark, Chicago, IL......................      324,813                300,730
Bank One Center, Indianapolis, IN.................       79,050                  7,816
BP Tower, Cleveland, OH...........................       94,165                      0
                                                      ---------                -------
                                                      1,212,286                590,431


---------------

(1) Represents the amount of unoccupied space as of April 30, 1997 that was subject to an executed lease with a commencement date after April 30, 1997.



     During the period from April 30, 1997, through December 31, 2001, 2,335 leases for 15.5 million rentable square feet of space are scheduled to expire. As of April 30, 1997, the average rent for this space was $20.14 per square foot, the current market rent for such space averaged $22.62 per square foot, and the weighted average operating expenses were $8.23 per square foot. The Company estimates that average replacement cost rents for this space are $34.64 per square foot. Accordingly, the Company expects that leases expiring through December 31, 2001 will be renewed, or space re-let, at higher rents. The actual rental rates at which available space will be relet will depend on prevailing market factors at the time. There can be no assurance that the Company will relet such space at an increased, or even at the then current, rental rate.



     As the largest publicly traded full service office company (based on revenue and square footage) in the United States, the Company expects to benefit from certain economies of scale. Management intends to maximize the benefits attributable to its large scale operations by aggressive cash management, bulk purchasing, national and regional service agreements and utilization of state-of-the-art information technology (which provides the Company with extensive operational data, including daily leasing, occupancy and other property and financial data). Historically, as the portfolio has increased in size, the Company's general and administrative costs as a percentage of total revenue have decreased.



     The Company owns a total of approximately 50 acres of undeveloped land adjacent to 15 Office Properties on which approximately 2.1 million square feet of office space could be developed. The Company may decide to develop these properties if significant pre-leasing can be arranged, but does not currently anticipate other development activities.


     External Growth. Management believes that significant opportunities for external growth will continue to be available through strategic acquisitions of institutional quality office properties. Management believes that such properties may be acquired for less than replacement cost in many markets and that current rents generally do not justify new construction in these markets. Properties may be acquired separately or as part of a portfolio, and may be acquired for cash and/or in exchange for equity or debt securities of the Company, and such acquisitions may be customary real estate transactions and/or mergers or other business combinations.


     The real estate industry is in the early stages of a major consolidation which the Company believes will continue as institutional owners gain increasing confidence in indirect rather than direct ownership of real estate. The Company generally has acquired the Office Properties from institutional sellers. Emerging Trends in Real Estate 1997, published by Equitable Real Estate Investment Management, Inc. and Real Estate Research Corporation, estimates that institutions currently have direct investments of approximately $1.3 trillion in commercial real estate in the United States. The Company believes that given its size, its UPREIT structure (which enables it to acquire properties in transactions that may permit sellers to defer tax consequences) and its historic relationship with many of the major institutional owners of real estate in the United States, it will be well positioned to benefit from the consolidation that is occurring in the real estate industry.


     Parking Facilities. Management believes that Parking Facilities offer the Company attractive investment opportunities which will be complementary to investments in Office Properties. Because the parking industry is highly fragmented, would benefit from economies of scale and is in the early stages of consolidation and privatization, management expects there to be future opportunities to acquire parking facilities from smaller owners who lack capital for expansion, technological upgrades or repairs. Management also expects municipalities and other government entities to be a significant source of properties for acquisition as budget constraints force such entities to consider nontraditional sources of capital such as privatization of parking facilities. The Company will focus its acquisition efforts solely on municipal or private parking facilities that have limited competition, no (or minimal) rental rate restrictions and/or a superior location proximate to or affiliated with airports, CBDs, entertainment projects or healthcare facilities.

                                USE OF PROCEEDS


     The net cash proceeds to the Company from the Offering, after deducting the estimated underwriting discount and estimated Offering expenses of $35.5 million, are estimated to be approximately $464.5 million (approximately $534.6 million if the Underwriters' overallotment option is exercised in full), based on an assumed initial public offering price of $20.00 per share.



     The net cash proceeds of the Offering, along with cash reserves of approximately $88.3 million, will be used by the Company to repay approximately $552.8 million of indebtedness bearing a weighted average interest rate of 8.01%, as of April 30, 1997, with a weighted average life to maturity of 3.9 years.



     If the Underwriters' over-allotment option to purchase 3,750,000 Common Shares is exercised in full, the Company expects to use the additional net cash proceeds (which will be approximately $70.1 million, based on the assumed offering price) to repay indebtedness.



     Pending application of the net proceeds of the Offering, the Company will invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities that are consistent with the Company's intention to qualify for taxation as a REIT.

     The table below summarizes the debt anticipated to be repaid with a combination of the net proceeds from the Offering and cash on hand:


                                        DEBT BALANCE                                      YEARS TO
PROPERTY                               AT 03/31/97(1)   INTEREST RATE     MATURITY DATE   MATURITY
--------                               --------------   -------------     -------------   --------
2010 Main Street.....................   $ 25,900,000        7.38%(2)        12/13/97         .7
One and Two Paces....................     47,700,000        7.38%(2)        03/21/98        1.0
60 Spear Street......................      9,271,718        9.01%           12/01/99        2.7
500 Marquette Building...............     11,292,096        9.01%           12/01/99        2.7
1111 19th Street.....................     18,690,366        9.01%           12/01/99        2.7
Atrium Towers........................      1,606,203        9.01%           12/01/99        2.7
Cigna Center.........................        730,092        9.01%           12/01/99        2.7
Dominion Tower.......................     23,362,958        9.01%           12/01/99        2.7
First Union..........................     16,548,762        9.01%           12/01/99        2.7
Four Forest..........................     17,011,154        9.01%           12/01/99        2.7
Intercontinental.....................      6,205,786        9.01%           12/01/99        2.7
Northborough.........................      7,008,887        9.01%           12/01/99        2.7
Sarasota.............................     11,681,479        9.01%           12/01/99        2.7
Summit...............................      5,840,739        9.01%           12/01/99        2.7
Tampa................................     14,877,605        9.01%           12/01/99        2.7
University Towers....................     11,170,414        9.01%           12/01/99        2.7
One & Two Stamford Plaza.............     45,692,514        7.50%(2)        03/29/00        3.0
300 Atlantic.........................     29,395,308        7.50%(2)        03/29/00        3.0
One American Center..................     44,250,000        8.50%           10/31/00        3.6
1920 Main Street.....................     30,628,300        7.44%(2)        09/29/01        4.5
850 Third Ave........................     54,200,000        8.79%           03/20/02        5.0
One North Franklin...................     65,150,400        6.69%(2)        12/31/02        5.8
Two California Plaza.................     54,586,987        7.44%(2)        08/21/03        6.4
                                        ------------        ----                            ---
          Total/Weighted Average.....   $552,801,800        8.01%                           3.9
                                        ============


---------------


(1) The actual amounts repaid will differ to the extent of any amortization of the principal balance of the loans occurring subsequent to March 31, 1997.


(2) These loans bear interest at a floating rate based on the 30-day LIBOR. The rates shown are the interest rates in effect at March 31, 1997.


                                 DISTRIBUTIONS


     The Company and the Operating Partnership intend to pay regular quarterly distributions to holders of Common Shares and Units. The initial distribution, covering a partial quarter commencing on the date of the closing of the Offering (the "Closing") and ending on September 30, 1997, is expected to be $ per share, which represents a pro rata distribution based upon a full quarterly distribution of $.30 per share and an annual distribution of $1.20 per share (or an annual distribution rate of approximately 6.0%, based upon an assumed offering price of $20.00). The actual distributions made by the Company will be affected by a number of factors, including the gross revenues received from its Properties, the operating expenses of the Company, and the interest expense incurred in borrowing and unanticipated capital expenditures. No assurance can be given that the Company's estimates will prove accurate or that any level of distributions will be made or sustained. The Company anticipates that distributions will exceed net income determined in accordance with generally accepted accounting principles due to non-cash expenses, primarily depreciation and amortization.



     The Company intends initially to distribute annually approximately 89% of estimated Cash Available for Distribution. The estimate of Cash Available for Distribution for the 12 months ending March 31, 1998 is based upon pro forma Funds from Operations for the 12 months ended March 31, 1997, adjusted (i) for certain known events and/or contractual commitments that either have occurred or will occur subsequent to March 31, 1997 or during the 12 months ended March 31, 1997, but were not effective for the full 12 months or will not recur, and (ii) for certain non-GAAP adjustments consisting of (A) revisions to historical rent on a straight-line, GAAP basis to amounts currently being paid or due from tenants based on contractual rents, (B) pro forma amortization of loan discount, which is not a cash expense, (C) estimates of amounts anticipated for recurring tenant improvements, leasing commissions and capital expenditures, and (D) scheduled mortgage loan principal payments. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for acquisition and other activities (other than a reserve for capital expenditures, tenant improvements for renewing space and working capital) and (ii) financing activities. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions.



     The Company anticipates that its distributions will exceed earnings and profits for federal income tax reporting purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Therefore, approximately 30% (or $.36 per Common Share) of the distributions anticipated to be paid by the Company for the 12-month period following the completion of the Offering will represent a return of capital for federal income tax purposes and in such event will not be subject to federal income tax under current law to the extent such distributions do not exceed a shareholder's basis in his Common Shares. The nontaxable distributions will reduce the shareholder's tax basis in the Common Shares and, therefore, the gain (or loss) recognized on the sale of such Common Shares or upon liquidation of the Company will be increased (or decreased) accordingly. The percentage of shareholder distributions that represents a nontaxable return of capital may vary substantially from year to year.



     The Code generally requires that a REIT distribute annually at least 95% of its net taxable income. See "Federal Income Tax Consequences -- Taxation of the Company." The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on pro forma taxable income of the Company for the 12 months ended December 31, 1996, as adjusted for certain items in the following table, would have been approximately $118.5 million. The estimated Cash Available for Distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Shares, see "Federal Income Tax Consequences -- Taxation of Taxable U.S. Shareholders of the Company Generally."


     The Company believes that its estimate of Cash Available for Distribution constitutes a reasonable basis for setting the initial distribution, and the Company intends to maintain its initial distribution rate for the 12-month period following the completion of the Offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in its estimate. The Company's actual results of operations will be affected by a number of factors, including the revenue received from its properties, the operating expenses of the Company, interest expense, the ability of tenants of the Company's properties to meet their financial obligations and unanticipated capital expenditures. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' overallotment option may affect Cash Available for Distribution, the payout ratio based on Cash Available for Distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate.

     The following table describes the calculation of pro forma Funds From Operations for the 12 months ended March 31, 1997 and the adjustments to pro forma Funds From Operations for the 12 months ended March 31, 1997 used in estimating initial Cash Available for Distribution for the 12 months ending March 31, 1998:



                                                                       (DOLLARS IN THOUSANDS
                                                                         EXCEPT PER SHARE
                                                                             AMOUNTS)
                                                                       ---------------------
  Pro forma net income for the year ended December 31, 1996...........       $134,270
  Less: Pro forma net income for the three months ended March 31,
     1996.............................................................        (37,535)
  Plus: Pro forma net income for the three months ended March 31,
     1997.............................................................         36,565
                                                                             --------
  Pro forma net income for the 12 months ended March 31, 1997.........        133,300
  Less: pro forma gain on sale of real estate for the 12 months ended
     March 31, 1997(1)................................................            (76)
  Plus: pro forma real estate depreciation for the 12 months ended
     March 31, 1997(2)................................................        129,941
  Plus: pro forma real estate depreciation component of investments in unconsolidated joint ventures for the 12 months ended March 31,
     1997(3)..........................................................          1,783
  Plus: Pro forma amortization of loan discount(4)....................          4,647
  Plus: pro forma portion of minority interest relating to Operating
     Partnership Units for the 12 months ended March 31, 1997(5)......         10,807
                                                                             --------
Pro forma Funds from Operations of the Operating Partnership for the
  12 months ended March 31, 1997(6)...................................        280,402
Adjustments:
  Net change in contractual rental revenue(7).........................         30,897
  Eliminate other income related to litigation settlement(8)..........         (8,807)
  Reduction in interest income(9).....................................         (8,018)
                                                                             --------
Estimated adjusted pro forma Funds from Operations of the Operating
  Partnership for the 12 months ending March 31, 1998.................        294,474
Adjustments:
  Net effect of straight-line rents(10)...............................        (31,959)
  Estimated annual provision for non-revenue enhancing tenant
     improvements and leasing commissions(11).........................        (28,513)
  Estimated annual provision for recurring capital expenditures(12)...         (6,121)
  Scheduled mortgage loan principal payments(13)......................        (12,101)
                                                                             --------
Estimated Cash Available for Distribution of the Operating Partnership
  for the 12 months ending March 31, 1998(14).........................       $215,780
                                                                             ========
  The Company's share of estimated Cash Available for
     Distribution(15).......................................  $199,597
                                                              ========
  Minority interests' share of estimated Cash Available for
     Distribution...........................................  $ 16,183
                                                              ========
Total estimated initial annual cash distributions to shareholders of
  the Company.........................................................       $177,421
                                                                             ========
  Estimated initial annual cash distributions per share(16)...........       $   1.20
                                                                             ========
  Payout ratio based on estimated Cash Available for
     Distribution(17).................................................             89%
                                                                             ========


---------------


 (1) Pro forma gain on sale of real estate for the year ended December 31, 1996 of $5,338 minus pro forma gain on sale of real estate for the three months ended March 31, 1996 of $5,262. There was no pro forma gain on sale of real estate for the three months ended March 31, 1997.



 (2) Pro forma real estate depreciation for the year ended December 31, 1996 of $128,532 minus pro forma real estate depreciation for the three months ended March 31, 1996 of $31,416, plus pro forma real estate depreciation for the three months ended March 31, 1997 of $32,825.

 (3) Pro forma real estate depreciation component of investments in unconsolidated joint ventures for the year ended December 31, 1996 of $1,759, minus pro forma real estate depreciation component of investments in unconsolidated joint ventures for the three months ended March 31, 1996 of $418, plus pro forma real estate depreciation component of investments in unconsolidated joint ventures for the three months ended March 31, 1997 of $442.



 (4) Represents amortization of the discount included in the pro forma statement of operations for the 12 months ended March 31, 1997 anticipated to be required to record mortgage debt at fair value based upon the issuance of Common Shares and Units in the Offering and the Consolidation.



 (5) Pro forma minority interest relating to Operating Partnership Units for the year ended December 31, 1996 of $10,886 minus pro forma minority interest relating to Operating Partnership Units for the three months ended March 31, 1996 of $3,044, plus pro forma minority interest relating to Operating Partnership Units for the three months ended March 31, 1997 of $2,965.



 (6) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations."



 (7) The net change in contractual rental revenue represents the difference between the contractual rental revenues due under existing leases in effect on April 30, 1997 for the 12 months ending March 31, 1998, and the pro forma rental revenues for the 12 months ended March 31, 1997 (calculated on a cash basis, excluding the portion attributable to the adjustment to reflect the effect of straight-line rents). For leases in effect as of April 30, 1997 and leases expiring in the 12 months ending March 31, 1998 which were renewed or released prior to April 30, 1997, the net change reflects the contractual rent increases or decreases in the 12 months ending March 31, 1998 compared to the 12 months ended March 31, 1997. However, this calculation does not include the effect of any leases executed subsequent to April 30, 1997. For leases in effect for only part of the 12 month periods ended March 31, 1997 or ending March 31, 1998, the calculations reflect the contractual rent only for the portion of each such period in which the lease was in effect. The contractual rental revenue for the 12 months ending March 31, 1998 was calculated for each tenant by taking the total of the base rent, including any contractual rent increases or decreases, plus the annualized estimated monthly operating expense reimbursement currently being paid by the tenant as of April 30, 1997, for the 12 months ending March 31, 1998 or a partial year in cases where the lease expires during the 12 months ending March 31, 1998. All calculations assume that no extension options or lease renewals (except for month to month leases) were exercised and that no new leases are entered into after April 30, 1997. Leases of approximately 1.9 million square feet of space expire during the period from April 1, 1997 to March 31, 1998. The annualized revenue from these leases (calculated by multiplying the April 1997 revenue by 12) is approximately $40.6 million. The amount of contractual rental revenue relating to these expiring leases included in the $584.6 million of contractual rental revenues for the 12 months ending March 31, 1998 (as shown below) is approximately $26.1 million. Therefore, the $584.6 million of contractual rental revenue reflects a reduction of approximately $14.5 relating to leases expiring during the 12 months ending March 31, 1998.



     In addition, the contractual rental revenues for the 12 months ending March 31, 1998 of $584.6 million include approximately $14.7 million of revenues relating to .8 million square feet of new leases executed as of April 30, 1997, which commence between April 1, 1997 and March 31, 1998. The annualized revenues from these new leases (calculated by multiplying the March 1998 revenues by 12) is approximately $19.5 million, or $4.8 million more than the amount reflected in the contractual revenues of $584.6 million for the 12 months ending March 31, 1998. Below is a summary of the calculation of pro forma rental revenues for the 12 months ended March 31, 1997 and net change in contractual rental revenues:



     Contractual rental revenues for the 12 months ending
       March 31, 1998.......................................                     $584,646,039
     Pro forma rental income and tenant reimbursements for
       the year ended December 31, 1996.....................    $ 591,272,000
     Less: pro forma rental income and tenant reimbursements
       for the three months ended March 31, 1996............     (144,692,000)
     Plus: pro forma rental income and tenant reimbursements
       for the three months ended March 31, 1997............      154,604,000
                                                                -------------
     Pro forma rental income and tenant reimbursements for
       the 12 months ended March 31, 1997...................      601,184,000
     Less: pro forma straight-line rent for the 12 months
       ended March 31, 1997.................................      (34,154,772)
     Less: pro forma utility reimbursement income included
       in
       tenant reimbursements for the 12 months ended March
       31, 1997.............................................       (9,823,760)
     Less: pro forma residential income included in rental
       income for the 12 months ended March 31, 1997........       (3,456,495)
                                                                -------------
     Pro forma rental revenues for the 12 months ended March
       31, 1997.............................................                      553,748,973
     Net change in contractual rental revenues..............                     $ 30,897,066
                                                                                 ============



 (8) Represents payment in settlement of litigation received and recorded as other income during the year ended December 31, 1996.



 (9) Represents an estimated reduction in interest income for the 12 months ending March 31, 1998 resulting from a decrease in cash invested in short term investments.



(10) Represents the effect of adjusting straight-line rental income and ground rent expense included in estimated pro forma adjusted Funds from Operations for the 12 months ended March 31, 1997 to a cash basis.



(11) Reflects recurring non-revenue enhancing tenant improvements and leasing commissions anticipated for the 12 months ending March 31, 1998 based on the weighted average tenant improvements and leasing commissions for renewed and re-tenanted space at the Properties for the years ended December 31, 1994, 1995 and 1996 and the four months ended April 30, 1997 multiplied by the average annual square feet of space for which leases expire during the period from April 30, 1997 to December 31, 1999 (calculated on a regional basis). The weighted average annual per square foot costs of tenant improvements and leasing commissions by region and the calculation of the estimated provision for non-revenue enhancing tenant improvements and leasing commissions on an annual basis based on lease expirations (rollover) for the period April 30, 1997 to December 31, 1999 are presented below:



                                                                     JANUARY 1-APRIL 30,    TOTAL WEIGHTED
                                        1994      1995      1996            1997               AVERAGE
                                        -----    ------    ------    -------------------    --------------
     Weighted Average Total Cost of
       Historical Non-Revenue
       Enhancing Tenant Improvements
       and Leasing Commissions Per
       Square Foot..................    $7.58    $10.81    $12.39           $9.33               $10.41



       HISTORICAL NON-REVENUE ENHANCING                                                  TOTAL WEIGHTED
     WEIGHTED AVERAGE TENANT IMPROVEMENTS       RENEWALS             RE-TENANTED             AVERAGE
         AND LEASING COSTS BY REGION       1994-APRIL 30, 1997   1994-APRIL 30, 1997   1994-APRIL 30, 1997
     ------------------------------------  -------------------   -------------------   -------------------
     Pacific.............................         $5.51                $26.11                $15.96
     Southeast...........................          7.97                 14.83                  9.33
     Northeast...........................          6.28                 21.10                  9.26
     Central.............................          6.83                 12.06                  7.95
     Southwest...........................          7.88                 14.90                 10.02
     West................................          5.21                 13.53                  7.56
                                                 ------               -------               -------
     Total/Weighted Average..............         $6.56                $19.07                $10.41
                                                 ======               =======               =======



                             AVERAGE ANNUAL
                            LEASE EXPIRATION     RENEWAL    RE-TENANTED
                            BASED ON ROLLOVER    SQUARE       SQUARE       ESTIMATED     ESTIMATED          TOTAL
                             FOR THE PERIOD      FOOTAGE      FOOTAGE       RENEWAL      RE-TENANT       RENEWAL AND
     REGION                 4/30/97-12/31/99      (69%)        (31%)         COSTS         COSTS       RE-TENANT COSTS
     ------                 -----------------   ---------   -----------   -----------   -----------   -----------------
     Pacific..............        690,414         476,386     214,028     $ 2,624,887   $ 5,588,271      $ 8,213,158
     Southeast............        376,786         259,982     116,804       2,072,057     1,732,203        3,804,260
     Northeast............        363,155         250,577     112,578       1,573,624     2,375,396        3,949,020
     Central..............        332,203         229,220     102,983       1,565,573     1,241,975        2,807,548
     Southwest............        522,872         360,782     162,090       2,842,962     2,415,141        5,258,103
     West.................        575,316         396,968     178,348       2,068,203     2,413,048        4,481,251
                                ---------       ---------     -------     -----------   -----------      -----------
     Total/Weighted
       Average............      2,860,746       1,973,915     886,831     $12,747,306   $15,766,034      $28,513,340
                                =========       =========     =======     ===========   ===========      ===========



(12) Represents estimated annual provision for recurring capital expenditures for the 12 months ending March 31, 1998 based upon an annual cost of $0.19 per square foot. The Company has calculated this reserve based on the weighted average historical recurring capital expenditures for the years ended December 31, 1994, 1995 and 1996.



     Pro forma total square feet.................................  32,216,741
     Cost per square foot........................................  $      .19
                                                                   ----------
     Estimated recurring capital expenditures....................  $6,121,181
                                                                   ==========



(13) Represents scheduled payments of mortgage loan principal due during the 12 months ending March 31, 1998.



(14) The Company expects to fund nonrecurring capital expenditures, tenant improvements and leasing commissions from cash reserves, borrowings, cash flow from operating activities or other working capital sources.



(15) The Company's share of estimated Cash Available for Distribution and estimated initial annual cash distributions to shareholders of the Company is based on its approximate 92.5% aggregate interest in the Operating Partnership.



(16) Based on a total of 147,851,200 Common Shares to be outstanding after the Offering (25,000,000 Common Shares to be sold in the Offering, assuming no exercise of the Underwriter's over-allotment option, and 126,527,000 Common Shares to be issued in the Consolidation).



(17) Calculated as estimated initial annual cash distributions to shareholders of the Company divided by the Company's share of estimated Cash Available for Distribution for the 12 months ending March 31, 1998. The payout ratio based on estimated adjusted pro forma Funds from Operations for the 12 months ending March 31, 1998 is 66%.

                                   CAPITALIZATION


     The following table sets forth the combined historical capitalization of Equity Office Predecessors as of March 31, 1997 and as adjusted to give effect to the Consolidation, the Offering and use of the net proceeds from the Offering as set forth under "Use of Proceeds." The information set forth in the table should be read in conjunction with the financial statements and notes thereto, the pro forma financial information and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" included elsewhere in this Prospectus.



                                                                   MARCH 31, 1997
                                                              ------------------------
                                                               COMBINED     PRO FORMA
                                                              HISTORICAL   AS ADJUSTED
                                                              ----------   -----------
                                                                   (IN THOUSANDS)
Debt:
  Mortgage Debt(1)..........................................  $1,941,849   $1,358,273
  Line of Credit(1).........................................      54,625      263,221
Minority Interests in Operating Partnership.................          --      239,669
Shareholder's equity:
  Preferred Shares, $.01 par value per share, 100,000,000
     shares authorized;
     none issued and outstanding............................          --           --
  Common Shares, $.01 par value per share, 750,000,000
     shares authorized;
     1,000 issued and outstanding; 147,851,200 issued and
     outstanding, as adjusted(2)............................          --        1,479
  Additional Paid-In Capital................................          --    2,954,439
  Owners' Equity............................................   1,759,340           --
                                                              ----------   ----------
          Total Owners' Equity/Stockholders' Equity.........   1,759,340    2,955,918
                                                              ----------   ----------
          Total Capitalization..............................  $3,755,814   $4,817,081
                                                              ==========   ==========


---------------

(1) See Note 3 of the notes to the combined financial statements of Equity Office Predecessors for information relating to the indebtedness.

(2) Includes Common Shares to be issued in the Offering and the Consolidation. Does not include (i) 11,928,200 Common Shares that may be issued upon the exchange of Units issued in connection with the Consolidation, (ii) 3,750,000 Common Shares subject to the Underwriters' over-allotment option, or (iii) approximately 10.9 million Common Shares available for options that may be granted under the Company's Employee Plan, of which approximately 4.1 million are expected to granted upon Closing of the Offering.

                                    DILUTION


     At March 31, 1997, as adjusted for capital contributions made subsequent to that date, the Company had net tangible book value attributable to continuing investors of approximately $1.8 billion. After giving effect to (i) the sale of the Common Shares offered hereby (at an assumed offering price of $20.00 per Common Share) and the receipt by the Company of approximately $464.5 million in net proceeds from the Offering after deducting the Underwriters' discounts and commissions and other estimated expenses of the Offering, (ii) the repayment of approximately $552.8 million of mortgage indebtedness secured by certain of the Properties, and (iii) other Consolidation expenses, the pro forma net tangible book value at March 31, 1997 prior to adjusting the real estate assets and liabilities to their estimated net equity value would have been approximately $2.3 billion, or $14.32 per Common Share. This amount represents an immediate increase in net tangible book value of $.72 per Common Share to the continuing investors and an immediate dilution in pro forma net tangible book value of $5.68 per Common Share to new investors. The following table illustrates this dilution:



Assumed initial public offering price per share.............             $  20.00
Net tangible book value per share prior to the
  Offering(1)...............................................  $  13.60
Increase in net tangible book value per share attributable
  to the Offering(2)........................................       .72
                                                              --------
Pro forma net tangible book value after the Offering(3).....                14.32
                                                                         --------
Dilution in net tangible book value per Common Share to
  purchasers in the Offering(4).............................             $   5.68
                                                                         ========


---------------

(1) Tangible book value per share prior to the Offering attributable to continuing investors is determined by dividing net tangible book value of the Company attributable to continuing investors (based on the March 31, 1997 net book value of the tangible assets, net of liabilities to be assumed and increased to reflect subsequent capital contributions) by the sum of the number of Common Shares (i) issued and outstanding, and (ii) issuable (including upon the exchange of all Units to be issued) to continuing investors in the Consolidation.

(2) Based on an assumed initial public offering price of $20.00 per Common Share and after deducting Underwriters' discounts and commissions and estimated expenses of the Offering and the Consolidation.

(3) Based on total pro forma net tangible book value of $2.3 billion divided by the total number of Common Shares outstanding after the completion of the Offering (159,779,400 Common Shares including Common Shares issuable upon exchange of Units issued to continuing investors), and excluding Common Shares that may be issuable upon exercise of share options. There is no impact on dilution attributable to the issuance of Common Shares in exchange for Units to be issued to the continuing investors in the Consolidation because such Units would be exchanged for Common Shares on a one-for-one basis.


(4) Dilution is determined by subtracting net tangible book value per Common Share after the Offering from an assumed offering price of $20.00.



     The following table summarizes, on a pro forma basis giving effect to the Offering and the Consolidation, the number of Common Shares to be sold by the Company in the Offering and the number of Common Shares and Units to be issued to the continuing investors in the Consolidation, the adjusted net tangible book value as of March 31, 1997 of the net assets contributed by the continuing investors in the Consolidation and the net tangible book value of the average contribution per share based on total contributions.



                                         COMMON SHARES/              CASH/BOOK VALUE
                                          UNITS ISSUED              OF CONTRIBUTIONS                BOOK VALUE
                                       ------------------       -------------------------           OF AVERAGE
                                       COMMON                                                      CONTRIBUTION
                                       SHARES/                                                      PER SHARE/
                                        UNITS     PERCENT         AMOUNT          PERCENT              UNIT
                                       -------    -------       ----------        -------          ------------
                                               (IN THOUSANDS EXCEPT PERCENTAGES AND PER SHARE AMOUNTS)
Purchasers in the Offering.........     25,000      15.6%       $  500,000 (1)      21.4%   (1)       $20.00
Common Shares issued to continuing
  investors........................    122,851      76.9         1,670,293 (2)      71.6    (2)        13.60
Units issued to continuing
  investors........................     11,928       7.5           162,174           7.0               13.60
                                       -------     -----        ----------         -----              ------
          Total....................    159,779       100%       $2,332,467         100.0%             $14.60
                                       =======     =====        ==========         =====              ======


---------------
(1) Before deducting Underwriters' discounts and commissions and other estimated expenses of the Offering and the Consolidation.

(2) Based on the March 31, 1997 net book value of the assets, adjusted for the capital contributions made subsequent to March 31, 1997.

                    SELECTED COMBINED FINANCIAL INFORMATION



     The following sets forth selected combined financial and operating information on a pro forma basis for the Company and on an historical basis for the Company's predecessors ("Equity Office Predecessors"). The following information should be read in conjunction with the combined financial statements and notes thereto of Equity Office Predecessors included elsewhere in this Prospectus. The selected combined historical financial and operating information of Equity Office Predecessors at March 31, 1997, and for the three months ended March 31, 1997 and 1996, has been derived from the historical unaudited combined financial statements of Equity Office Predecessors. The selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, has been derived from the historical combined financial statements of Equity Office Predecessors audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The selected combined historical financial and operating information of Equity Office Predecessors at December 31, 1994, 1993 and 1992, and for each of the two years in the period ended December 31, 1993, has been derived from the historical unaudited combined financial statements of the Equity Office Predecessors. Unaudited pro forma operating information for the three months ended March 31, 1997 and the year ended December 31, 1996 is presented as if the Offering and the Consolidation occurred on January 1, 1997 and 1996, respectively, and, therefore, incorporates certain assumptions that are described in the notes to the Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet data is presented as if the aforementioned transactions had occurred on March 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.



                                          THREE MONTHS ENDED MARCH 31,
                                      ------------------------------------
                                       COMPANY       COMBINED HISTORICAL      COMPANY
                                      PRO FORMA    -----------------------   PRO FORMA
                                         1997         1997         1996         1996
                                      ----------   ----------   ----------   ----------
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenue:
 Rental, parking and other..........  $  168,425   $  148,471   $  107,645   $  655,256
                                      ==========   ==========   ==========   ==========
       Total Revenue................  $  174,586   $  154,567   $  110,150   $  670,226
                                      ==========   ==========   ==========   ==========
Expenses:
 Interest...........................  $   28,914   $   36,355   $   26,267   $  112,712
 Depreciation and amortization......      34,131       28,081       21,173      133,346
 Property operating expenses(1).....      65,379       58,148       43,820      261,388
 General and administrative.........       7,673        7,073        6,056       25,545
 Provision for value impairment.....           0            0            0            0
                                      ----------   ----------   ----------   ----------
       Total Expenses...............  $  136,097   $  129,657   $   97,316   $  532,991
                                      ==========   ==========   ==========   ==========
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures, gain
 on sale of real estate, and
 extraordinary items................  $   38,489   $   24,910   $   12,834   $  137,235
Minority interests allocation.......      (3,504)        (529)        (610)     (13,028)
Income from investments in
 unconsolidated joint ventures......       1,580          922          492        4,725
Gain on sale of real estate and
 extraordinary items................           0        5,466        5,262        5,338
                                      ----------   ----------   ----------   ----------
       Net income...................  $   36,565   $   30,769   $   17,978   $  134,270
                                      ==========   ==========   ==========   ==========
       Net income per Common
        Share(2)....................  $      .25                             $      .91
                                      ==========                             ==========
BALANCE SHEET DATA:
 (AT END OF PERIOD)
Investment in real estate after
 accumulated depreciation...........  $4,758,788   $3,377,515           --           --
       Total assets.................   4,924,908    3,966,355           --           --
Mortgage debt and revolving lines of
 credit.............................   1,621,494    1,996,474           --           --
       Total liabilities............   1,719,975    2,197,669           --           --
Minority interests..................     249,015        9,346           --           --
Owners'/Shareholders' equity........   2,955,918    1,759,340           --           --


                                             EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                         YEARS ENDED DECEMBER 31,
                                      --------------------------------------------------------------
                                         1996         1995         1994         1993         1992
                                      ----------   ----------   ----------   ----------   ----------
                                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenue:
 Rental, parking and other..........  $  493,396   $  356,959   $  230,428   $  150,315   $   96,787
                                      ==========   ==========   ==========   ==========   ==========
       Total Revenue................  $  508,124   $  371,457   $  240,878   $  159,246   $  107,154
                                      ==========   ==========   ==========   ==========   ==========
Expenses:
 Interest...........................  $  119,595   $  100,566   $   59,316   $   36,755   $   25,775
 Depreciation and amortization......      96,237       74,156       46,905       29,752       19,266
 Property operating expenses(1).....     201,067      151,488      107,412       74,028       48,856
 General and administrative.........      23,145       21,987       15,603       12,012        8,720
 Provision for value impairment.....           0       20,248            0            0            0
                                      ----------   ----------   ----------   ----------   ----------
       Total Expenses...............  $  440,044   $  368,445   $  229,236   $  152,547   $  102,617
                                      ==========   ==========   ==========   ==========   ==========
Income before (income) loss
 allocated to minority interests,
 income from investments in
 unconsolidated joint ventures, gain
 on sale of real estate, and
 extraordinary items................  $   68,080   $    3,012   $   11,642   $    6,699   $    4,537
Minority interests allocation.......      (2,086)      (2,129)       1,437        1,772        1,793
Income from investments in
 unconsolidated joint ventures......       2,093        2,305        1,778            0            0
Gain on sale of real estate and
 extraordinary items................       5,338       31,271        1,705            0            0
                                      ----------   ----------   ----------   ----------   ----------
       Net income...................  $   73,425   $   34,459   $   16,562   $    8,471   $    6,330
                                      ==========   ==========   ==========   ==========   ==========
       Net income per Common
        Share(2)....................

BALANCE SHEET DATA:
 (AT END OF PERIOD)
Investment in real estate after
 accumulated depreciation...........  $3,291,815   $2,393,403   $1,815,160   $1,220,268   $  820,805
       Total assets.................   3,912,565    2,650,890    2,090,933    1,318,644      912,631
Mortgage debt and revolving lines of
 credit.............................   1,964,892    1,434,827    1,261,156      798,897      526,830
       Total liabilities............   2,174,483    1,529,334    1,350,552      845,315      552,666
Minority interests..................      11,080       31,587        9,283      (15,298)     (14,133)
Owners'/Shareholders' equity........   1,727,002    1,089,969      731,098      488,627      374,098

                                          THREE MONTHS ENDED MARCH 31,
                                      ------------------------------------
                                       COMPANY       COMBINED HISTORICAL      COMPANY
                                      PRO FORMA    -----------------------   PRO FORMA
                                         1997         1997         1996         1996
                                      ----------   ----------   ----------   ----------
                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues...........................         4.4%         4.6%         5.5%         3.8%
Number of Office Properties owned at
 period end(3)(4)(5)................          90           86           74           90
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3).......................        32.2         29.7         23.8         32.2
Occupancy of Office Properties owned
 at period end(3)...................          93%          91%          88%          93%
Number of Parking Facilities owned
 at period end(6)...................          15           10            3           15
Number of spaces at Parking
 Facilities owned at period
 end(6).............................      15,455        7,321        3,323       15,455
Funds from Operations(7)............  $   73,974   $   52,755   $   33,321   $  274,504
Weighted average number of Common
 Shares outstanding (in
 thousands).........................     147,851           --           --      147,851
Cash flow from operating
 activities.........................          --   $   41,087   $    2,407           --
Cash flow from investing
 activities.........................          --   $ (109,506)  $  (36,116)          --
Cash flow from financing
 activities.........................          --   $   34,120   $   63,900           --


                                             EQUITY OFFICE PREDECESSORS (COMBINED HISTORICAL)
                                                         YEARS ENDED DECEMBER 31,
                                      --------------------------------------------------------------
                                         1996         1995         1994         1993         1992
                                      ----------   ----------   ----------   ----------   ----------
                                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OTHER DATA:
General and administrative expenses
 as a percentage of total
 revenues...........................         4.6%         5.9%         6.5%         7.5%         8.1%
Number of Office Properties owned at
 period end(3)(4)(5)................          83           73           63           48           33
Net rentable square feet of Office
 Properties owned at period end (in
 millions)(3).......................        29.2         23.1         18.5         13.6          9.1
Occupancy of Office Properties owned
 at period end(3)...................          90%          86%          88%          80%          73%
Number of Parking Facilities owned
 at period end(6)...................          10            3            0            0            0
Number of spaces at Parking
 Facilities owned at period
 end(6).............................       7,321        3,323            0            0            0
Funds from Operations(7)............  $  160,460   $   96,104   $   60,372           --           --
Weighted average number of Common
 Shares outstanding (in
 thousands).........................          --           --           --           --           --
Cash flow from operating
 activities.........................  $  165,975   $   93,878   $   73,821           --           --
Cash flow from investing
 activities.........................  $ (924,227)  $ (380,615)  $ (513,965)          --           --
Cash flow from financing
 activities.........................  $1,057,551   $  276,513   $  514,923           --           --


---------------
(1) Includes Property operating expenses, real estate taxes, insurance, as well as repair and maintenance expenses.

(2) The pro forma net income per Common Share based solely on the number of shares issued in the Offering, the proceeds of which will be used to retire debt would be $.28 and $.79 per share for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, calculated as follows:



                                                                 THREE MONTHS ENDED      YEAR ENDED
                                                                   MARCH 31, 1997     DECEMBER 31, 1996
                                                                 ------------------   -----------------
                                                                       (ALL AMOUNTS IN THOUSANDS
                                                                       EXCEPT PER SHARE AMOUNTS)
    Pro forma Common Shares in the Offering issued to retire
      debt......................................................       147,851             147,851
    Historical net income.......................................      $ 30,769            $ 73,425
    Plus pro forma reduction in interest expense due to
      repayment of indebtedness.................................        11,366              43,041
                                                                      --------            --------
    Pro forma net income........................................      $ 42,135            $116,466
                                                                      ========            ========
    Pro forma net income per Common Share.......................      $    .28            $    .79
                                                                      ========            ========



(3) The data at the periods ended March 31, 1997, December 31, 1996 and 1995 includes 28 State Street, a 570,040 square foot Office Property which is undergoing major redevelopment and was vacant prior to May 1997. The weighted average occupancy, excluding 28 State Street, as of March 31, 1997, December 31, 1996 and 1995 was approximately 92%, 92% and 88%, respectively.


(4) The pro forma number of Office Properties as of March 31, 1997 includes Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission Street, Smith Barney Tower and 30 N. LaSalle, each of which was acquired after March 31, 1997, and the pro forma number of Office Properties as of December 31, 1996 includes each of the foregoing plus Preston Commons and 177 Broad Street, each of which was a 1997 acquisition. The pro forma number of Office Properties as of ended December 31, 1996 excludes Barton Oaks Plaza II and 8383 Wilshire, each of which is a 1997 disposition; the pro forma number of Office Properties as of March 31, 1997 excludes 8383 Wilshire, which was sold after March 31, 1997.


(5) The number of Office Properties owned as of December 31, 1996, as reflected in the combined historical financial statements, includes Barton Oaks Plaza II, an Office Property which was sold in January 1997, and 8383 Wilshire, an Office Property which was sold in May, 1997.


(6) The pro forma number of Parking Facilities and number of spaces include the 1997 acquisition of a 50% ownership in a portfolio of four parking facilities in St. Louis, Missouri containing 7,464 spaces, and the 100% ownership of a parking facility in Chicago, Illinois containing 670 spaces, which is expected to close after the Closing of the Offering.


(7) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than does the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see "Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Funds from Operations."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis of the combined financial condition and results of operations should be read in conjunction with the Combined Financial Statements of the Equity Office Predecessors and Notes thereto contained in this Prospectus. All references to the historical activities of the Company contained in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" refer to the activities of the Equity Office Predecessors. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations," which are not historical facts may be forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward looking statements which speak only as of the date hereof.


GENERAL


     The following discussion is based primarily on the Combined Financial Statements of the Equity Office Predecessors as of March 31, 1997 and 1996 and December 31, 1996 and 1995 and the three months ended March 31, 1997 and 1996 and each of the three years ended December 31, 1996.



     The Company receives income primarily from rental revenue from Office Properties (including reimbursements from tenants for certain operating costs), parking revenue from Office Properties and stand alone Parking Facilities, and, to a lesser extent, from fees for management of the Managed Properties.



     As of March 31, 1997, the Company owned 86 Office Properties totaling approximately 29.7 million square feet, and ten stand alone Parking Facilities with approximately 7,321 spaces. Forty-seven of these Office Properties totaling approximately 13.4 million square feet were owned prior to January 1, 1994; 15 Office Properties totaling approximately 5 million square feet were acquired in 1994; ten Office Properties totaling approximately 4.6 million square feet and three Parking Facilities were acquired in 1995; ten Office Properties totaling approximately 6.1 million square feet and seven Parking Facilities were acquired in 1996; and four Office Properties totaling approximately 0.6 million square feet were acquired during the three months ended March 31, 1997. As a result of this rapid growth in the size of the Portfolio, the financial data presented shows large increases in revenues and expenses from year to year. For the foregoing reasons, the Company does not believe its year to year financial data are comparable. Therefore, the analysis below shows changes resulting from Properties that were held during the entire period for both years being compared, (the "Core Portfolio") and changes due to acquisition and disposition activity. The Core Portfolio for the comparison between the three months ended March 31, 1997 and 1996 consists of 72 Office Properties and three Parking Facilities acquired prior to January 1, 1996; the Core Portfolio for the comparison between the years ended December 31, 1996 and 1995 consists of the 63 Office Properties acquired prior to January 1, 1995; and the Core Portfolio for the comparison between the years ended December 31, 1995 and 1994 consists of the 48 Office Properties acquired prior to January 1, 1994.


RESULTS OF OPERATIONS


  Quarters Ended March 31, 1997 and 1996



     Property Income: Rental income, tenant reimbursements, parking income and other income ("Property Income") increased by $40.9 million for the three months ended March 31, 1997, or 38.0%, to $148.5 million as compared to $107.6 million for the three months ended March 31, 1996. Approximately $7.3 million, or 17.8%, of this increase was related to the Core Portfolio with the remaining $33.6 million (82.2%) being attributable to Properties acquired in 1996 and 1997 (net of property sold). The 6.9% growth in Property Income in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from approximately 88.5% at January 1, 1996 to 93.5% as of March 31, 1997. This increase represents approximately 1.0 million square feet of additional occupancy in the Core Portfolio between January 1, 1996 and March 31, 1997. Approximately $0.2 million of the total increase in Property Income was related to an increase in the adjustment to reflect rental income on a straight line basis. The straight line rent adjustment for new acquisitions created a $1.2 million increase offset by a decrease related to the Core Portfolio of approximately $1.0 million.



     Property Operating Expenses: Real estate taxes and insurance, repairs and maintenance and property operating expenses ("Property Operating Expenses") increased by $14.3 million in total, or 32.6%, to $58.1 million for the three months ended March 31, 1997, as compared to $43.8 million for the three months ended March 31, 1996. Approximately $2.4 million of this increase was attributable to the Core Portfolio, with the remaining $11.9 million attributable to Properties acquired in 1996 and 1997 (net of property sold). The Core Portfolio had an increase of approximately $0.7 million in real estate tax and insurance expense. The other Property Operating Expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $1.7 million for the three months ended March 31, 1997 compared to the same period in 1996.



     Interest Expense: Interest expense increased by $10.1 million, or 38.4%, to $36.4 million for the three months ended March 31, 1997, compared to $26.3 million for the three months ended March 31, 1996. Approximately $2.0 million of this increase was related to the Core Portfolio and $8.1 million was related to financing on Properties acquired in 1996 and 1997.



     Depreciation and Amortization: Depreciation and amortization increased by $6.9 million, or 32.5%, to $28.1 million for the three months ended March 31, 1997, compared to $21.2 million for the three months ended March 31, 1996. Approximately $1.6 million of this increase relates to the Core Portfolio and $5.3 million is related to Properties acquired after January 1, 1996. The increase in these expenses in the Core Portfolio related to depreciation of capital and tenant improvements made at the Core Portfolio Properties in 1996 and 1997 and amortization of leasing commissions and loan fees paid during that time period.



     Interest Income: Interest income increased by $3.2 million to $4.9 million for the three months ended March 31, 1997, compared to $1.7 million for the three months ended March 31, 1996. This increase in interest income is due primarily to having a larger amount of cash invested in short term investments pending the purchase of new acquisitions.



     General and Administrative Expenses: General and administrative expenses increased by approximately $1.0 million, or 16.4%, to $7.1 million for the three months ended March 31, 1997, compared to $6.1 million for the three months ended March 31, 1996. Approximately $0.5 million of this increase was due to an increase in payroll expense. The increase in general and administrative expenses was related to the growth in the size of the Portfolio from 23.1 million square feet at January 1, 1996 to 29.7 million square feet at March 31, 1997. While general and administrative expenses have increased in terms of total dollars, they have decreased as a percentage of total revenues from 5.5% for the three months ended March 31, 1996 to 4.6% for the three months ended March 31, 1997.


  Years Ended December 31, 1996 and 1995


     Property Income: Property Income increased by $136.4 million for the year ended December 31, 1996, or 38.2%, to $493.4 million as compared to $357 million for the year ended 1995. Approximately $22.6 million, or 16.6%, of this increase was related to the Core Portfolio with the remaining $113.8 million (83.4%) being attributable to Properties acquired in 1995 and 1996. The 6.9% growth in Property Income in the Core Portfolio resulted from a combination of occupancy and rental rate increases. The weighted average occupancy of the Core Portfolio increased from 87.5% to 91% in the year ended December 31, 1995 and to 94.3% as of December 31, 1996. This increase represents approximately 1.3 million square feet of additional occupancy in the Core Portfolio between January 1, 1995 and December 31, 1996. Approximately $5.8 million of the total increase in Property Income was related to an increase in the adjustment to reflect rental income on a straight line basis. The straight line rent adjustment for new acquisitions created a $9.7 million increase offset by a decrease related to the Core Portfolio of approximately $3.9 million. Other income for 1996 also includes $8.8 million relating to the Company's share of a litigation settlement.

     Property Operating Expenses: Property Operating Expenses increased by $49.6 million in total, or 32.7%, to $201.1 million for the year ended December 31, 1996, as compared to $151.5 million for the year ended December 31, 1995. Approximately $6.4 million of this increase was attributable to the Core Portfolio, with the remaining $43.2 million attributable to Properties acquired in 1995 and 1996. The Core Portfolio had an increase of approximately $3.0 million in real estate tax and insurance expense. A significant portion of this increase was due to tax refunds received in 1995, with $1.9 million being related to a single Property, reducing the tax expense in 1995. The other Property Operating Expenses (excluding real estate taxes and insurance) for the Core Portfolio increased by $3.4 million for the year ended December 31, 1996 compared to the same period in 1995.



     Interest Expense: Interest expense increased by $19.0 million, or 18.9%, to $119.6 for the year ended December 31, 1996, compared to $100.6 million for the year ended December 31, 1995. Interest expense related to the Core Portfolio decreased by $0.1 million, while financing related to Properties acquired in 1995 and 1996 added $19.1 million to interest expense.


     Depreciation and Amortization: Depreciation and amortization increased by $22.0 million, or 29.6%, to $96.2 million for the year ended December 31, 1996, compared to $74.2 million for the year ended December 31, 1995. Approximately $4.4 million of this increase relates to the Core Portfolio and $17.6 million was related to Properties acquired after January 1, 1995. The increase in these expenses in the Core Portfolio was related to depreciation of capital and tenant improvements made at the Core Portfolio Properties in 1995 and 1996 and amortization of leasing commissions and loan fees paid during that time period.

     Interest Income: Interest income increased by $1.0 million, or 11.6%, to $9.6 million for the year ended December 31, 1996, compared to $8.6 million for the year ended December 31, 1995.


     Fee Income from Non-Combined Affiliates: Fee income from the Managed Properties decreased by approximately $0.8 million, or 13.6%, to $5.1 million for the year ended December 31, 1996, compared to $5.9 million for the year ended December 31, 1995. This decrease was primarily the result of disposition activities in 1995 and 1996 which reduced the number of Managed Properties.


     General and Administrative Expenses: General and administrative expenses increased by approximately $1.1 million, or 5.0%, to $23.1 million for the year ended December 31, 1996, compared to $22.0 million for the year ended December 31, 1995. Approximately $0.6 million of this increase was due to an increase in payroll expense. The increase in general and administrative expenses was related to the growth in the size of the Portfolio from 18.5 million square feet at January 1, 1995 to 29.2 million square feet at December 31, 1996. While general and administrative expenses have increased in terms of total dollars, they have decreased as a percentage of total revenues from 5.9% for the year ended December 31, 1995, to 4.6% for the year ended December 31, 1996.


     Provision for Value Impairment: Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. As a result of cash deficits at San Felipe Plaza, during the year ended December 31, 1995, a provision for value impairment of approximately $20.2 million was recorded, of which $17.5 million related to the adjustment of investment in real estate and approximately $2.7 million related to unamortized lease acquisition costs.


  Years ended December 31, 1995 and 1994


     Property Income: Property Income increased by $126.6 million for the year ended December 31, 1995, or 54.9%, to $357.0 million as compared to $230.4 million for the year ended December 31, 1994. Approximately $27.5 million, or 21.7%, of this increase was related to the Core Portfolio with the remaining $99.1 million, or 78.3%, increase being attributable to Properties acquired in 1994 and 1995. The 13.2% growth in Property Income in the Core Portfolio from 1994 to 1995 resulted from a combination of occupancy and rental rate increases. The overall occupancy of the Core Portfolio increased from approximately 79.6% at January 1, 1994 to approximately 88.9% at December 31, 1994, and to approximately 92.6% at December 31,

1995. This increase represents approximately 1.8 million square feet of additional occupancy in the Core Portfolio. Approximately $5.8 million of the total increase in Property Income was related to an increase in the adjustment to reflect rental income on a straight line basis. Of this amount, approximately $2.0 million was related to the Core Portfolio.


     Property Operating Expenses: Property Operating Expenses increased by $44.1 million, or 41.1%, to $151.5 million for the year ended December 31, 1995 as compared to $107.4 million for the year ended December 31, 1994. Virtually all of this increase was attributable to Properties acquired in 1994 and 1995. The Core Portfolio had an increase of approximately $1.9 million in repair and maintenance expense that was offset by a $1.9 million decrease in real estate tax and insurance expense, while other property operating expenses decreased by
0.7 million. The decrease in real estate tax expense was primarily the result of a real estate tax refund received due to successful appeal of the tax bills at a single Property. The Company had calculated and billed the real estate tax reimbursement due from tenants at this Property, assuming that this refund would be received, so substantially all of the refund was retained by the Company rather than being refunded to tenants.



     Interest Expense: Interest expense increased by $41.3 million, or 69.6%, to $100.6 million for the year ended December 31, 1995 as compared to $59.3 million for the year ended December 31, 1994. Approximately $12.2 million of this increase was related to the Core Portfolio and $29.1 million was related to financing on Properties acquired in 1994 and 1995.



     Depreciation and Amortization: Depreciation and amortization increased by $27.3 million, or 58.2%, to $74.2 million for the year ended December 31, 1995, as compared to $46.9 million for the year ended December 31, 1994. Approximately $11.2 million of this increase relates to the Core Portfolio with the remainder of $16.1 million being related to Properties acquired after January 1, 1994. The increase in these expenses in the Core Portfolio was related to depreciation of capital and tenant improvements made at the Core Portfolio Properties in 1994 and 1995 as well as amortization of leasing commissions and loan fees paid during that time period.



     Interest Income: Interest income increased by $4.2 million, or 95.5%, to $8.6 million for the year ended December 31, 1995 compared to $4.4 million for the year ended December 31, 1994. This increase was primarily attributable to higher amounts being invested in short term investments in 1995 as well as higher interest rates.



     General and Administrative Expenses: General and administrative expenses increased by approximately $6.4 million, or 41.0%, to $22.0 million for the year ended December 31, 1995, as compared to $15.6 million for the year ended December 31, 1994. Approximately $4.2 million of this increase was due to an increase in payroll expense. The increase in these expenses was related to the growth in the size of the Portfolio from 13.6 million square feet at January 1, 1994 to 23.1 million square feet at December 31, 1995. While general and administrative expenses increased in terms of total dollars, they decreased as a percentage of total revenues from 6.5% for the year ended December 31, 1994, to 5.9% for the year ended December 31, 1995.

PARKING FACILITIES



     Following is a summary of the Parking Facilities' rental revenues and total expenses, which include depreciation, interest, and Property Operating Expenses.



                                                       THREE MONTHS
                                                           ENDED                  YEARS ENDED
                                                     -----------------   ------------------------------
                                                     3/31/97   3/31/96   12/31/96   12/31/95   12/31/94
                                                     -------   -------   --------   --------   --------
                                                                       (IN THOUSANDS)
Total rental revenues..............................  $4,715    $2,512    $10,344     $5,408         --
Total expenses.....................................   2,768     1,483      6,398      3,456         --
                                                     ------    ------    -------     ------     ------
Income before (income) allocated to minority
  interests........................................   1,947     1,029      3,946      1,952         --
(Income) allocated to minority interests...........     (60)     (164)      (252)        --         --
                                                     ------    ------    -------     ------     ------
Net income.........................................  $1,887    $  865    $ 3,694     $1,952         --
                                                     ======    ======    =======     ======     ======



DISPOSITIONS OF PROPERTY



     The Company has sold two office properties in 1997: Barton Oaks (118,529 net rentable square feet) was sold in January 1997 and 8383 Wilshire (417,463 net rentable square feet) was sold in May 1997. Below is a summary of the operations of these properties for the three month periods ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994.



                                                      THREE MONTHS
                                                          ENDED                  YEARS ENDED
                                                    -----------------   ------------------------------
                                                    3/31/97   3/31/96   12/31/96   12/31/95   12/31/94
                                                    -------   -------   --------   --------   --------
                                                                      (IN THOUSANDS)
Total revenues....................................  $2,202    $2,475     $9,959    $ 9,445    $ 9,041
Total expenses....................................   1,445     2,277      8,111     10,240     12,017
Income (loss) before (income) allocated to
  minority interests, gain on sale of real estate
  and extraordinary items.........................     757       198      1,848       (795)    (2,976)
(Income) allocated to minority interest...........    (164)       --         --         --         --
Gain on sale of real estate and extraordinary
  items...........................................   5,466        --         --         --       (224)
                                                    ------    ------     ------    -------    -------
Net income (loss).................................  $6,059    $  198     $1,848    $  (795)   $(3,200)
                                                    ======    ======     ======    =======    =======



LIQUIDITY AND CAPITAL RESOURCES



     Liquidity: Net cash provided from operations represents the primary source of liquidity to fund distributions, debt service, recurring capital costs and non-revenue enhancing tenant improvements. Historically the Company made annual distributions equal to approximately 100% of taxable income. Cash generated in excess of taxable income (resulting primarily from non cash items such as depreciation and amortization) was retained for working capital and to fund capital improvements and non revenue-enhancing tenant improvements. Upon completion of the Offering, the Company intends to make regular quarterly distributions to holders of Common Shares and Units. The Company will establish its initial distribution based upon its estimate of annualized cash flow that will be available after the Offering.



     The Company intends to fund recurring capital costs and non-revenue enhancing tenant improvements from cash from operations and draws under its Line of Credit. The Company has no contractual obligations for material capital costs, other than in connection with customary tenant improvements in the ordinary course of business. The Company also expects that the proposed Line of Credit will provide for temporary working capital, unanticipated cash needs, and funding of acquisitions.



     The anticipated size of the Company's distributions will not allow the Company, using only cash from operations, to retire all of its debt as it comes due and, therefore, the Company will be required to repay maturing debt with funds from debt and/or equity financing.

     Mortgage Financing: The table below summarizes the mortgage debt outstanding at March 31, 1997 and December 31, 1996 and 1995:


                                          WEIGHTED                                         WEIGHTED
                         BALANCE AT        AVERAGE                        BALANCE AT        AVERAGE
                          3/31/97       INTEREST RATE   PERCENTAGE OF      12/31/96      INTEREST RATE   PERCENTAGE OF
    DEBT SUMMARY:      (IN THOUSANDS)    AT 3/31/97      TOTAL DEBT     (IN THOUSANDS)    AT 12/31/96     TOTAL DEBT
    -------------      --------------   -------------   -------------   --------------   -------------   -------------
Fixed Rate Debt......    $1,398,101         7.81%            70.0%        $1,304,075         7.89%            66.4%
Variable Rate Debt...       598,373         7.19             30.0            660,817         7.33             33.6
                         ----------         ----           ------         ----------         ----           ------
    Total............    $1,996,474         7.62%          100.00%        $1,964,892         7.70%          100.00%
                         ==========         ====           ======         ==========         ====           ======

                                          WEIGHTED
                         BALANCE AT        AVERAGE
                          12/31/95      INTEREST RATE   PERCENTAGE OF
    DEBT SUMMARY:      (IN THOUSANDS)    AT 12/31/95     TOTAL DEBT
    -------------      --------------   -------------   -------------
Fixed Rate Debt......    $  900,913         8.01%            62.8%
Variable Rate Debt...       533,914         7.58             37.2
                         ----------         ----           ------
    Total............    $1,434,827         7.85%          100.00%
                         ==========         ====           ======



     The variable rate debt shown above bore interest at the 30 day LIBOR-based floating interest rate. The 30-day LIBOR at March 31, 1997 was 5.69% resulting in a weighted average spread over LIBOR at March 31, 1997 of 1.50%.



     The Company intends to use the net proceeds of the Offering of approximately $464.5 million and approximately $88.3 million of cash on hand to repay $253.7 million of fixed rate debt, and $299.1 million of the variable rate debt shown in the table above. An additional $14.9 million will be incurred for prepayment penalties. After such repayment the remaining $1,641.8 million of debt, excluding a discount of approximately $20.3 million expected to be recorded in connection with the Offering and Consolidation, will mature as follows:



                                                      $ IN THOUSANDS
                                                      --------------
1997................................................    $  217,544
1998................................................        45,142
1999................................................       255,588
2000................................................       142,107
2001................................................       192,023
2002................................................        60,278
Thereafter..........................................       729,114
                                                        ----------
                                                        $1,641,796
                                                        ==========



     In order to limit market risk associated with the variable interest rate debt, the Company entered into two interest rate cap agreements in August, 1993, a $100 million, 7% interest rate cap based on the 3-month LIBOR which expires in August, 1998 and a $73 million, 8% interest rate cap based on the 3-month LIBOR which expires in August, 2000. The effect of these agreements is to effectively cap the interest rate on $100 million of the variable rate debt at a maximum rate of approximately 9.2% through August, 1998, and to cap an additional $73 million at a maximum rate of approximately 10.2% through August, 2000. In addition, the Company entered into an interest rate swap agreement in October, 1995, which effectively fixed the interest rate on a $93.6 million loan at 6.94% through the maturity of the loan on June 30, 2000. This loan is therefore reflected as part of the fixed rate debt in the table above.



     The instruments encumbering the Company's Properties contain customary restrictions and requirements such as transferability restrictions, payment of taxes on the Property, maintenance of the Property in good condition, maintenance of insurance on the Property, prohibition on liens, and obtaining lender consent to leases with material tenants.



     Lines of Credit. ZML Fund IV entered into an acquisition/term loan facility (the "ZML IV Credit Facility") in September 1996. As of March 31, 1997, there were $54.6 million of outstanding six-month borrowings under this line of credit, all of which was unsecured. Current borrowings bear interest at a rate equal to 30-day LIBOR plus 1.625%, which was equal to 7.13% as of March 31, 1997. In April, 1997, ZML Fund IV amended and restated the ZML IV Credit Facility to provide for borrowings of up to $475 million. As of June 12, 1997, ZML Fund IV has drawn an additional $218 million under the ZML IV Credit Facility bringing the total amount drawn to $272.6 million.

     The Company is currently negotiating the terms of a $600 million Line of Credit to be available concurrently with the Closing for future acquisitions and general corporate purposes. At Closing, the Company expects to draw, from the Line of Credit, an amount (expected to be approximately $273 million) equal to the outstanding balance under the ZML IV Credit Facility and, in so doing, to retire that facility.



     In addition to the foregoing, the Company intends to issue, within 90 days of Closing, senior unsecured notes in the aggregate amount of approximately $700 million (the "Senior Notes Offering"). Proceeds from this Senior Notes Offering are expected to be utilized to retire certain existing mortgage financing in the aggregate principal amount of approximately $427 million and to pay off the $273 million referenced in the prior paragraph as having been drawn under the Line of Credit. The Company expects that the notes issued in connection with the Senior Notes Offering will contain a number of "tranches" of varying terms and rates of interest, some of which are expected to be fixed at Closing based upon an agreed spread over U.S. Treasury rates and others of which are expected to float at an agreed spread over LIBOR.



     Although the Company is currently negotiating the terms of both the Line of Credit and the Senior Notes Offering and believes that they will both be realized as contemplated, a currently binding commitment does not exist for either of them. The Company does not currently anticipate that there will be commitments for the Senior Notes Offering in effect as of Closing. In the event that these commitments are not obtained prior to December 31, 1997, the Company would be required to obtain the consent of the existing mortgage lenders whose $293 million in mortgage indebtedness is expected to be satisfied from the proceeds of the Senior Notes Offering to the transfers implemented in connection with the Closing. The Company believes that, inasmuch as most of the mortgage instruments given to secure this indebtedness contemplated these transfers, such consents could be obtained on reasonable terms and, in instances where such consents could not be obtained, such loans could be refinanced.



     In anticipation of the Senior Notes Offering and the expectation that its interest terms will be tied to U.S. Treasury rates, the Company has entered into hedge agreements for $700 million of indebtedness. As a result of this arrangement, the Company has essentially "locked into" U.S. Treasury rates in effect as of June 4, 1997, for the expected Senior Notes Offering (or, were such offering not to occur, for $700 million in other indebtedness). The benefit or burden of these hedging arrangements will be transferred to the Company in connection with the Closing. The Company intends to terminate certain of such hedge agreements at such time as it incurs its contemplated fixed rate indebtedness. Upon the occurrence of such termination, the Company will either owe money or be entitled to receive money depending on whether U.S. Treasury rates have increased (resulting in a payment to the Company) or decreased (resulting in a payment obligation of the Company) subsequent to the date of the hedge, June 4, 1997. The counterparties to these arrangements are major U.S. financial institutions.



     The ZML IV Credit Facility contains, and the Line of Credit and notes issued in the Senior Notes Offering are expected to contain, certain customary restrictions and requirements such as total debt to assets ratios, secured debt to total assets ratios, debt service coverage ratios, minimum ratios of unencumbered assets to unsecured debt, and other limitations.



CASH FLOWS



  Quarters ended March 31, 1997 and 1996



     Cash and cash equivalents decreased by approximately $34.3 million, to approximately $376.1 million at March 31, 1997, compared to $410.4 million at December 31, 1996. This decrease was the result of $41.1 million of cash generated by operations, $34.1 million generated from financing activities reduced by $109.5 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions, net of proceeds from sale of real estate. Net cash provided by operating activities increased by $38.7 million from $2.4 million to $41.1 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities increased by $73.4 million from $36.1 million to $109.5 million mainly due to an increase in the amount of real estate assets purchased during 1997 compared to 1996. Net cash provided by financing activities decreased by $29.8 million from $63.9 million to $34.1 million due to an increase in capital distributions offset in part by an increase in capital contributions, a decrease in distributions to minority interest partners, an increase in proceeds from mortgage notes and a decrease in principal payments on mortgage notes and revolving lines of credit.



  Years ended December 31, 1996 and 1995



     Cash and cash equivalents increased by approximately $299.3 million, to approximately $410.4 million at December 31, 1996, compared to $111.1 million at December 31, 1995. This increase was the result of $166 million of cash generated by operations, $1,057.5 million generated from financing activities, reduced by $924.2 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions net of proceeds from sale of real estate. Net cash provided by operating activities increased by $72.1 million from $93.9 million to $166.0 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities increased by $543.6 million from $380.6 million to $924.2 million mainly due to an increase in the amount of real estate assets purchased during 1996 compared to 1995. Net cash provided by financing activities increased by $781.1 million from $276.5 million to $1,057.6 million due to an increase in capital contributions, an increase in proceeds received on mortgage notes, and a net decrease in principal payments on mortgage notes and revolving lines of credit offset in part by distributions to minority interest partners.



  Years ended December 31, 1995 and 1994



     The decrease in cash and cash equivalents of approximately $10.2 million from December 31, 1994 to December 31, 1995 was the result of $380.6 million invested in new acquisitions, capital and tenant improvements, and payment of leasing commissions net of $93.9 million of cash generated by operations and $276.5 million generated from financing activities. Net cash provided by operating activities increased by $20.1 million from $73.8 million to $93.9 million primarily due to the additional cash flow generated by the increase in the number of Properties owned. Net cash used for investing activities decreased by $133.4 million from $514.0 million to $380.6 million mainly due to a decrease in escrow deposits and restricted cash in 1995 and investment in an unconsolidated joint venture in 1994. Net cash provided by financing activities decreased by $238.4 million from $514.9 million to $276.5 million primarily due to principal payments on mortgage notes and revolving lines of credit, offset in part by increased capital contributions.



INFLATION


     Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes and operating expenses over a base amount. In addition, many of the office leases provide for fixed increases in base rent or indexed escalations (based on the Consumer Price Index or other measures). The Company believes that inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

FUNDS FROM OPERATIONS


     Management of the Company believes Funds from Operations, as defined by NAREIT, to be an appropriate measure of performance for an equity REIT. While Funds from Operations is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance of the Company.

     The following table reflects the calculation of the Company's Funds from Operations for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994:



                                          THREE MONTHS ENDED
                                              MARCH 31,              YEARS ENDED DECEMBER 31,
                                         --------------------   ----------------------------------
                                           1997        1996        1996        1995        1994
                                         ---------   --------   ----------   ---------   ---------
Income before income from investment in
  unconsolidated joint ventures, gain
  on sale of real estate, extraordinary
  items and minority interest..........  $  24,910   $ 12,834   $   68,080   $   3,012   $  11,642
Add back (deduct):
  (Income) loss allocated to minority
     interests.........................       (529)      (610)      (2,086)     (2,129)      1,437
  Income from investment in
     unconsolidated joint ventures.....        922        492        2,093       2,305       1,778
  Provision for value impairment.......         --         --           --      20,248          --
  Depreciation and amortization (real
     estate related)...................     27,452     20,605       92,373      72,668      45,515
                                         ---------   --------   ----------   ---------   ---------
Funds from Operations(1):..............  $  52,755   $ 33,321   $  160,460   $  96,104   $  60,372
                                         =========   ========   ==========   =========   =========
  Effect of adjusting straight-line
     rental income and ground rent
     expense included in Funds from
     Operations to a cash basis........     (3,350)    (3,710)     (17,639)    (12,663)     (6,883)
                                         ---------   --------   ----------   ---------   ---------
  Funds from Operations excluding
     straight-line rent adjustment.....  $  49,405   $ 29,611   $  142,821   $  83,441   $  53,489
                                         =========   ========   ==========   =========   =========
Cash Flow Provided By (Used For):
  Operating Activities.................  $  41,087   $  2,407   $  165,975   $  93,878   $  73,821
  Investing Activities.................  $(109,506)  $(36,116)  $ (924,227)  $(380,615)  $(513,965)
  Financing Activities.................  $  34,120   $ 63,900   $1,057,551   $ 276,513   $ 514,923


---------------


(1) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions.

                                 THE PROPERTIES

GENERAL


     Upon completion of the Offering, the Company expects to control the largest portfolio of office properties of any publicly traded, full service office company in the United States. Management believes that the Properties are generally well located in markets that exhibit strong growth characteristics, are well maintained and professionally managed, and are generally capable of attracting and retaining high quality tenants while maintaining high rent, occupancy and tenant retention rates.



     All Property data is as of April 30, 1997, except for information relating to 30 N. LaSalle, which represents Property data as of June 13, 1997, the date of acquisition.



     None of the Property data includes 8383 Wilshire which was sold May 12, 1997.

                          OFFICE PROPERTIES BY REGION

                                                         PERCENTAGE
                                                          OF TOTAL                                                     ANNUALIZED
                                                           OFFICE                               PERCENTAGE            NET EFFECTIVE
                                                         PORTFOLIO                                  OF                  RENT PER
                                NUMBER      RENTABLE      RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER     OCCUPIED
                                  OF         SQUARE        SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF        SQUARE
           REGION             PROPERTIES      FEET          FEET       OCCUPIED    ($00S)(1)       RENT      LEASES      FOOT(2)
           ------             ----------   -----------   ----------   ----------   ----------   ----------   ------   -------------
Pacific......................     18        6,744,270       20.9%        93.5%      $144,322       24.4%       562       $12.61
Southeast....................     14        5,008,447       15.5         96.0         91,834       15.5        397        10.93
Northeast....................     17        5,163,207       16.0         87.0        106,696       18.0        404        12.52
Central......................     11        6,548,111       20.3         90.1        119,654       20.2        505         9.22
Southwest....................     12        4,583,234       14.2         94.4         69,429       11.7        559         7.48
West.........................     18        4,169,472       12.9         95.4         60,431       10.2        639         7.64
                                  --       ----------      -----                    --------      -----      -----
    Total/Weighted Average...     90       32,216,741      100.0%        92.5%      $592,366      100.0%     3,066       $10.25
                                  ==       ==========      =====                    ========      =====      =====

                                 ANNUALIZED
                                  RENT PER
                                  OCCUPIED       ANNUALIZED   MARKET     ESTIMATED
                                 SQUARE FOOT      RENT PER     RENT     REPLACEMENT
                               AS OF 1/1/93 OR    OCCUPIED      PER      COST RENT
                                 ACQUISITION       SQUARE     SQUARE    PER SQUARE
           REGION                  DATE(3)        FOOT(1)     FOOT(4)     FOOT(5)
           ------              ---------------   ----------   -------   -----------
Pacific......................      $22.79          $22.89     $26.74      $43.66
Southeast....................       17.91           19.11      21.64       31.01
Northeast....................       20.30           23.76      27.30       40.95
Central......................       20.30           20.28      22.82       38.73
Southwest....................       15.37           16.04      18.03       28.73
West.........................       14.51           15.20      19.98       27.57
    Total/Weighted Average...      $19.00          $19.87     $23.12      $36.05


---------------


(1) Annualized Rent is the monthly contractual rent under existing leases as of April 30, 1997, multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of April 30, 1997, for the 12 months ending April 30, 1998 are approximately $5.8 million.


(2) Annualized Net Effective Rent is calculated for leases in effect as of April 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by the Company with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiply the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expense for Properties owned as of January 1, 1996 and based on the Company's estimate of annual operating expense for Properties acquired subsequent to January 1, 1996.


(3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993, or the date of acquisition (for Properties acquired after January 1, 1993) calculated by annualizing the rent under existing leases as of that date.


(4) Represents the average asking gross rental rate per rentable square foot for buildings of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research as of March 31, 1997.


(5) Represents the Company's weighted average estimate of the gross rent that would be required to justify construction of a building which would be competitive with the respective Office Properties. An estimate of the replacement cost to build a property similar to the subject Property was calculated utilizing the Marshall and Swift (February 1997) Commercial Estimator 5.0 Software Program. The replacement cost rent is calculated under the assumption that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows: Replacement Cost Rent equals (estimated replacement cost per square foot times 12% plus the estimated operating expenses per square foot of the subject Property) divided by 95%. The estimated replacement costs and the estimated replacement cost rents are based on constructing a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property and required investor returns, could be more or less than these estimates. The Company believes that the spread between current market rents and replacement cost rents are an indication of the likelihood of new construction which could increase competition to the Office Properties.

                 OFFICE PROPERTY MARKET SECTORS AND SUBMARKETS
                           OFFICE PROPERTY STATISTICS

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
          OFFICE PROPERTIES                OF         SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
         (MARKET, SUBMARKET)           PROPERTIES      FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
         -------------------           ----------   ----------   ----------   ----------   ----------   ----------   ------
PACIFIC REGION
Los Angeles
 Downtown............................       1        1,329,809       4.1%        85.4%      $ 23,908        4.0%        28
 Pasadena............................       2          439,367       1.4         84.4         10,070        1.7         30
Orange County
 Central Orange......................       2          657,512       2.0         94.9         11,059        1.9         79
 Irvine/Airport......................       2          586,544       1.8         88.2         10,758        1.8         78
San Diego
 La Jolla............................       6          822,026       2.6         98.3         17,972        3.0        110
San Francisco
 Downtown............................       5        2,909,012       9.0         98.0         70,555       11.9        237
                                            -       ----------     -----        -----       --------      -----      -----
       Pacific Region
       Total/Weighted Average........      18        6,744,270      20.9%        93.5%      $144,322       24.4%       562
SOUTHEAST REGION
Ft. Lauderdale
 Downtown............................       1          225,500       0.7%        99.0%      $  5,826        1.0%        21
Orlando
 Downtown............................       1          640,385       2.0         92.2         14,293        2.4         43
Palm Beach County, FL
 West Palm Beach.....................       1          215,104       0.7         97.4          4,027        0.7         36
Sarasota
 Downtown............................       1          247,891       0.8         93.9          4,148        0.7         35
Tampa
 Westshore...........................       2          470,331       1.5         98.8          7,928        1.3         59
Atlanta
 Midtown.............................       1          770,840       2.4         90.0         15,131        2.6         23
 North Central.......................       2          612,733       1.9         97.8         11,867        2.0         74
 Northwest...........................       2          641,263       2.0         98.0         13,058        2.2         40
Charlotte
 Downtown............................       1          581,666       1.8        100.0          6,953        1.2          9
Raleigh/Durham
 Durham..............................       1          181,221       0.6         96.5          3,161        0.5         36
Nashville
 Downtown............................       1          421,513       1.3         96.8          5,441        0.9         21
                                            -       ----------     -----        -----       --------      -----      -----
       Southeast Region/Total
         Weighted Average............      14        5,008,447      15.5%        96.0%      $ 91,834       15.5%       397

                                                         ANNUALIZED
                                        ANNUALIZED        RENT PER
                                       NET EFFECTIVE      OCCUPIED       ANNUALIZED   MARKET     ESTIMATED
                                         RENT PER        SQUARE FOOT      RENT PER     RENT     REPLACEMENT
                                         OCCUPIED      AS OF 1/1/93 OR    OCCUPIED      PER      COST RENT
          OFFICE PROPERTIES               SQUARE         ACQUISITION       SQUARE     SQUARE    PER SQUARE
         (MARKET, SUBMARKET)              FOOT(2)          DATE(3)        FOOT(1)     FOOT(4)     FOOT(5)
         -------------------           -------------   ---------------   ----------   -------   -----------
PACIFIC REGION
Los Angeles
 Downtown............................     $11.29           $22.08          $21.06     $25.72      $42.88
 Pasadena............................      17.70            27.79           27.15      25.17       34.38

Orange County
 Central Orange......................       8.95            20.35           17.73      19.59       32.98
 Irvine/Airport......................      13.07            20.78           20.79      23.82       37.68
San Diego
 La Jolla............................      13.19            20.13           22.25      23.75       38.32
San Francisco
 Downtown............................      13.03            24.07           24.75      30.48       50.54
                                          ------           ------          ------     ------      ------
       Pacific Region
       Total/Weighted Average........     $12.61           $22.79          $22.89     $26.74      $43.66
SOUTHEAST REGION
Ft. Lauderdale
 Downtown............................     $14.96           $17.45          $26.09     $25.22      $42.88
Orlando
 Downtown............................      14.82            23.99           24.22      24.57       38.94
Palm Beach County, FL
 West Palm Beach.....................       6.58            18.90           19.22      25.50       31.51
Sarasota
 Downtown............................       8.93            17.47           17.83      15.50       27.54
Tampa
 Westshore...........................       8.44            18.79           17.06      20.53       27.32
Atlanta
 Midtown.............................      13.44            21.98           21.80      21.66       35.94
 North Central.......................      11.90            19.07           19.81      24.48       30.47
 Northwest...........................      13.48            18.83           20.78      22.94       27.35
Charlotte
 Downtown............................       6.73            11.04           11.95      17.05       26.32
Raleigh/Durham
 Durham..............................       9.63            13.37           18.08      19.62       30.11
Nashville
 Downtown............................       6.19             8.58           13.34      19.16       22.78
                                          ------           ------          ------     ------      ------
       Southeast Region/Total
         Weighted Average............     $10.93           $17.91          $19.11     $21.64      $31.01

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
NORTHEAST REGION
Fairfield County, CT
 Shelton.............................       1          159,848       0.5%        94.1%      $  2,106        0.4%        12
 Stamford............................       7        1,651,856       5.1         97.2         39,157        6.6        120
Washington, D.C.
 Downtown............................       2          408,286       1.3         93.6         11,055        1.9         44
Boston
 Downtown............................       1          570,040       1.8          8.9          1,643        0.3          1
New York
 Midtown.............................       1          562,567       1.7        100.0         15,220        2.6         29
Philadelphia
 Downtown............................       1          681,289       2.1         93.7         13,303        2.2         68
Norfolk
 Downtown............................       1          403,276       1.3         97.9          6,395        1.1         52
Northern Virginia
 Reston..............................       3          726,045       2.3         97.3         17,818        3.0         78
                                            -       ----------     -----        -----       --------      -----      -----
       Northeast Region
       Total/Weighted Average........      17        5,163,207      16.0%        87.0%      $106,696       18.0%       404
CENTRAL REGION
Chicago
 Downtown............................       3        2,554,062       7.9%        85.9%      $ 46,017        7.8%       221
 O'Hare..............................       1          133,876       0.4         98.1          2,139        0.4         15
 East-West Corridor..................       1          772,928       2.4         94.4         19,125        3.2         60
Indianapolis
 Downtown............................       2        1,057,877       3.3         92.5         19,027        3.2         82
Cleveland
 Downtown............................       1        1,242,144       3.9         92.4         18,243        3.1         34
Columbus
 Downtown............................       1          407,472       1.3         89.5          8,524        1.4         30
 Worthington.........................       2          379,752       1.2         93.1          6,578        1.1         63
                                            -       ----------     -----        -----       --------      -----      -----
       Central Region
       Total/Weighted Average........      11        6,548,111      20.3%        90.1%      $119,654       20.2%       505
SOUTHWEST REGION
New Orleans
 Metairie............................       3        1,192,828       3.7%        93.4%      $ 16,586        2.8%       187
Austin
 Downtown............................       3        1,423,948       4.4         95.5         25,786        4.4        135
Houston
 Galleria............................       1          959,466       3.0         93.0         14,282        2.4        128
 North/Airport.......................       2          402,709       1.2         95.6          5,184        0.9         25

                                                         ANNUALIZED
                                        ANNUALIZED        RENT PER
                                       NET EFFECTIVE      OCCUPIED       ANNUALIZED   MARKET     ESTIMATED
                                         RENT PER        SQUARE FOOT      RENT PER     RENT     REPLACEMENT
                                         OCCUPIED      AS OF 1/1/93 OR    OCCUPIED      PER      COST RENT
OFFICE PROPERTIES                         SQUARE         ACQUISITION       SQUARE     SQUARE    PER SQUARE
(MARKET, SUBMARKET)                       FOOT(2)          DATE(3)        FOOT(1)     FOOT(4)     FOOT(5)
-------------------                    -------------   ---------------   ----------   -------   -----------
NORTHEAST REGION
Fairfield County, CT
 Shelton.............................     $ 5.33           $14.11          $14.00     $23.99      $26.38
 Stamford............................      12.66            24.37           24.38      27.26       42.47
Washington, D.C.
 Downtown............................      16.18            23.22           28.93      30.29       41.60
Boston
 Downtown............................      15.79               --           32.50      35.50       49.44
New York
 Midtown.............................      12.39            28.01           27.05      36.02       42.97
Philadelphia
 Downtown............................      12.22            20.14           20.85      18.57       34.21
Norfolk
 Downtown............................       6.83            14.19           16.20      16.40       33.44
Northern Virginia
 Reston..............................      15.08            24.29           25.22      27.49       42.63
                                          ------           ------          ------     ------      ------
       Northeast Region
       Total/Weighted Average........     $12.52           $20.30          $23.76     $27.30      $40.95
CENTRAL REGION
Chicago
 Downtown............................     $ 6.28           $23.72          $20.96     $24.15      $41.79
 O'Hare..............................       5.94            21.52           16.28      18.74       33.04
 East-West Corridor..................      17.46            26.21           26.21      27.24       36.76
Indianapolis
 Downtown............................       9.25            15.94           19.44      19.47       38.99
Cleveland
 Downtown............................       8.09            13.18           15.89      21.29       40.37
Columbus
 Downtown............................      15.10            22.96           23.38      22.92       31.27
 Worthington.........................       9.28            17.48           18.61      20.51       26.12
                                          ------           ------          ------     ------      ------
       Central Region
       Total/Weighted Average........     $ 9.22           $20.30          $20.28     $22.82      $38.73
SOUTHWEST REGION
New Orleans
 Metairie............................     $ 8.01           $13.25          $14.89     $17.64      $25.53
Austin
 Downtown............................       8.68            17.84           18.97      21.05       30.72
Houston
 Galleria............................       7.16            17.24           16.01      16.82       33.51
 North/Airport.......................       4.99            12.86           13.46      15.12       24.76


                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   OFFICE                               PERCENTAGE
                                                                 PORTFOLIO                                  OF
                                         NUMBER      RENTABLE     RENTABLE                 ANNUALIZED   PORTFOLIO    NUMBER
OFFICE PROPERTIES                          OF         SQUARE       SQUARE     PERCENTAGE      RENT      ANNUALIZED     OF
(MARKET, SUBMARKET)                    PROPERTIES      FEET         FEET       OCCUPIED    ($000S)(1)      RENT      LEASES
-------------------                    ----------   ----------   ----------   ----------   ----------   ----------   ------
San Antonio
 Airport.............................       1          194,398       0.6         96.8          2,499        0.4         19
 Northwest...........................       2          409,885       1.3         94.8          5,092        0.9         65
                                            -       ----------     -----        -----       --------      -----      -----
       Southwest Region
       Total/Weighted Average........      12        4,583,234      14.2%        94.4%      $ 69,429       11.7%       559
WEST REGION
Phoenix
 Midtown.............................       1          586,403       1.8%       100.0%      $  7,317        1.2%         1
Denver
 Southeast/Denver Tech Center........       3          671,659       2.1         97.0         10,934        1.8         65
St. Louis
 Clayton.............................       1          339,163       1.1        100.0          7,347        1.2         36
Albuquerque
 Downtown............................       1          230,022       0.7         95.6          3,288        0.6         33
Oklahoma City
 Northwest...........................       3          261,324       0.8         97.4          2,280        0.4        117
Dallas
 LBJ Corridor........................       2          740,899       2.3         94.4         10,021        1.7         98
 North Central.......................       1          379,556       1.2         92.2          4,596        0.8         81
 Preston Center......................       4          721,351       2.2         90.3         11,994        2.0        145
Ft. Worth
 West/Southwest......................       2          239,095       0.7         93.7          2,656        0.4         63
                                            -       ----------     -----        -----       --------      -----      -----
       West Region
       Total/Weighted Average........      18        4,169,472      12.9%        95.4%      $ 60,431       10.2%       639
                                            -       ----------     -----        -----       --------      -----      -----
       Total.........................      90       32,216,741     100.0%        92.5%      $592,366      100.0%     3,066
                                           ==       ==========     =====                    ========      =====      =====
                                                         ANNUALIZED
                                        ANNUALIZED        RENT PER
                                       NET EFFECTIVE      OCCUPIED       ANNUALIZED   MARKET     ESTIMATED
                                         RENT PER        SQUARE FOOT      RENT PER     RENT     REPLACEMENT
                                         OCCUPIED      AS OF 1/1/93 OR    OCCUPIED      PER      COST RENT
OFFICE PROPERTIES                         SQUARE         ACQUISITION       SQUARE     SQUARE    PER SQUARE
(MARKET, SUBMARKET)                       FOOT(2)          DATE(3)        FOOT(1)     FOOT(4)     FOOT(5)
-------------------                    -------------   ---------------   ----------   -------   -----------
San Antonio
 Airport.............................       5.22            11.55           13.28      15.51       25.15
 Northwest...........................       6.04            12.88           13.11      15.51       25.51
                                          ------           ------          ------     ------      ------
       Southwest Region
       Total/Weighted Average........     $ 7.48           $15.37          $16.04     $18.03      $28.73

WEST REGION
Phoenix
 Midtown.............................     $ 9.45           $12.38          $12.48     $18.39      $22.40
Denver
 Southeast/Denver Tech Center........       7.82            15.41           16.79      22.65       29.97
St. Louis
 Clayton.............................      12.46            19.81           21.66      24.19       32.27
Albuquerque
 Downtown............................       5.39            16.47           14.96      17.09       30.26
Oklahoma City
 Northwest...........................       2.77             8.41            8.95      12.14       22.23
Dallas
 LBJ Corridor........................       5.41            14.72           14.32      21.01       27.16
 North Central.......................       4.42            11.74           13.14      18.22       28.39
 Preston Center......................      11.37            17.03           18.41      22.82       29.49
Ft. Worth
 West/Southwest......................       4.02            10.59           11.86      12.72       24.23
                                          ------           ------          ------     ------      ------
       West Region
       Total/Weighted Average........     $ 7.64           $14.51          $15.20     $19.98      $27.57
                                          ------           ------          ------     ------      ------
       Total.........................     $10.25           $19.00          $19.87     $23.12      $36.05


---------------


(1) Annualized Rent is the monthly contractual rent under existing leases as of April 30, 1997 multiplied by 12. This amount reflects total rent before any rent abatements and includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of April 30, 1997 for the 12 months ending April 30, 1998 are approximately $5.8 million.


(2) Annualized Net Effective Rent is calculated for leases in effect as of April 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by the Company with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expense for Properties owned as of January 1, 1996 and based on the Company's estimate of annual operating expense for Properties acquired subsequent to January 1, 1996.

(3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993 or the date of acquisition, for Properties acquired after January 1, 1993, calculated by annualizing the rent under existing leases as of that date.

(4) Represents the average asking gross rental rate per rentable square foot for buildings of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, as of March 31, 1997.


(5) Represents the Company's weighted average estimate of the gross rent that would be required to justify construction of a building which would be competitive with the respective Office Properties. An estimate of the replacement cost to build a Property similar to the subject property was calculated utilizing the Marshall and Swift (February 1997) Commercial Estimator 5.0 Software Program. The replacement cost rent is calculated under the assumption that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows: replacement cost rent equals (estimated replacement cost per square foot times 12% plus the estimated operating expenses per square foot of the subject Property) divided by 95%. The estimated replacement costs and the estimated replacement cost rents are based on constructing a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property and required investor returns, could be more or less than these estimates. The Company believes that the spread between current market rents and replacement cost rents are an indication of the likelihood of new construction which could increase competition to the Office Properties.

     The following table sets forth certain information relating to each Office Property as of April 30, 1997 except for 30 N. LaSalle which reflects information as of June 13, 1997, its date of acquisition.



                                                                        PERCENTAGE                              PERCENTAGE
                                                                         OF TOTAL                                   OF
                                 NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                   OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
          PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
          --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
PACIFIC REGION
Los Angeles
  Downtown
    Two California
      Plaza(7)...............       1          1992        1,329,809         4.1%        85.4%      $ 23,908        4.0%
  Pasadena
    Pasadena Towers..........       2        1990-91         439,367         1.4         84.4         10,070        1.7
Orange County
  Central Orange
    500 Orange Tower(8)......       1          1988          290,765         0.9         94.2          5,051        0.9
    1100 Executive Tower.....       1          1987          366,747         1.1         95.5          6,008        1.0
  Irvine/Airport
    1920 Main Plaza..........       1          1988          305,662         0.9         85.9          5,314        0.9
    2010 Main Plaza..........       1          1988          280,882         0.9         90.7          5,444        0.9
San Diego
  La Jolla
    The Plaza at La Jolla
      Village(6).............       5        1987-90         635,419         2.0         98.0         14,351        2.4
    Smith Barney Tower.......       1          1987          186,607         0.6         99.3          3,621        0.6
San Francisco
  Downtown
    201 Mission Street.......       1          1981          483,289         1.5         99.6          9,054        1.5
    580 California...........       1          1984          313,012         1.0         99.9          7,748        1.3
    60 Spear Street
      Building...............       1        1967/87         133,782         0.4         98.5          3,090        0.5
    One Maritime Plaza.......       1        1967/90         523,929         1.6         96.8         15,187        2.6
    One Market...............       1        1976/95       1,455,000         4.5         97.4         35,476        6.0
                                   --                     ----------       -----        -----       --------      -----
        Pacific Region Total/
          Weighted Average...      18                      6,744,270        20.9%        93.5%      $144,322       24.4%
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center(6)....       1          1991          225,500         0.7%        99.0%      $  5,826        1.0%
Orlando
  Downtown
    SunTrust Center..........       1          1988          640,385         2.0         92.2         14,293        2.4

                                                             ANNUALIZED
                                                              RENT PER
                                            ANNUALIZED        OCCUPIED
                                           NET EFFECTIVE    SQUARE FOOT
                                             RENT PER            AS           ANNUALIZED         MARKET        ESTIMATED
                                             OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
          PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
          --------             ---------   -------------   --------------   --------------   --------------   -----------
PACIFIC REGION
Los Angeles
  Downtown
    Two California
      Plaza(7)...............       28        $11.29           $22.08           $21.06           $25.72         $42.88
  Pasadena
    Pasadena Towers..........       30         17.70            27.79            27.15            25.17          34.38
Orange County
  Central Orange
    500 Orange Tower(8)......       51          9.05            22.61            18.45            19.59          33.47
    1100 Executive Tower.....       28          8.88            18.56            17.16            19.59          32.59
  Irvine/Airport
    1920 Main Plaza..........       41         13.15            20.35            20.23            23.82          36.92
    2010 Main Plaza..........       37         12.99            21.24            21.38            23.82          38.50
San Diego
  La Jolla
    The Plaza at La Jolla
      Village(6).............       91         13.83            20.34            23.05            23.75          37.87
    Smith Barney Tower.......       19         11.06            19.40            19.54            23.75          39.84
San Francisco
  Downtown
    201 Mission Street.......       19          8.19            18.80            18.80            30.26          49.54
    580 California...........       29         14.39            23.02            24.77            30.01          47.68
    60 Spear Street
      Building...............        9         10.63            23.12            23.44            28.29          47.48
    One Maritime Plaza.......       40         19.33            29.81            29.95            30.26          48.24
    One Market...............      140         12.35            24.07            25.02            30.94          52.60
                                 -----        ------           ------           ------           ------         ------
        Pacific Region Total/
          Weighted Average...      562        $12.61           $22.79           $22.89           $26.74         $43.66
SOUTHEAST REGION
Ft. Lauderdale
  Downtown
    First Union Center(6)....       21        $14.96           $17.45           $26.09           $25.22         $42.88
Orlando
  Downtown
    SunTrust Center..........       43         14.82            23.99            24.22            24.57          38.94


                                                                        PERCENTAGE                              PERCENTAGE
                                                                         OF TOTAL                                   OF
                                 NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                   OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
          PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
          --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre.....       1         1987           215,104         0.7         97.4          4,027        0.7
Sarasota
  Downtown
    Sarasota City Center.....       1         1989           247,891         0.8         93.9          4,148        0.7
Tampa
  Westshore
    Tampa Commons............       1         1985           254,808         0.8         98.3          4,578        0.8
    Westshore Center.........       1         1984           215,523         0.7         99.4          3,350        0.6
Atlanta
  Midtown
    Promenade II.............       1         1990           770,840         2.4         90.0         15,131        2.6
  North Central
    Central Park.............       2         1986           612,733         1.9         97.8         11,867        2.0
  Northwest
    Paces West...............       2         1988           641,263         2.0         98.0         13,058        2.2
Charlotte
  Downtown
    Wachovia Center..........       1        1972/94         581,666         1.8        100.0          6,953        1.2
Raleigh/Durham
  Durham
    University Tower.........       1        1987/92         181,221         0.6         96.5          3,161        0.5
Nashville
  Downtown
    Nations Bank Plaza.......       1        1977/95         421,513         1.3         96.8          5,441        0.9
                                   --                     ----------       -----        -----       --------      -----
        Southeast Region
          Total/ Weighted
          Average............      14                      5,008,447        15.5%        96.0%      $ 91,834       15.5%


                                                             ANNUALIZED
                                                              RENT PER
                                            ANNUALIZED        OCCUPIED
                                           NET EFFECTIVE    SQUARE FOOT
                                             RENT PER            AS           ANNUALIZED         MARKET        ESTIMATED
                                             OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
          PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
          --------             ---------   -------------   --------------   --------------   --------------   -----------
Palm Beach County, FL
  West Palm Beach
    One Clearlake Centre.....       36          6.58            18.90            19.22            25.50          31.51
Sarasota
  Downtown
    Sarasota City Center.....       35          8.93            17.47            17.83            15.50          27.54
Tampa
  Westshore
    Tampa Commons............       21          9.99            22.16            18.28            20.53          27.88
    Westshore Center.........       38          6.62            14.80            15.64            20.53          26.65
Atlanta
  Midtown
    Promenade II.............       23         13.44            21.98            21.80            21.66          35.94
  North Central
    Central Park.............       74         11.90            19.07            19.81            24.48          30.47
  Northwest
    Paces West...............       40         13.48            18.83            20.78            22.94          27.35
Charlotte
  Downtown
    Wachovia Center..........        9          6.73            11.04            11.95            17.05          26.32
Raleigh/Durham
  Durham
    University Tower.........       36          9.63            13.37            18.08            19.62          30.11
Nashville
  Downtown
    Nations Bank Plaza.......       21          6.19             8.58            13.34            19.16          22.78
                                 -----        ------           ------           ------           ------         ------
        Southeast Region
          Total/ Weighted
          Average............      397        $10.93           $17.91           $19.11           $21.64         $31.01




                                                                         PERCENTAGE                              PERCENTAGE
                                                                          OF TOTAL                                   OF
                                  NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                    OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
           PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
           --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
NORTHEAST REGION
Fairfield County, CT
  Shelton
    Shelton Point.............       1        1985/93         159,848         0.5%        94.1%      $  2,106        0.4%
  Stamford
    One Stamford Plaza........       1        1986/94         212,244         0.7         98.4          5,174        0.9
    Two Samford Plaza.........       1        1986/94         253,020         0.8         98.2          7,266        1.2
    Three Stamford Plaza......       1        1980/94         241,575         0.7         98.0          4,751        0.8
    Four Stamford Plaza.......       1        1979/94         260,581         0.8         95.9          4,774        0.8
    177 Broad Street..........       1         1989           187,573         0.6         96.8          3,950        0.7
    300 Atlantic Street.......       1        1987/96         272,458         0.8         95.1          6,635        1.1
    Canterbury Green(7).......       1         1987           224,405         0.7         98.6          6,606        1.1
Washington, D.C.
  Downtown
    1111 19th Street..........       1        1979/93         252,014         0.8         98.5          7,297        1.2
    1620 L Street.............       1         1989           156,272         0.5         85.6          3,758        0.6
Boston
  Downtown
    28 State Street(9)........       1        1968/97         570,040         1.8          8.9          1,643        0.3
New York
  Midtown
    850 Third Avenue..........       1        1960/96         562,567         1.7        100.0         15,220        2.6
Philadelphia
  Downtown
    1601 Market Street........       1         1970           681,289         2.1         93.7         13,303        2.2
Norfolk
  Downtown
    Dominion Tower(6).........       1         1987           403,276         1.3         97.9          6,395        1.1
Northern Virginia
  Reston
    Reston Town Center........       3         1990           726,045         2.3         97.3         17,818        3.0
                                    --                     ----------       -----        -----       --------      -----
        Northeast Region
          Total/ Weighted
          Average.............      17                      5,163,207        16.0%        87.0%       106,696       18.0%

                                                              ANNUALIZED
                                                               RENT PER
                                             ANNUALIZED        OCCUPIED
                                            NET EFFECTIVE    SQUARE FOOT
                                              RENT PER            AS           ANNUALIZED         MARKET        ESTIMATED
                                              OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                 NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
           PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
           --------             ---------   -------------   --------------   --------------   --------------   -----------

NORTHEAST REGION

Fairfield County, CT

  Shelton

    Shelton Point.............       12        $ 5.33           $14.11           $14.00           $23.99         $26.38

  Stamford

    One Stamford Plaza........       13         12.44            26.47            24.78            27.26          39.35

    Two Samford Plaza.........       20         16.63            32.27            29.23            27.26          39.33

    Three Stamford Plaza......       17          8.98            18.66            20.07            27.26          40.00

    Four Stamford Plaza.......        9          6.77            19.20            19.11            27.26          40.13

    177 Broad Street..........       16         11.51            21.65            21.75            27.26          38.45

    300 Atlantic Street.......       25         13.63            22.17            25.62            27.26          49.61

    Canterbury Green(7).......       20         18.83            30.59            29.85            27.26          49.02

Washington, D.C.

  Downtown

    1111 19th Street..........       31         16.14            20.85            29.39            31.34          40.72

    1620 L Street.............       13         16.26            27.04            28.08            28.60          43.02

Boston

  Downtown

    28 State Street(9)........        1         15.79               --            32.50            35.50          49.44

New York

  Midtown

    850 Third Avenue..........       29         12.39            28.01            27.05            36.02          42.97

Philadelphia

  Downtown

    1601 Market Street........       68         12.22            20.14            20.85            18.57          34.21

Norfolk

  Downtown

    Dominion Tower(6).........       52          6.83            14.19            16.20            16.40          33.44

Northern Virginia

  Reston

    Reston Town Center........       78         15.08            24.29            25.22            27.49          42.63

                                  -----        ------           ------           ------           ------         ------
        Northeast Region

          Total/ Weighted

          Average.............      404        $12.52           $20.30           $23.76           $27.30         $40.95



                                                                        PERCENTAGE                              PERCENTAGE
                                                                         OF TOTAL                                   OF
                                 NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                   OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
          PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
          --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
CENTRAL REGION
Chicago
  Downtown
    161 N. Clark.............       1         1992         1,010,520         3.1%        67.9%      $ 14,370        2.4%
    30 N. LaSalle............       1        1974/90         925,950         2.9         97.0         18,839        3.2
    One North Franklin.......       1         1991           617,592         1.9         98.9         12,808        2.2
  East-West Corridor
    Oakbrook Terrace Tower...       1         1988           772,928         2.4         94.4         19,125        3.2
  O'Hare
    1700 Higgins.............       1         1986           133,876         0.4         98.1          2,139        0.4
Indianapolis
  Downtown
    Bank One Center/Tower....       2         1990         1,057,877         3.3         92.5         19,027        3.2
Cleveland
  Downtown
    BP Tower.................       1         1985         1,242,144         3.9         92.4         18,243        3.1
Columbus
  Downtown
    One Columbus Building....       1         1987           407,472         1.3         89.5          8,524        1.4
  Worthington
    Community Corporate
      Center.................       1         1987           250,169         0.8         89.5          4,517        0.8
    One Crosswoods Center....       1         1984           129,583         0.4        100.0          2,061        0.3
                                   --                     ----------       -----        -----       --------      -----
        Central Region Total/
          Weighted Average...      11                      6,548,111        20.3%        90.1%      $119,654       20.2%
SOUTHWEST REGION
New Orleans
  Metairie
    One Lakeway Center.......       1        1981/96         289,112         0.9%        97.1%      $  4,361        0.7%
    Two Lakeway Center.......       1        1984/96         440,826         1.4         94.5          6,008        1.0
    Three Lakeway Center.....       1        1987/96         462,890         1.4         90.1          6,217        1.0
Austin
  Downtown
    Franklin Plaza...........       1         1987           517,849         1.6         91.1          9,644        1.6
    One American Center(7)...       1         1984           505,770         1.6         98.0          9,142        1.5
    San Jacinto Center.......       1         1987           400,329         1.2         97.9          7,001        1.2

                                                             ANNUALIZED
                                                              RENT PER
                                            ANNUALIZED        OCCUPIED
                                           NET EFFECTIVE    SQUARE FOOT
                                             RENT PER            AS           ANNUALIZED         MARKET        ESTIMATED
                                             OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
          PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
          --------             ---------   -------------   --------------   --------------   --------------   -----------
CENTRAL REGION
Chicago
  Downtown
    161 N. Clark.............       52        $ 5.44           $21.65           $20.96           $23.06         $43.81
    30 N. LaSalle............      116          7.21            20.95            20.95            25.44          41.58
    One North Franklin.......       53          5.86            31.26            20.97            24.01          38.80
  East-West Corridor
    Oakbrook Terrace Tower...       60         17.46            26.21            26.21            27.24          36.76
  O'Hare
    1700 Higgins.............       15          5.94            21.52            16.28            18.74          33.04
Indianapolis
  Downtown
    Bank One Center/Tower....       82          9.25            15.94            19.44            19.47          38.99
Cleveland
  Downtown
    BP Tower.................       34          8.09            13.18            15.89            21.29          40.37
Columbus
  Downtown
    One Columbus Building....       30         15.10            22.96            23.38            22.92          31.27
  Worthington
    Community Corporate
      Center.................       39         10.13            19.65            20.18            21.00          27.99
    One Crosswoods Center....       24          7.82            13.29            15.91            19.56          22.52
                                 -----        ------           ------           ------           ------         ------
        Central Region Total/
          Weighted Average...      505        $ 9.22           $20.30           $20.28           $22.82         $38.73
SOUTHWEST REGION
New Orleans
  Metairie
    One Lakeway Center.......       49        $ 8.38           $13.74           $15.53           $17.64         $25.41
    Two Lakeway Center.......       88          7.77            13.11            14.42            17.64          25.87
    Three Lakeway Center.....       50          7.99            13.07            14.91            17.64          25.28
Austin
  Downtown
    Franklin Plaza...........       38         10.87            18.43            20.43            21.05          31.26
    One American Center(7)...       46          8.66            18.05            18.44            21.05          30.41
    San Jacinto Center.......       51          6.05            16.81            17.87            21.05          30.42




                                                                        PERCENTAGE                              PERCENTAGE
                                                                         OF TOTAL                                   OF
                                 NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                   OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
          PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
          --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
Houston
  Galleria
    San Felipe Plaza(6)......       1          1984          959,466         3.0         93.0         14,282        2.4
  North/Airport
    Intercontinental Center..       1        1983/91         194,801         0.6        100.0          2,622        0.4
    Northborough Tower(6)....       1        1983/90         207,908         0.6         91.6          2,562        0.4

                                                             ANNUALIZED
                                                              RENT PER
                                            ANNUALIZED        OCCUPIED
                                           NET EFFECTIVE    SQUARE FOOT
                                             RENT PER            AS           ANNUALIZED         MARKET        ESTIMATED
                                             OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
          PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
          --------             ---------   -------------   --------------   --------------   --------------   -----------
Houston
  Galleria
    San Felipe Plaza(6)......      128          7.16            17.24            16.01            16.82          33.51
  North/Airport
    Intercontinental Center..       13          4.97            13.35            13.46            17.49          24.44
    Northborough Tower(6)....       12          5.02            12.40            13.46            12.90          25.06


San Antonio
  Airport
    Union Square.............       1          1986          194,398         0.6         96.8          2,499        0.4
  Northwest
    Colonnade I..............       1          1983          168,637         0.5         90.2          2,117        0.4
    Northwest Center.........       1        1984/94         241,248         0.7         98.0          2,975        0.5
                                   --                     ----------       -----        -----       --------      -----
        Southwest Region
          Total/Weighted
          Average............      12                      4,583,234        14.2%        94.4%      $ 69,429       11.7%
WEST REGION
Phoenix
  Midtown
    One Phoenix(10)..........       1          1989          586,403         1.8%       100.0%      $  7,317        1.2%
Denver
  Southeast/Denver Tech
    Center
    Denver Corporate Center II
      & III..................       2       1981/93-97       358,357         1.1        100.0          5,715        1.0
    The Quadrant.............       1          1985          313,302         1.0         93.5          5,218        0.9
St. Louis
  Clayton
    Interco Corporate Center.       1          1986          339,163         1.1        100.0          7,347        1.2
Albuquerque
  Downtown
    500 Marquette Building...       1          1985          230,022         0.7         95.6          3,288        0.6
Oklahoma City
  Northwest
    Atrium Towers............       2        1980/95         155,865         0.5        100.0          1,360        0.2
    Cigna Center(6)..........       1          1974          105,459         0.3         93.7            920        0.2

San Antonio
  Airport
    Union Square.............       19          5.22            11.55            13.28            15.51          25.15
  Northwest
    Colonnade I..............       28          7.49            13.76            13.92            15.51          25.94
    Northwest Center.........       37          5.11            12.27            12.58            15.51          25.22
                                 -----        ------           ------           ------           ------         ------
        Southwest Region
          Total/Weighted
          Average............      559        $ 7.48           $15.37           $16.04           $18.03         $28.73
WEST REGION
Phoenix
  Midtown
    One Phoenix(10)..........        1        $ 9.45           $12.38           $12.48           $18.39         $22.40
Denver
  Southeast/Denver Tech
    Center
    Denver Corporate Center II
      & III..................       27          7.92            15.24            15.95            22.26          27.56
    The Quadrant.............       38          7.70            15.60            17.81            23.10          32.72
St. Louis
  Clayton
    Interco Corporate Center.       36         12.46            19.81            21.66            24.19          32.27
Albuquerque
  Downtown
    500 Marquette Building...       33          5.39            16.47            14.96            17.09          30.26
Oklahoma City
  Northwest
    Atrium Towers............       52          2.63             8.03             8.72            11.41          19.85
    Cigna Center(6)..........       65          2.99             8.96             9.31            13.21          25.75




                                                                        PERCENTAGE                              PERCENTAGE
                                                                         OF TOTAL                                   OF
                                 NUMBER                                  PORTFOLIO                 ANNUALIZED   PORTFOLIO
                                   OF       YEAR BUILT/    RENTABLE      RENTABLE     PERCENTAGE      RENT      ANNUALIZED
          PROPERTY             PROPERTIES    RENOVATED    SQUARE FEET   SQUARE FEET    OCCUPIED    ($000S)(1)      RENT
          --------             ----------   -----------   -----------   -----------   ----------   ----------   ----------
Dallas
  LBJ Corridor
    Four Forest(6)...........       1         1985           394,324         1.2         96.3          5,441        0.9
    North Central Plaza
      Three..................       1        1986/94         346,575         1.1         92.3          4,580        0.8
  North Central
    9400 NCX.................       1        1981/95         379,556         1.2         92.2          4,596        0.8
  Preston Center
    Preston Commons..........       3         1986           418,604         1.3         85.6          7,067        1.2
    Sterling Plaza...........       1        1984/94         302,747         0.9         96.8          4,926        0.8
Ft. Worth
  West/Southwest
    Summitt Office Park......       2        1974/93         239,095         0.7         93.7          2,656        0.4
                                   --                     ----------       -----        -----       --------      -----
        West Region
          Total/Weighted
          Average............      18                      4,169,472        12.9%        95.4%      $ 60,431       10.2%
                                   --                     ----------       -----        -----       --------      -----
        Total/Weighted
          Average............      90                     32,216,741       100.0%        92.5%      $592,366      100.0%
                                   ==                     ==========       =====                    ========      =====



                                                             ANNUALIZED
                                            ANNUALIZED        RENT PER
                                           NET EFFECTIVE      OCCUPIED
                                             RENT PER      SQUARE FOOT AS     ANNUALIZED         MARKET        ESTIMATED
                                             OCCUPIED       OF 1/1/93 OR       RENT PER         RENT PER      REPLACEMENT
                                NUMBER        SQUARE        ACQUISITION        OCCUPIED          SQUARE          COST
          PROPERTY             OF LEASES      FOOT(2)         DATE(3)       SQUARE FEET(1)      FOOT(4)         RENT(5)
          --------             ---------   -------------   --------------   --------------   --------------   -----------
Dallas
  LBJ Corridor
    Four Forest(6)...........       59          5.59            15.78            14.33            21.01          27.16
    North Central Plaza
      Three..................       39          5.19            13.51            14.32            21.01          27.15
  North Central
    9400 NCX.................       81          4.42            11.74            13.14            18.22          28.39
  Preston Center
    Preston Commons..........       69         14.05            19.42            19.72            22.82          29.87
    Sterling Plaza...........       76          8.10            13.72            16.81            22.82          28.98
Ft. Worth
  West/Southwest
    Summitt Office Park......       63          4.02            10.59            11.86            12.72          24.23
                                 -----        ------           ------           ------           ------         ------
        West Region
          Total/Weighted
          Average............      639        $ 7.64           $14.51           $15.20           $19.98         $27.57
                                 -----        ------           ------           ------           ------         ------
        Total/Weighted
          Average............    3,066        $10.25           $19.00           $19.87           $23.12         $36.05


---------------


 (1) Annualized Rent is the monthly contractual rent under existing leases as of April 30, 1997, multiplied by 12. This amount reflects total base rent before any rent abatements, but includes expense reimbursements, which may be estimates as of such date. Total rent abatements for leases in effect as of April 30, 1997, for the 12 months ending April 30, 1998 are approximately $5.8 million.



 (2) Annualized Net Effective Rent is calculated for leases in effect as of April 30, 1997 as follows: Annualized Rent, calculated as described above, was reduced to reflect the annualized costs of tenant improvements and leasing commissions, if any, paid or payable by the Company with respect to leases entered into subsequent to the later of 1991 or the date of acquisition of the relevant Property (calculated by dividing the total tenant improvements and leasing commissions for a given lease by the term of that lease in months and multiplying the result by 12). Finally, the result of this calculation was reduced by the estimated operating expenses per square foot, based on 1996 actual operating expense for Properties owned as of January 1, 1996 and based on the Company's estimate of annual operating expense for Properties acquired subsequent to January 1, 1996.


 (3) Represents the gross rental rate per occupied square foot as of the later of January 1, 1993, or the date of acquisition (for Properties acquired after January 1, 1993) calculated by annualizing the base rent and expense reimbursements under existing leases as of that date.


 (4) Represents the average asking gross rental rate per rentable square foot for buildings of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research, as of March 31, 1997.



 (5) Represents the Company's estimate of the gross rent that would be required to justify construction of a building which would be competitive with the respective Office Properties. An estimate of the replacement cost to build a property similar to the subject Property was calculated utilizing the Marshall and Swift (February 1997) Commercial Estimator 5.0 Software Program. The replacement cost rent is calculated under the assumptions that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows:

     replacement cost rent equals (estimated replacement cost per square foot times 12% plus the estimated operating expenses per square foot at the subject Property) divided by 95%. The estimated replacement costs and the estimated replacement cost rents are based on constructing a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property, and required investor returns, could be more or less than these estimates. The Company believes that the spread between current market rents and replacement cost rents are an indication of the likelihood of new construction which could increase competition to the Office Properties.


 (6) This Office Property is held in a partnership with an unaffiliated third-party (and in the case of San Felipe Plaza, the Property is held in a partnership with an affiliated third-party also).


 (7) This Office Property is held subject to a ground lease. See Note 8 to the Combined Financial Statements of Equity Office Predecessors included herein.


 (8) This Office Property is held subject to an interest in the improvements at the Property held by an unaffiliated third-party. In addition, the Company has a mortgage interest in such improvements. See Note 5 to the Combined Financial Statements of Equity Office Predecessors included herein.


 (9) This Office Property is undergoing major redevelopment.


(10) This Office Property is 100% leased to a single tenant on a triple net basis, whereby the tenant pays for certain operating expenses directly rather than reimbursing the Company. The amounts shown above for annualized rent include the amounts for reimbursement of expenses paid by the Company but do not make any adjustments for expenses paid directly by the tenant.

OFFICE PROPERTY MARKET INFORMATION

     The Company operates in most of the top office markets in the United States. Emerging Trends in Real Estate 1997, Cognetics Real Estate, Inc. in December 1996, and 1997 Landauer Real Estate Market Forecast have each ranked the top office markets. Of the 20 markets listed below, the Company owns Office Properties in 16 of such markets as highlighted in bold, capitalized text.


                                     LEADING MARKETS FOR PRIMARY OFFICE    TOP 15 CITIES -- LANDAUER MOMENTUM
    MARKETS TO WATCH IN 1997         EMPLOYMENT GROWTH -- 1996 TO 2005      INDEX FOR OFFICE MARKETS -- 1997
---------------------------------    ----------------------------------    ----------------------------------
 1. SAN FRANCISCO, CA                1. LOS ANGELES, CA                    1. PHOENIX, AZ
 2. Seattle, WA                      2. SAN FRANCISCO/OAKLAND, CA          2. ORLANDO, FL
 3. BOSTON, MA                       3. ATLANTA, GA                        3. Minneapolis, MN
 4. CHICAGO, IL                      4. DALLAS/FORT WORTH, TX              4. ATLANTA, GA
 5. DENVER, CO                       5. WASHINGTON, DC                     5. DENVER, CO
 6. SAN DIEGO, CA                    6. CHICAGO, IL                        6. CHARLOTTE, NC
 7. ATLANTA, GA                      7. PHOENIX, AZ                        7. NASHVILLE, TN
 8. LOS ANGELES, CA                  8. NEW YORK, NY                       8. TAMPA, FL
 9. DALLAS/FORT WORTH, TX            9. HOUSTON/GALVESTON, TX              9. Kansas City, KS
10. WASHINGTON, DC                   10. TAMPA/ST. PETERSBURG, FL          10. Miami, FL
11. Minneapolis, MN                  11. Minneapolis, MN                   11. DALLAS, TX
12. NEW YORK, NY                     12. BOSTON, MA                        12. Seattle, WA
13. PHOENIX, AZ                      13. DENVER/BOULDER, CO                13. CHICAGO, IL
14. Miami, FL                        14. Seattle, WA                       14. SAN FRANCISCO, CA
15. HOUSTON, TX                      15. MIAMI/FT LAUDERDALE, FL           15. BOSTON, MA
Source: Emerging Trends in Real      Source: Cognetics Real Estate,        Source: 1997 Landauer Real Estate
Estate 1997 (Equitable Real          Inc.                                  Market Forecast
Estate Management and Real Estate
Research Corporation)



     The Company's 16 largest markets, based on percentage of annualized rent and on percentage of rentable square feet, are set forth below.



                                                             PERCENTAGE OF           PERCENTAGE OF
MARKET                                                      ANNUALIZED RENT          RENTABLE AREA
------                                                      ---------------          -------------
San Francisco, CA.........................................       11.9%                    9.0%
Chicago, IL...............................................       11.4                    10.7
Fairfield County (Stamford), CT...........................        7.0                     5.6
Atlanta, GA...............................................        6.8                     6.3
Los Angeles, CA...........................................        5.7                     5.5
Dallas, TX................................................        4.5                     5.7
Austin, TX................................................        4.4                     4.4
Orange County, CA.........................................        3.7                     3.9
Houston, TX...............................................        3.3                     4.2
Indianapolis, IN..........................................        3.2                     3.3
Cleveland, OH.............................................        3.1                     3.9
San Diego, CA.............................................        3.0                     2.6
Northern Virginia.........................................        3.0                     2.3
New Orleans, LA...........................................        2.8                     3.7
Columbus, OH..............................................        2.5                     2.4
Orlando, FL...............................................        2.4                     2.0
                                                                 ----                    ----
          Total...........................................       78.7%                   75.5%
                                                                 ====                    ====

     The Company believes that the current economic environment and lack of new office space are allowing the office building industry to gradually reestablish favorable supply and demand fundamentals. Continued office employment growth, when combined with the continuing disparity between current rental rates and the rental rates required to support new development, is expected to result in continuing increases in occupancy, rental rates and profitability.


    MAJOR U.S. OFFICE MARKET SPACE COMPLETIONS, ABSORPTION AND VACANCY RATES


         MEASUREMENT PERIOD              VACANCY RATE        TW RENT
        (FISCAL YEAR COVERED)                                 INDEX
1988                                             110500            101000
1989                                             109000             88000
1990                                              90000             71000
1991                                              48000             41000
1992                                              35000             37500
1993                                               4200             44000
1994                                               3500             43800
1995                                               5000             40100
1996                                              12000             61000
1ST QTR 1997                                       2500             18000

---------------


Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research

     In the Company's 16 largest office markets, rental rates have begun to trend upwards as vacancies have decreased. Commercial office buildings in many markets are experiencing increasing demand for office space accompanied by a shift in bargaining power in favor of landlords and positive trends in rental rates and vacancies.


     THE COMPANY'S 16 LARGEST MARKETS -- VACANCY RATE AND TW RENT INDEX(1)


         MEASUREMENT PERIOD              VACANCY RATE        TW RENT
        (FISCAL YEAR COVERED)                                 INDEX
1988                                               19.8              1988
1989                                               19.5              1989
1990                                               19.9              1990
1991                                               20.1              1991
1992                                               19.9              1992
1993                                               18.5              1993
1994                                               16.6              1994
1995                                               15.0              1995
1996                                               13.4              1996
PROJECTED 1997                                     12.7    PROJECTED 1997

---------------


Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research



(1) Torto Wheaton Research defines the Torto Wheaton (TW) Rent Index as a "statistically computed dollar value for a five year, 10,000 [square] foot lease for an existing average building in the statistical average of the metro or submarket area." The TW Rent Index and vacancy rate in the chart above represents the weighted average of the TW Rent Index for the Company's 16 largest markets excluding New Orleans which is not covered by Torto Wheaton Research.



     Since the early 1990s, the real estate office market has been characterized by declining new construction completions and continued moderate demand from tenants. These dynamics have brought about improved rental rates, occupancies and values. Since the early 1990s, when vacancy for all office space in the Company's 16 largest office markets peaked at approximately 20%, it has steadily declined. For these 16 markets, the overall vacancy rate for all office space is currently approximately 12.7%, and the vacancy rate for Class A office buildings is 9.5%. The Company believes that over the long term the demand and rental rates for well located, institutional quality office space will continue to increase and will remain competitive with new construction.

 THE COMPANY'S 16 LARGEST MARKETS -- NET ABSORPTION (1), COMPLETIONS AND VACANCY
                                                                           RATES

        MEASUREMENT PERIOD          NET ABSORPTION IN  COMPLETIONS IN SQ    VACANCY RATE
      (FISCAL YEAR COVERED)               SQ FT               FT
1988                                         44494232           39341100               1988
1989                                         37469886           41358514               1989
1990                                         30740028           38430518               1990
1991                                         18881772           23829845               1991
1992                                         11355786           11991415               1992
1993                                         16472643            1852807               1993
1994                                         21599579             835618               1994
1995                                         19428058            1699854               1995
1996                                         21166248            3837222               1996
1ST QTR 1997                                  7381885            1939439       1ST QTR 1997

---------------


Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research and Jamison Research, Inc.



(1) CB Commercial Real Estate Group, Inc./Torto Wheaton Research defines net absorption as the net change in multi-tenant occupied stock, in square feet, during that period.

                      FOR THE COMPANY'S 16 LARGEST MARKETS

                     VACANCY RATES OF CLASS A OFFICE SPACE


      COMPARED TO VACANCY RATES FOR ALL OFFICE SPACE AS OF MARCH 31, 1997



                                                              VACANCY RATE FOR
                                                               CLASS A OFFICE    VACANCY RATE FOR
MARKET                                                             SPACE         ALL OFFICE SPACE
------                                                        ----------------   ----------------
Los Angeles, CA.............................................        14.3%              17.4%
New Orleans, LA.............................................        12.5               19.5
Fairfield County (Stamford), CT.............................        11.4               14.5
Dallas, TX..................................................        10.6               15.9
Indianapolis, IN............................................        10.3               12.6
Columbus, OH................................................        10.3                9.1
Houston, TX.................................................         9.0               17.3
Chicago, IL.................................................         8.9               13.9
San Diego, CA...............................................         8.7               12.2
Cleveland, OH...............................................         8.7               13.5
Atlanta, GA.................................................         7.8               10.0
Orange County, CA...........................................         7.5               11.8
Austin, TX..................................................         7.3                8.8
San Francisco, CA...........................................         5.8                6.6
Orlando, FL.................................................         5.6                7.5
Northern Virginia, VA.......................................         4.8                6.3
                                                                   -----              -----
All 16 Markets..............................................         9.5%              12.7%


---------------


Source: CB Commercial Real Estate Group, Inc./Torto Wheaton Research and Jamison Research, Inc.



     The Company believes that office markets across the country are in a recovery. Given prospects for limited new development and continued growth in office demand, the Company believes that the office market recovery will continue for the foreseeable future and will lead to increased rental rates and reduced concessions in most office markets across the country. Based upon information published by CB Commercial Real Estate Group, Inc./Torto Wheaton Research, it is estimated that finance, insurance and real estate and office-based employment account for approximately 70% of the total U.S. primary office employment. Additionally, employment projections for the years 1996 through 2000 anticipate continued growth in U.S. employment with office-based employment growing at approximately 2.2% compared to total U.S. employment growth of approximately 1.4% per annum.

PARKING FACILITIES


     Information concerning the Company's Parking Facilities as of April 30, 1997 is set forth below.



                                                                                               NUMBER
                                               APPROXIMATE                    MANAGEMENT         OF
                                                NUMBER OF                      COMPANY        PARKING
PROPERTY NAME                                    SPACES          CITY        OR LESSEE(1)    FACILITIES
-------------                                  -----------   ------------  ----------------  ----------
Boston Harbor Garage..........................    1,380      Boston        Standard Parking       1
1602-34 Chancellor Garage.....................      416      Philadelphia  Central Parking        1
15th & Sansom St. Garage......................      313      Philadelphia  Central Parking        1
Juniper/Locust St. Garage.....................      541      Philadelphia  Central Parking        1
1111 Sansom St. Garage........................      250      Philadelphia  Central Parking        1
1616 Sansom St. Garage........................      240      Philadelphia  Central Parking        1
Milwaukee Center(2)...........................      858      Milwaukee     Standard Parking       1
Capitol Commons Garage(2)(3)..................      943      Indianapolis  Central Parking        1
North Loop Transportation Center(3)...........    1,374      Chicago       Standard Parking       1
Theater District Garage(3)....................    1,006      Chicago       Standard Parking       1
St. Louis Garages(4)..........................    7,464      St. Louis     Central Parking        4
                                                 ------                                          --
          Total...............................   14,785                                          14
                                                 ======                                          ==


---------------


(1) With the exception of Capital Commons Garage, all of the named Parking Facilities are operated by the designated third-party Service Company under a lease agreement whereby the Company and the Service Company share the gross receipts from the parking operation or the Company receives a fixed payment from the Service Company, and the Company bears none of the operational expenses. In the case of the Capital Commons Garage, the operating agreement provides for the Company's receipt of a percentage of net receipts and, therefore, results in an insignificant amount of non-qualifying gross income for REIT qualification purposes relative to the total gross income of the Company. See "Federal Income Tax
    Considerations -- Taxation of the Company."


(2) This Parking Facility is held subject to a ground lease. See Note 8 to the Combined Financial Statements of Equity Office Predecessors included herein.

(3) Each of these Parking Facilities is held in a partnership with an unaffiliated third-party. The Operating Partnership or a Subsidiary will be the managing general partner of each such partnership. See Note 6 to the Combined Financial Statements of Equity Office Predecessors included herein.

(4) The Company has a 50% membership interest in a portfolio of four Parking Facilities serving the St. Louis, Missouri area.



     The Company is actively negotiating the purchase of a parking facility in downtown Chicago and expects to close on this acquisition subsequent to Closing. The facility contains 670 spaces and 15,000 square feet of retail space. There can be no assurance that this property will be successfully acquired.

TENANTS



     The Office Properties are leased to 3,066 tenants. The following table sets forth the 25 largest tenants based on annualized rent at the Office Properties:



                                                REMAINING   PERCENTAGE OF   AGGREGATE    PERCENTAGE
                                     NUMBER       LEASE       AGGREGATE     RENTABLE    OF AGGREGATE
                                       OF        TERM IN     ANNUALIZED      SQUARE       OCCUPIED
TENANT NAME(1)                      BUILDINGS    MONTHS        RENT(2)        FEET      SQUARE FEET
--------------                      ---------   ---------   -------------   ---------   ------------
Andersen Worldwide................      5           68           2.3%         496,222        1.7%
AT&T..............................      5          147           1.8          508,469        1.8%
Bank One (Indianapolis)...........      3          243           1.6          438,806        1.5%
California Metropolitan Water
  District........................      1           22           1.4          402,194        1.4%
General Services
  Administration(3)...............     11           85           1.4          400,676        1.4%
Chicago Title and Trust...........      6          169           1.3          312,039        1.1%
Mountain States Telephone.........      1           85           1.2          586,403        2.0%
Coopers & Lybrand.................      4           81           1.2          235,259        0.8%
SunTrust..........................      1          135           1.1          257,158        0.9%
City of Chicago...................      1          185           1.1          264,775        0.9%
Home Depot USA, Inc. .............      1           35           1.0          275,373        1.0%
AON Corporation...................      4           85           0.9          183,549        0.6%
Citibank..........................      2           50           0.9          166,278        0.6%
IBM...............................      4           35           0.8          226,888        0.8%
LTV Corporation ..................      1          168           0.7          239,271        0.8%
Brobeck, Phleger, and Harrison....      1           90           0.7          213,526        0.7%
Duke Power Company................      1          104           0.7          318,623        1.1%
Merrill Lynch.....................      8           67           0.7          201,129        0.7%
Smith Barney .....................      9           92           0.7          161,323        0.6%
Reuters America ..................      4           62           0.6          160,048        0.6%
BP America, Inc. .................      1          140           0.6          331,808        1.1%
NationsBank.......................      4          134           0.6          261,659        0.9%
Price Waterhouse..................      3           28           0.6          128,279        0.4%
Graham and James LLP..............      1          160           0.6           92,768        0.3%
First Union Bank..................      6           80           0.6          171,620        0.6%
                                                                ----        ---------       ----
          Total/Weighted
            Average(4)............                 107          25.1%       7,034,143       24.3%
                                                                ====        =========       ====


---------------

(1) Actual tenant may be a subsidiary of or an entity affiliated with the named tenant.

(2) Annualized Rent is the monthly contractual base rent under existing leases as of April 30, 1997 multiplied by 12. This amount reflects the total rent before any rent abatements and includes expense reimbursements.


(3) Represents all leases with a branch or agency of the federal government. The leases with General Services Administration are terminable at the option of the tenant if the funding for the agency which is the tenant is terminated.


(4) Weighted Average calculation based on aggregate rentable square footage occupied by each tenant.

LEASE EXPIRATION BY REGION


    The following table sets forth a schedule of lease expirations by region for leases in place as of April 30, 1997, for each of the 10 full and partial calendar years beginning May 1, 1997, for the Office Properties, on an aggregate basis, assuming that none of the tenants exercise renewal options and excluding an aggregate of 2,408,490 square feet of unleased space.



                                                      1997          1998          1999          2000          2001
                                                   -----------   -----------   -----------   -----------   -----------
Pacific Region    Square Feet(1).................      317,959       477,931     1,045,214       595,816     1,031,067
 Totals           % Square Feet(2)...............          4.7%          7.1%         15.5%          8.8%         15.3%
                  Annualized Rent(3).............    6,397,259    12,338,519    23,739,339    13,439,706    21,713,512
                  Number of Leases...............           89            94           103            67            73
                  Rent Per Square Foot...........  $     20.12   $     25.82   $     22.71   $     22.56   $     21.06
                  Market Rent(4).................  $     26.74
                  Replacement Cost Rent(5).......  $     43.66
Southeast Region  Square Feet(1).................      209.905       358,528       436,329       888,388       493,235
 Totals           % Square Feet(2)...............          4.2%          7.2%          8.7%         17.7%          9.8%
                  Annualized Rent(3).............    4,064,105     6,701,703     8,014,876    18,132,089    10,642,647
                  Number of Leases...............           47            70            71            74            60
                  Rent Per Square Foot...........  $     19.36   $     18.69   $     18.37   $     20.41   $     21.58
                  Market Rent(4).................  $     21.64
                  Replacement Cost Rent(5).......  $     31.01
Northeast Region  Square Feet(1).................      112,186       420,303       435,924       551,590       677,736
 Totals           % Square Feet(2)...............          2.2%          8.1%          8.4%         10.7%         13.1%
                  Annualized Rent(3).............    2,190,113    10,444,551    10,574,188    14,593,113    16,717,243
                  Number of Leases...............           29            44            56            55            57
                  Rent Per Square Foot...........  $     19.52   $     24.85   $     24.26   $     26.46   $     24.67
                  Market Rent(4).................  $     27.30
                  Replacement Cost Rent(5).......  $     40.95
Central Region    Square Feet(1).................      218,214       394,246       273,415       498,331       411,693
 Totals           % Square Feet(2)...............          3.3%          6.0%          4.2%          7.6%          6.3%
                  Annualized Rent(3).............    4,665,360    11,078,580     5,675,951    11,844,120     9,002,749
                  Number of Leases...............           62            57            55            55            68
                  Rent Per Square Foot...........  $     21.38   $     28.10   $     20.76   $     23.77   $     21.87
                  Market Rent(4).................  $     22.82
                  Replacement Cost Rent(5).......  $     38.73
Southwest Region  Square Feet(1).................      377,233       471,920       545,172       972,339       639,876
 Totals           % Square Feet(2)...............          8.2%         10.3%         11.9%         21.2%         14.0%
                  Annualized Rent(3).............    5,788,134     7,558,326     8,131,789    16,668,082    10,076,469
                  Number of Leases...............          124            97            87           101            67
                  Rent Per Square Foot...........  $     15.34   $     16.02   $     14.92   $     17.14   $     15.75
                  Market Rent(4).................  $     18.03
                  Replacement Cost Rent(5).......  $     28.73
West Region       Square Feet(1).................      342,281       562,611       629,284       622,501       487,631
 Totals           % Square Feet(2)...............          8.2%         13.5%         15.1%         14.9%         11.7%
                  Annualized Rent(3).............    4,663,970     9,748,348     9,790,798     9,444,323     8,266,863
                  Number of Leases...............          153           129           123            97            71
                  Rent Per Square Foot...........  $     13.63   $     17.33   $     15.56   $     15.17   $     16.95
                  Market Rent(4).................  $     19.98
                  Replacement Cost Rent(5).......  $     27.57
Portfolio Totals  Square Feet(1).................    1,577,778     2,685,539     3,365,338     4,128,965     3,741,238
                  % Square Feet(2)...............          4.9%          8.3%         10.4%         12.8%         11.6%
                  Annualized Rent(3).............   27,768,940    57,870,028    65,926,942    84,121,432    76,419,483
                  Number of Leases...............          504           491           495           449           396
                  Rent Per Square Foot...........  $     17.60   $     21.55   $     19.59   $     20.37   $     20.43
                  Market Rent(4).................  $     23.12
                  Replacement Cost Rent(5).......  $     36.05

                                                                                         2007 AND
                     2002          2003          2004          2005          2006         BEYOND         TOTALS
                  -----------   -----------   -----------   -----------   -----------   -----------   ------------
Pacific Region        462,607       360,850       239,870       308,185       238,270     1,228,349      6,306,118
 Totals                   6.9%          5.4%          3.6%          4.6%          3.5%         18.2%          93.5%
                   11,050,267     9,222,025     5,863,289     6,944,151     6,134,594    27,479,763    144,322,425
                           40            24            16            16            14            26            562
                  $     23.89   $     25.56   $     24.44   $     22.53   $     25.75   $     22.37   $      22.89
Southeast Region      333,238       196,418       265,409       386,294       171,920     1,066,416      4,806,080
 Totals                   6.7%          3.9%          5.3%          7.7%          3.4%         21.3%          96.0%
                    6,061,910     4,660,894     3,449,609     5,232,216     4,357,759    20,515,867     91,833,673
                           38             7             8             5             7            10            397
                  $     18.19   $     23.73   $     13.00   $     13.54   $     25.35   $     19.24   $      19.11
Northeast Region      581,412       394,879       428,200       329,450       296,187       263,160      4,491,027
 Totals                  11.3%          7.6%          8.3%          6.4%          5.7%          5.1%          87.0%
                   13,511,290     8,485,273    10,170,737     8,210,570     6,293,497     5,505,783    106,696,359
                           39            42            22            25            23            12            404
                  $     23.24   $     21.49   $     23.75   $     24.92   $     21.25   $     20.92   $      23.76
Central Region        399,874       333,566       427,613       774,803       305,433     1,864,130      5,901,318
 Totals                   6.1%          5.1%          6.5%         11.8%          4.7%         28.5%          90.1%
                    8,552,665     7,030,994     8,679,498    14,853,556     4,415,070    33,855,009    119,653,553
                           52            33            49            26            13            35            505
                  $     21.39   $     21.08   $     20.30   $     19.17   $     14.46   $     18.16   $      20.28
Southwest Region      534,188       248,412       223,987        72,924       127,586       114,085      4,327,772
 Totals                  11.7%          5.4%          4.9%          1.6%          2.8%          2.5%          94.4%
                    9,255,866     3,890,124     4,243,129     1,302,104     1,997,643       517,173     69,428,840
                           49            14             9             5             4             2            559
                  $     17.33   $     15.66   $     18.94   $     17.86   $     15.66   $      4.53   $      16.04
West Region           414,209       160,800       678,599        16,130        25,313        36,627      3,975,986
 Totals                   9.9%          3.9%         16.3%          0.4%          0.6%          0.9%          95.4%
                    6,497,844     2,507,950     8,864,360       265,160       381,510            --     60,431,127
                           35            20             6             2             3            --            639
                  $     15.69   $     15.60   $     13.06   $     16.44   $     15.07   $        --   $      15.20
Portfolio Totals    2,725,528     1,694,925     2,263,678     1,887,786     1,164,709     4,572,767     29,808,251
                          8.5%          5.3%          7.0%          5.9%          3.6%         14.2%          92.5%
                   54,929,842    35,797,260    41,270,623    36,807,757    23,580,072    87,873,595    592,365,975
                          253           140           110            79            64            85          3,066
                  $     20.15   $     21.12   $     18.23   $     19.50   $     20.25   $     19.22   $      19.87


---------------

(1) Total net rentable square feet represented by expiring leases.
(2) Percentage of total net rentable feet represented by expiring leases.

(3) Annualized Rent is the monthly contractual rent under existing leases as of April 30, 1997, multiplied by 12. This amount reflects total base rent before any rent abatements and includes expense reimbursements which may be estimates as of such date. Total rent abatements for leases in effect as of April 30, 1997, for the 12 months ending April 30, 1998, are approximately $5.8 million.


(4) Represents the average asking gross rent per rentable square feet for buildings of comparable size, class, location and age, based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaton Research as of April 30, 1997.


(5) Represents the Company's estimate of the gross rent that would be required to justify construction of a building which would be competitive with the subject Property. As estimate of the replacement cost to build a property similar to the subject Property was calculated utilizing the Marshall and Swift (February 1997) Commercial Estimator 5.0 Software Program. The replacement cost rent is calculated under the assumptions that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows: Replacement Cost Rent equals (estimated replacement cost per square foot times 12% plus the estimated operating expenses per square foot at the subject Property) divided by 95%. The estimated replacement cost and the estimated replacement cost rent are based on constructing a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property and the required investor returns could be more or less than this estimate.

LEASE EXPIRATIONS -- PORTFOLIO TOTAL


     The following table sets forth a summary schedule of the lease expirations for the Office Properties for leases in place as of April 30, 1997, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:



                                                     PERCENTAGE
                                          SQUARE      OF TOTAL      ANNUALIZED       ANNUALIZED       PERCENTAGE OF
                            NUMBER OF   FOOTAGE OF    OCCUPIED       RENT OF           RENT OF       ANNUALIZED RENT
                             LEASES      EXPIRING      SQUARE        EXPIRING      EXPIRING LEASES     OF EXPIRING
 YEAR OF LEASE EXPIRATION   EXPIRING      LEASES        FEET      LEASES ($000S)   PER SQUARE FOOT      LEASES(1)
 ------------------------   ---------   ----------   ----------   --------------   ---------------   ---------------
1997(2)...................      504     1,577,778        5.4%        $ 27,769          $17.60               4.7%
1998......................      491     2,685,539        9.1           57,870           21.55               9.8
1999......................      495     3,365,338       11.5           65,927           19.59              11.1
2000......................      449     4,128,965       14.1           84,121           20.37              14.2
2001......................      396     3,741,238       12.7           76,419           20.43              12.9
2002......................      253     2,725,528        9.3           54,930           20.15               9.3
2003......................      140     1,694,925        5.8           35,797           21.12               6.0
2004......................      110     2,263,678        7.7           41,271           18.23               7.0
2005......................       79     1,887,786        6.4           36,808           19.50               6.2
2006......................       64     1,164,709        4.0           23,580           20.25               4.0
2007......................       32       942,347        3.2           25,048           26.58               4.2
2008......................       21       853,856        2.9           16,781           19.65               2.8
2009......................        9       257,977         .9            5,275           20.45                .9
2010 and beyond...........       23     2,079,559        7.1           40,770           19.61               6.9
                              -----     ----------     -----         --------          ------             -----
        Total/Weighted
          Average.........    3,066     29,369,223(3)   100.0%(3)    $592,366          $19.87             100.0%
                              =====     ==========     =====         ========          ======             =====


---------------

(1) Based on currently payable rent.

(2) Represents lease expirations from May 1, 1997 to December 31, 1997 and month to month leases.

(3) Reconciliation of total net rentable square footage is as follows:


                                                             SQUARE FOOTAGE   PERCENTAGE OF TOTAL
                                                             --------------   -------------------
        Square footage occupied by tenants.................    29,369,223             91.2%
        Square footage used for management offices and
          building use, and remeasurement adjustments......       439,028              1.3%
        Square footage vacant..............................     2,408,490              7.5%
                                                               ----------           ------
                  Total net rentable square footage........    32,216,741            100.0%
                                                               ==========           ======


LEASE DISTRIBUTIONS


     The following table sets forth information relating to the distribution of the Office Property leases, based on rentable square feet under lease, as of April 30, 1997:



                                                                  PERCENTAGE                                  PERCENTAGE
                                                      TOTAL      OF AGGREGATE                   ANNUALIZED   OF AGGREGATE
                                          PERCENT    OCCUPIED      PORTFOLIO                       RENT       PORTFOLIO
                               NUMBER     OF ALL      SQUARE       OCCUPIED       ANNUALIZED    PER SQUARE    ANNUALIZED
  SQUARE FEET UNDER LEASE     OF LEASES   LEASES       FEET       SQUARE FEET        RENT          FOOT          RENT
  -----------------------     ---------   -------   ----------   ------------    ------------   ----------   ------------
2,500 or Less...............    1,185       38.6%    1,958,598         6.6%      $ 26,726,992     $13.65          4.5%
2,501-5,000.................      672       21.9     2,387,976         8.0         44,960,367      18.83          7.6
5,001-7,500.................      347       11.3     2,115,725         7.1         39,679,385      18.75          6.7
7,501-10,000................      174        5.7     1,506,842         5.1         31,000,480      20.57          5.2
10,001-20,000...............      377       12.3     5,406,133        18.2        106,419,678      19.68         18.0
20,001-40,000...............      189        6.2     5,226,875        17.5        107,683,445      20.60         18.2
40,001-60,000...............       60        2.0     2,926,641         9.8         65,899,540      22.52         11.1
60,001-100,000..............       35        1.1     2,661,218         8.9         63,360,925      23.81         10.7
100,000 or Greater..........       27        0.9     5,618,243        18.8        106,635,163      18.98         18.0
                                -----      -----    ----------       -----       ------------     ------        -----
    Total/Weighted
      Average...............    3,066      100.0%   29,808,251       100.0%      $592,365,975     $19.87        100.0%
                                =====      =====    ==========       =====       ============     ======        =====

TENANT RETENTION AND EXPANSIONS; NATIONAL MARKETING PROGRAM

     The Company believes its ability to deliver consistent service to, and develop relationships with, tenants contribute to its success in attracting, expanding and retaining a high quality and diverse tenant base. The Company services tenants primarily through its on-site and regional professional leasing and management staff.


     Management believes that tenant satisfaction fosters long-term tenant relationships and creates renewal and expansion opportunities, which, in turn, enhance the Company's ability to maintain and increase occupancy rates. The Company's success in this area is demonstrated in part by the number of existing tenants who have re-leased their space, leased additional space to support their expansion needs or moved to other space within the Company's portfolio. During 1994 and 1995, the Company expanded leased space for 510 tenants by a total of over 1.67 million square feet and during 1996, 292 tenants expanded their leased space by 951,000 square feet. Examples include Reuters America, which expanded its space in Stamford Plaza from 12,000 square feet to over 106,000 square feet; Long Beach Mortgage's expansion in Orange County, California from 22,500 square feet to almost 100,000 square feet in two buildings; BellSouth's increase from 31,950 square feet to 56,400 square feet at Lakeway Center in New Orleans; and Encore Media's expansion from 26,285 square feet to over 63,000 square feet at the Quadrant in Denver. The actual rental rates at which available space will be relet will depend on prevailing market factors at the time. There can be no assurance that the Company will relet such space at an increased, or even at the then current rental rate.



     The Company has developed a National Accounts Program which focuses on leasing space to the Company's largest tenants. Fast growing companies with national real estate requirements have embraced the Company's concept of being the "single point of contact" for their rapidly changing real estate needs. One of the most important benefits has been the use of a standardized lease for a multi-site tenant, reducing the expense and time to complete lease transactions. Through the aggressive implementation of this program, the Company has accommodated tenants in multiple Office Properties across the country. For example, Andersen Worldwide has expanded from 111,698 square feet in two locations to 496,222 square feet in five locations; Coopers & Lybrand has expanded from 87,351 square feet in two locations to 235,259 square feet in four locations; Marsh & McLennan has expanded from 14,324 square feet in one location to 72,325 square feet in four locations; and Price Waterhouse has expanded from 67,020 square feet in one location to 128,279 square feet in three locations.



     As part of its initial repositioning of an Office Property after an acquisition, the Company frequently pursues a policy of replacing some existing tenants with more creditworthy tenants with a higher probability of expansion and renewal. While this may adversely affect tenant retention rates in the early years of ownership of an Office Property, management believes it is beneficial to the Company in the long run. The Company's retention rate at the Office Properties typically continues to increase as each Property is repositioned and stabilized. The Company's experience is that the net present value of renewed leases substantially exceeds the net present value of leases with new tenants. The Company expects this difference to continue as demand outpaces supply.


CAPITAL IMPROVEMENTS

     The Company has a history of acquiring and repositioning undercapitalized and poorly managed properties, many of which have required significant capital improvements due to deferred maintenance and/or required substantial renovation to enable them to compete effectively. A number of the Properties also have had significant amounts of shell space requiring build out at the time of acquisition. The Company takes these capital improvements and revenue enhancing tenant improvements into consideration at the time of acquisition in determining the amount of equity and debt financing required to purchase the Property and fund the improvements. Therefore, capital improvements up to the first five years after acquisition of these Properties are treated separately from typical recurring capital expenditures and non-revenue enhancing tenant improvements and leasing commissions required once these Properties have reached stabilized occupancy and deferred maintenance and renovations planned at the time of acquisition have been completed. Capital improvements (including tenant improvements and leasing commissions for shell space) for the years ended

December 31, 1994, 1995 and 1996 and the four months ended April 30, 1997 were $49,675,000, $48,756,000, $100,315,000 and $38,415,000, respectively, or $2.76,
$2.16, $3.49 and $1.19 per square foot, respectively. These amounts include $16,762,000, $47,268,000 and $18,563,000 for the years ended December 31, 1995 and 1996 and the four months ended April 30, 1997, respectively, for the redevelopment of the 28 State Street Building.



     The Company considers capital expenditures to be recurring expenditures relating to the daily maintenance of the Office Properties. The table below summarizes capital expenditures for the years ended December 31, 1994, 1995 and 1996 and the four months ended April 30, 1997. The capital expenditures set forth below are not necessarily indicative of future capital expenditures.



                                                                                     1997
                                                                                   (THROUGH
                                                              1994   1995   1996   APRIL 30)
                                                              ----   ----   ----   ---------
Number of Office Properties.................................    61     71     81       90
Rentable Square Feet (in millions)..........................  18.0   22.6   28.7     32.2
Annual Capital expenditures
  per square foot...........................................  $.32   $.14   $.16     $.01

TENANT IMPROVEMENT AND LEASING COMMISSION COSTS


     The Company distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (which are required for vacant space at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (which are required to maintain the revenue being generated from currently leased space). The table below summarizes the revenue enhancing and non-revenue enhancing tenant improvements and leasing commissions for the years ended December 31, 1994, 1995 and 1996 and the four months ended April 30, 1997. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:



                                                                                1997
                                                                              (THROUGH           WEIGHTED
                                   1994          1995          1996          APRIL 30)            AVERAGE
                                -----------   -----------   -----------      ----------         -----------
Number of Office Properties...           61            71            81              90
Rentable Square Feet (in
  millions)...................         18.0          22.6          28.7            32.2
Revenue enhancing tenant
  improvements and leasing
  commissions
  Annual (in thousands).......  $16,975,000   $20,981,000   $31,534,000      $2,774,000          72,264,000
  Per square foot improved....        14.14         22.89         30.26(1)        20.25(2)            21.92
  Per square foot total.......          .94           .93          1.10(1)          .26(2,3)            .71
Non-revenue enhancing tenant
  improvements and leasing
  commissions
  Percentage of Space
    Renewed...................           78%           75%           60%             76%                 69%
  Percentage of Space
    Retenanted................           22%           25%           40%             24%                 31%
Total.........................          100%          100%          100%            100%                100%
  Renewal space
    Annual (in thousands).....   11,095,000    10,008,000    15,486,000       3,825,000          40,414,000
    Per square foot
      improved................         5.41          7.82          6.79(1)         6.98(2)             6.56
    Per square foot total.....          .62           .44           .54(1)          .36(2,3)            .40
  Re-tenanted space
    Annual (in thousands).....    8,966,000     8,446,000    31,987,000       2,876,000          52,275,000
    Per square foot
      improved................        15.08         19.80         20.64(1)        16.93(2)            19.07
    Per square foot total.....          .50           .37          1.11(1)          .27(2,3)            .52
                                -----------   -----------   -----------      ----------         -----------
Total Non-Revenue Enhancing...  $20,061,000   $18,454,000   $47,473,000      $6,701,000          92,689,000
Per square foot improved......         7.58         10.81         12.39            9.33               10.41
Per square foot total.........         1.12           .81          1.65             .63(2,3)            .92


---------------

(1) The per square foot calculations as of December 31, 1996 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of December 31, 1996, divided by the total square footage being improved or total building square footage. The actual amounts expended as of December 31, 1996 for revenue enhancing and non-revenue enhancing renewal and re-tenanted space were $22,182,000, $7,863,000 and $12,989,000, respectively.



(2) The per square foot calculations as of April 30, 1997 are calculated taking the total dollars anticipated to be expended on tenant improvements in process as of April 30, 1997, divided by the total square footage being improved or total building square footage. The actual amounts expended as of April 30, 1997 for revenue enhancing and non-revenue enhancing renewal and re-tenanted space were $1,600,000, $1,002,000 and $1,603,000, respectively.



(3) The amounts shown have been annualized to reflect a full year of comparable operation. The actual costs per square foot total as of April 30, 1997 for revenue enhancing and non-revenue enhancing renewal and re-tenanted space were $.09, $.12 and $.09, respectively.

OCCUPANCY

     The table below sets forth weighted average occupancy rates, based on square feet occupied, of the Office Properties owned by the Company at the indicated dates:


                                                      AGGREGATE          PERCENTAGE OF RENTABLE
DATE                                             RENTABLE SQUARE FEET     SQUARE FEET OCCUPIED
----                                             --------------------    ----------------------
December 31, 1992..............................        9,095,684                   73%
December 31, 1993..............................       13,550,553                   80
December 31, 1994..............................       18,505,591                   88
December 31, 1995..............................       23,097,222                   86
December 31, 1996..............................       29,127,289                   90
June 15, 1997..................................       32,216,741                   93(1)


---------------

(1) Percentage of occupied square footage represents occupancy as of April 30, 1997 for all Office Properties except for 30 N. LaSalle which is represented as of June 13, 1997, its date of acquisition.


DEBT FINANCING


     As of March 31, 1997, the Company had outstanding existing long-term indebtedness in an aggregate principal amount of $1.996 billion, of which $598.4 million or 30% had a floating interest rate. The Company's fixed rate debt had a weighted average interest rate of 7.81% and a weighted average maturity of 73 months. As of such date, the Company's floating rate debt bore interest at a weighted average rate of 7.19% and had a weighted average maturity of 38 months. The Company's overall weighted average interest rate as of March 31, 1997 was 7.62%.



     The Company has previously entered into interest rate hedging arrangements for substantially all of its floating rate debt in order to protect the company from rising interest rates. In addition to the foregoing, the Company intends to issue, within 90 days of consummation of the Offering, a Senior Notes Offering. Excluding the Line of Credit that the Company expects to enter into upon consummation of the Consolidation, the Company's total debt subsequent to the Offering will largely consist of (i) fixed rate loans or (ii) floating rate loans subject to interest rate hedging arrangements that will limit the Company's exposure to rising interest rates.



REALTY TAXES



     As of March 31, 1997, the Properties were subject to realty tax rates ranging from approximately 1% to approximately 7.5% of assessed value. For the year ended December 31, 1996, the Company incurred approximately $52.2 million in annual realty taxes. The Company does not expect proposed improvements to materially affect the amount of realty taxes.


LEGAL PROCEEDINGS


     Two consolidated subsidiaries of Equity Office Predecessors have been named as two of several defendants in an action brought on August 15, 1995, in the Circuit Court of Cook County, Illinois, Chancery Division by an investor in an unaffiliated entity owning an interest in one of the subsidiaries. The plaintiff demands rescission of certain transactions related to the acquisition by one of the subsidiaries of the Theatre District Garage. A sustained judgment in favor of the plaintiff could result in the loss of the Company's interest in the Theatre District Garage. This action is in its discovery stage. Although the outcome cannot be predicted with any certainty, the Company intends to contest all asserted claims vigorously and the Company believes that it will not incur a material loss in connection with this action. In addition, the Company's interests in the Theatre District Garage have the benefit of title insurance policies insuring the Equity Office Predecessors' interests in this Property up to the amounts of their respective investments in the Property and covering the costs of defense. Furthermore, the Company has the benefit of an indemnity not limited to the amount of such interests given by certain principals of the seller of the Property.


     Except as described above, neither the Company nor any of the Properties is presently subject to any material litigation nor, to the Company's knowledge, is any litigation threatened against the Company, or any of the Properties, other than routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of the Company.

                                   MANAGEMENT

TRUSTEES, TRUSTEE NOMINEES AND EXECUTIVE AND SENIOR OFFICERS


     The Board of Trustees of the Company will be expanded upon consummation of the Offering to include the trustee nominees named below, each of whom has been nominated for election and has consented to serve, plus three additional trustee nominees who have not yet been selected. Upon election of the trustee nominees, two-thirds of the trustees will not be employees or affiliates of the Company or the Equity Group. Pursuant to the Company's Declaration of Trust, the Board of Trustees is divided into three classes of trustees. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, trustees of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting.


     Information concerning the current trustees, trustee nominees and executive and senior officers of the Company is set forth below.


NAME                                   AGE                         OFFICES HELD
----                                   ---                         ------------
Samuel Zell..........................  55    Chairman of the Board, Trustee
Timothy H. Callahan..................  46    President, Chief Executive Officer, Trustee
Gary A. Beller.......................  50    Executive Vice President -- Parking Facilities
Richard D. Kincaid...................  35    Executive Vice President, Chief Financial Officer
Michael A. Steele....................  50    Executive Vice President -- Real Estate Operations
Stanley M. Stevens...................  48    Executive Vice President, Chief Legal Counsel and
                                             Secretary
Thomas Q. Bakke......................  42    Senior Vice President -- Divisional Manager
David H. Crawford....................  40    Senior Vice President -- Administration and General
                                             Counsel for Property Operations
Sybil J. Ellis.......................  43    Senior Vice President -- Acquisitions
Frank Frankini.......................  42    Senior Vice President -- Design & Construction
Jeffrey L. Johnson...................  37    Senior Vice President -- Investments
Peter D. Johnston....................  39    Senior Vice President -- National Accounts
David H. Naus........................  42    Senior Vice President -- Acquisitions
Michael E. Sheinkop..................  34    Senior Vice President -- Divisional Manager
Sheli Z. Rosenberg...................  55    Trustee
Thomas E. Dobrowski..................  53    Trustee Nominee
James D. Harper, Jr..................  63    Trustee Nominee
Peter Linneman.......................  46    Trustee Nominee
Jerry M. Reinsdorf...................  61    Trustee Nominee



     Samuel Zell has been a Trustee and Chairman of the Board of the Company since October, 1996. For more than 5 years Mr. Zell has served as Chairman of the Board of Directors of Equity Group Investments, Inc. ("EGI"), an owner, manager and financier of real estate and corporations. For more than 5 years Mr. Zell has served as Chairman of the Board of Directors of Anixter International Inc., a provider of integrated network and cabling solutions ("Anixter"), American Classic Voyages Co., an owner and operator of cruise lines ("ACV"), Manufactured Home Communities, Inc. ("MHC"), a real estate investment trust specializing in the ownership and management of manufactured home communities, and as Chairman of the Board of Directors and Chief Executive Officer of Capsure Holdings Corp., a holding company whose principal subsidiaries are specialty property and casualty insurers ("Capsure"). Since February 1993, Mr. Zell has served as a director of Sealy Corporation, a maker of bedding and related products ("Sealy"). Since March 1993, Mr. Zell has served as Chairman of the Board of Trustees of Equity Residential Properties Trust ("EQR"), an owner and operator of multifamily residential properties. Since January 1995, Mr. Zell has served as a director of TeleTech Holdings, Inc., a provider of telephone and computer based customer care solutions. Since March 1995, Mr. Zell has served as a director of Quality Food Centers, Inc., an independent supermarket chain ("QFC"). Since April 1996, Mr. Zell has served as a director of Ramco Energy plc, an independent oil company based in the United Kingdom. Since March 1997, Mr. Zell has served as a director of Chart House Enterprises, Inc., an owner and operator of restaurants. Since April 1997, Mr. Zell has served as the Chairman of the Board of Directors of Jacor Communications, Inc., an owner of radio stations ("Jacor").



     Timothy H. Callahan has been a Trustee and Chief Executive Officer and President of the Company since October 1996. Mr. Callahan has served on the Board of Managers and has been the Chief Executive Officer of Equity Office Holdings, L.L.C., an asset manager of office buildings ("EOH"), and Equity Office Properties, L.L.C., a property manager of office buildings ("EOP"), since August 1996. Mr. Callahan was Executive Vice President and Chief Financial Officer of EGI from January 1995 until August 1996, was Executive Vice President of EGI from November 1994, through January 1995 and was Senior Vice President of EGI from July 1992, until November 1994. Mr. Callahan has been a Director of MHC since May 1996. Mr. Callahan was Vice President -- Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio from July 1988 until July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York City, from July 1973 until March 1987.



     Gary A. Beller has been Executive Vice President of the Company since March 1997. Mr. Beller has been President of Equity Capital Holdings, L.L.C., an asset manager of parking facilities, since June 1995. Mr. Beller has been President of Equity Hotel Properties, Inc., a subsidiary of EGI which manages hotels, since November 1993. Mr. Beller was Senior Vice President -- Redevelopment of Equity Assets Management, Inc., a former subsidiary of EGI which provided real estate asset management services ("EAM") from October 1987 until March 1997.



     Richard D. Kincaid has been Executive Vice President and Chief Financial Officer of the Company since March 1997 and was Senior Vice President and Chief Financial Officer of the Company from October 1996 until March 1997. Mr. Kincaid has been Senior Vice President and Chief Financial Officer of EOH since July 1995. Mr. Kincaid was Senior Vice President of EGI from February 1995 until July 1995. Mr. Kincaid was Senior Vice President of the Yarmouth Group, a real estate investment company in New York, New York, from August 1994 until February 1995. Mr. Kincaid was Senior Vice President-Finance for EGI from December 1993 until July 1994. Mr. Kincaid was Vice President -- Finance for EGI from August 1990 until December 1993. Mr. Kincaid was Vice President for Barclays Bank PLC, a commercial bank located in Chicago, Illinois from August 1987 until August 1990.



     Michael A. Steele has been Executive Vice President-Real Estate Operations for the Company since October 1996. Mr. Steele has been President and Chief Operating Officer of EOP since July 1995. Mr. Steele has been Executive Vice President of EOH since July 1995. Mr. Steele was President and Chief Operating Officer of Equity Office Properties, Inc., a subsidiary of EGI which provided real estate property management services ("EOP Inc."), from November 1993 through October 1995. Mr. Steele was President and Chief Executive Officer of First Office Management, a former division of Equity Property Management, Inc. that provided real estate property management services ("FOM"), from June 1992 until October 1993. Mr. Steele was Senior Vice President and regional director for Rubloff, Inc., a full service real estate company in Chicago, Illinois, from April 1987 until June 1992.


     Stanley M. Stevens has been Executive Vice President, Chief Legal Counsel and Secretary of the Company since October 1996. Mr. Stevens has been Executive Vice President and General Counsel of EOH since September 1996. Mr. Stevens was a vice president of Rosenberg & Liebentritt, P.C., a law firm in Chicago, Illinois, from December 1993 until September 1996. Mr. Stevens was a partner at Rudnick & Wolfe, a national law firm based in Chicago, Illinois, from October 1987 until December 1993.


     Thomas Q. Bakke has been Senior Vice President -- Divisional Manager of the Company since March 1997. Mr. Bakke has been Senior Vice President -- Divisional Manager of EOH since February 1997. Mr. Bakke has been Senior Vice
President -- Field Operations of EOP since July 1995. Mr. Bakke was Senior

Vice President -- Marketing and Leasing of EOP Inc. from March 1994 until July 1995. Mr. Bakke was Vice President -- Marketing and Leasing of EOP Inc. from November 1993 until February 1994. Mr. Bakke was Vice President -- Marketing and Leasing of FOM from January 1991 until November 1993. Mr. Bakke was a senior associate with The Staubach Company, a real estate investment company, in Washington, D.C. from January 1990 until January 1991. Mr. Bakke was an office leasing specialist with Coldwell Banker Commercial Real Estate, a commercial real estate company in Norfolk, Virginia from August 1987 until January 1990.


     David H. Crawford has been Senior Vice President -- Administration, General Counsel for Property Operations and Assistant Secretary of the Company since March 1997. Mr. Crawford has been Senior Vice President and Associate General Counsel of EOH since September 1996. Mr. Crawford has been Senior Vice President and General Counsel of EOH from July 1995 until September 1996 and of EOP since September 1996. Mr. Crawford was Of Counsel to Rosenberg & Liebentritt, P.C. from February 1991 until December 1996. Mr. Crawford was Senior Vice President and General Counsel of EOP Inc. from November 1993 until July 1995. Mr. Crawford was Vice President and General Counsel of FOM from February 1991 until November 1993. Mr. Crawford was an associate at Kirkland & Ellis, a national law firm based in Chicago, Illinois, from June 1988 until February 1991.


     Sybil J. Ellis has been Senior Vice President -- Acquisitions of the Company since March 1997. Ms. Ellis has been Senior Vice
President -- Acquisitions of EOH since July 1995. Ms. Ellis was Senior Vice President -- Acquisitions of EOP Inc. from July 1994 through July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until July 1994. Ms. Ellis was Vice President -- Acquisitions of EAM from March 1990 until October 1993.



     Frank Frankini has been Senior Vice President -- Design and Construction of the Company since March 1997. Mr. Frankini has been Senior Vice
President -- Design and Construction of EOP since July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of EOP Inc. from November 1993 until July 1995. Mr. Frankini was Senior Vice President -- Engineering and Operations of FOM from October 1990 until October 1993. Mr. Frankini was National Director of Engineering and Operations for Rubloff, Inc., a full service real estate company in Chicago, Illinois from October 1984 until October 1990.



     Jeffrey L. Johnson has been Senior Vice President -- Investments for the Company since March 1997. Mr. Johnson has been Senior Vice President -- Asset Management for EOH since July 1996. Mr. Johnson was Senior Vice
President -- Acquisitions for EOH from July 1995 until July 1996. Mr. Johnson was Senior Vice President -- Acquisitions of EOP Inc. from December 1994 until July 1995 and was Vice President -- Acquisitions of EOP, Inc. from November 1993 until December 1994. Mr. Johnson was Vice President -- Acquisitions of EAM from September 1990 until October 1993. Mr. Johnson was an Investor and Asset Manager for Aldrich Eastman Waltch, Inc., a real estate advisor in Boston, Massachusetts, from August 1987 until August 1990. Mr. Johnson was Senior Project Manager in the real estate investment group for First Wachovia, Inc., a commercial bank in Winston-Salem, North Carolina, from July 1983 until August 1987.



     Peter D. Johnston has been Senior Vice President -- National Accounts of the Company since March 1997. Mr. Johnston has been Senior Vice
President -- National Leasing Director of EOP since July 1995. Mr. Johnston was Senior Vice President -- Marketing and Leasing of EOP Inc. from November 1993 until July 1995. Mr. Johnston was Senior Vice President -- Marketing and Leasing of FOM from April 1993 until November 1993. Mr. Johnston was a Vice President of EAM from October 1991 until April 1993. Mr. Johnston was a partner with Trammell Crow Company, a full service real estate company, in Cincinnati, Ohio from January 1991 until July 1991. Mr. Johnston was a partner with Trammell Crow Company in Columbus, Ohio from January 1990 until December 1990.


     David H. Naus has been Senior Vice President -- Acquisitions of the Company since March 1997. Mr. Naus has been Senior Vice President -- Acquisitions for EOH since December 1995. Mr. Naus was Vice President -- Acquisitions of EOH from July 1995 until December 1995. Mr. Naus was Vice President -- Acquisitions of EOP Inc. from November 1993 until July 1995. Mr. Naus was Vice
President -- Acquisitions of EAM from November 1992 until November 1993. Mr. Naus was Vice President of EAM from October 1988 until November 1992.

     Michael E. Sheinkop has been Senior Vice President -- Divisional Manager for the Company since March 1997. Mr. Sheinkop has been Senior Vice
President -- Divisional Manager of EOH since March 1997. Mr. Sheinkop was Senior Vice President -- Asset Management of EOH from December 1995 until February 1997. Mr. Sheinkop was Vice President -- Asset Management of EOH from July 1995 until December 1995. Mr. Sheinkop was a Vice President -- Asset Management of EOP Inc. from November 1993 until July 1995. Mr. Sheinkop was Vice President of EAM from March 1990 until November 1993.



     Sheli Z. Rosenberg has been a Trustee of the Company since March 1997. Since November 1994, Ms. Rosenberg has been Chief Executive Officer and President of EGI. Since 1980, Ms. Rosenberg has been a principal of the law firm of Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of each of the following companies: EGI, AVC, Anixter, and Capsure. Since March 1993, Ms. Rosenberg has been a trustee of EQR. Since 1994, Ms. Rosenberg has been a director of Jacor and since April 1997, has served as the Vice Chairman of the Board of Directors of Jacor. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., ("FCBA") a wholly owned indirect subsidiary of Great American Management and Investment, Inc., which filed a Chapter 7 Bankruptcy petition on January 3, 1995, resulting in FCBA's liquidation. On November 15, 1995, an order closing the FCBA bankruptcy case was entered by the Bankruptcy Court for the Central District of California. Since December 1995, Ms. Rosenberg has been a director of Sealy. Since March 1996, Ms. Rosenberg has been a director of QFC. Since August 1986, Ms. Rosenberg has been director of MHC. Since April 1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.



     Thomas E. Dobrowski is a Trustee Nominee of the Company. Since December, 1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation, an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roofs Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers.



     James D. Harper, Jr. is a Trustee Nominee of the Company. Since 1982, Mr. Harper has been president of JDH Realty Co., a real estate development and investment company. Since 1988, he has been a co-managing partner in AH Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993, Mr. Harper has been a trustee of EQR. Since 1993, Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr. Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California. Since June 1997, Mr. Harper has been a director of American Health Properties, Inc., a REIT specializing in health care facilities.



     Peter Linneman is a Trustee Nominee of the Company. Dr. Linneman has been a Professor of Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979, the Albert Sussman Professor of Real Estate at the Wharton School since 1989 and a director of the Wharton Real Estate Center since 1986. In addition, he is an Urban Land Institute Research Fellow and a member of the National Association of Real Estate Investment Trusts. Since 1986, Dr. Linneman has been a trustee of Universal Health Realty Trust, a REIT that invests in health care and human service related facilities. Since 1992, Dr. Linneman has been a trustee of Kranzco Realty Trust, a REIT that owns, develops, operates, leases, manages, and invests in neighborhood and community shopping centers and free-standing properties. Since 1993, Dr. Linneman has been a trustee of Gables Residential Properties Trust, a self-administered, self-managed residential property REIT. Since 1996, Dr. Linneman has served as a director of Nevada Investment Holdings, a full service real estate company which focuses on community shopping centers. From 1993 until 1996, Dr. Linneman was Chairman of the Board of Directors of Rockefeller Center Properties, Inc., a REIT which previously held the first mortgage loan relating to Rockefeller Center in New York City.

     Jerry M. Reinsdorf is a Trustee Nominee of the Company. For more than five years, Mr. Reinsdorf has been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a real estate investment company located in Northbrook, Illinois. Since 1996, Mr. Reinsdorf has served as a director of LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr. Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois.


COMMITTEES OF THE BOARD OF TRUSTEES

     Audit Committee. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Executive Committee. The Executive Committee will have the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Trustees except as prohibited by law.

     Compensation Committee. The Compensation Committee will determine compensation for the Company's executive officers. The Compensation Committee will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company.

     The Board of Trustees will not have a nominating committee and the entire Board of Trustees will perform the function of such a committee.

COMPENSATION OF THE BOARD OF TRUSTEES; PAYMENT IN COMMON SHARES


     The Company will pay its non-employee trustees an annual fee of $40,000. In addition, non-employee trustees who serve on the Audit Committee, Executive Committee or Compensation Committee will receive an additional $1,000 per annum for each committee on which they serve. Committee chairs will receive an additional $500 per annum. The Company expects that these fees will generally be paid in Common Shares payable immediately or, at the option of the trustee, paid in Units on a deferred basis. Trustees who are employees of the Company will not be paid any trustees' or committee fees. The Company will reimburse the trustees for travel expenses incurred in connection with their activities on behalf of the Company. Following the Offering, each trustee (other than Messrs. Zell and Callahan and Ms. Rosenberg) will receive a grant of options to purchase 10,000 Common Shares at the offering price. Under the Company's 1997 Employee Share Option and Award Plan (the "Employee Plan"), each trustee then in office will receive an annual grant of options to purchase 10,000 Common Shares at the then current market price on the date of the meeting of the Board of Trustees held immediately after the annual meeting of the Company's shareholders. These grants of options to purchase 10,000 Common Shares will vest as follows: options for 3,333 Common Shares will vest six months after the grant date, options for an additional 3,333 Common Shares will vest one year after the grant date, and options for the remaining 3,334 Common Shares will vest on the second anniversary of the grant date. Trustees who perform other functions for the Company may receive additional options under the Employee Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salary levels and options expected to be granted in 1997 to the Company's Chief Executive Officer and the Company's four other most highly paid executive officers (the "Named Executive Officers").

                                                                                 1997 BASE     OPTIONS
NAME                                               TITLE                         SALARY(1)   ALLOCATED(2)
----                                               -----                         ---------   ------------
Timothy H. Callahan........  President and Chief Executive Officer               $600,000      200,000
Gary A. Beller.............  Executive Vice President -- Parking Facilities       300,000      100,000
Richard D. Kincaid.........  Executive Vice President, Chief Financial Officer    235,000      150,000
Michael A. Steele..........  Executive Vice President -- Real Estate              265,000      150,000
                             Operations
Stanley M. Stevens.........  Executive Vice President, Chief Legal Counsel        325,000      150,000

---------------
(1) Does not include bonuses that may be paid to the above individuals. See
    "-- Incentive Compensation" below.
(2) Upon the effective date of the Offering, options to purchase Common Shares equal to approximately 2.56% of the Company's outstanding Common Shares (calculated on a fully diluted basis) will be granted to officers, employees and consultants of the Company under the Company's Employee Plan at a price equal to the offering price. Such grants will include grants to Mr. Zell and Ms. Rosenberg of options to purchase 200,000 and 50,000 Common Shares, respectively, at the offering price. See "-- Option and Restricted Share Plans" below.

                       OPTION GRANTS IN FISCAL YEAR 1997


                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE OF ASSUMED
                        NUMBER OF                                                              ANNUAL RATE OF
                        SECURITIES   PERCENT OF TOTAL                                        COMMON SHARE PRICE
                        UNDERLYING    OPTIONS TO BE                                           APPRECIATION FOR
                         OPTIONS        GRANTED TO      EXERCISE PRICE                         OPTION TERM(1)
                          TO BE        EMPLOYEES IN       PER COMMON       EXPIRATION      -----------------------
NAME                    GRANTED(2)     FISCAL YEAR         SHARE(3)           DATE           5%(4)        10%(5)
----                    ----------   ----------------   --------------   ---------------   ----------   ----------
Timothy H. Callahan...   200,000           4.9%             $20.00          July 2007      $2,516,000   $6,375,000
Gary A. Beller........   100,000           2.4               20.00          July 2007       1,258,000    3,187,000
Richard D. Kincaid....   150,000           3.7               20.00          July 2007       1,887,000    4,781,000
Michael A. Steele.....   150,000           3.7               20.00          July 2007       1,887,000    4,781,000
Stanley M. Stevens....   150,000           3.7               20.00          July 2007       1,887,000    4,781,000


---------------

(1) In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of Common Shares, which would benefit all shareholders.
(2) All options are granted at the fair market value of the Common Shares at the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three equal installments (rounded to the nearest whole Common Share) over three years.
(3) Based on the assumed initial public offering price. The exercise price per share will be the initial public offering price.

(4) An annual compound share price appreciation of 5% from the assumed Offering price of $20.00 per Common Share yields a price of $32.58 per Common Share.


(5) An annual compound share price appreciation of 10% from the assumed Offering price of $20.00 per Common Share yields a price of $51.87 per Common Share.

OPTION AND RESTRICTED SHARE PLAN



     Prior to the completion of the Offering, the Company intends to adopt the Employee Plan for the purpose of attracting and retaining highly qualified executive officers, trustees, employees and consultants. The Company will reserve Common Shares for issuance pursuant to the Employee Plan. In connection with the establishment of the Employee Plan, the Company will grant additional options to purchase Common Shares to certain officers, trustees, employees and consultants of the Company at the offering price.



     The Employee Plan will be qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Employee Plan will be administered by the Compensation Committee and provide for the granting of share options, share appreciation rights or restricted shares with respect to up to 6.8% of the Company's outstanding Common Shares (calculated on a fully diluted basis) to executive or other employees of the Company. Share options may be granted in the form of "incentive stock options" (as defined in Section 422 of the Code), or non-statutory share options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Shares on the grant date.


     The Employee Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee at the time of exercise, equal to the difference between the exercise price and the fair market value of the Common Shares. In addition, the Employee Plan permits the Company to issue restricted Common Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.

401(K) PLAN

     Effective upon completion of the Offering, the Company intends to establish the Equity Office Properties Trust Section 401(k) Savings/Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.


     The 401(k) Plan will permit eligible employees of the Company to defer up to 16% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan.



EMPLOYEE SHARE PURCHASE PLAN



     Prior to the completion of the Offering, the Company intends to adopt its 1997 Non-Qualified Employee Share Purchase Plan (the "Purchase Plan") for the purpose of attracting and retaining highly qualified executive officers, trustees and employees. The Company will reserve Common Shares for issuance pursuant to the Purchase Plan.



     The Purchase Plan will be qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Purchase Plan will be administered by the Compensation Committee and provide for eligible employees and trustees to acquire an interest in the Company through the purchase of Common Shares from the Company at a discount from fair market value. A total of 2,000,000 Common Shares of the Company (subject to adjustment for share splits, share dividends, recapitalizations or other corporate restructurings) have been authorized for issuance under the Purchase Plan.



     Common Shares will be offered under the Purchase Plan in semi-annual offering periods. Eligible employees and trustees who elect to participate in the Purchase Plan will be able to use funds accumulated through cash contributions or payroll deductions to purchase Common Shares at a price less than the fair market value of the Common Shares on the date of purchase.

INCENTIVE COMPENSATION

     The Company intends to establish an incentive compensation plan for key officers of the Company and its subsidiaries and affiliates. This plan will provide for payment of cash bonuses to participating officers after evaluating the officer's performance and the overall performance of the Company. The Chief Executive Officer will make recommendations to the Compensation Committee of the Board of Trustees, which will make the final determination for the award of bonuses. The Compensation Committee will determine such bonuses, if any, for the Chief Executive Officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.


     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. In accordance with the MGCL, the Bylaws of the Company permit it to advance expenses upon receiving (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.


     The Operating Partnership Agreement also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the liability of the officers and trustees of the Company to the Company and its shareholders is limited under the Company's Declaration of Trust.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                     STRUCTURE AND FORMATION OF THE COMPANY

OPERATING ENTITIES OF THE COMPANY


     The Operating Partnership is the vehicle through which the Company will own the Properties. The ownership and management structure of the Company is intended to (i) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including in connection with the Company's formation, and (ii) enable the Company to comply with certain technical and complex requirements under the Federal tax rules and regulations relating to the assets and income permitted for a REIT.



     The Management Corp. will provide office property and asset management services to the Managed Properties (which properties will not be acquired by the Operating Partnership in the Consolidation) and to the Joint Venture Properties described below. The Management Corp. will collect a property management fee for the performance of such services. To maintain the Company's qualification as a REIT, the Operating Partnership will own 100% of the non-voting stock of the Management Corp., representing a 95% economic interest, and EOH will own 100% of the voting stock of the Management Corp., representing a 5% economic interest.



     The Joint Venture Properties are held in partnerships, 11 of which are Office Properties and seven of which are Parking Facilities. The Operating Partnership or a Subsidiary will be the managing general partner of each of the Joint Venture Properties (except for Civic Parking L.L.C., where a subsidiary will be one of the two managing members), subject to various consent requirements of the third-party partners. The Company's acquisition and oversight of parking properties will be administered through a wholly owned subsidiary, Equity Capital Holdings, L.P.


FORMATION TRANSACTIONS


     Background. The Company will be formed pursuant to the consolidation of the ownership of the Properties owned by the four Zell/Merrill Lynch institutional real estate investment funds (each a "ZML Fund" and collectively, the "ZML Funds"), and the Management Business which is owned by the Equity Group. The ZML Funds were formed during the period from 1988 to 1996 to acquire, improve, own, manage, operate and dispose of primarily office properties.


     Each ZML Fund consists of (i) a limited partnership organized under the laws of the State of Illinois (each a "ZML Opportunity Partnership"), (ii) a general partner of such ZML Opportunity Partnership (each a "ZML Partner") which is controlled by Mr. Zell and in which Merrill Lynch & Co. ("Merrill Lynch") is a limited partner and (iii) a Delaware corporation or Maryland real estate investment trust (each a "ZML REIT"), as the case may be, that serves as the majority limited partner in ZML Opportunity Partnerships I and II and the sole limited partner in ZML Opportunity Partnerships III and IV. There are several institutional investor limited partners in ZML Opportunity Partnerships I and II (collectively,

"Investor Limited Partners") in addition to ZML REITs I and II. All of the Investor Limited Partners were given an opportunity to convert their interest into an interest in the corresponding ZML REIT in connection with the Consolidation (which will subsequently be converted into Common Shares as described below), and all but one Investor Limited Partner (in ZML Opportunity Partnership II) have elected to do so.



     Pre-Formation Transactions


     - The Company filed its Declaration of Trust with the State Department of Assessments and Taxation of Maryland on October 9, 1996.


     - The Operating Partnership was formed as of November 11, 1996 with the Company as its managing general partner and majority limited partner and, thereafter, ZML Opportunity Partnership II as its non-managing general partner.


     - The ZML Opportunity Partnerships and the Equity Group have entered into the Contribution Agreement with the Operating Partnership pursuant to which the ZML Opportunity Partnerships' assets and liabilities and the Equity Group's assets and liabilities related to the Management Business will be contributed to the Operating Partnership in exchange for Units.

     - Each of the ZML REITs has entered into the merger agreement pursuant to which each ZML REIT will merge with and into the Company and the Company will be the survivor (the "Merger Agreement").


     Formation Transactions


     Concurrently with the consummation of the Offering, the Company, the Operating Partnership, the ZML Funds and the Equity Group will engage in the following formation transactions.

     - The Company will sell Common Shares in the Offering.


     - The Company will contribute the net proceeds of the Offering to the Operating Partnership in exchange for a 15.7% interest therein represented by a number of Units equal to the number of Common Shares sold in the Offering. Following the Consolidation and Offering, the Company will own a 92.5% limited and general partner interest in the Operating Partnership.



     - Pursuant to the Contribution Agreement, (i) in exchange for an aggregate of 126,294,295 Units, the ZML Opportunity Partnerships will contribute to the Operating Partnership substantially all of their assets and liabilities and (ii) in exchange for 8,485,105 Units, EOH and EGI, each of which is owned by the Equity Group Owners, will contribute their interest in the Management Business that relates to the Properties (i.e.,exclusive of the Managed Property Business) and EOH will contribute that portion of the Management Business that relates to the Managed Property Business, to the Operating Partnership. The Operating Partnership then will contribute the Managed Property Business to the Management Corp., with the Operating Partnership receiving non-voting stock representing 95% of the economic value of the Management Corp. EOH will receive voting stock representing 5% of the economic value of the Management Corp. upon the contribution of $150,000 in cash to the Management Corp. As a part of its contribution of the Management Business, EOH will also contribute its asset management contracts relating to the Office Properties and the Parking Facilities to the Operating Partnership.



     - Pursuant to the Merger Agreement, each ZML REIT will merge with and into the Company and the Company will issue 122,852,200 Common Shares to the ZML REIT shareholders, of which 11,408,240 Common Shares will be deposited into the corresponding ZML REIT Escrows, as described below. As part of the Consolidation, each ZML Opportunity Partnership will admit the Company as its sole managing general partner and each ZML Partner will become a non-managing general partner of its ZML Opportunity Partnership. As a result, the Company will become the 1% managing general partner in each ZML Opportunity Partnership, the sole limited partner in ZML Opportunity Partnerships I, III and IV, and the majority limited partner (owning 98.8% of the capital interests) in ZML Opportunity Partnership II.

     - Each ZML Opportunity Partnership will adopt a plan of liquidation ("Plan of Liquidation") whereby it will liquidate over a two-year liquidation period (the "Liquidation Period"), during which period the Units received by the ZML Opportunity Partnership in the Consolidation will be distributed as described below.


     Consequences of the Offering and Consolidation. Following the consummation of the Offering and the Consolidation, the Operating Partnership will directly or indirectly own interests in all of the Properties by virtue of the Operating Partnership's acquisition of 100% of the interests in the Properties held by the ZML Opportunity Partnerships. The purchasers of the Common Shares in the Offering, the investors in the ZML Funds (the "ZML Investors") and Mr. Zell and the ZML Partners will own all of the outstanding Common Shares of the Company. Upon completion of the Consolidation, the Company will be the managing general partner of, and will own, directly or indirectly, 92.5% of the ownership interests in, the Operating Partnership.


     Escrow of Common Shares; GP Incentive Distributions; ZML Opportunity Partnership Liquidation


     The liquidation of the ZML Opportunity Partnerships and related escrows of the Escrowed Shares have been structured to assure that obligations for the GP Incentive Distributions and indemnification by the ZML Funds for representations and warranties made in connection with the Consolidation (subject to the limitations described below) will be borne by the current ZML Investors and the ZML Partners and not by the Company or the purchasers of Common Shares in the Offering.


     Pursuant to the Plan of Liquidation, each ZML Opportunity Partnership initially will retain 100% of the Units received in the Consolidation and then will distribute those Units in 25% increments within 15 days after the 15-month, 18-month, 21-month and 24-month anniversaries of the Offering (each a "Partial Liquidation Date"), with such distributions being made in accordance with the distribution provisions of the applicable ZML Opportunity Partnership partnership agreement.

     GP Incentive Distributions. Under each of the ZML Opportunity Partnership partnership agreements, the ZML Partner is entitled to certain preferred distributions ("GP Incentive Distributions") once the ZML Investors in that ZML Fund have received a return of their capital plus a specified return thereon.

     Escrow of Shares. Pursuant to the Merger Agreement, each shareholder in the ZML REITs will deposit into an escrow established for that ZML REIT (a "ZML REIT Escrow") 5%, in the case of ZML REIT I, and 10%, in the case of ZML REIT II, III and IV, of the total Common Shares received by such shareholder in the Consolidation (the "Escrowed Shares"). The Escrowed Shares will be available for GP Incentive Distributions as described below, and to provide for claims for indemnification, subject to a limitation for this purpose of 1% of the Common Shares issued to ZML Investors in the Consolidation, as described in "-- Indemnity Escrow" below. A former ZML REIT shareholder will be entitled to receive all distributions with respect to its Escrowed Shares and to vote its Escrowed Shares unless and until such Escrowed Shares are required to be transferred to the Company, as described below. Within 15 days following the second anniversary of the Offering, any Escrowed Shares not required to be returned to the Company (or, with respect to the Indemnity Escrow, held pending resolution of any claims then asserted) will be released from the ZML REIT Escrow to the former ZML REIT shareholders who received such Common Shares in the Consolidation.


     Determination of GP Incentive Distributions; Liquidation of the ZML Opportunity Partnerships; Distributions from the ZML REIT Escrows. On each of the four Partial Liquidation Dates each ZML Opportunity Partnership will determine the value of 25% of the Units that it received in the Consolidation and will, within 15 days following such Partial Liquidation Date, distribute those Units (subject to the Indemnity Escrow described below) to its partners in accordance with the distribution provisions of the applicable ZML Opportunity Partnership partnership agreement. In the case of ZML Opportunity Partnerships I, III and IV, the distribution of Units would be made to the Company, as the sole limited partner of such ZML Opportunity Partnerships, and the applicable ZML Partner. In the case of ZML Opportunity Partnership II, an Investor Limited Partner will participate in the distribution together with the Company and the applicable ZML Partner.

     If a ZML Partner is not entitled to a GP Incentive Distribution on a particular Partial Liquidation Date, then none of the Escrowed Shares for that ZML Fund would be returned to the Company on that Partial Liquidation Date. Within 15 days after the fourth Partial Liquidation Date (two years after the Closing of the Offering), any Escrowed Shares held in a ZML REIT Escrow that have not been transferred to the Company under the arrangements described above (or, with respect to the Indemnity Escrow, held pending resolution of any asserted claims) will be distributed to the former ZML REIT shareholders that deposited such Shares into that ZML REIT Escrow.

     If a ZML Partner is entitled to a GP Incentive Distribution on a particular Partial Liquidation Date, the Company will compute the number of Units that it would have received if all of the Units had been distributed in accordance with the partners' capital interests, rather than some of the Units being distributed in satisfaction of the GP Incentive Distribution. The ZML REIT Escrow for the ZML Fund with respect to which the GP Incentive Distribution is made then will transfer to the Company a number of Escrowed Shares equal to the number of Units that is the difference between the number it would have received had there been no GP Incentive Distribution and the number it actually received. For example, assume that the Company has a 95% capital interest in a particular ZML Opportunity Partnership and that 100,000 of the Units are distributed to the ZML Partner as a GP Incentive Distribution. In that case, the Company did not receive 95,000 Units that it would have received but for the GP Incentive Distribution (95% times the 100,000 Units distributed as the GP Incentive Distribution). Accordingly, the ZML REIT Escrow for the ZML Fund with respect to which that GP Incentive Distribution is made would transfer 95,000 Escrowed Shares to the Company to compensate the Company for the 95,000 Units that it did not receive as a result of the GP Incentive Distribution.


     Through this structure, if and to the extent the Company bears the cost of a GP Incentive Distribution (by receiving a distribution of Units from a liquidating ZML Opportunity Partnership that is less than it would receive based solely on its capital interest), that cost is passed on only to the ZML REIT Escrow (and the former ZML REIT shareholders) for the particular ZML Fund as to which the GP Incentive Distribution is made. None of the other shareholders of the Company (for example, the purchasers of Common Shares in the Offering or the former ZML REIT shareholders of other ZML REITs) are diluted because Units are distributed in payment of a GP Incentive Distribution and a corresponding number of Escrowed Shares are transferred to the Company. Each ZML REIT Escrow in all events will have enough Escrowed Shares to transfer to the Company to match, on a Common Share-per-Unit basis, the maximum number of Units that the Company could be required to forego with respect to the corresponding ZML Fund as a result of GP Incentive Distributions for that ZML Fund.



     Effect of Class B Shares. In the case of ZML Funds II and III, the ZML Partners previously agreed that certain amounts that they otherwise would be entitled to receive as GP Incentive Distributions would be distributable to certain Investors (referred to as a "Class B Distribution"). In the case of ZML Investors who are shareholders in ZML REIT II or ZML REIT III, that entitlement is evidenced by "Class B" shares, which entitle such shareholders to a pro rata portion of any such Class B Distribution received by the applicable ZML REIT. In the Merger, the Company will succeed to such ZML REIT's right to Class B Distributions. If, but only to the extent that, the Company receives additional Units from ZML Opportunity Partnership II or ZML Opportunity Partnership III that are attributable to a Class B Distribution, the Company will issue a number of Common Shares to the former holders of Class B shares in the applicable ZML REIT in respect of such Units. These Common Shares in effect will be funded from the corresponding ZML REIT Escrow by delivery to the Company from such ZML REIT Escrow of an equivalent number of Common Shares.


     Indemnity Escrow. Each ZML Opportunity Partnership will make certain representations and warranties regarding its Properties in connection with the contribution of such Properties to the Operating Partnership. These representations and warranties will include such matters as the maintenance of adequate casualty and liability insurance at the Properties, the existence of material leases and other contracts with respect to the Properties and certain other matters. Each ZML Opportunity Partnership's liability for any losses incurred by the Operating Partnership as a result of a breach of any such representations or warranties, however, will be limited to an amount equal to 1% of the Units received by such ZML Opportunity Partnership in the Consolidation. If a ZML Opportunity Partnership is liable in respect of its indemnity to the

Operating Partnership, such liability will be satisfied by delivery to the Operating Partnership of Units equal in value (on the basis of the then current market value of a corresponding number of Shares) to the amount of the liability (subject to the 1% cap). Each ZML REIT will also make certain representations and warranties as to certain corporate and tax matters in connection with the Merger, and will indemnify the Company for any breach thereof, also subject to a maximum liability equal to the value of 1% of the Common Shares received in the Merger by the ZML Investors in the ZML REIT responsible for the indemnification, less any amount of an indemnification obligation of the ZML Opportunity Partnership borne by such ZML REIT. To assure that any indemnification obligation of a ZML REIT, and the Company's portion of any indemnification obligation of a ZML Opportunity Partnership (as a partner in such ZML Opportunity Partnership satisfying any such liability) is borne only by the shareholders of the Company who were ZML Investors in the corresponding ZML Fund, rather than shareholders who were ZML Investors in another ZML Fund or the public shareholders of the Company, the Company will receive, out of the Indemnity Escrows, a number of Common Shares equal to the number of Units it did not receive in the liquidation of the ZML Opportunity Partnership because of an indemnification liability of the ZML Opportunity Partnership as well as Common Shares equal in value to the amount of any indemnification liability of the ZML REIT. The Indemnity Escrow for each ZML REIT will equal 1% of the Common Shares issued to shareholders of that ZML REIT in the Merger. The representations and warranties will survive for a period of one year after the Closing. If any claim of a breach of any such representation or warranty has been made within one year after the Closing, or if any third-party claim against a ZML Fund for a liability not assumed by the Company in the Consolidation has been made within two years after the Closing, all or a portion of the Indemnity Shares will be held in the Indemnity Escrow until resolution of such claims, at which time any Indemnity Shares not utilized in connection with satisfaction of any such claims will be returned to the former ZML REIT shareholders who would have received such Common Shares at the time of the Merger.

     Benefits of the Consolidation and the Offering to Affiliates of the Company. Certain affiliates of the Company will realize certain material benefits in connection with the Consolidation, including the following:


     - Through the Equity Group Owners and the ZML Partners (the current general partners of the ZML Opportunity Partnerships), Mr. Zell will be deemed to be the beneficial owner of an aggregate of approximately 14.9 million Units and Common Shares, with a total value of $298.3 million based on the assumed offering price of $20.00 per Common Share. Such Units and Common Shares will be issued in exchange for the Management Business, partnership interests in the ZML Opportunity Partnerships and shares of the ZML REITs owned by the ZML Partners. The aggregate book value of the foregoing interests as of March 31, 1997 was approximately $91 million. The Company does not believe that the book values of the interests and assets exchanged (which reflect the depreciated historical cost of such interests and assets) are equivalent to the fair market values of such interests and assets, but the fair market value of such interests may vary from the value of the Common Shares and Units issued in exchange therefor.



     - Through the ZML Partners, Mr. Zell may become the deemed beneficial owner of up to an additional 11.4 million Units that may be distributed by the ZML Opportunity Partnerships to the ZML Partners over the two-year period following the Consolidation pursuant to GP Incentive Distributions. Any distribution of these Units to the ZML Partners will not dilute the interest in the Company of the purchasers of Common Shares in the Offering.



     - The Equity Group Owners and the ZML Partners will realize an immediate accretion in the net tangible book value of their investment in the Company of $.72 per Common Share representing an aggregate accretion amount of approximately $10.7 million.


     - Mr. Zell will serve as Chairman of the Board of Trustees of the Company and will participate in the Company's Employee Plan, including grants of options to purchase 200,000 Common Shares at the offering price.

     - Commencing on the first anniversary of the Offering, the Equity Group Owners and the ZML Partners will have registration rights with respect to a portion of the Common Shares received in the Consolidation as well as the Common Shares that may be issued in exchange for Units received in the Consolidation or in liquidation of the ZML Opportunity Partnerships.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the anticipated policies with respect to investments, financing and certain other activities of the Operating Partnership and the Company. Upon consummation of the Offering, these policies will be determined by the Board of Trustees of the Company and may be amended or revised from time to time at the discretion of the Board of Trustees without notice to or a vote of the shareholders of the Company, or the limited partners of the Operating Partnership, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES

     Investments in Real Estate or Interests in Real Estate. The Company currently plans to conduct all of its investment activities through the Operating Partnership. The Company's investment objectives are to increase cash flow and the value of the Properties, and to acquire established income-producing office and parking properties with cash flow growth potential. Additionally, where prudent and possible, the Company will seek to upgrade the existing Properties and any newly acquired office properties. The Company's business will be focused on Office Properties, and will include Parking Facilities. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell certain of its Properties.


     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets targeted by management. See "Business and Growth Strategies." The Company anticipates that newly acquired properties will be located in the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.


     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.


     Investments in Real Estate Mortgages. While the Company's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. A portion of the Company's interest in one of its Office Properties, and in two Parking Facilities, consists of ownership of the mortgage securing such Properties. The Company does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. See "Federal Income Tax
Considerations -- Taxation of the Company -- Income Tests Applicable to REITs" and "-- Asset Tests Applicable to REITs." In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.


     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests necessary for REIT qualification, the Company also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     In addition to the limitations on indebtedness which are likely to be imposed on the Company under the Line of Credit, upon the consummation of the Offering, the Company intends to maintain a Debt to Market Capitalization Ratio of approximately 50% or less. This policy differs from conventional mortgage debt-to-equity ratios which are asset-based ratios. The Company's Debt-to-Market Capitalization Ratio is equal to the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units (not owned by the Company) plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner. The Company, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to the Company of debt and equity capital, market values of its Properties, growth and acquisition opportunities and other factors. There is no limit on the Debt to Market Capitalization Ratio imposed by either the Company's Declaration of Trust or Bylaws or the Operating Partnership Agreement. To the extent that the Board of Trustees of the Company determines to obtain additional capital, the Company may issue equity securities, or cause the Operating Partnership to issue additional Units or debt securities, or retain earnings (subject to provisions in the Code requiring distributions of taxable income to maintain REIT status), or a combination of these methods. As long as the Operating Partnership is in existence, the net proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional interests in the Operating Partnership, which will dilute the ownership interest, if any, of the Equity Group and any other holders of Units.


     It is the Company's policy that Equity Office Properties Trust shall not incur indebtedness other than short-term trade, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the Operating Partnership to the extent necessary to fund the business activities conducted by the Operating Partnership and its subsidiaries. To the extent that the Board of Trustees determines to obtain debt financing in addition to the existing mortgage indebtedness, the Company intends to do so generally through mortgages on its Properties and the Line of Credit; however, the Company may cause the Operating Partnership to issue additional debt securities in the future. Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. The net proceeds of any debt securities issued by the Company will be lent to the Operating Partnership on substantially the same terms and conditions as are incurred by the Company. The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, the Company may seek to extend, expand, reduce or renew the Line of Credit, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital or meeting the taxable income distribution requirements for REITs under the Code.


LENDING POLICIES

     The Company may consider offering purchase money financing in connection with the sale of Properties where the provision of such financing will increase the value received by the Company for the property sold.

CONFLICT OF INTEREST POLICIES


     Officers and Trustees of the Company. Mr. Zell, the Chairman of the Board of Trustees, through affiliated entities is engaged in certain office real estate activities, both inside and outside the markets in which the Properties are located. Mr. Zell, therefore, may be subject to certain conflicts of interest in fulfilling his responsibilities to the Company and its shareholders. See "Risk Factors -- Conflicts of Interest." Under Maryland law, transactions between the Company and a trustee or officer (or an entity in which a trustee or officer has a material financial interest) may be void or voidable. However, the MGCL provides that any such contract or transaction will not be void or voidable if (a) it is authorized, approved or ratified, after disclosure of, or with knowledge of, the common directorship or interest, by the affirmative vote of a majority of disinterested directors (even if the disinterested directors constitute less than a quorum) or by the affirmative vote of a majority of the votes cast by disinterested shareholders, or (b) it is fair and reasonable to the corporation. While the Maryland REIT Law does not have a comparable provision for trustees, a court may apply the principles of the MGCL to contracts or transactions between the Company and its trustees. The Company believes that this procedure and Mr. Zell's non-competition agreement will help to eliminate or minimize certain potential conflicts of interest. Without the approval of a majority of the disinterested trustees, the Company and its subsidiaries will not (i) acquire from or sell to any trustee, officer or employee of the Company, or any entity in which a trustee, officer or employee of the Company owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any assets or other property of the Company or its subsidiaries, (ii) make any loan to or borrow from any of the foregoing persons, or (iii) engage in any other material transaction with any of the foregoing persons. Each transaction of the type described above will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Company and its subsidiaries. The foregoing will not apply to the Management Corp.


     Policies Applicable to All Trustees. Under Maryland law, each trustee will be obligated to offer to the Company any opportunity (with certain limited exceptions) which comes to him and which the Company could reasonably be expected to have an interest in developing or acquiring. In addition, under Maryland law, any contract or other transaction between a corporation and any director or any other corporation, firm or other entity in which the director is a director or has a material financial interest may be void or voidable unless approved as described above.


     Leased Office Space. The Company leases office space at Two North Riverside Plaza, Chicago, Illinois 60606, a building that is owned by a single purpose entity affiliated with the Equity Group Owners. The Company expects to pay in the aggregate approximately $1.13 million in base rent and escalations during 1997. The Company believes it is paying fair market rent for this space. The disinterested members of the Board of Trustees will annually review and approve the rates charged to the Company for such office space.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company may, but does not presently intend to, make investments other than as previously described. All investments will be related to the office property and parking facility business. The Company will make investments only through the Operating Partnership. The Company will have authority to offer its Common Shares or other equity or debt securities of the Operating Partnership in exchange for property and to repurchase or otherwise reacquire its Common Shares or any other securities and may engage in such activities in the future. Similarly, the Operating Partnership may offer additional Units or other equity interests in the Operating Partnership that are exchangeable into Common Shares or Preferred Shares, in exchange for property. The Operating Partnership also may make loans to joint ventures in which it may participate in the future. Neither the Company nor the Operating Partnership will engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, the Company intends to cause the Operating Partnership to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Trustees determines that it is no longer in the best interests of the Company to continue to qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Company's trustees without notice to or the vote of its shareholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In addition to the transactions that occurred in connection with the organization of the Company, which are described in the section entitled "Structure and Formation of the Company -- Formation Transactions" above, the following transactions have occurred or will occur simultaneously with the Closing of the Offering.

SALE OF COMMON SHARES TO MR. ZELL


     Prior to the Offering, the Company sold 1,000 unregistered Common Shares to Mr. Zell for a purchase price of $25.00 per Common Share. In addition, pursuant to certain option agreements, ZFT Partnership, a partnership comprised of certain trusts established for the benefit of the family of Mr. Zell, will acquire for cash from certain unaccredited investors in the ZML REITs the interests owned by them in such ZML REITs. Such affiliate will pay approximately $32,500 for such interests which, upon consummation of the Offering, will represent approximately 1,625 Common Shares.

LEASES AND PARKING OPERATIONS


     The Company leases office space owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts, established for the benefit of the families of Mr. Zell and Mr. Lurie, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI, an entity owned by the Equity Group Owners, and its affiliates have in the past provided the Company and its predecessors with certain administrative, office facility services and other services with respect to certain aspects of the Company's business, including, but not limited to, financial and accounting services, tax services, investor relations, and other services. The Company paid approximately $12,786,000 during the year ended December 31, 1996 and expects to pay in the aggregate approximately $9,600,000 to EGI and its affiliates during 1997 for such office space and services, which amount is calculated to approximate a market rental rate for the office space and the actual cost of providing these services. See Note 9 of the Notes to Combined Financial Statements of Equity Office Predecessors included elsewhere in this Prospectus. The independent members of the Board of Trustees will annually review and approve the rates charged by EGI for services rendered to the Company.



     EQR and certain other affiliates of the Company lease space in certain of the Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under their respective leases were approximately $1,063,400, $744,000, $3,471,500 and $2,657,500 for the three months ended March 31, 1997 and 1996, and the years ended December 31, 1996 and 1995, respectively.



     SZ Parking Limited Partnership, an affiliate of the Equity Group Owners, has an indirect 10% limited partnership interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations of certain Office Properties. Management believes amounts paid to SPLP are equivalent to market rates for such services.



     The Company entered into various lease agreements with SPLP or affiliates of SPLP whereby SPLP or its affiliates leased the North Loop Transportation Center Parking Facility, the Milwaukee Center Parking Garage, the Theater District Garage and the Boston Harbor from the Company. Certain of these lease agreements provide SPLP or its affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in the three months ended March 31, 1997 and 1996, and in the years ended December 31, 1996 and 1995 under these lease agreements was approximately $2,176,800, $753,700, $3,161,500 and $1,691,600, respectively. The annual rent to be paid to the Company for 1997 is approximately $10,102,800. In addition, the Company may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, the Company may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.



EQUITY GROUP DISTRIBUTIONS AND FEES



     The partners of the ZML Partners, affiliates of the Equity Group Owners, have received distributions and fees from the Company through their ownership interests in the ZML Partners of approximately $8,603,600 for the year ended December 31, 1996 and are expected to receive fees of approximately $10,374,000 for the year ended December 31, 1997.



MISCELLANEOUS


     As described under "Federal Income Tax Considerations -- Taxation of the Company -- Closing Agreements with the IRS with Respect to ZML REITs I and II," in March 1997 the ZML Partners of ZML Opportunity Partnerships I and II made certain payments to the IRS in connection with closing agreements pursuant to which the IRS agreed that neither ZML REIT I nor ZML REIT II would be disqualified as a REIT as a result of certain technical violations of the REIT provisions of the Code. The amounts of such payments were $15,000 and $5,270,000, respectively, for ZML REITs I and II.

     Management Corp. will enter into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties not owned by the Company but that are owned or controlled by the Equity Group. See "Risk Factors -- Conflicts of Interest." Income recognized for similar services rendered for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995 was approximately $1,200,000, $772,000, $5,120,000, and $5,899,000, respectively.



     Rosenberg & Liebentritt, P.C., a law firm in which Ms. Rosenberg, a trustee of the Company, is a principal, received legal fees from the Company of $273,400, $827,100, $3,480,500 and $3,230,100 for the three months ended March
31, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.



     Certain services for the Company's tenants that may not be permissibly undertaken by a REIT will be conducted through a service corporation owned entirely by affiliates of the Equity Group Owners. The Company will pay such service corporation cost plus ten percent for such services. The Company will have no control over, or ownership interest in, such service corporation, which will operate as an independent contractor. The Company may terminate such services at any time upon 30-days notice.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Shares (or Common Shares for which Units are exchangeable) by (i) each trustee (and trustee nominee) of the Company, (ii) each executive officer of the Company, (iii) all trustees (including trustee nominees) and officers of the Company as a group, and (iv) each person or entity which is expected to be the beneficial owner of 5% or more of the outstanding Common Shares immediately following the completion of the Offering. Except as indicated below, all of such Common Shares are owned directly, and the indicated person or entity has sole voting and investment power. The extent to which a person will hold Common Shares as opposed to Units is set forth in the footnotes below.


                                               NUMBER OF COMMON
                                               SHARES AND UNITS    PERCENTAGE OF ALL   PERCENTAGE OF ALL
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED   COMMON SHARES(1)    COMMON SHARES(2)
------------------------                      ------------------   -----------------   -----------------
Allstate(3).................................        7,532,000              5.1%                4.7%
State Street Bank & Trust Co., as
  trustee(4)................................       19,789,400             13.4                12.4
Minnesota State Investment Board(5).........        9,249,500              6.3                 5.8
Samuel Zell(6)(7)...........................       14,917,000              9.4                 9.3
ANDA Partnership(6)(8)......................       14,917,000              9.4                 9.3
Timothy H. Callahan(6)......................              332                *                   *
Gary A. Beller(6)...........................              250                *                   *
Richard D. Kincaid(6).......................              146                *                   *
Michael A. Steele(6)........................              124                *                   *
Stanley M. Stevens(6).......................              280                *                   *
Sheli Z. Rosenberg(6).......................              396                *                   *
Thomas E. Dobrowski(9)......................                0                *                   *
James D. Harper(10).........................                0                *                   *
Peter Linneman(11)..........................                0                *                   *
Jerry M. Reinsdorf(12)......................                0                *                   *
All trustees, trustee nominees and executive
  officers as a group (14 persons)..........       14,918,528              9.4                 9.3


---------------

 (1) Assumes 147,851,200 Common Shares outstanding immediately following completion of the Offering. Assumes that all Units beneficially held by the identified person (and no other person) are redeemed for Common Shares.


 (2) Assumes a total of 159,779,400 Common Shares and Units Outstanding immediately following completion of the Offering (147,851,200 Common Shares and 11,928,220 Units). Assumes that all outstanding Units are redeemed for Common Shares.


 (3) Includes 7,201,900 Common Shares held by Allstate Insurance Company, 150,100 Common Shares held by CTC Illinois Trust Company as Trustee for the Agents' Pension Plan and 180,000 Common Shares held by CTC Illinois Trust Company as Trustee for the Allstate Retirement Plan. The business address of these shareholders is Allstate Insurance Company, 3075 Sanders Road, Suite G5B, Northbrook, Illinois 60062.

 (4) Includes 19,789,400 Common Shares held as trustee of three BellSouth Corporation employee benefit plans. The business address of this shareholder is Master Trust Dept., Solomon Willard Bldg., W5C, One Enterprise Drive, North Quincy, MA 02171.

 (5) The business address of this shareholder is MEA Building, Suite 105, 55 Sherburne Avenue, St. Paul, MN 55155.
 (6) The business address for this shareholder is Two North Riverside Plaza, Chicago, Illinois 60606.

 (7) Includes 14,917,000 Common Shares (assuming exchange of 11,628,100 Units) held by the ZML Partners EOH and EGI which may be deemed to be beneficially owned by Mr. Zell; however Mr. Zell disclaims beneficial ownership of 7,458,500 Common Shares, including Units exchangeable for Common Shares.


 (8) Includes 14,917,000 Common Shares (assuming exchange of 11,628,100 Units) held by EOH and EGI which may be deemed to be beneficially owned by ANDA Partnership and various trusts, each of which was established for the benefit of the family of Mr. Lurie, the now deceased former partner of Mr. Zell; however ANDA Partnership disclaims beneficial ownership of 7,458,500 Common Shares, including Units exchangeable for Common Shares.


 (9) The business address for this trustee nominee is General Motors Investment Corp., 767 5th Avenue, 16th Floor, New York, New York 10153.


(10) The business address for this trustee nominee is J.D.H. Realty Company, 3250 Mary Street, Suite 206, Coconut Grove, Florida 33133.


(11) The business address for this trustee nominee is The Wharton School of The University of Pennsylvania, 56 South 37th Street, Lauder-Fischer Hall, Philadelphia, Pennsylvania 19104.


(12) The business address for this trustee nominee is Chicago White Sox, 333 W. 35th Street, Chicago, Illinois 60616.


 *  Less than 1%.

                         SHARES OF BENEFICIAL INTEREST

     The summary of the terms of the shares of beneficial interest of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     The Declaration of Trust of the Company provides that the Company may issue 750 million Common Shares, and 100 million Preferred Shares. As of June 1, 1997, 1,000 Common Shares were issued and outstanding.



     Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company solely as a result of his status as a shareholder. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.


COMMON SHARES

     All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently intends to pay regular quarterly distributions.

     Subject to the provisions of the Company's Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

     Holders of Common Shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the exchange provisions of the Company's Declaration of Trust regarding restrictions on transfer, Common Shares have equal distribution, liquidation and other rights.


     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's Declaration of Trust. The Company's Declaration of Trust contains such a provision providing for a lesser percentage, a majority of outstanding shares, with respect to transactions pursuant to which the Company's assets will be combined with those of one or more other entities (whether by merger, sale or other transfer of assets, consolidation or share exchange). However, amendments relating to changes in the number of authorized shares of beneficial interest of the Company require the approval of holders of a majority of all votes cast at a meeting of shareholders at which a quorum is present. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the Shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.



     The Declaration of Trust authorizes the Board of Trustees to reclassify any unissued Common Shares into other classes or series of beneficial interest and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.


PREFERRED SHARES

     The Declaration of Trust authorizes the Board of Trustees to issue 100 million Preferred Shares, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust of the Company to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest. As of the date hereof, no Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares and to classify or reclassify unissued Common Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the Ownership Limit. The ownership attribution rules under the Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.9% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees shall grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if such person submits to the Board information satisfactory to the Board, in its reasonable discretion, demonstrating that (i) such person is not an individual for purposes of the Code, (ii) such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and (iii) such ownership will not otherwise jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Trustees may, in its reasonable discretion, require undertakings or representations from the applicant to ensure that the conditions in clauses (i), (ii) and (iii) of the preceding sentence are satisfied and will continue to be satisfied as long as such person owns shares in excess of the Ownership Limit. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made. The Board of Trustees has granted such an exemption for the sole ZML Investor that would own more than 9.9% of the Common Shares immediately following the Consolidation as a result of receiving such Common Shares in the Consolidation.


     The Board of Trustees of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

     The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

     Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.

     If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of the Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the Ownership Limit (referred to as "excess shares") and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

     In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date of the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the Trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.


     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that they are no longer required in order for the Company to qualify, or to continue to qualify, as a REIT.



     All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above or a statement that the Company will furnish a full statement about restrictions on transferability to a shareholder on request and without charge.



     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of the Company must give a written notice to the Company by January 30 of each year. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.


     These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the Common Shares is Boston EquiServe Limited Partnership, an affiliate of First National Bank of Boston.

              CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S
                        DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.

     The Declaration of Trust and Bylaws of the Company (the "Bylaws") contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Trustees. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF TRUSTEES; OTHER PROVISIONS

     The Company's Declaration of Trust provides for the Board of Trustees to be divided into three classes of trustees, with each class to consist as nearly as possible of an equal number of trustees. The term of office of the first class of trustees will expire at the 1998 annual meeting of shareholders; the term of the second class of trustees will expire at the 1999 annual meeting of shareholders; and the term of the third class will expire at the 2000 annual meeting of shareholders. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.

     The Company's Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or series of shares of beneficial interest other than the Common Shares, trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast for the election of trustees. Vacancies on the Board of Trustees may be filled by the affirmative vote of the remaining trustees and, in the case of a vacancy resulting from the removal of a trustee by the shareholders, by a majority of the votes entitled to be cast for the election of trustees. A vote of shareholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the Board of Trustees of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

     Because the Board of Trustees will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the Board of Trustees may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Trustees, however, currently does not contemplate the issuance of any shares of beneficial interest other than Common Shares.

     See "Management -- Limitation of Liability and Indemnification" for a description of the limitations on liability of trustees and officers of the Company and the provisions for indemnification of trustees and officers provided for under applicable Maryland law and the Declaration of Trust.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees of such Trust and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.


     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Bylaws of the Company contain a provision opting out of the control share provisions of the MGCL, but the Board of Trustees may amend the Bylaws so that acquisitions of shares of the Company are subject to these provisions in the future.


AMENDMENTS TO THE DECLARATION OF TRUST

     The Declaration of Trust, including its provisions on classification of the Board of Trustees, restrictions on transferability of Common Shares and removal of trustees, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, amendments relating to changes in the number of authorized shares of beneficial interest of the Company require the approval of holders of a majority of all votes cast at a meeting of shareholders at which a quorum is present. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.


ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The Bylaws of the Company provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees or (C) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to the Company, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of the Company must be approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                             PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

     The Operating Partnership was formed on November 11, 1996, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The Company is the managing general partner of the Operating Partnership and expects at all times to own a majority interest in the Operating Partnership. ZML Opportunity Partnership II will be an additional general partner in the Operating Partnership, but the right and power to manage the Operating Partnership will be vested exclusively in the Company, as managing general partner.

     The Company, as the managing general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances. Limited partners will have no right or authority to act for or to bind the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, the limited partners expressly acknowledge in the Operating Partnership Agreement that the Company, as managing general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership.

SALES OF ASSETS

     Under the Operating Partnership Agreement, the Company, as managing general partner, has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. A sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (including Units held directly or indirectly by the Company). The Company expects to own, directly or indirectly, a majority of the Units and thus to control the outcome of such a vote.

REMOVAL OF THE MANAGING GENERAL PARTNER; TRANSFER OF THE COMPANY'S INTERESTS

     The Operating Partnership Agreement provides that the limited partners may not remove the Company as managing general partner of the Operating Partnership with or without cause (unless neither the general partner nor its parent entity is a "public company," in which case the general partner may be removed for cause). In addition, the Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of the Company's assets (subject to certain conditions).

     Although the Company cannot transfer its partnership interests except in a transaction in which substantially all of the assets of the surviving entity consist of Units, the Operating Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the outstanding Common Shares) of the Company and that other entity owns assets and conducts businesses outside of the Operating Partnership.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating

Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs (including expenses incurred by the Company in connection with the issuance of Common Shares or other securities of the Company). Except as expressly permitted by the Operating Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third-party.

REDEMPTION OF UNITS

     Subject to certain limitations in the Operating Partnership Agreement, holders of Units generally will have the right to require the redemption of their Units at any time one year after the Closing (or on such date prior to the expiration of such one-year period as the Company, as managing general partner, designates with respect to any or all Units); provided, however, that the Investor Limited Partner who will receive Units in the Consolidation will only have the right to require the redemption of its Units at any time commencing two years after the Closing (the "Unit Redemption Right"). Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, the limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership's acquiring the Units for cash, the Company will have the right to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, the Company will become the owner of such Units. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of the Company's Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable Federal or state securities laws as long as the Common Shares are publicly traded. See "Shares of Beneficial Interest." The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Unit Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding Units not owned by the Company.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

     The Operating Partnership Agreement imposes certain restrictions on the transfer of Units. The Operating Partnership Agreement provides that no limited partner shall, without the prior written consent of the Company (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his or its interest in the Operating Partnership except by operation of law, by gift (outright or in trust) or by sale, in each case to or for the benefit of his spouse or descendants, except for pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan, the redemption of Units in accordance with the Operating Partnership Agreement, and the distribution of Units by a ZML Opportunity Partnership to its partners in compliance with any applicable securities laws. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

ISSUANCE OF ADDITIONAL UNITS AND/OR PREFERENCE UNITS

     The Company is authorized at any time, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If Units are issued to the Company, then the Company must issue a corresponding number of Common Shares and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. In addition, the Operating Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms, provisions and rights which are preferential to the terms, provisions and rights of the Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

CAPITAL CONTRIBUTIONS

     No partner of the Operating Partnership will be required to make additional capital contributions to the Operating Partnership, except that the Company is generally required to contribute net proceeds of the sale of Common Shares (and other equity interests) of the Company to the Operating Partnership. No limited or general partner will be required to pay to the Operating Partnership any deficit or negative balance which may exist in its account.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Operating Partnership Agreement generally provides for the quarterly distribution of "Available Cash" (as defined below), as determined in the manner provided in the Operating Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the limited partners are entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Operating Partnership Agreement generally provides that the Company and ZML Opportunity Partnership II, as general partners of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company or such other general partner carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor, or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants, and agents.

     The Operating Partnership Agreement also requires the Operating Partnership to indemnify the Company, its other general partners, the trustees and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as managing general partner, and limited partners (including the Company) holding a majority of the Units. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning Units) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the Units not held by the Company. Certain amendments that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the right to receive any distributions (except as permitted under the Operating Partnership Agreement with respect to the admission of new partners or the issuance of additional Units), or (iv) alter the Unit Redemption Right, must be approved by the Company and each limited partner that would be adversely affected by such amendment.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2095; (ii) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (iii) the sale of all or substantially all of the Operating Partnership's assets and properties; (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (v) the entry of a final non-appealable judgment ruling that the last remaining general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company); (vi) prior to January 1, 2046, with the consent of holders (including the Company) of 90% of the outstanding Units; or (vii) on or after January 1, 2046, on election by the Company, in its sole and absolute discretion.

                        SHARES AVAILABLE FOR FUTURE SALE


     Upon the completion of the Offering, the Company will have outstanding 147,851,200 Common Shares (151,601,200 shares if the Underwriters' overallotment option is exercised in full). In addition, 11,928,200 Common Shares are reserved for issuance upon exchange of Units. The Common Shares issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in this Prospectus. See "Shares of Beneficial Interest." The Common Shares received by the ZML Investors in the Consolidation and any Common Shares acquired in redemption of Units (the "Restricted Common Shares") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "-- Registration Rights," the Company has granted certain holders registration rights with respect to their Common Shares.


     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Common Shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 also are subject to certain manner of sales provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Common Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such

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shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company, the Equity Group, the ZML Partners and the executive officers and trustees of the Company will be required, as a condition to the Underwriters' participation in the Offering, to agree that they will not, without the consent of the Representative, offer, sell, contract to sell or otherwise dispose of any Common Shares (including any Common Shares acquired upon redemption of Units) for one year following the Closing. See "Underwriting." The Company will grant demand registration rights to certain ZML Investors, the ZML Partners and the Equity Group with respect to Common Shares or Common Shares obtained by upon the redemption of Units received in the Consolidation (including in liquidation of the ZML Opportunity Partnerships). The Company will bear all expenses incident to its registration requirements, except for any underwriting discounts or commissions or transfer taxes, if any, relating to the such Common Shares.


     The Company has adopted the Employee Plan and the Purchase Plan for the purpose of attracting and retaining highly qualified trustees, executive officers and other key employees. See "Management -- Option and Restricted Share Plans" and "-- Compensation of Board of Trustees; Payment in Common Shares." The Company intends to issue options to purchase approximately 4,090,000 Common Shares to trustees, executive officers, certain key employees and consultants prior to the completion of the Offering and has reserved additional shares for future issuance under the Employee Plan. Prior to the expiration of the initial 12-month period following the completion of the Offering, the Company expects to file a registration statement with the Commission with respect to the Common Shares issuable under the Employee Plan, which shares may be resold without restriction, unless held by affiliates.


     Prior to the Offering, there has been no public market for the Common Shares. Trading of the Common Shares on the New York Stock Exchange is expected to commence immediately following the completion of the Offering. No prediction can be made as to the effect, if any, that future sales or shares of the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options), or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares. See "Risk Factors -- Risks of Ownership of Common Shares" and "Partnership Agreement -- Transfer of Interests."

                       FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes all federal income tax considerations reasonably anticipated to be material to a prospective shareholder in the company in connection with the ownership of Common Shares. The following description is for general information only, is not exhaustive of all possible tax considerations, and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed discussion of any state, local or foreign tax considerations. In addition, the discussion is intended to address only those federal income tax considerations that are generally applicable for all shareholders in the Company. It does not discuss all aspects of federal income taxation that might be relevant to a specific shareholder in light of its particular investment or tax circumstances. The description does not purport to deal with aspects of taxation that may be relevant to shareholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "Taxation of Tax-Exempt Shareholders of the Company") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "Taxation of Non-U.S. Shareholders of the Company").


     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Except as described below in "Taxation of the Company -- Income Tests Applicable to REITs," the Company has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Company, the ZML Opportunity Partnerships, or the Operating Partnership. Thus, no assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

     As used in this section, the term "Company" refers solely to Equity Office Properties Trust.

     EACH PROSPECTIVE PURCHASER OF SHARES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE OWNERSHIP AND DISPOSITION OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REIT IN LIGHT OF ITS SPECIFIC TAX AND INVESTMENT SITUATIONS AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO IT.

TAXATION OF THE COMPANY

     General. The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. The Company believes that, commencing with its taxable year ending December 31, 1997, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified.


     These sections of the Code and the corresponding Treasury Regulations are highly technical and complex. The following sets forth the material aspects of the rules that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.


     Hogan & Hartson L.L.P. has acted as special tax counsel to the Company in connection with the Consolidation and the Company's election to be taxed as a REIT. In the opinion of Hogan & Hartson L.L.P., commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is conditioned upon certain representations made by the Company and the ZML REITs as to factual matters relating to the organization and operation of the Company, the Operating Partnership and the ZML Opportunity Partnerships (and the previous organization and operation of the ZML REITs and the ZML Opportunity Partnerships). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and will assume that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "-- Failure of the Company to Qualify as a REIT."


     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to IRS regulations that have not yet been promulgated.

     The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19. In this regard, the Built-In Gain rules would apply with respect to any assets acquired by the Company from a ZML REIT in connection with the Merger if the ZML REIT failed to qualify, for any reason, as a REIT throughout the duration of its existence. If the Company were not to make an election pursuant to IRS Notice 88-19 (or that election no longer were available because of a change in applicable law), a ZML REIT that failed to qualify as a REIT at the time of the Merger would recognize taxable gain on the Merger under the Built-In Gain rules, notwithstanding that the Merger otherwise qualified as a "tax-free reorganization." As discussed below in "-- Requirements for Qualification and "-- Failure of the Company to Qualify as a REIT," a ZML REIT would be required to have qualified as a REIT for its entire existence in order to qualify as a REIT at the time of the Merger. The Company believes that each of the ZML REITs has qualified as a REIT throughout its existence, but the Company intends to make a protective election under Notice 88-19 with respect to the Merger of each of the ZML REITs in order to avoid the adverse consequences that otherwise could result.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions
(i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi).

     The Company believes that it will have issued sufficient Common Shares with sufficient diversity of ownership in the Consolidation and this Offering to allow it to satisfy conditions (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding the transfer and ownership of Common

Shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure of the Company to Qualify as a REIT."

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company will have a calendar taxable year.

     In order to qualify as a REIT, the Company cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year. The Company itself will be a newly formed entity and will make a REIT election for its first taxable year. Hence, the Company itself will not have any undistributed "C corporation earnings and profits." In the Merger, however, the Company will succeed to various tax attributes of the ZML REITs, including any undistributed "earnings and profits." If the ZML REITs each have qualified as a REIT throughout the duration of their existence, then they also would not have any undistributed "C corporation earnings and profits," and the Company would satisfy this requirement. If, however, one or more of the ZML REITs has failed to qualify as a REIT throughout the duration of its existence, then it might have undistributed "C corporation earnings and profits" that, if not distributed by the Company prior to the end of its first taxable year, could prevent the Company from qualifying as a REIT. The Company and the ZML REITs believe that each of the ZML REITs has qualified as a REIT throughout the duration of its existence and that, in any event, no ZML REIT should be considered to have any undistributed "C corporation earnings and profits" at the time of the Merger. There can be no assurance, however, that the IRS would not contend otherwise on a subsequent audit of one or more of the ZML REITs. Although not free from doubt, it appears pursuant to recently finalized Treasury Regulations that the Company may be able to use certain "deficiency dividend" procedures to distribute any "earnings and profits" deemed to have been acquired in the Merger. In order to use this procedure, the Company would have to make an additional dividend distribution to its shareholders (in addition to distributions made for purposes of satisfying the normal REIT distribution requirements), within 90 days of the IRS determination. In addition, the Company would have to pay to the IRS an interest charge on 50% of the acquired "earnings and profits" that were not distributed prior to the end of the taxable year in which the Consolidation occurred. The statute and Treasury Regulations related to the application of the "earnings and profits distribution" requirement to a REIT that acquires a "non-REIT" in a reorganization and the availability of the "deficiency dividend" procedure in those circumstances are not entirely clear, and there can be no assurance that the IRS would not take the position either that the procedure is not available at all (in which case the Company would fail to qualify as a REIT) or, alternatively, that even if the procedure is available, the Company cannot qualify as a REIT for the taxable year in which the Consolidation occurs (but it could qualify as a REIT for subsequent years).

     Finally, in the event that any ZML REIT were determined not to qualify as a REIT, the Company would not be eligible to elect REIT status for up to five years after the year in which such ZML REIT first failed to qualify as a REIT, if the Company were considered a "successor" to such ZML REIT. The Company would be considered a "successor" for these purposes, however, only if (i) persons who own more than 50 percent of the Common Shares of the Company at any time during the taxable year ending after the Consolidation occurs owned, directly or indirectly, 50% or more in value of the shares of such ZML REIT during the first year in which it ceased to qualify as a REIT and (ii) a significant portion of the Company's assets were assets owned by such ZML REIT.

     Closing Agreements with the IRS with Respect to ZML REITs I and II. In December 1996, the IRS was advised that ZML REIT I and ZML REIT II each had failed to comply with a technical requirement (but, in the opinion of the applicable ZML Partners, not the intent) of a provision of the Code which must be satisfied for a company to qualify as a REIT for federal income tax purposes. More specifically, in connection with structuring certain real estate investments made by Opportunity Partnership I and Opportunity Partnership II during the period 1991-1993, all of the voting stock of certain corporations formed to serve as general partners of limited partnership subsidiaries of such ZML Opportunity Partnerships was issued to such

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

ZML Opportunity Partnerships. Based upon a Treasury Regulation interpreting the statutory provision limiting permitted REIT investments, a portion of such ZML Opportunity Partnerships' ownership of corporate voting stock would be imputed to ZML REIT I and ZML REIT II and, in so doing, would cause ZML REIT I and ZML REIT II to violate the prohibition on a REIT owning more than 10% of the voting stock of a corporation other than a qualified REIT subsidiary.

     Pursuant to closing agreements, the IRS has agreed that neither ZML REIT I nor ZML REIT II will be disqualified as a REIT as a result of the technical violations disclosed to the IRS. In connection with the agreements, the ZML Partners of Opportunity Partnership I and Opportunity Partnership II made certain payments to the IRS. None of ZML REIT I, ZML REIT II, Opportunity Partnership I, Opportunity Partnership II or the Company will bear the cost of such payments. As a result of the closing agreements, the technical violations discussed above will cause no adverse impact on the REIT status of ZML REIT I and ZML REIT II for the tax years at issue, or the Company's ability to qualify as a REIT following the Consolidation.


     Ownership of Partnership Interests by a REIT. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets and items of income of the ZML Opportunity Partnerships (including each Opportunity Partnership's share of such items of the Operating Partnership and any subsidiaries of the Operating Partnership that are partnerships or LLCs) will be treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in " -- Tax Aspects of the Company's Ownership of Interests in the ZML Opportunity Partnerships and the Operating Partnership." The Company will have direct control of each of the ZML Opportunity Partnerships and the Operating Partnership and intends to operate them consistent with the requirements for qualification as a REIT.


     Income Tests Applicable to REITs. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from "prohibited transactions") for each taxable year.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property by the independent contractor, the cost of the services must be borne by the independent contractor. The Company, through the Operating Partnership, will provide certain services to the Properties. Based upon the experience of the ZML Partners and the Equity Group in the office rental markets in which the Company's properties are located, the Company believes that all services provided to tenants by the Company will be considered "usually or customarily rendered" in connection with the rental of office space for occupancy, although there can be no assurance that the IRS will not contend otherwise. (In this regard the Company has engaged a service corporation owned by affiliates of the Equity Group Owners, which has been structured to qualify as an independent contractor, to perform contract services that might not be permissible for a REIT to perform directly.) The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above, or unless the Board of Trustees determines, in its discretion, that the rent received from a particular tenant under such an arrangement is not material and will not jeopardize the Company's status as a REIT), (ii) rent any property to a Related Party Tenant (unless the Board of Trustees determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue.


     The Company has requested a ruling from the IRS to the effect that if the Operating Partnership enters into arrangements with independent contractors to operate the Company's parking facilities under which the Operating Partnership will bear the expenses incurred in operating the parking facilities, such an arrangement will not affect the Company's ability to satisfy the 95% and 75% gross income tests. Currently, all but one of the stand-alone garages are operated by third-party Service Companies under lease agreements whereby the Opportunity Partnership and the Service Company share the gross receipts from the parking operation or the Opportunity Partnership receives a fixed payment from the Service Company, and the Opportunity Partnership bears none of the operational expenses. The income received by the Opportunity Partnership from the stand-alone garages under such agreements should qualify as "rents from real properties" for the purpose of the 95% and 75% gross income tests. The Company will retain the current arrangements with the Service Companies if it is unsuccessful in obtaining a favorable ruling from the IRS. One stand-alone garage agreement provides for the receipt of a percentage of net receipts by the Opportunity Partnership and, therefore, results in an insignificant amount of non-qualifying gross income relative to the total gross income of the ZML REIT. The income received under this agreement has not affected the ZML REIT's ability to satisfy the 95% and 75% gross income tests and should not affect the Company's ability to satisfy the 95% and 75% gross income tests in future taxable years. Parking garages which are located within a building, or are adjacent to, or are part of the same complex as, a building generally are operated by Service Companies pursuant to parking management agreements under which the Service Companies receive a management fee which may be a fixed dollar amount, or a percentage of gross or net revenues. The Company and the ZML Partners believe that, based on private letter rulings issued to other REITs that had similar parking management arrangements, the income received pursuant to such agreements should qualify as "rents from real property" for the purposes of the 95% and 75% gross income tests.

     "Interest" generally will not qualify under the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest will not fail to so qualify solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

     As discussed above in "The Company," the Management Corp. will conduct third-party management services with respect to properties not owned by the Operating Partnership and with respect to Joint Venture Properties. The Operating Partnership will own 100% of the non-voting stock of the Management Corp., but none of its voting stock. The Company's share of any dividends received from the Management Corp. should qualify for the purposes of the 95% gross income test, but not for purposes of the 75% gross income test. The Company does not anticipate that it will receive sufficient dividends from the Management Corp. to cause it to exceed the limit on non-qualifying income under the 75% gross income test.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its Federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because non-qualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in "-- General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision provides relief if the Company fails the 30% income test. In such case, the Company would cease to qualify as a REIT.

     Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

     Asset Tests Applicable to REITs. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest (including its allocable share of the assets held directly or indirectly through the Operating Partnership) and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     The Operating Partnership owns none of the voting stock but 100% of the non-voting stock of the Management Corp. Thus, none of the Operating Partnership, any ZML Opportunity Partnership, or the Company owns (either alone or together) more than 10% of the voting securities of the Management Corp. The Operating Partnership also may own non-voting stock, representing substantially all of the equity, in other corporate entities that serve as partners or members in the various titleholding entities. The Company will represent, however, that the Operating Partnership will not own more than 10% of the voting securities of any other entity that would be treated as a corporation for federal income tax purposes. In addition, the Company and its senior management believe, and the Company will represent, that the Company's pro rata share of the value of the securities of the Management Corp. does not exceed 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS might not contend either that the value of the securities of the Management Corp. held by the Company (through the ZML Opportunity Partnerships and the Operating Partnership) exceeds the 5% value limitation or that nonvoting stock of the Management Corp. or another corporate entity owned by the Operating Partnership should be considered "voting stock" for this purpose.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of the exercise of a Unit Redemption Right or an additional capital contribution of proceeds of an offering of Common Shares by the Company such as this Offering), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

     Annual Distribution Requirements Applicable to REITs. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and
(b) 95% of the net income (after tax), if any, from foreclosure property, minus
(ii) the sum of certain items of noncash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Operating Partnership Agreement authorizes the Company, as managing general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

     It is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, the Company anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. If such timing differences occur, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     Failure of the Company to Qualify as a REIT. If the Company fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its shareholders. In addition, if the Company fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of the Company's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS OF THE COMPANY GENERALLY


     As used herein, the term "U.S. Shareholder" means a holder of Common Shares who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


     As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Shareholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his Common Shares. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in its Common Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in its Common Shares taxable as capital gains (provided that the Common Shares have been held as a capital asset). Dividends declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

     Distributions made by the Company and gain arising from the sale or exchange by a U.S. Shareholder of Common Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any "passive losses" against such income or gain.


     Upon any sale or other disposition of Common Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the Common Shares have been held by the U.S. Shareholder as a capital asset, and will be long-term gain or loss if such Common Shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Common Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from the Company which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING FOR COMPANY DISTRIBUTIONS

     The Company will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. See " -- Taxation of Non-U.S. Shareholders of the Company."

TAXATION OF TAX-EXEMPT SHAREHOLDERS OF THE COMPANY

     The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Common Shares as "debt financed property" within the meaning of the Code and such Common Shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder. Similarly, income from the sale of Common Shares will not constitute UBTI unless such tax-exempt shareholder has held such Common Shares as "debt financed property" within the meaning of the Code or has used the Common Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under Code Sections 501 (c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

     Notwithstanding the above, however, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

     A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or
(b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to
(ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts.

     Based on the anticipated ownership of Common Shares immediately following the Consolidation and this Offering, and as a result of certain limitations on transfer and ownership of Common Shares contained in the Declaration of Trust, the Company does not expect to be classified as a "pension held REIT."

TAXATION OF NON-U.S. SHAREHOLDERS OF THE COMPANY


     The rules governing United States federal income taxation of the ownership and disposition of Common Shares by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements.



     Distributions by the Company. Distributions by the Company to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.


     Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under proposed Treasury Regulations, not currently in effect, however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption discussed above.

     Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, they will give rise to gain from the sale or exchange of its Common Shares, the tax treatment of which is described below. As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Shareholder's United States tax liability, if any, with respect to the distribution.


     Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as domestic shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA") distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to domestic shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Shareholder's United States Federal income tax liability.

     Sale of Common Shares. Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of Common Shares generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Shares will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Shareholders. The Company believes that at the closing of the Consolidation and this Offering it will be a "domestically controlled REIT," and therefore that the sale of Common Shares will not be subject to taxation under FIRPTA. However, because the Common Shares are expected to become publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Shares not otherwise subject to FIRPTA will be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     If the Company does not qualify as or ceases to be a "domestically-controlled REIT," whether gain arising from the sale or exchange by a Non-U.S. Shareholder of Common Shares would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" will depend on whether the Common Shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange) and on the size of the selling Non-U.S. Shareholder's interest in the Company. If gain on the sale or exchange of Common Shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the Common Shares would be required to withhold and remit to the IRS 10% of the purchase price.

     Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Shareholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Shares by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Shares by a foreign office of a broker that (a) is a United States person, (b) derives 50% or

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

more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States shareholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain other conditions are met, or the shareholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Shares is subject to both backup withholding and information reporting unless the shareholder certifies under penalty of perjury that the shareholder is a Non-U.S. Shareholder, or otherwise establishes an exemption. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

     The United States Treasury has recently issued proposed regulations regarding the withholding and information reporting rules discussed above. In general, the proposed regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. If finalized in their current form, the proposed regulations would generally be effective for payments made after December 31, 1997, subject to certain transition rules.

TAX ASPECTS OF THE COMPANY'S OWNERSHIP OF INTERESTS IN THE ZML OPPORTUNITY PARTNERSHIPS AND THE OPERATING PARTNERSHIP


     General. Substantially all of the Company's investments will be held indirectly through the ZML Opportunity Partnerships and the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held through the ZML Opportunity Partnerships and the Operating Partnership. See "Taxation of the Company -- Ownership of Partnership Interests by a REIT."


     Entity Classification. If any of the ZML Opportunity Partnerships or the Operating Partnership were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and would preclude the Company from qualifying as a REIT (see "Taxation of the Company -- Asset Tests Applicable to REITs" and "-- Income Tests Applicable to REITs"). The same result could occur if any subsidiary partnership failed to qualify for treatment as a partnership.


     Prior to January 1, 1997, an organization formed as a partnership or a limited liability company was treated as a partnership for federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management, (iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated and an entity formed as a partnership or as a limited liability company will be taxed as a partnership for federal income tax purposes, unless it specifically elects otherwise. The Regulations provide that the IRS will not challenge the classification of an existing partnership or limited liability company for tax periods prior to January 1, 1997 so long as
(1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the IRS.


     Hogan & Hartson L.L.P., special tax counsel to the Company, is of the opinion, based upon certain factual assumptions and representations described in the opinion, that each of the ZML Opportunity

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

Partnerships and the Operating Partnership will be treated as a partnership for Federal income tax purposes (and not as an association taxable as a corporation).

     Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.


     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the ZML Opportunity Partnership and Operating Partnership partnership agreements are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.



     Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Properties) that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at such time (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will be formed by way of contributions of appreciated property (including the Properties and the Management Business). Consequently, the Operating Partnership Agreement requires that such allocations be made in a manner consistent with Section 704(c) of the Code.


     In general, the partners of the Operating Partnership who contributed depreciable assets having an adjusted tax basis less than their fair market value at the time of contribution (which includes the ZML Opportunity Partnerships and the Company as successor to the ZML REITs) will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "Taxation of the Company -- Annual Distribution Requirements Applicable to REITs."

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and the Company have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to the properties initially contributed to the Operating Partnership in connection with the Consolidation. This method is generally the most favorable method from the perspective of the Equity Group, the ZML Partners and the Investor Limited Partners at the time of the Consolidation and will be less favorable from the perspective of the Company to the extent it subsequently contributes cash (such as the proceeds of this Offering) to the Operating Partnership.

     With respect to any property purchased by the Operating Partnership subsequent to this offering, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.


OTHER TAX CONSEQUENCES FOR THE COMPANY, ITS SHAREHOLDERS AND THE MANAGEMENT
CORP.



     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.



     A portion of the cash to be used by the Company to fund distributions is expected to come from the Management Corp. through payments of dividends on the stock of the Management Corp. held by the Operating Partnership. The Management Corp. pays federal and state income tax at the full applicable corporate rates. To the extent that the Management Corp. is required to pay federal, state or local taxes, the cash available for distribution by the Company to shareholders will be reduced accordingly.


                              ERISA CONSIDERATIONS

EMPLOYMENT BENEFIT PLANS, TAX-QUALIFIED PENSION, PROFIT SHARING OR STOCK BONUS PLANS AND IRS

     Each fiduciary of an employee benefit plan subject to ERISA (an "ERISA Plan") should carefully consider whether an investment in the Common Shares is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investment, inter alia, to be (i) prudent and solely in the interests of the participants and beneficiaries of the ERISA Plan, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the governing documents of the ERISA Plan. In addition, a fiduciary of an ERISA Plan should not cause or permit such ERISA Plan to enter into transactions prohibited under Section 406 of ERISA or
Section 4975 of the Code. In determining whether an investment in the Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of an ERISA Plan's investment portfolio for which the fiduciary has responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's investment portfolio. A fiduciary should also take into account the nature of the Company's business, the length of the Company's operating history, the terms of the management agreements, the fact that certain investment properties may not have been identified yet, other matters described under "Risk Factors" and the possibility of UBTI. See "Federal Income Tax Considerations -- Taxation of Securities."

     The fiduciary of an ERISA Plan, or of an IRA or a qualified pension, profit sharing or stock bonus plan which is not subject to ERISA (a "Non-ERISA Plan") but is subject to Section 4975 of the Code ("Other Plans"), should ensure that the purchase of Common Shares will not constitute a prohibited transaction under ERISA or the Code.

STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is an ERISA Plan or Other Plan. An ERISA plan fiduciary should also consider the relevance of these principles to ERISA's prohibition on improper delegation of control over or responsibility for Plan assets and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

     If the underlying assets of the Company are deemed to be assets of an ERISA Plan ("Plan Assets"), (i) the prudence standards and other provisions of Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code would be applicable to any transactions involving the Company's assets and
(ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice for a fee or other compensation to the Company, would be (for purposes of ERISA and the Code) fiduciaries of ERISA Plans and Other Plans that acquire Common Shares. The United States Department of Labor (the "DOL"), which has certain administrative responsibility over ERISA Plans and Other Plans, has issued a regulation defining plan assets for certain purposes (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or Other Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly-offered security" nor a security issued by an investment company registered under the 1940 Act, the assets of the ERISA Plan or Other Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" (as defined in the DOL Regulation) or that equity participation in the entity by "benefit plan investors" is not significant.

     The DOL Regulation defines a "publicly-offered security" as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the SEC (the "registration period"), after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and the Company intends to register the Common Shares under the Exchange Act within the registration period.

     The DOL Regulation provides that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.


     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are "freely transferable." The Offering will not impose a minimum investment requirement. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are "freely transferable" include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or Federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that established an effective date, or an event (such as completion of the Offering) prior to which a transfer or assignment will not be effective, (v) any prohibition against transfer or assignment to an ineligible or unsuitable investor, and (vi) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting for or on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of Common Shares are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the Common Shares to be "freely transferable" within the meaning of the DOL Regulation. See "Shares of Beneficial Interest -- Restrictions on Transfer." The Company also believes that certain restrictions on transfer that derive from the securities laws, from contractual arrangements with the Underwriters in connection with the Offering and from certain provisions should not result in the failure of the Share to be "freely transferable." See "Underwriting." Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Shares that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions.

     Assuming (i) that the Common Shares are "widely held" within the meaning of the DOL Regulation and (ii) that no facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Shares, the Company believes that, under the DOL Regulation, the Common Shares should be considered "publicly-offered securities" and, therefore, that the underlying assets of the Company should not be deemed to be plan assets of any ERISA Plan or Other Plan that invests in the Common Shares.

     The DOL Regulation will also apply in determining whether the underlying assets of the Operating Partnership will be deemed to be plan assets. The partnership interests in the Operating Partnership will not be publicly offered securities. Nevertheless, if the Common Shares constitute publicly offered securities, the Company believes that the indirect investment in the Operating Partnership by ERISA Plans or Other Plans through their ownership of the Common Shares will not cause the assets of the Operating Partnership to be treated as plan assets.

                                  UNDERWRITING


     Subject to the terms and conditions in the United States purchase agreement (the "U.S. Purchase Agreement"), between the Company and each of the underwriters named below (the "U.S. Underwriters"), and concurrently with the sale of the 5,000,000 Common Shares to the International Managers (as defined below), the Company has agreed to sell to each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan & Co., Prudential Securities Incorporated and Smith Barney Inc., are acting as representatives (the "U.S. Representatives"), and each of the U.S. Underwriters has severally agreed to purchase from the Company, the respective number of Common Shares set forth below opposite their respective names:



                        UNDERWRITER                           NUMBER OF COMMON SHARES
                        -----------                           -----------------------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Lehman Brothers Inc. .......................................
J.P. Morgan & Co. ..........................................
Prudential Securities Incorporated..........................
Smith Barney Inc. ..........................................
                                                                    ----------
             Total .........................................        20,000,000
                                                                    ==========



     The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International Limited, Credit Lyonnais, and UBS Limited are acting as lead managers. Subject to the terms and conditions set forth in the International Purchase Agreement and concurrently with the sale of 20,000,000 Common Shares to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase from the Company, an aggregate of 5,000,000 Common Shares. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.



     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of such Common Shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of Common Shares pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.



     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the Common Shares to the public at the public offering price per share set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of
$.       per share. The U.S. Underwriters may allow, and such dealers may
re-allow, a discount not in excess of $.       per share on sales to certain
other dealers. After the date of this Prospectus, the initial public offering price, concession and discount may be changed. The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.



     The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 3,000,000 additional Common Shares to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the U.S. Underwriters exercise this option, each U.S. Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Common Shares to be purchased by it shown in the foregoing table bears to such U.S. Underwriters' initial amount reflected in the foregoing table. The Company also has granted an option to the International Managers, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 750,000 additional Common Shares to cover overallotments, if any, on terms similar to those granted to the U.S. Underwriters.



     At the request of the Company, the U.S. Underwriters have reserved up to 1,250,000 Common Shares (the "Reserved Shares") for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing Common Shares. The number of Common Shares available to the general public will be reduced to the extent these persons purchase the Reserved Shares. Any Reserved Shares that are not so purchased by such persons at the completion of the Offering will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.



     Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.



     If the Underwriters create a short position in the Common Shares in connection with the Offering, i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.



     The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.


     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.



     In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provision, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company and the Operating Partnership have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or Units or any securities convertible into or exchangeable for Common Shares or Units for a period of one year from the date of the Prospectus, without the prior written consent of Merrill Lynch.

     The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.


     Prior to the Offering, there has been no public market for the Common Shares of the Company. The initial public offering price will be determined through negotiations between the Company and the U.S. Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, will be dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which will be based on the results of operations of the Properties and the management and leasing businesses in recent periods), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.



     Affiliates of Merrill Lynch served as placement agent in connection with the offer and sale of interests in each of the ZML Funds. In addition, affiliates of Merrill Lynch regularly provide investment banking services to affiliates of the Equity Group Owners.


     Affiliates of Merrill Lynch currently are limited partners of the ZML Partners and in such capacity have received fees in the amount of $3,068,000 for the year ended December 31, 1996 and expect to receive $777,000 for 1997 from the Company and its predecessors. Such affiliates will receive less than 1% of the ownership interest in the Company (on a fully diluted basis) upon consummation of the Consolidation (without giving effect to the Offering). Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Merrill Lynch is the lead managing underwriter of the Offering and will receive standard underwriter's compensation in connection therewith.

                                    EXPERTS


     The combined financial statements of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, the statements of revenue and certain expenses for Promenade II, Two California Plaza, BP Tower, SunTrust Center, Reston Town Center, Colonnade I, 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission and 30 N. LaSalle and the balance sheet of Equity Office Properties Trust, a Maryland real estate investment trust as of December 31, 1996, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS


     The validity of the Common Shares will be passed upon for the Company by Rosenberg & Liebentritt, P.C., Chicago, Illinois. Certain matters of Maryland law will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain tax matters will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel for the Company. In addition, the description of Federal income tax consequences under the heading "Federal Income Tax Consequences" is based upon the opinion of Hogan & Hartson L.L.P. Certain legal matters will be passed upon for the Underwriters by Hogan & Hartson L.L.P. Rosenberg & Liebentritt, P.C., Ballard Spahr Andrews & Ingersoll, and Hogan & Hartson L.L.P. acted as counsel for the Company and the Operating Partnership in connection with the organization of the Company and the Operating Partnership and the offering of the Units and the Common Shares in the Consolidation. Hogan & Hartson L.L.P. from time to time also provides services to the Company and other entities affiliated with the Equity Group Owners. Sheli
Z. Rosenberg, a trustee of the Company, is a principal in the law firm of Rosenberg & Liebentritt, P.C.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, the Company intends to file an application to list the Common Shares on the NYSE and, if the Common Shares are listed on the NYSE, similar information concerning the Company can be inspected and copies at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and a report thereon by independent certified public auditors.

                                    GLOSSARY


     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "ACBMs" means asbestos-containing building materials.

     "ACV" means American Classic Voyages Co.

     "ADA" means the Americans with Disabilities Act, as amended.

     "Anixter" means Anixter International Inc.

     "Available Cash" means net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments.

     "Book-Tax Difference" has the meaning ascribed to it in the section entitled "Federal Income Tax Considerations -- Tax Aspects of the Company's Investments in Partnerships -- Tax Allocations with Respect to the Properties."

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Company.

     "Capsure" means Capsure Holdings Corp.

     "Cash Available for Distribution" means Funds from Operations adjusted for certain non-cash items, less reserves.

     "CBD" means central business district.

     "Class B Distribution" has the meaning set forth under "Structure and Formation of the Company -- Formation Transactions."

     "Closing" means the closing of the Offering.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Company.

     "Company" means either Equity Office Properties Trust, a Maryland real estate investment trust, alone as an entity, or, as the context may require, the combined enterprise consisting of Equity Office Properties Trust, the Operating Partnership and their subsidiaries, and assumes that the Consolidation has been consummated. All references to the historical activities of the Company refer to the activities of the Equity Office Predecessors.

     "Consolidation" means all of the transactions described under "Structure and Formation of the Company -- Formation Transactions."

     "Contribution Agreement" means the agreement pursuant to which the ZML Funds and Equity Office will agree to consolidate.

     "Core Portfolio" means the Properties that were held by the Equity Office Predecessors during the entire period for both years being compared.

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a limited partner.


     "Declaration of Trust" means the Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "DOL" means the United States Department of Labor.

     "DOL Regulation" means the regulation issued by the DOL defining Plan Assets for certain purposes.

     "EGI" means Equity Group Investments, Inc., an Illinois corporation.

     "Employee Plan" means the Company's 1997 Employee Share Option and Restricted Share Plan.

     "Environmental Laws" means Federal, state and local laws and regulations relating to protection of the environment.

     "EOH" means Equity Office Holdings, L.L.C., a Delaware limited liability company.


     "EOP" means Equity Office Properties, L.L.C., a Delaware limited liability company.


     "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, which is an equity REIT focused solely on multifamily properties and is affiliated with Mr. Zell.


     "Equity Group" means one or both of EGI and EOH.



     "Equity Group Owners" means certain trusts established for the benefit of the families of Mr. Zell and of Mr. Robert Lurie, the deceased former partner of Mr. Zell and the partnerships comprised of such trusts.


     "Equity Office Predecessors" means, on a combined basis, the Office Properties and Parking Facilities of the ZML Funds and the Management Business of the Equity Group that will be combined into the Company pursuant to the Consolidation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means an employee benefit plan subject to Title I of ERISA.

     "Escrowed Common Shares" means Common Shares issued to the ZML REIT shareholders which are deposited into ZML REIT Escrows.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "401(k) Plan" means the Equity Office Section 401(k) Savings/Retirement
Plan.


     "Funds from Operations" means net income (loss) computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.


     "GAAP" means generally accepted accounting principles in the United States.

     "GP Incentive Distribution" has the meaning set forth under "Structure and Formation of the Company -- Formation Transactions."

     "Indemnity Common Shares" means the Common Shares deposited into the Indemnity Escrows for two years following the Consolidation, which will represent 1% of the Common Shares issued in connection with the Merger of the ZML REITs into the Company.

     "Indemnity Escrow" means the escrow formed to hold the Indemnity Common Shares.

     "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's shares of beneficial interest or any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the outstanding voting shares of beneficial interest of the trust.


     "International Purchase Agreement" means the purchase agreement between the Company and the International Managers.



     "International Managers" means the Underwriters outside of the United States and Canada named in this Prospectus for whom Merrill Lynch International Limited, Credit Lyonnais and UBS Limited are acting as lead managers.



     "Intersyndicate Agreement" means the agreement between the U.S. Underwriters and the International Managers providing for the coordination of their activities.


     "Investor Limited Partners" means, collectively, the ZML Investors who are limited partners of Opportunity Partnership I and Opportunity Partnership II.

     "IRS" means the United States Internal Revenue Service.


     "Joint Venture Properties" means 18 of the Properties which are held in partnerships or subject to participation agreements with unaffiliated third parties.


     "leased" means all space for which leases have been executed, whether or not the lease term has commenced.

     "LIBOR" means the London Interbank Offering Rate.

     "LLC" means limited liability company.


     "Line of Credit" means the $600 million unsecured revolving credit agreement into which the Company expects to enter.


     "Liquidation Period" means the two-year period following the Consolidation during which the ZML Opportunity Partnerships will be liquidated.


     "Managed Properties" means the properties of the Equity Group, together with the Joint Venture Properties, to be managed by the Management Corp.



     "Managed Property Business" means that portion of the Management Business that relates to property management of the Managed Properties and the Joint Venture Properties, which business will be owned and conducted by the Management Corp.


     "Management Business" means the office property management business of EOP, the office property asset management business and the parking asset management business of EGI and EOH relating to the Properties.

     "Management Corp." means Equity Office Properties Management Corp., a Delaware corporation.

     "Market Interest Rate" means the current market credit spread for each loan when added to the annualized monthly Treasury rate.


     "market rent" represents the gross rental rate per rentable square foot for buildings of comparable size, class, location and age based upon information obtained from CB Commercial Real Estate Group, Inc./Torto Wheaten Research, as of December 31, 1996.


     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "Merger Agreement" means the agreement pursuant to which the ZML REITs have agreed to merge with the Company.

     "Merger" means the proposed merger of the ZML REITs into the Company.

     "Merrill Lynch" means Merrill Lynch & Co. or its affiliates.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "MHC" means Manufactured Home Communities, Inc., a Maryland corporation, which is an equity REIT focused solely on manufactured housing communities and is affiliated with Mr. Zell.


     "Named Executive Officers" means the Company's Chief Executive Officers and the Company's four other most highly paid executive officers.


     "NAREIT" means the National Association of Real Estate Investment Trusts, Inc.

     "1940 ACT" means the Investment Company Act of 1940, as amended.

     "Non-ERISA Plan" means a qualified pension, profit sharing or stock bonus plan not subject to ERISA.

     "Non-U.S. Stockholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders.


     "NYSE" means the New York Stock Exchange, Inc.


     "occupied" means all space which is leased and for which the lease term has commenced.

     "Offering" means this offering of Common Shares of the Company pursuant to and as described in this Prospectus.

     "Office Properties" means the office properties to be owned by the Operating Partnership.

     "Operating Partnership" means EOP Operating Limited Partnership, a Delaware limited partnership, alone, or as the context may require, together with its subsidiaries.

     "Operating Partnership Agreement" means the limited partnership agreement of the Operating Partnership.

     "Other Plans" means an IRA and a Non-ERISA Plan.

     "Ownership Limit" means 9.9% of the lesser of the number or value of the issued and outstanding Common Shares and 9.9% of the lesser of the number or value of the outstanding shares of any other class or series of beneficial interest of the Company.

     "Parking Facilities" means the stand-alone parking facilities to be owned by the Operating Partnership.

     "Partial Liquidation Date" means each of the 15-month, 18-month, 21-month and 24-month anniversaries of the Closing.

     "Plan Assets" means the assets of the Company deemed to be assets of an ERISA Plan.

     "Plan of Liquidation" means the two-year plan of liquidation to be adopted by each of the ZML Opportunity Partnerships.

     "Preference Units" means preferred units and other partnership interests of different classes and series having such rights, preferences, and other privileges, variations and designations as may be determined by the Company.

     "Preferred Shares" means the preferred shares of beneficial interest, $0.01 par value per share, of the Company.

     "Properties" means collectively, one or more of the Office Properties and one or more of the Parking Facilities more particularly described in the section entitled "Business and Properties -- The Properties."

     "Property Operating Expenses" means real estate taxes and insurance, repairs and maintenance and property operating expenses.


     "Prospectus" means this prospectus, as the same may be amended.



     "Purchase Agreements" means the U.S. Purchase Agreement and the International Purchase Agreement.

     "Purchase Plan" means the Company's 1997 Non-Qualified Employee Share Purchase Plan.


     "QFC" means Quality Foods Centers, Inc.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.

     "Related Party Tenant" under the Code means a tenant of the Company's real property in which the Company or an owner of 10.0% or more of the Company, directly or constructively owns 10.0% or more of the ownership interests.

     "replacement cost rent" represents the Company's estimate of the gross rent that would be required to justify construction of a building which would be competitive with the subject Property. An estimate of the replacement cost to build a property similar to the subject Property was calculated utilizing the Marshall and Swift (June 1996) Commercial Estimator 5.0 Software Program. The replacement cost rent is calculated under the assumptions that a net effective return of 12% would be required to justify new construction and that occupancy would stabilize at 95% as follows: replacement cost rent equals (estimated replacement cost per square foot times 12% plus the estimated operating expenses per square foot at the subject Property) divided by 95%. The estimated replacement costs and the estimated replacement cost rents are based on constructing a building similar to the subject Property in terms of the quality of construction and amenities. The actual cost to construct a building that would be competitive with the subject Property and the required investor returns could be more or less than this estimate.


     "Restricted Common Shares" means the Common Shares received by the ZML Investors and ZML Partners in the Consolidation or any Common Shares acquired in redemption of units.



     "Sealy" means Sealy Corporation.


     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Service" means the Internal Revenue Service.


     "Stabilized Yield" means, for the year indicated, net income before amortization and depreciation over the Company's undepreciated capitalized cost of investment.


     "Subsidiary" or "Subsidiaries" means, collectively, the Operating Partnership, any other partnerships in which the Company holds a direct or indirect partnership interest, any wholly owned corporate subsidiaries of the Company, and, as appropriate, the Management Corp.


     "Treasury Regulations" means the regulations promulgated by the IRS under the Code.


     "UBTI" means unrelated business taxable income as defined in Section 512(a) of the Code.


     "Underwriters" means the U.S. Underwriters and the International Managers.


     "Unit" means a unit of partnership interest in the Operating Partnership.

     "Unit Redemption Right" means the right of holders of Units to require the redemption of their Units at any time one year after the Closing; provided, however, that partners of the ZML Opportunity Partnerships, including the Investor Limited Partners, who receive Units in the consolidation will only have the right to require redemption of their Units at any time commencing two years after the Closing.

     "UPREIT" means umbrella partnership REIT.


     "U.S. Purchase Agreement" means the purchase agreement between the Company and the U.S. Underwriters.



     "U.S. Representatives" means Merrill Lynch, Pierce, Fenner & Smith, Incorporated; Lehman Brothers Inc.; J.P. Morgan & Co.; Prudential Securities Incorporated and Smith Barney Inc.

     "U.S. Underwriters" means the Underwriters for the United States and Canada named in the Prospectus for whom the U.S. Representatives are acting as representatives.


     "USTs" means underground storage tanks.

     "ZML Fund I" means Opportunity Partnership I and its general and limited partners, including ZML REIT I.

     "ZML Fund II" means Opportunity Partnership II and its general and limited partners, including ZML REIT II.

     "ZML Fund III" means Opportunity Partnership III and its general and limited partners, including ZML REIT III.

     "ZML Fund IV" means Opportunity Partnership IV and its general and limited partners, including ZML REIT IV.

     "ZML Funds" means, collectively, the ZML Opportunity Partnerships, together with their limited and general partners, including the ZML REITs.

     "ZML Investors" means shareholders in the ZML REITs and limited partners (other than the ZML REITs) in the ZML Opportunity Partnerships.

     "ZML Opportunity Partnership I" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership.

     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

     "ZML Opportunity Partnership III" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership III.

     "ZML Opportunity Partnership IV" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership IV.

     "ZML Opportunity Partnerships" means, collectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III and ZML Opportunity Partnership IV.

     "ZML Partner(s)" means ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, as applicable, each of which is the current general partner of, respectively, ZML Opportunity Partnership I, ZML Opportunity Partnership II, ZML Opportunity Partnership III, ZML Opportunity Partnership IV.

     "ZML REIT Escrows" means, collectively, the four separate escrows set up for the Escrowed Common Shares of the ZML REIT shareholders.

     "ZML REIT I" means ZML Investors, Inc., a Delaware corporation.

     "ZML REIT II" means ZML Investors II, Inc., a Delaware corporation.

     "ZML REIT III" means Zell/Merrill Lynch Real Estate Opportunity Partners III Trust, a Maryland real estate investment trust.

     "ZML REIT IV" means Zell/Merrill Lynch Real Estate Opportunity Partners IV Trust, a Maryland real estate investment trust.

     "ZML REITs" means, collectively, ZML REIT I, ZML REIT II, ZML REIT III and ZML REIT IV.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
EQUITY OFFICE PROPERTIES TRUST
Pro Forma Condensed Combined Financial Statements
  (unaudited):
  Pro Forma Condensed Combined Financial Statements.........   F-3
  Pro Forma Condensed Combined Balance Sheet as of March 31,
     1997...................................................   F-4
  Pro Forma Condensed Combined Statement of Operations for
     the three months ended March 31, 1997..................   F-5
  Pro Forma Condensed Combined Statement of Operations for
     the year ended December 31, 1996.......................   F-6
  Notes to Pro Forma Condensed Combined Financial
     Statements.............................................   F-7
Historical:
  Report of Independent Auditors............................  F-14
  Balance Sheet as of March 31, 1997 (unaudited) and
     December 31, 1996......................................  F-15
  Notes to Balance Sheet....................................  F-16
EQUITY OFFICE PREDECESSORS
  Report of Independent Auditors............................  F-18
  Combined Balance Sheets as of March 31, 1997 (unaudited),
     December 31, 1996 and 1995.............................  F-19
  Combined Statements of Operations for the three months
     ended March 31, 1997 and 1996 (unaudited), and the
     years ended December 31, 1996, 1995 and 1994...........  F-20
  Combined Statements of Owners' Equity for the three months ended March 31, 1997 (unaudited) and the years ended
     December 31, 1996, 1995 and 1994.......................  F-21
  Combined Statements of Cash Flows for the three months
     ended March 31, 1997 and 1996 (unaudited), and the
     years ended December 31, 1996, 1995 and 1994...........  F-22
  Notes to Combined Financial Statements....................  F-23
  Schedule III -- Real Estate and Accumulated Depreciation
     as of December 31, 1996................................  F-34
PROMENADE II
  Report of Independent Auditors............................  F-38
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1996 to June 13, 1996 (unaudited) and
     the year ended December 31, 1995.......................  F-39
  Notes to Statements of Revenue and Certain Expenses.......  F-40
TWO CALIFORNIA PLAZA
  Report of Independent Auditors............................  F-41
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1996 to July 31, 1996 (unaudited) and
     the year ended December 31, 1995.......................  F-42
  Notes to Statements of Revenue and Certain Expenses.......  F-43
BP TOWER
  Report of Independent Auditors............................  F-44
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1996 to August 31, 1996 (unaudited) and
     the year ended December 31, 1995.......................  F-45
  Notes to Statements of Revenue and Certain Expenses.......  F-46


                                                              PAGE
                                                              ----
SUNTRUST CENTER
  Report of Independent Auditors............................  F-47
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1996 to August 31, 1996 (unaudited) and
     the year ended December 31, 1995.......................  F-48
  Notes to Statements of Revenue and Certain Expenses.......  F-49
RESTON TOWN CENTER
  Report of Independent Auditors............................  F-50
  Statements of Revenue and Certain Expenses for the period
     from January 1, 1996 to September 30, 1996 (unaudited)
     and the year ended December 31, 1995...................  F-51
  Notes to Statements of Revenue and Certain Expenses.......  F-52
COLONNADE I
  Report of Independent Auditors............................  F-53
  Statement of Revenue and Certain Expenses for the period
     from January 1, 1996 to December 4, 1996...............  F-54
  Notes to Statement of Revenue and Certain Expenses........  F-55
177 BROAD STREET
  Report of Independent Auditors............................  F-56
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................  F-57
  Notes to Statement of Revenue and Certain Expenses........  F-58
PRESTON COMMONS
  Report of Independent Auditors............................  F-59
  Statement of Revenue and Certain Expenses for the year
     ended December 31, 1996................................  F-60
  Notes to Statement of Revenue and Certain Expenses........  F-61
OAKBROOK TERRACE TOWER
  Report of Independent Auditors............................  F-62
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 (unaudited) and the year
     ended December 31, 1996................................  F-63
  Notes to Statements of Revenue and Certain Expenses.......  F-64
ONE MARITIME PLAZA
  Report of Independent Auditors............................  F-65
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 (unaudited) and the year
     ended December 31, 1996................................  F-66
  Notes to Statements of Revenue and Certain Expenses.......  F-67
201 MISSION STREET
  Report of Independent Auditors............................  F-68
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 (unaudited) and the year
     ended December 31, 1996................................  F-69
  Notes to Statements of Revenue and Certain Expenses.......  F-70
30 N. LASALLE
  Report of Independent Auditors............................  F-71
  Statements of Revenue and Certain Expenses for the three
     months ended March 31, 1997 (unaudited) and the year
     ended December 31, 1996................................  F-72
  Notes to Statements of Revenue and Certain Expenses.......  F-73

                         EQUITY OFFICE PROPERTIES TRUST

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

            AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND


                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                  (UNAUDITED)



     The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 1997 reflects: (a) the acquisition and sale of properties and certain capital contributions, distributions and financing activities that occurred subsequent to March 31, 1997, as if such transactions had occurred as of March 31, 1997 and (b) the transactions expected to occur in connection with the Offering and the Consolidation, including the assumed sale of $500 million of Common Shares as if those shares had been sold and the net proceeds had been used for the repayment of debt as of March 31, 1997.



     The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 1997 reflects: (a) the acquisition of 9 properties acquired between January 1, 1997 and June 15, 1997 and the pending acquisition of one property and the disposition of one property, as if these transactions had occurred as of January 1, 1997 and (b) the decrease in interest resulting from debt assumed to be repaid at the time of the Offering and the Consolidation, as if this debt repayment had occurred as of January 1, 1997.



     The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 reflects: (a) the acquisition of 24 properties acquired between January 1, 1996 and June 15, 1997, the pending acquisition of one property and the disposition of two properties, as if these transactions had occurred as of January 1, 1996 and (b) the decrease in interest resulting from debt assumed to be repaid at the time of the Offering and the Consolidation, as if this debt repayment had occurred as of January 1, 1996.


     The accompanying unaudited pro forma condensed combined financial statements have been prepared by management of Equity Office Predecessors and do not purport to be indicative of the results which would actually have been obtained had the transactions described above been completed on the dates indicated or which may be obtained in the future. The pro forma condensed combined financial statements should be read in conjunction with the combined financial statements of Equity Office Predecessors included elsewhere herein.

                         EQUITY OFFICE PROPERTIES TRUST

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET


                                                                      AS OF MARCH 31, 1997
                                                                      --------------------
                                                                           (UNAUDITED)
                                                                         (IN THOUSANDS)
                                                                                              OFFERING AND
                                    EQUITY                                    CASH PROVIDED   CONSOLIDATION      EQUITY OFFICE
                                    OFFICE                                    BY FINANCING      PRO FORMA       PROPERTIES TRUST
                                 PREDECESSORS   ACQUISITIONS   DISPOSITIONS    ACTIVITIES      ADJUSTMENTS         PRO FORMA
                                 ------------   ------------   ------------   -------------   -------------     ----------------
                                                   (A)             (B)             (C)             (D)
            ASSETS
-------------------------------
  Investment in real estate,
    net........................   $3,377,515     $ 464,921       $(50,894)      $     --       $   967,246(E)      $4,758,788
  Cash and cash equivalents....      376,121      (510,670)        58,969        229,452          (122,387)(F)         31,485
  Rents and other
    receivables................       62,134            --           (204)            --           (53,804)(G)          8,126
  Escrow deposits and
    restricted cash............       33,655            --             --             --                --             33,655
  Investments in unconsolidated
    joint ventures.............       26,729        45,749             --             --             2,998(H)          75,476
  Other assets.................       90,201            --         (1,113)            --           (71,710)(I)         17,378
                                  ----------     ---------       --------       --------       -----------         ----------
    TOTAL ASSETS...............   $3,966,355     $      --       $  6,758       $229,452       $   722,343         $4,924,908
                                  ==========     =========       ========       ========       ===========         ==========
        LIABILITIES AND
     SHAREHOLDERS' EQUITY
-------------------------------
  Mortgage debt................   $1,941,849     $      --       $     --       $(10,472)      $  (573,104)(J)     $1,358,273
  Revolving line of credit.....       54,625            --             --        208,596                --            263,221
  Distribution payable.........      100,330            --             --       (100,330)               --                 --
  Other liabilities............      100,865            --         (1,047)            --            (1,337)(K)         98,481
                                  ----------     ---------       --------       --------       -----------         ----------
    TOTAL LIABILITIES..........    2,197,669            --         (1,047)        97,794          (574,441)         1,719,975
                                  ----------     ---------       --------       --------       -----------         ----------
Commitments and contingencies
Minority interests:
  Operating Partnership........           --            --             --             --           239,669(L)         239,669
  Partially owned properties...        9,346            --             --             --                --              9,346
Owners' equity.................    1,759,340            --          7,805        131,658        (1,898,803)(M)             --
Common shares of beneficial
  interests....................           --            --             --             --             1,479(N)           1,479
Paid in capital................           --            --             --             --         2,954,439(O)       2,954,439
                                  ----------     ---------       --------       --------       -----------         ----------
    TOTAL SHAREHOLDERS'
      EQUITY...................    1,759,340            --          7,805        131,658         1,057,115          2,955,918
                                  ----------     ---------       --------       --------       -----------         ----------
    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY.....   $3,966,355     $      --       $  6,758       $229,452       $   722,343         $4,924,908
                                  ==========     =========       ========       ========       ===========         ==========


                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST



              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                                                          FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                          -----------------------------------------
                                                                         (UNAUDITED)
                                                                        (IN THOUSANDS)
                                                                                     OFFERING AND
                                                      1997 ACQUIRED                  CONSOLIDATION       EQUITY OFFICE
                                      EQUITY OFFICE   AND PROBABLE                     PRO FORMA        PROPERTIES TRUST
                                      PREDECESSORS     PROPERTIES     DISPOSITIONS    ADJUSTMENTS          PRO FORMA
                                      -------------   -------------   ------------   -------------      ----------------
                                                         (P)              (Q)
Income
  Rental............................     $116,418        $12,939        $(1,809)       $  3,885(R)          $131,433
  Tenant reimbursements.............       19,187          3,998            (14)             --               23,171
  Parking...........................        9,530            820           (378)             --                9,972
  Other.............................        3,336            513             --              --                3,849
  Fees from noncombined
     affiliates.....................        1,200             --             --              --                1,200
  Interest..........................        4,896             65             --              --                4,961
                                         --------        -------        -------        --------             --------
                                          154,567         18,335         (2,201)          3,885              174,586
                                         --------        -------        -------        --------             --------
Expenses
  Property operating................       58,148          8,178           (947)             --               65,379
  Interest..........................       36,355          3,961            (36)        (11,366)(S)           28,914
  Depreciation......................       25,005          2,906           (397)          5,441(T)            32,955
  Amortization......................        3,076             --            (54)         (1,846)(U)            1,176
  General and administrative........        7,073             --             --             600(V)             7,673
                                         --------        -------        -------        --------             --------
                                          129,657         15,045         (1,434)         (7,171)             136,097
                                         --------        -------        -------        --------             --------
Income before (income) allocated to
  minority interests, income from
  investments in unconsolidated
  joint ventures, gain on sale of
  real estate and extraordinary
  items.............................       24,910          3,290           (767)         11,056               38,489
(Income) allocated to minority
  interests:
  Operating Partnership.............           --             --             --          (2,965)(W)           (2,965)
  Partially owned properties........         (529)            --             --             (10)(W)             (539)
Income from investments in
  unconsolidated joint ventures.....          922            658             --              --                1,580(X)
Gain on sale of real estate.........        5,741             --         (5,741)             --                   --
                                         --------        -------        -------        --------             --------
Income before extraordinary items...       31,044          3,948         (6,508)          8,081               36,565
Extraordinary items.................         (275)            --            275              --                   --
                                         --------        -------        -------        --------             --------
Net income..........................     $ 30,769        $ 3,948        $(6,233)       $  8,081             $ 36,565
                                         ========        =======        =======        ========             ========
Net income per Common Share.........                                                                            $.25(Y)
                                                                                                            ========



                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                              ------------------------------------
                                                           (UNAUDITED)
                                                         (IN THOUSANDS)
                                                                       1997
                                                                   ACQUIRED AND
                               EQUITY OFFICE         1996            PROBABLE
                               PREDECESSORS      ACQUISITIONS       PROPERTIES       DISPOSITIONS
                              ---------------   ---------------   ---------------   ---------------
                                                      (P)               (P)               (Q)
Income
  Rental....................  $      386,481    $       53,340    $       56,247    $       (8,303)
  Tenant reimbursements.....          62,036             9,967            16,053               (88)
  Parking...................          27,253            13,518             3,406            (1,462)
  Other.....................          17,626             1,797             1,945               (99)
  Fees from noncombined
     affiliates.............           5,120                --                --                --
  Interest..................           9,608                --               249                (7)
                              ---------------   ---------------   ---------------   ---------------
                                     508,124            78,622            77,900            (9,959)
                              ---------------   ---------------   ---------------   ---------------
Expenses
  Property operating........         201,067            30,971            34,128            (4,778)
  Interest..................         119,595            22,093            15,021              (956)
  Depreciation..............          82,905            13,488            12,523            (1,941)
  Amortization..............          13,332                --                --              (346)
  General and
     administrative.........          23,145                --                --                --
                              ---------------   ---------------   ---------------   ---------------
                                     440,044            66,552            61,672            (8,021)
                              ---------------   ---------------   ---------------   ---------------
Income before (income)
  allocated to minority
  interests, income from
  investments in
  unconsolidated joint
  ventures, and gain on sale
  of real estate............          68,080            12,070            16,228            (1,938)
(Income) allocated to
  minority interests:
  Operating Partnership.....              --                --                --                --
  Partially owned
     properties.............          (2,086)               --                --                --
Income from investments in
  unconsolidated joint
  ventures..................           2,093                --             2,632                --
Gain on sale of real
  estate....................           5,338                --                --                --
                              ---------------   ---------------   ---------------   ---------------
Net income..................  $       73,425    $       12,070    $       18,860    $       (1,938)
                              ===============   ===============   ===============   ===============
Net income per Common
  Share.....................

                              FOR THE YEAR ENDED DECEMBER 31, 1996
                              ------------------------------------

                                           (UNAUDITED)
                                         (IN THOUSANDS)
                               OFFERING AND
                               CONSOLIDATION        EQUITY OFFICE
                                 PRO FORMA         PROPERTIES TRUST
                                ADJUSTMENTS           PRO FORMA
                              ---------------      ----------------

Income
  Rental....................  $       15,539(R)    $       503,304
  Tenant reimbursements.....              --                87,968
  Parking...................              --                42,715
  Other.....................              --                21,269
  Fees from noncombined
     affiliates.............              --                 5,120
  Interest..................              --                 9,850
                              ---------------      ---------------
                                      15,539               670,226
                              ---------------      ---------------
Expenses
  Property operating........              --               261,388
  Interest..................         (43,041)(S)           112,712
  Depreciation..............          21,976(T)            128,951
  Amortization..............          (8,591)(U)             4,395
  General and
     administrative.........           2,400(V)             25,545
                              ---------------      ---------------
                                     (27,256)              532,991
                              ---------------      ---------------
Income before (income)
  allocated to minority
  interests, income from
  investments in
  unconsolidated joint
  ventures, and gain on sale
  of real estate............          42,795               137,235
(Income) allocated to
  minority interests:
  Operating Partnership.....         (10,886)(W)           (10,886)
  Partially owned
     properties.............             (56)(W)            (2,142)
Income from investments in
  unconsolidated joint
  ventures..................              --                 4,725(X)
Gain on sale of real
  estate....................              --                 5,338
                              ---------------      ---------------
Net income..................  $       31,853       $       134,270
                              ===============      ===============
Net income per Common
  Share.....................                       $           .91(Y)
                                                   ===============


                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST

              NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET


                                 MARCH 31, 1997


                                  (unaudited)


     Basis of Presentation. The contribution to the Operating Partnership of the ZML Partners' interests in the Office Properties and Parking Facilities and the Equity Group's interest in the Management Business in exchange for Units and Common Shares typically would be accounted for at the historical cost of those interests, similar to a pooling of interests. Due to the relatively small percentage of these interests, however, such interests, together with all remaining non-affiliated interests, have been accounted for using the purchase method of accounting, based on the fair value of the Common Shares and Units issued.


A.  To reflect the acquisition of the following properties since March 31, 1997:



     Oakbrook Terrace Tower

     One Maritime Plaza
     201 Mission Street
     Smith Barney Tower
     50% Interest in Civic Parking L.L.C.

     30 N. LaSalle



     This adjustment also reflects the probable acquisition of a parking facility in Chicago, Illinois.



B.  To reflect the sale of 8383 Wilshire for $59 million.



C. To reflect $229.5 million of net cash proceeds for events that occurred or are expected to occur subsequent to March 31, 1997, as follows:



    Capital contributed by capital partners of the ZML Funds....    $136,390,000
    Distributions of $100.3 million made to capital partners of the ZML Funds less $20.3 million of net proceeds received
      from the disposal of three Non-Office Properties
      subsequent to March 31, 1997; and distributions of $10.6
      million by the Management Business to Equity Group Owners
      and $14.5 million to the capital partners of the ZML
      Funds, both of which are expected to occur prior to the
      Offering and the Consolidation............................    (105,062,000)
    Net repayment upon refinancing of mortgage indebtedness.....     (10,472,000)
    Net proceeds from the line of credit of $220.5 million from draws made subsequent to March 31, 1997, $25.1 million
      estimated to be drawn for the pending acquisition of a
      parking facility in Chicago, Illinois and $37.0 million
      estimated to be repaid prior to the Offering from cash
      held by Equity Office Predecessors........................     208,596,000
                                                                    ------------
                                                                    $229,452,000
                                                                    ============



D. To record the Offering and the Consolidation based upon the assumed issuance of 147.9 million Common Shares, assuming a price of $20.00 per share, in exchange for 92.5% of the ownership interest in the Operating Partnership that is assumed to be owned by the Company (comprised of 25 million shares to be sold in the Offering and 122.9 million shares to be issued in the Consolidation). It is assumed that 11.9 million Units in the Operating Partnership are issued in exchange for 7.5% of the ownership interest in the Operating Partnership that will not be owned by the Company.

                         EQUITY OFFICE PROPERTIES TRUST

                                 MARCH 31, 1997


                                  (unaudited)


E. To record the allocation of estimated equity value in excess of book value ("net equity value") to investment in real estate based on the issuance of Common Shares and Units as follows:


Issuance of 159.8 million shares and Units at $20.00 per
  share/Unit...............................................       $ 3,195,587,500
Less book value of owner's equity before adjustments to
  reflect the estimated net equity value of assets (see
  Note O):
  Historical owners' equity of Equity Office
     Predecessors...........................  $(1,759,340,000)
  Disposal of 8383 Wilshire in May 1997 (see
     Note M)................................       (7,805,000)
  Net capital contributed by capital
     partners of the ZML Funds (see Note
     M).....................................     (131,658,000)
  Net proceeds from Offering (see Note F)...     (464,472,000)
  Costs associated with the Consolidation
     (see Note F)...........................       19,175,000
  Elimination of unamortized deferred loan
     costs (See Note I).....................        2,379,000
  Anticipated prepayment penalties (see Note
     F).....................................       14,882,000
                                              ---------------
                                                                   (2,326,839,000)
                                                                  ---------------
Total share/Unit value in excess of book value:............       $   868,748,500
                                                                  ===============
Allocation of excess value to assets and liabilities based
  on relative differences between book value and estimated
  net equity value:
Decrease in other assets (see Note I)......................       $   (69,331,000)
Decrease in accounts receivable related to net deferred
  rent (see Note G)........................................           (53,804,000)
Decrease in other deferred liabilities (see Note K)........             1,337,000
Decrease in mortgage indebtedness resulting from adjustment
  to fair value (see Note J)...............................            20,302,000
Increase in investments in unconsolidated joint ventures
  (see Note H).............................................             2,998,000
Adjustment to the basis of the investment in real estate,
  net......................................................           967,246,500
                                                                  ---------------
Total adjustments..........................................       $   868,748,500
                                                                  ===============


F.  To reflect the following:


Gross proceeds from the assumed sale of 25 million Common
  Shares, $0.01 par value per share, at $20.00 per share....    $               500,000,000
Transaction, registration and issuance costs................                    (35,528,000)
                                                                ---------------------------
  Net proceeds..............................................                    464,472,000
                                                                ---------------------------
Costs associated with the Consolidation.....................                    (19,175,000)
Anticipated repayment of mortgage debt and other
  indebtedness secured by properties to be owned by the
  Company (see Note J)......................................                   (552,801,800)
Anticipated prepayment penalties on retired mortgage debt
  and other indebtedness (calculated as of March 31, 1997;
  this amount is subject to change based on the actual date
  of repayment and changes in interest rates)...............                    (14,882,000)
                                                                ---------------------------
Net decrease in cash at March 31, 1997......................    $              (122,386,800)
                                                                ===========================


G. To eliminate the deferred rent receivable, which arose from the historical straight-lining of rents (see Note E).


H. To increase the basis of the investments in unconsolidated joint ventures accounted for on the equity method (see Note E).

                         EQUITY OFFICE PROPERTIES TRUST

                                 MARCH 31, 1997


                                  (unaudited)



I. To eliminate the $2.4 million of unamortized deferred loan costs related to mortgage debt of $15.0 million for Denver Corporate Center Towers II and III repaid in May, 1997 and $552.8 million expected to be repaid with net proceeds of the Offering and cash held by Equity Office Predecessors (see Note J), and the $69.3 million decrease in other assets, consisting of lease acquisition costs, deferred loan costs and organization costs that will be written off as a result of the Consolidation (see Note E).


J.   To reflect the following:


    Adjustment to reduce the assumed Equity Office Predecessors debt to its fair value (calculated as of June 1, 1997);
      this amount is subject to change based on the actual date
      of repayment and changes in interest rates (see Note E)...    $ (20,302,000)
    Debt to be repaid from net proceeds of the Offering and cash
      held by Equity Office Predecessors (see below)............     (552,801,800)
                                                                    -------------
    Net decrease in mortgage debt payable at March 31, 1997.....    $(573,103,800)
                                                                    =============



     The fair value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year.


     Debt to be repaid from net proceeds of the Offering and cash held by Equity Office Predecessors


                                                                                    AMOUNT TO
                     PROPERTY                   MATURITY DATE      INTEREST RATE    BE REPAID
      --------------------------------------  ------------------   --------------  -----------
      60 Spear..............................  December 1, 1999         9.01%      $  9,271,700
      CIGNA Center..........................  December 1, 1999         9.01%           730,100
      Summit Office Center..................  December 1, 1999         9.01%         5,840,800
      Tampa Commons.........................  December 1, 1999         9.01%        14,877,600
      First Union Center....................  December 1, 1999         9.01%        16,548,800
      Intercontinental Center...............  December 1, 1999         9.01%         6,205,800
      Four Forest...........................  December 1, 1999         9.01%        17,011,000
      Dominion Tower........................  December 1, 1999         9.01%        23,363,000
      Northborough Tower....................  December 1, 1999         9.01%         7,008,900
      500 Marquette Building................  December 1, 1999         9.01%        11,292,100
      Atrium Tower..........................  December 1, 1999         9.01%         1,606,200
      Sarasota City Center..................  December 1, 1999         9.01%        11,681,500
      University Tower......................  December 1, 1999         9.01%        11,170,400
      1111 19th Street......................  December 1, 1999         9.01%        18,690,400
      1 & 2 Stamford/300 Atlantic...........  March 29, 2000       LIBOR + 2.25%    75,087,800
      850 Third Avenue......................  March 20, 2002           8.79%        54,200,000
      Two California Plaza..................  August 21, 2003        LIBOR + 2%     54,587,000
      One North Franklin....................  December 31, 2002      LIBOR + 1%     65,150,400
      One and Two Paces West................  March 21, 1998       LIBOR + 1.875%   47,700,000
      2010 Main Plaza.......................  December 13, 1997    LIBOR + 1.875%   25,900,000
      1920 Main Plaza.......................  September 29, 2001     LIBOR + 2%     30,628,300
      One American Center...................  October 31, 2000          8.5%        44,250,000
                                                                                  ------------
                                                                                  $552,801,800
                                                                                  ============



     The amounts reflected above are based on the balances at March 31, 1997. The actual amounts repaid will be different to the extent of any amortization of loan balances which occurs prior to the actual date of repayment.

                         EQUITY OFFICE PROPERTIES TRUST

                                 MARCH 31, 1997


                                  (unaudited)



K. To eliminate the deferred rent payable, which arose from the historical straight-lining of rents (see Note E).



L. To reflect the recognition of minority interest ownership in the Operating Partnership, estimated to be 7.5%, that will not be owned by the Company. Minority interests were computed as follows:



Pro Forma equity of the Operating Partnership, net of Equity
  Office Predecessors' historical minority interests of
  $9,346,000 related to partially owned properties (see Note
  E)........................................................  $3,195,587,500
Percentage of Units in the Operating Partnership which are
  not assumed to be owned by the Company....................             7.5%
                                                              --------------
Minority interests in the equity of the Operating
  Partnership as of March 31, 1997..........................  $  239,669,060
                                                              ==============



M. To reclassify owners' equity:



Historical owners' equity of Equity Office Predecessors.....  $1,759,340,000
Disposal of 8383 Wilshire...................................       7,805,000
Effect on owners' equity of net cash provided by financing
  activities (see Note C)...................................     131,658,000
                                                              --------------
     Owners' Equity.........................................  $1,898,803,000
                                                              ==============



N. To record par value of 147.9 million Common Shares anticipated to be issued in the Offering and the Consolidation with a par value of $0.01 per share.



O. To reflect the net increase to paid in capital associated with the issuance of Common Shares and certain other transactions related to the Consolidation, as summarized below:



Net proceeds from the sale of 25 million Common Shares, net
  of $35.528 million of issuance costs (see Note F).........  $  464,472,000
Costs associated with the Consolidation (see Note F)........     (19,175,000)
Adjustments to assets and liabilities resulting from
  issuance of Common Shares and Units (see Note E)..........     868,748,500
Reclassification of owners' equity (see Note M).............   1,898,803,000
Elimination of unamortized loan costs on debt to be repaid
  at the time of the Consolidation (see Note I).............      (2,379,000)
Prepayment penalties on retired mortgage debt (see Note
  F)........................................................     (14,882,000)
Par value of 147.9 million Common Shares (see Note N).......      (1,479,000)
Allocation of minority interests in the equity of the
  Operating Partnership (see Note L)........................    (239,669,060)
                                                              --------------
Net increase to paid in capital.............................  $2,954,439,440
                                                              ==============

                         EQUITY OFFICE PROPERTIES TRUST

                     NOTES TO PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS


                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (unaudited)



P. To reflect the operations and the depreciation expense for a) the pro forma condensed combined statement of operations for the three months ended March 31, 1997: for the period from January 1, 1997 through the earlier of the date of acquisition, or March 31, 1997, as applicable, for properties acquired or anticipated to be acquired in 1997 and b) the pro forma condensed combined statement of operations for the year ended December 31, 1996: for the period from January 1, 1996 through the date of acquisition for properties acquired in 1996, or December 31, 1996 for the properties acquired or anticipated to be acquired in 1997, for the following properties. Interest expense was also adjusted, where applicable, to reflect a quarter and a full year, for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.



            ACQUIRED PROPERTY                DATE ACQUIRED         PERIOD REFERENCE
            -----------------                -------------         ----------------
1601 Market Street.......................  January 18, 1996           A
Promenade II.............................  June 14, 1996              A
Two California Plaza.....................  August 23, 1996            A
BP Tower.................................  September 4, 1996          A
SunTrust Center..........................  September 18, 1996         A
Reston Town Center.......................  October 22, 1996           A
One Phoenix Plaza........................  December 4, 1996           A
Colonnade I..............................  December 4, 1996           A
Boston Harbor Garage.....................  December 10, 1996          A
Milwaukee Center Parking Garage..........  December 18, 1996          A
15th & Sansom Streets Garage.............  December 27, 1996          A
1616 Chancellor Street Garage............  December 27, 1996          A
Juniper/Locust Streets Garage............  December 27, 1996          A
1616 Sansom Street Garage................  December 27, 1996          A
1111 Sansom Street Garage................  December 27, 1996          A
177 Broad Street.........................  January 29, 1997           B
Biltmore Apartments......................  January 29, 1997           B
Preston Commons..........................  March 21, 1997             B
Oakbrook Terrace Tower...................  April 16, 1997             B
50% Interest in Civic Parking L.L.C......  April 16, 1997             B
One Maritime Plaza.......................  April 21, 1997             B
Smith Barney Tower.......................  April 29, 1997             B
201 Mission Street.......................  April 30, 1997             B
30 N. LaSalle............................  June 13, 1997              B
Chicago parking facility.................  Pending                    B



     Note A: Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996, in the column entitled "1996 Acquisitions".


     Note B: Included in the pro forma condensed combined statement of operations for the year ended December 31, 1996 in the column entitled "1997 Acquired and Probable Properties" and for the three months ended March 31, 1997, in the column entitled "1997 Acquired and Probable Properties".



     The total revenues and total expenses for the Chicago parking facility for the three months ended March 31, 1997 and the year ended December 31, 1996 were $755,000 and $286,000; and $3 million and $1.1 million, respectively.

                         EQUITY OFFICE PROPERTIES TRUST

                     NOTES TO PRO FORMA CONDENSED COMBINED
                     STATEMENT OF OPERATIONS -- (CONTINUED)


                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (unaudited)



     The depreciation adjustment of $2.9 million and $26.0 million for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively, is based on the cost to acquire the above listed properties, assuming that 10% of the purchase price is allocated to land and the depreciable lives are 40 years. Depreciation is computed using the straight-line method.



Q. To eliminate the operations of Barton Oaks Plaza II and 8383 Wilshire for the three months ended March 31, 1997 and for the year ended December 31, 1996, which were sold in January and May, 1997, respectively.



R. To reflect the adjustment for the straight line effect of scheduled rent increases, assuming the transaction closed on January 1, 1996 and 1997, respectively, for the pro forma condensed combined statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.



S. To reflect the reduction of interest expense associated with the $15.0 million of mortgage debt on Denver Corporate Center Towers II and III repaid in May, 1997 and the $552.8 million expected to be repaid with net proceeds of the Offering and cash held by Equity Office Predecessors (see Note J).



T. To reflect depreciation expense related to the adjustment to record the net equity value of the investment in real estate for the three months ended March 31, 1997 and for the year ended December 31, 1996, on a straight-line basis, as follows:



                                            FOR THE THREE MONTHS ENDED   FOR THE YEAR ENDED
                                                  MARCH 31, 1997         DECEMBER 31, 1996
                                            --------------------------   ------------------
Adjustment to the basis of the investment
  in real estate (see Note E)..............        $967,246,500             $976,691,600
Less: Portion allocated to land, estimated
  to be 10%................................         (96,724,650)             (97,669,160)
                                                   ------------             ------------
                                                   $870,521,850             $879,022,440
                                                   ============             ============
Depreciation expense based on an estimated
  useful life of 40 years..................        $  5,440,800             $ 21,975,600
                                                   ============             ============



U. To eliminate the $3.1 million and $13.3 million of amortization historically recognized by Equity Office Predecessors as a result of the write-off of deferred loan costs, lease acquisition costs and organizational costs (see
     Note I), net of the $1.2 million and $4.4 million amortization of the discount required to record the mortgage debt at fair value based upon the issuance of Common Shares and Units, and the $.1 million and $.3 million of amortization relating to disposed properties for the three months ended March 31, 1997 and the year ended December 31, 1996, respectively.



V. To reflect additional general and administrative expenses expected to be incurred as a result of reporting as a public company, as follows:



                                              FOR THE THREE MONTHS ENDED   FOR THE YEAR ENDED
                                                    MARCH 31, 1997         DECEMBER 31, 1996
                                              --------------------------   ------------------
      Directors and officers insurance.......          $125,000                $  500,000
      Printing and mailing...................           125,000                   500,000
      Trustees and directors fees............            75,000                   300,000
      Investor relations.....................            75,000                   300,000
      Other..................................           200,000                   800,000
                                                    -----------                ----------
      Total..................................          $600,000                $2,400,000
                                                    ===========                ==========

                         EQUITY OFFICE PROPERTIES TRUST

                     NOTES TO PRO FORMA CONDENSED COMBINED
                     STATEMENT OF OPERATIONS -- (CONTINUED)


                 FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (unaudited)



W. To reflect the estimated 7.5% minority interests ownership in the Operating Partnership and to reflect the 5% economic interest that the Company will not own in the Management Corp., as follows:



                                                             FOR THE THREE MONTHS ENDED   FOR THE YEAR ENDED
                                                                   MARCH 31, 1997         DECEMBER 31, 1996
                                                             --------------------------   ------------------
      Net income allocated to minority interests ownership
        in the Operating Partnership........................         $2,965,000               $10,886,000
                                                                   ============               ===========
      Historical ownership interest in partially owned
        properties..........................................         $  529,000               $ 2,086,000
                                                                   ------------               -----------
        Fees from noncombined affiliates....................         $1,200,000               $ 5,120,000
        Management Corp. expenses...........................          1,000,000                 4,000,000
                                                                   ------------               -----------
        Estimated Management Corp. net income...............         $  200,000               $ 1,120,000
                                                                   ------------               -----------
        Minority interest 5% economic interest in the
          Management Corp...................................         $   10,000               $    56,000
                                                                   ------------               -----------
      Net income allocated to minority interests ownership
        in partially owned properties.......................         $  539,000               $ 2,142,000
                                                                   ============               ===========



X.  Investment in Unconsolidated Joint Ventures:



     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower Property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994. Based upon the terms of the mortgage note, Equity Office Predecessors, as lender, participates in residual profits, provides all cash needs required by the property and can only look to the property to recover the loan. In addition, 100% of the income is allocated to Equity Office Predecessors. Accordingly, the mortgage is analogous to an investment in a real estate limited partnership and therefore is accounted for utilizing the equity method. In addition, Equity Office Predecessors acquired a 50% limited partnership interest in Civic Parking, L.L.C. in April 1997. Based upon the terms of the agreement, Equity Office Predecessors is entitled to 50% of the revenues and expenses of the property. The purchase was accounted for utilizing the equity method. Under such accounting method, the net equity investment of Equity Office Predecessors is reflected on the pro forma condensed combined balance sheet, and the pro forma condensed combined statements of operations include Equity Office Predecessors' share of net income or loss from 500 Orange and Civic Parking, L.L.C. The operations of 500 Orange and Civic Parking, L.L.C. for the three months ended March 31, 1997 and the year ended December 31, 1996 are as follows:



                                                           FOR THE THREE MONTHS ENDED   FOR THE YEAR ENDED
                        500 ORANGE                               MARCH 31, 1997         DECEMBER 31, 1996
                        ----------                         --------------------------   ------------------
Total Revenues............................................         $1,247,000               $4,775,000
Total Expenses............................................            325,000                2,682,000
                                                                -------------               ----------
Net Income................................................            922,000                2,093,000
Equity Office Predecessors' Share.........................                100%                     100%
                                                                -------------               ----------
Net Income allocated to Equity Office Predecessors........         $  922,000               $2,093,000
                                                                =============               ==========



                                                           FOR THE THREE MONTHS ENDED   FOR THE YEAR ENDED
                  CIVIC PARKING, L.L.C.                          MARCH 31, 1997         DECEMBER 31, 1996
                  ---------------------                    --------------------------   ------------------
Total Revenues............................................         $2,583,000               $10,332,000
Total Expenses............................................          1,266,500                 5,068,000
                                                                -------------               -----------
Net Income................................................          1,316,500                 5,264,000
Equity Office Predecessors' Share.........................                 50%                       50%
                                                                -------------               -----------
Net Income allocated to Equity Office Predecessors........         $  658,250               $ 2,632,000
                                                                =============               ===========



Y. Pro forma net income per Common Share is based upon 147.9 million Common Shares assumed to be outstanding upon completion of the Offering and the Consolidation.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees
of Equity Office Properties Trust

     We have audited the accompanying balance sheet of Equity Office Properties Trust, a Maryland real estate investment trust, as of December 31, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Equity Office Properties Trust at December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
April 28, 1997

                         EQUITY OFFICE PROPERTIES TRUST

                                 BALANCE SHEET


                                                         MARCH 31,
                                                           1997       DECEMBER 31,
                                                        (UNAUDITED)       1996
                                                        -----------   ------------
                        ASSETS
------------------------------------------------------
Cash..................................................    $25,000       $25,000
                                                          -------       -------
                                                          $25,000       $25,000
                                                          =======       =======
                 SHAREHOLDERS' EQUITY
------------------------------------------------------
Commitments and contingencies
Common Shares, $0.01 par value; 1,000 shares
  authorized, issued and outstanding..................    $    10       $    10
Additional Paid in Capital............................     24,990        24,990
                                                          -------       -------
                                                          $25,000       $25,000
                                                          =======       =======


                            See accompanying notes.

                         EQUITY OFFICE PROPERTIES TRUST

                             NOTES TO BALANCE SHEET


1.   ORGANIZATION


     Unless defined otherwise herein, capitalized terms used in these notes to the balance sheet have the same meaning as defined elsewhere in this Prospectus. These footnotes should be read in conjunction with the Prospectus. Equity Office Properties Trust (together with its subsidiaries, the "Company"), a Maryland real estate investment trust, was formed on October 9, 1996. The Company will be the managing general partner and majority owner of a newly formed limited partnership (the "Operating Partnership"). The Company will conduct substantially all of its business through the Operating Partnership. The Company has been formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company. The Company will be a fully integrated self-administered and self-managed real estate company and expects to qualify as a real estate investment trust (a "REIT") for federal income tax purposes commencing with the year ended December 31, 1997. Upon completion of the Offering, more fully described elsewhere in this Prospectus, the Company will sell common shares of beneficial interest ("Common Shares") to the public. The ZML Opportunity Partnerships will contribute Office Properties and Parking Facilities to the Operating Partnership in exchange for Units and the Shareholders in the ZML REITs will receive Common Shares in exchange for their interests in the ZML REITs. In addition, the Equity Group will contribute the Management Business in exchange for Units which will be exchangeable for Common Shares.

2.   COMMITMENTS AND CONTINGENCIES

     The Company will become a party to various legal actions resulting from the operating activities to be transferred to the Operating Partnership. These actions are incidental to the transferred business and management does not believe that these actions will have a material adverse effect on the Company.


     As discussed elsewhere in the Prospectus, in connection with the Offering and the Consolidation, the Operating Partnerships will transfer their mortgage indebtedness to the Operating Partnership. The Company anticipates refinancing approximately $293,000,000 of mortgage indebtedness, for which it has not yet obtained consents from the mortgage lenders. In the event that this refinancing does not occur prior to December 31, 1997 the Company would be required to obtain the consent of the existing mortgage lenders. The Company believes that, inasmuch as most of the mortgage instruments given to secure this indebtedness contemplated these transfers, such consents could be obtained on reasonable terms and, in instances where such consents could not be obtained, such loans could be refinanced.


3.   USE OF ESTIMATES

     The preparation of the balance sheet in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could differ from those estimates.


4.   UNAUDITED INTERIM STATEMENT



     The balance sheet as of March 31, 1997 is unaudited. In the opinion of management, the balance sheet reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.



5.   OFFERING AND CONSOLIDATION COSTS


     In connection with the Offering, the Company will incur legal, accounting and related costs. These costs will be deducted from the gross proceeds of the Offering. In addition, the direct costs incurred in connection with the Consolidation will be included in the costs of the Office Properties and Parking Facilities contributed to the Operating Partnership.

6.   INCOME TAXES


     Commencing with the year ending December 31, 1997, the Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). As a REIT, the Company generally will not be subject to federal income tax if it distributes at least 95% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income.


7.   SHARE OPTION AND RESTRICTED SHARE AWARD PLANS



     The Company has adopted the Employee Plan for the purpose of attracting and retaining highly qualified executive officers, trustees, employees and consultants. The Company will reserve Common Shares for issuance pursuant to the Employee Plan in an amount equal to approximately 6.8% of the total Common Shares outstanding immediately following the Offering and Consolidation. In connection with the establishment of the Employee Plan, the Company will grant options to purchase Common Shares to certain officers, trustees, employees and consultants.



     The Employee Plan will be qualified under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Employee Plan will be administered by the Compensation Committee and provide for the granting of share options, share appreciation rights or restricted shares. At the time of the Offering, it is expected that the Company will grant share options to purchase 2.56% of the Company's outstanding Common Shares (calculated on a fully diluted basis) to executive or other key employees and consultants of the Company. Share options may be granted in the form of "incentive stock options" (as defined in Section 422 of the Code), or non-statutory share options, and are exercisable for up to 10 years following the date of the grant. The exercise price of each option will be set by the Compensation Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Shares on the grant date.


     The Employee Plan also provides for the issuance of share appreciation rights which will generally entitle a holder to receive cash or shares, as determined by the Compensation Committee at the time of exercise, equal to the difference between the exercise price and the fair market value of the Common Shares. In addition, the Employee Plan permits the Company to issue restricted Common Shares to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee in its sole discretion.


8.   SUBSEQUENT EVENT



     On June 13, 1997, the Declaration of Trust of the Company was amended whereby the Company has authorized the issuance of 750,000,000 Common Shares and 100,000,000 preferred shares of beneficial interest ("Preferred Shares"). The Company's Common Shares and Preferred Shares issued and outstanding at June 13, 1997 was 1,000 and 0, respectively.

                         REPORT OF INDEPENDENT AUDITORS

To the Owners of
the Equity Office Predecessors

     We have audited the accompanying combined balance sheets of the Equity Office Predecessors, as defined in Note 1, as of December 31, 1996 and 1995, and the related combined statements of operations, owners' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule III, Real Estate and Accumulated Depreciation. These financial statements and schedule are the responsibility of the management of the Equity Office Predecessors. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Equity Office Predecessors at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 25, 1997

                           EQUITY OFFICE PREDECESSORS

                            COMBINED BALANCE SHEETS


                                                                               DECEMBER 31,
                                                        MARCH 31,        ------------------------
                                                     1997 (UNAUDITED)       1996          1995
                                                     ----------------    ----------    ----------
                                                                    (IN THOUSANDS)
                     ASSETS
-------------------------------------------------
Investment in real estate........................       $3,658,957       $3,549,708    $2,571,851
Accumulated depreciation.........................         (281,442)        (257,893)     (178,448)
                                                        ----------       ----------    ----------
                                                         3,377,515        3,291,815     2,393,403
Cash and cash equivalents........................          376,121          410,420       111,121
Rents and other receivables (net of allowance for
  doubtful accounts of $2,930, $2,724 and $2,075,
  respectively)..................................           62,134           58,661        38,974
Escrow deposits and restricted cash..............           33,655           32,593        20,360
Investment in unconsolidated joint venture.......           26,729           26,910        26,505
Other assets (net of accumulated amortization of
  $24,593, $21,806 and $14,721, respectively)....           90,201           92,166        60,527
                                                        ----------       ----------    ----------
       TOTAL ASSETS..............................       $3,966,355       $3,912,565    $2,650,890
                                                        ==========       ==========    ==========
         LIABILITIES AND OWNERS' EQUITY
-------------------------------------------------
Mortgage debt....................................       $1,941,849       $1,837,767    $1,358,827
Revolving lines of credit........................           54,625          127,125        76,000
Accounts payable and accrued expenses............           66,779           81,995        62,754
Due to affiliates................................            3,625            2,074           839
Distribution payable.............................          100,330           96,500        12,508
Other liabilities................................           30,461           29,022        18,406
                                                        ----------       ----------    ----------
       TOTAL LIABILITIES.........................        2,197,669        2,174,483     1,529,334
                                                        ----------       ----------    ----------
Commitments and contingencies (Note 11)
Minority interests...............................            9,346           11,080        31,587
Owners' equity...................................        1,759,340        1,727,002     1,089,969
                                                        ----------       ----------    ----------
       TOTAL LIABILITIES AND OWNERS' EQUITY......       $3,966,355       $3,912,565    $2,650,890
                                                        ==========       ==========    ==========


                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF OPERATIONS


                                          THREE MONTHS ENDED MARCH 31,            YEARS ENDED DECEMBER 31,
                                      ------------------------------------    --------------------------------
                                      1997 (UNAUDITED)    1996 (UNAUDITED)      1996        1995        1994
                                      ----------------    ----------------    --------    --------    --------
                                                                   (IN THOUSANDS)
INCOME:
  Rental..........................        $116,418            $ 87,385        $386,481    $289,320    $193,046
  Tenant reimbursements...........          19,187              13,575          62,036      41,935      27,200
  Parking.........................           9,530               5,842          27,253      15,390       6,920
  Other...........................           3,336                 843          17,626      10,314       3,262
  Fees from noncombined
    affiliates....................           1,200                 772           5,120       5,899       6,018
  Interest........................           4,896               1,733           9,608       8,599       4,432
                                          --------            --------        --------    --------    --------
      Total income................         154,567             110,150         508,124     371,457     240,878
                                          --------            --------        --------    --------    --------
EXPENSES:
  Interest........................          36,355              26,267         119,595     100,566      59,316
  Depreciation....................          25,005              18,655          82,905      64,716      40,812
  Amortization....................           3,076               2,518          13,332       9,440       6,093
  Real estate taxes and
    insurance.....................          18,068              13,842          57,045      41,330      30,014
  Repairs and maintenance.........          19,440              13,955          71,156      53,618      35,260
  Property operating..............          20,640              16,023          72,866      56,540      42,138
  General and administrative......           7,073               6,056          23,145      21,987      15,603
  Provision for value
    impairment....................               0                   0               0      20,248           0
                                          --------            --------        --------    --------    --------
      Total expenses..............         129,657              97,316         440,044     368,445     229,236
                                          --------            --------        --------    --------    --------
Income before (income) loss
  allocated to minority interests,
  income from investment in
  unconsolidated joint venture,
  gain on sale of real estate, and
  extraordinary items.............          24,910              12,834          68,080       3,012      11,642
(Income) loss allocated to
  minority interests, net of
  extraordinary gain of $20,035 in
  1995............................            (529)               (610)         (2,086)     (2,129)      1,437
Income from investment in
  unconsolidated joint venture....             922                 492           2,093       2,305       1,778
Gain on sale of real estate.......           5,741               5,262           5,338           0           0
                                          --------            --------        --------    --------    --------
Income before extraordinary
  items...........................          31,044              17,978          73,425       3,188      14,857
Extraordinary items...............            (275)                  0               0      31,271       1,705
                                          --------            --------        --------    --------    --------
Net income........................        $ 30,769            $ 17,978        $ 73,425    $ 34,459    $ 16,562
                                          ========            ========        ========    ========    ========


                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     COMBINED STATEMENTS OF OWNERS' EQUITY


                                                                FOR THE THREE MONTHS
                                                                  ENDED MARCH 31,
                                                                  1997 (UNAUDITED)
                                                                AND THE YEARS ENDED
                                                                 DECEMBER 31, 1996,
                                                                   1995 AND 1994
                                                                --------------------
                                                                (IN THOUSANDS)
Owners' Equity, January 1, 1994.............................         $  488,627
Contributions...............................................            251,909
Offering expenses...........................................               (942)
Distributions...............................................            (25,058)
Net income for the year ended December 31, 1994.............             16,562
                                                                     ----------
Owners' Equity, December 31, 1994...........................            731,098
Contributions...............................................            337,048
Offering expenses...........................................               (128)
Distributions...............................................            (12,508)
Net income for the year ended December 31, 1995.............             34,459
                                                                     ----------
Owners' Equity, December 31, 1995...........................          1,089,969
Contributions...............................................            661,265
Offering expenses...........................................             (1,157)
Distributions...............................................            (96,500)
Net income for the year ended December 31, 1996.............             73,425
                                                                     ----------
Owners' Equity, December 31, 1996...........................          1,727,002
Contributions...............................................            101,569
Distributions...............................................           (100,000)
Net income for the three months ended March 31, 1997........             30,769
                                                                     ----------
Owner's Equity, March 31, 1997..............................         $1,759,340
                                                                     ==========


                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                       COMBINED STATEMENTS OF CASH FLOWS


                                                        THREE MONTHS ENDED
                                                             MARCH 31,                YEARS ENDED DECEMBER 31,
                                                     -------------------------   ----------------------------------
                                                        1997          1996          1996        1995        1994
                                                     -----------   -----------   ----------   ---------   ---------
                                                     (UNAUDITED)   (UNAUDITED)
                                                                             (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income.......................................   $  30,769     $ 17,978     $   73,425   $  34,459   $  16,562
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization..................      28,081       21,173         96,237      74,156      46,905
    (Income) from investment in unconsolidated
      joint venture................................        (922)        (492)        (2,093)     (2,305)     (1,778)
    (Gain) on sale of real estate..................      (5,741)      (5,262)        (5,338)          0           0
    Provision for value impairment.................           0            0              0      20,248           0
    Extraordinary (gain) loss from early
      extinguishments of debt......................         275            0              0           0      (1,705)
    Extraordinary (gain) on repurchase of debt.....           0            0              0     (31,271)          0
    Provision for doubtful accounts................         218        1,882          2,284       2,096         572
    Income (loss) allocated to minority
      interests....................................         529          610          2,086       2,129      (1,437)
    Changes in assets and liabilities:
      (Increase) in rents receivable...............      (3,708)      (4,247)       (21,971)    (17,411)     (8,552)
      (Increase) decrease in other assets..........       3,812         (373)        (9,747)      1,374      (3,124)
      Increase (decrease) in accounts payable and
         accrued expenses..........................     (15,216)     (26,430)        19,241       6,931      19,382
      Increase (decrease) in due to affiliates.....       1,551          884          1,235         (89)        293
      Increase (decrease) in other liabilities.....       1,439       (3,316)        10,616       3,561       6,703
                                                      ---------     --------     ----------   ---------   ---------
         Net cash provided by operating
           activities..............................      41,087        2,407        165,975      93,878      73,821
                                                      ---------     --------     ----------   ---------   ---------
INVESTING ACTIVITIES:
  Property acquisitions............................     (91,884)     (35,337)      (768,906)   (317,669)   (351,489)
  Payments for capital and tenant improvements.....     (26,378)     (15,482)      (129,485)    (76,985)    (72,952)
  Proceeds from sale of real estate................      13,298       14,502         14,502           0           0
  Distributions from (investment in) unconsolidated
    joint venture..................................       1,103          318          1,688       2,300     (24,722)
  Payments of lease acquisition costs..............      (4,583)      (2,073)       (29,793)    (16,106)    (22,883)
  (Increase) decrease in escrow deposits and
    restricted cash................................      (1,062)       1,956        (12,233)     27,845     (41,919)
                                                      ---------     --------     ----------   ---------   ---------
         Net cash (used for) investing
           activities..............................    (109,506)     (36,116)      (924,227)   (380,615)   (513,965)
                                                      ---------     --------     ----------   ---------   ---------
FINANCING ACTIVITIES:
  Capital contributions............................     101,569       80,819        661,265     337,048     251,909
  Capital distributions............................     (96,170)     (12,508)       (12,508)    (17,800)     (8,458)
  Payments for offering expenses...................           0            0         (1,157)       (128)       (942)
  Contributions from (distributions to) minority
    interest partners..............................      (2,263)     (20,655)       (22,593)        141      26,018
  Proceeds from mortgage notes.....................     132,446      127,724        640,953     271,482     240,365
  Proceeds from revolving lines of credit..........           0            0        216,943     288,000     166,000
  Repurchase of debt...............................           0            0              0     (40,078)          0
  Principal payments on mortgage notes.............     (28,364)     (54,937)      (254,104)   (182,244)   (152,615)
  Principal payments on revolving line of credit...     (72,500)     (56,000)      (165,818)   (378,000)          0
  Payments of loan costs...........................        (390)        (543)        (5,430)     (1,908)     (6,854)
  Prepayment penalties on early extinguishments of
    debt...........................................        (208)           0              0           0        (500)
                                                      ---------     --------     ----------   ---------   ---------
         Net cash provided by financing
           activities..............................      34,120       63,900      1,057,551     276,513     514,923
                                                      ---------     --------     ----------   ---------   ---------
Net (decrease) increase in cash and cash
  equivalents......................................     (34,299)      30,191        299,299     (10,224)     74,779
Cash and cash equivalents at the beginning of the
  period...........................................     410,420      111,121        111,121     121,345      46,566
                                                      ---------     --------     ----------   ---------   ---------
Cash and cash equivalents at the end of the
  period...........................................   $ 376,121     $141,312     $  410,420   $ 111,121   $ 121,345
                                                      =========     ========     ==========   =========   =========
Supplemental information:
  Interest paid during the period, including
    capitalized interest of $1,622, $824, $4,640,
    $1,682 and $0, respectively....................   $  37,273     $ 27,468     $  121,813   $ 100,700   $  55,832
                                                      =========     ========     ==========   =========   =========
  Non-cash financing activities:
    Financing assumed upon acquisition of real
      estate.......................................   $       0     $      0     $   92,091   $ 265,816   $ 211,263
                                                      =========     ========     ==========   =========   =========


                            See accompanying notes.

                           EQUITY OFFICE PREDECESSORS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND ORGANIZATION:

     Unless defined otherwise herein, capitalized terms used in these notes to the combined financial statements have the same meanings as defined elsewhere in this Prospectus. These footnotes should be read in conjunction with the Prospectus.

Business

     Equity Office Predecessors is currently engaged in acquiring, owning, managing, leasing, and renovating office properties and parking facilities throughout the United States. The Management Business includes activities related to both the management of Properties owned by Equity Office Predecessors as well as properties which are owned by entities affiliated with Equity Office Predecessors. The Company will continue the business of Equity Office Predecessors.

Consolidation Transactions

     Pursuant to the Consolidation as described in the Prospectus, the Opportunity Partnerships will contribute all of their assets associated with the Office Properties and Parking Facilities to the Operating Partnership and the Operating Partnership will assume all liabilities associated with the Office Properties and Parking Facilities in exchange for Units in the Operating Partnership. In addition, the Equity Group will contribute the Management Business to the Operating Partnership in exchange for Units in the Operating Partnership. The ZML REITs will be merged into the Company, which will be the managing general partner and majority owner of the Operating Partnership. The consummation of these proposed transactions is subject to various conditions as described in the Prospectus.

Organization


     Equity Office Predecessors is not a legal entity but rather a combination of the Office Properties and Parking Facilities of the ZML Funds (which includes ZML Fund I, ZML Fund II, ZML Fund III and ZML Fund IV), and the Management Business (which includes the office property management business of EOP, the office property asset management business and parking asset management business of EGI and EOH relating to the Properties) of the Equity Group that will be combined into the Company pursuant to the Consolidation. The business of the apartment and retail properties owned by the ZML Funds (the "Non-Office Properties") have not been included in these financial statements. Refer to
Schedule III for a detailed listing of the Office Properties and Parking Facilities included in the financial statements.


Capital Contributions/Distributions


     As of March 31, 1997, the capital partners of the four ZML Funds previously committed to contribute approximately $2,113,947,500, of which approximately $1,894,895,800 had been cumulatively contributed by capital partners, approximately $82,661,700 of the commitment had been canceled, and approximately $136,390,000 remained uncalled. In April, 1997, the remaining capital commitment of approximately $136,390,000 was contributed by the capital partners of the ZML Funds.



     As of March 31, 1997, the ZML Funds had cumulatively declared or distributed approximately $239,045,900 to their capital partners.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Combination

     The financial statements have been presented on a combined basis, at historical cost, because the ZML Funds and the Management Business are under the common control and management of the Equity Group Owners through general partnership interests in the ZML Funds and through their ownership of the Management Business. Minority interests have been recorded for those entities that are not wholly owned by the ZML Funds. Where controlling interests are not held by the ZML Funds, the entities are accounted for as investments in unconsolidated joint ventures utilizing equity accounting. All significant intercompany transactions and balances have been eliminated in combination.



     The combined financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.



     As of March 31, 1997, the net book value of the Non-Office Properties, consisting of 13 apartment buildings and one shopping center, which are not included in these combined financial statements, was approximately $198,550,400. All cash deficits incurred by the Non-Office Properties are reflected as distributions and all excess cash flow generated by the Non-Office Properties, including net proceeds from the sale of these properties, are reflected as contributions to Equity Office Predecessors. The net contributions (distributions) for the three months ended March 31, 1997, and for the years ended December 31, 1996, 1995 and 1994 related to the Non-Office Properties was approximately $51,163,000, $98,780,000, $908,000 and ($7,258,000), respectively.



     During 1996, two Non-Office Properties were sold to unaffiliated third parties which generated net proceeds of approximately $96,664,000 which is included in the $98,780,000 net contributions from Non-Office Properties for the year ended December 31, 1996. During the three months ended March 31, 1997, one Non-Office Property was sold to an unaffiliated third party and another Non-Office Property was sold to Equity Residential Properties Trust, which generated net proceeds of approximately $52,997,800 which is included in the $51,163,000 net contributions from Non-Office Properties for the three months ended March 31, 1997.



     Subsequent to March 31, 1997, 10 apartment buildings were sold to Equity Residential Properties Trust, an affiliate of the Equity Group Owners, and one apartment building was sold to an unaffiliated third party, which generated net proceeds of approximately $45,600,000. The remaining two apartment buildings are held for disposition and are expected to be sold to Equity Residential Properties Trust. Although these transactions are subject to the satisfaction of certain conditions and contingencies, they are expected to close in 1997.


Investment in Real Estate

     Investment in real estate, including Office Properties and Parking Facilities, was as follows:


                                                           DECEMBER 31,
                                         MARCH 31,    -----------------------
                                            1997         1996         1995
                                         ----------   ----------   ----------
                                                    (IN THOUSANDS)
Land...................................  $  322,752   $  314,370   $  235,581
Building...............................   2,947,129    2,871,690    2,099,391
Building improvements..................     174,427      161,497       85,737
Tenant improvements....................     208,619      196,093      146,966
Furniture and fixtures.................       6,030        6,058        4,176
                                         ----------   ----------   ----------
                                          3,658,957    3,549,708    2,571,851
Accumulated depreciation...............    (281,442)    (257,893)    (178,448)
                                         ----------   ----------   ----------
                                         $3,377,515   $3,291,815   $2,393,403
                                         ==========   ==========   ==========

     Rental property and improvements, including costs capitalized during construction and other costs incurred, are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements which improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

                   ASSET CATEGORY                        ESTIMATED USEFUL LIFE
                   --------------                        ---------------------
Building.............................................    40 years
Building improvements................................    4 -- 40 years
Tenant improvements..................................    life of lease
Furniture and fixtures...............................    3 -- 12 years

     During 1995, the Financial Accounting Standards Board issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("Statement No. 121") which established accounting standards for the evaluation of the potential impairment of such assets. This statement was adopted by Equity Office Predecessors as of January 1, 1995. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property are less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. During the year ended December 31, 1995, Equity Office Predecessors recorded a provision for value impairment of approximately $20,248,500, of which $17,512,000 related to the adjustment of investment in real estate and approximately $2,736,500 related to unamortized lease acquisition costs.


     For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time Equity Office Predecessors has a commitment to sell the property and/or is actively marketing the property for sale. Property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not provided for in the statement of operations. As of March 31, 1997, 8383 Wilshire was held for disposition.


Lease Acquisition Costs


     Capitalized lease acquisition costs are recorded at cost and are included in other assets. These costs are amortized over the respective lives of the leases. Lease acquisition costs, net of accumulated amortization of $20,648,300, $18,455,000 and $12,281,900, as of March 31, 1997, December 31, 1996 and 1995,
respectively, were approximately $64,619,700, $62,592,700 and $40,913,700, respectively.


Loan Costs


     Capitalized loan costs are recorded at cost and are included in other assets. These costs are amortized over the term of the respective financings on a straight-line basis, which approximates the effective yield method. Loan costs, net of accumulated amortization of $3,944,600, $3,351,000 and $2,438,700, as of March 31, 1997, December 31, 1996 and 1995, respectively, were approximately $7,989,100, $8,372,300 and $7,217,100, respectively.


Rental Income


     Certain leases of Office Properties provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. Equity Office Predecessors records rental income for the full term of each lease on a straight-line basis. As of March 31, 1997, December 31, 1996 and 1995, the receivables from tenants, net of reserves, which Equity Office Predecessors expects to collect over the remaining life of these leases rather than currently were approximately $53,868,000, $49,986,100 and $31,558,700, respectively ("Deferred Rent"). The amounts included in rental income for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996 and 1995, which are not currently collectible, were approximately $3,898,900, $3,710,500, $18,427,400 and $12,662,600, respectively.
Deferred Rent is not recognized for income tax purposes.

Cash Equivalents

     Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three months or less. In addition, cash equivalents include deposits made to a commingled bank account which is held in an affiliate's name. Such affiliate provides centralized cash management services to Equity Office Predecessors.

Escrow Deposits

     Escrow deposits mainly consist of amounts held by lenders to provide for future real estate tax expenditures and tenant improvements and earnest money deposits on acquisitions.

Restricted Cash

     Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

Fair Value of Financial Instruments


     Management believes that the carrying basis of Equity Office Predecessors' long-term debt, consisting of mortgage loans, revolving bank loans and various interest rate protection agreements, approximated their respective fair market values as of March 31, 1997, and December 31, 1996 and 1995. The current value of debt was computed by discounting the projected debt service payments for each loan based on the spread between the market rate and the effective rate, including the amortization of loan origination costs, for each year. In addition, the carrying values of cash and cash equivalents, restricted cash, escrow deposits, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.


Interest Rate Protection Agreements

     Equity Office Predecessors periodically entered into certain interest rate protection agreements to effectively convert or cap floating rate debt to a fixed rate basis, as well as to hedge anticipated finance transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements are deferred and amortized over the term of the related financing transaction on the straight-line method, which approximates the effective yield method.

Income Taxes


     The Office Properties, Parking Facilities and the Management Business are primarily owned in limited partnerships or limited liability companies, which are substantially pass-through entities. Some of these pass-through entities have corporate general partners or members, which are subject to Federal and state income and franchise taxes. Equity Office Predecessors incurred Federal and state income and franchise taxes of approximately $278,200, $396,300, $1,375,000 and $1,578,100 for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, respectively, which are included in general and administrative expenses.


     The results of Equity Office Predecessors are included in the income tax returns of the owners and, accordingly, the income tax obligations of the owners have not been reflected in these financial statements.

Reclassification


     Certain reclassifications have been made to the previously reported 1996, 1995 and 1994 statements in order to provide comparability with the 1997 statements reported herein. These reclassifications have not changed the 1996, 1995 and 1994 results or Owners' Equity.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.



NOTE 3 - MORTGAGE DEBT AND REVOLVING LINES OF CREDIT:


Fixed Rate Debt


     As of March 31, 1997, December 31, 1996 and 1995, Equity Office Predecessors had outstanding fixed rate mortgage indebtedness of approximately $1,398,101,100, $1,304,075,400 and $900,912,800, respectively. Payments on fixed rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of March 31, 1997, December 31, 1996 and 1995, fixed interest rates ranged from 6.88% to 9.01%, 6.88% to 10% and 6.75% to 10.25%, respectively. The weighted average fixed interest rate was approximately 7.81%, 7.89% and 8.01% as of March 31, 1997, December 31, 1996 and 1995,
respectively.


Variable Rate Debt


     As of March 31, 1997, December 31, 1996 and 1995, Equity Office Predecessors had outstanding variable rate mortgage indebtedness of approximately $543,747,900, $533,691,500 and $457,914,100, respectively.
Payments on variable rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of March 31, 1997, December 31, 1996 and 1995, variable interest rates ranged from 6.41% (LIBOR + 1%) to 7.69% (LIBOR + 2.25%), 6.56% (LIBOR + 1%) to 7.83% (LIBOR + 2.25%) and
6.75% (LIBOR + 1%) to 10.28% (LIBOR + 4.375%), respectively. The weighted average variable interest rate was approximately 7.19%, 7.35% and 7.72% as of March 31, 1997, December 31, 1996 and 1995, respectively.


Lines of Credit


     As of March 31, 1997, December 31, 1996 and 1995, Equity Office Predecessors had amounts outstanding under lines of credit of approximately $54,625,000, $127,125,000 and $76,000,000, respectively. The $200 million line of credit ("$200 M Line") was obtained in October 1994 and canceled in September 1996. Interest was payable monthly based on the LIBOR + .625%. The $200 M line was secured by the capital commitments of certain investors and was used to finance acquisitions.



     A $275 million acquisition and term loan facility was obtained in September 1996 which matures in September 1999 (the "$275 M Facility"). Under the $275 M Facility, Equity Office Predecessors may obtain six month unsecured and secured loans ("Facility A Loans") and secured three year term loans ("Facility B Loans") for office buildings and parking facilities. Equity Office Predecessors may draw up to 50% of the purchase price of the property for secured and unsecured Facility A Loans and up to 65% of the purchase price of the property for Facility B Loans. The $275 M Facility is full recourse to Equity Office Predecessors. Interest only is payable monthly with the interest based on various LIBOR options (plus 1.625% on unsecured Facility A Loans, 1.5% on secured Facility A Loans and 1.375% on Facility B Loans) or the prime rate. As of March 31, 1997, Equity Office Predecessors had chosen a LIBOR option. (See
Note 12--Subsequent Events.)


Draw Facilities


     As stated in the respective loan agreements, Equity Office Predecessors has the ability to draw additional proceeds on certain of its mortgages for operating deficits, capital and tenant improvements, and lease acquisition costs. As of March 31, 1997, December 31, 1996 and 1995, amounts available to draw under these mortgage notes were approximately $75,581,300, $92,577,200 and $134,218,100, respectively.


Interest Rate Protection Agreements


     In order to limit the market risk associated with variable rate debt, Equity Office Predecessors entered into several interest rate protection agreements. A $73,000,000 8% interest rate protection agreement based on the three-month LIBOR at a total cost of 2.05% payable in quarterly installments of approximately $66,600 was entered into in August 1993 and expires on August 14, 2000. A $100,000,000 7% interest rate protection agreement based on a three-month LIBOR at a total cost of 1.67% payable in quarterly installments of approximately $97,600 was entered into in August 1993 and expires on August 12, 1998. Equity Office Predecessors entered into an interest rate protection agreement in October 1995 which fixes the interest rate on a $93,600,000 loan at 6.94% through June 30, 2000. Amounts paid under this interest rate protection agreement for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996 and 1995 were approximately $99,800, $91,600, $463,400 and $16,200, respectively. The costs associated with these interest rate protection agreements have been included in interest expense.


     In addition, Equity Office Predecessors entered into two interest rate protection agreements totaling $179,500,000 as a hedge on two mortgages loans. The interest rate protection agreements were terminated at a net cost to Equity Office Predecessors of approximately $110,000. This amount will be amortized as interest expense over the term of the respective mortgage loans.


     Scheduled payments of principal on mortgage debt and the revolving line of credit for the remainder of 1997, each of the next five years and thereafter as of March 31, 1997 were as follows:



Remaining 1997.......  $              53,204,500
1998.................                 98,004,500
1999.................                409,845,900
2000.................                260,729,200
2001.................                223,495,100
2002.................                177,279,700
Thereafter...........                773,915,100
                       -------------------------
                       $           1,996,474,000
                       =========================


NOTE 4 - EXTRAORDINARY ITEMS AND PROVISION FOR VALUE IMPAIRMENT:


     As disclosed in Note 10, Equity Office Predecessors sold Barton Oaks Plaza II in January 1997. Pursuant to the terms of the loan collateralizing the property, Equity Office Predecessors repaid the $6,585,400 outstanding note balance of Barton Oaks Plaza II and an additional $1,646,300 was used to repay a portion of the outstanding note balance of Tampa Commons. Equity Office Predecessors incurred $207,600 of prepayment penalties and recognized $67,400 of unamortized loan costs in connection with the repayment. As a result, Equity Office Predecessors recorded an extraordinary loss in the amount of $275,000 on early extinguishment of debt.


     As reflected in the Combined Statement of Operations for the year ended December 31, 1995, Equity Office Predecessors reported an extraordinary gain of approximately $31,270,800 on the repurchase of debt, which is net of the $20,034,600 minority partners' share, and a provision for value impairment of approximately $20,248,500 related to Equity Office Predecessors' investment in San Felipe Plaza Ltd.

     As reflected in the Combined Statement of Operations for the year ended December 31, 1994, Equity Office Predecessors repaid the mortgage notes relating to two properties at a 10% discount resulting in a gain on early extinguishment of debt of approximately $1,704,900, which was net of approximately $499,900 in prepayment penalties and the write-off of $547,600 of unamortized loan costs incurred in connection with the refinancing of certain of Equity Office Predecessors' properties.


NOTE 5 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURE:


     Equity Office Predecessors acquired a mortgage receivable secured by the 500 Orange Tower Office Property ("500 Orange") and purchased land underlying and adjacent to 500 Orange in July 1994. The mortgage note matures on June 30, 2013. The combined initial investment by Equity Office Predecessors' subsidiaries amounted to $26,874,100, including acquisition expenses and fees. Based upon the terms of the mortgage note, Equity Office Predecessors, as lender, participates in residual profits, provides all cash needs required by the property and can only look to the property to recover the loan. In addition, 100% of the income is allocated to Equity Office Predecessors. Accordingly, the mortgage is analogous to an investment in a real estate limited partnership and therefore is accounted for utilizing the equity method. Under such accounting method, the net equity investment of Equity Office Predecessors is reflected on the combined balance sheets, and the combined statements of operations include Equity Office Predecessors' share of net income or loss from 500 Orange.

NOTE 6 - MINORITY INTERESTS:

     The following properties are controlled and partially owned by Equity Office Predecessors but have partners with minority interests. Equity Office Predecessors has included 100% of the financial condition and results of operations of these properties in the Combined Financial Statements of Equity Office Predecessors. The equity interests by the unaffiliated partners are reflected as minority interests.

                               EQUITY
                               OFFICE
                             PREDECESSOR
        PROPERTY              OWNERSHIP
-------------------------    -----------
CIGNA Center.............            95%(1)
Plaza at La Jolla
  Village................         66.67%(1)
First Union Center.......            97%(2)
San Felipe Plaza.........            35%(3)
Capital Commons Garage...            50%(4)

1) Equity Office Predecessors owns a controlling interest and is the managing general partner.

2) Equity Office Predecessors owns a controlling interest and receives preferential allocations.

3) An affiliate of Equity Office Predecessors controls the major operating and financing decisions of the property. Equity Office Predecessors receives preferential allocations which result in Equity Office Predecessors receiving 100% of the economic benefits.

4) Equity Office Predecessors owns a controlling interest and receives preferential allocations. The unaffiliated partner is entitled to receive 50% of the remaining cash flow after Equity Office Predecessors receives its preferential allocations.

     In addition to the properties listed above, Equity Office Predecessors owns certain other properties, and has a controlling interest in such properties, subject to minority or participating interests. Equity Office Predecessors is entitled to 100% of the economic benefits of these properties subject to diminution after Equity Office Predecessors receives specified preferential returns. Accordingly, no minority interests are reflected for these unaffiliated parties.


NOTE 7 - FUTURE MINIMUM RENTS:



     Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Parking Facilities as of December 31, 1996 were as follows:




1997.................    $             452,618,100
1998.................                  425,503,500
1999.................                  378,930,400
2000.................                  324,634,500
2001.................                  261,674,200
Thereafter...........                1,069,271,200
                         -------------------------
                         $           2,912,631,900
                         =========================



     Equity Office Predecessors is subject to the usual business risks associated with the collection of the above scheduled rents.



     Equity Office Predecessors' investment in 500 Orange is accounted for utilizing the equity method. Future minimum rental receipts for this Office Property have not been included in the above schedule.

NOTE 8 - FUTURE MINIMUM LEASE PAYMENTS:



     Equity Office Predecessors' ownership of three of its Office Properties and two of its Parking Facilities are subject to ground leases. As disclosed in their respective ground lease agreements, certain of these leases are subject to rental increases based upon the appraised value of the property at specified dates or certain financial calculations of the respective property. As disclosed in Note 9, Equity Office Predecessors leases its office space from an affiliate. In addition, Equity Office Predecessors has assumed lease obligations of certain of their tenants at their former locations. Future minimum lease obligations under these noncancelable leases, net of sublease rental income, as of December 31, 1996 were as follows:



1997.............................................        $  2,554,700
1998.............................................           2,484,100
1999.............................................           2,466,900
2000.............................................           2,381,400
2001.............................................           2,262,700
Thereafter.......................................         369,366,900
                                                         ------------
                                                         $381,516,700
                                                         ============



     Rental expense, net of sublease rental income of approximately $955,000 and $712,900 for the years ended December 31, 1996 and 1995, was approximately $1,671,800 and $1,043,300, respectively.



NOTE 9 - RELATED PARTY TRANSACTIONS:



     Affiliates provide various services to Equity Office Predecessors. Fees and reimbursements paid by Equity Office Predecessors to affiliates for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996, 1995 and 1994 were as follows:



                                PAID                                                                 PAYABLE AS OF
                         THREE MONTHS ENDED                       PAID                     ----------------------------------
                              MARCH 31,                 YEARS ENDED DECEMBER 31,           MARCH 31,        DECEMBER 31,
                       -----------------------   ---------------------------------------   ----------   ---------------------
                          1997         1996         1996          1995          1994          1997         1996        1995
                       ----------   ----------   -----------   -----------   -----------   ----------   ----------   --------
Acquisition Fees
  (A)................  $  586,700   $       --   $ 3,067,800   $ 1,097,200   $ 5,818,900   $  190,600   $  586,700   $     --
Accounting and tax
  related services...      43,200      248,900       796,600       554,100       457,800      266,100       61,500     85,100
Legal fees and
  expenses (B).......     273,400      827,100     3,480,500     3,230,100     2,084,900    1,658,200    1,294,700    652,600
Office rent (C)......     221,200      213,400       777,100       668,000       543,300           --           --         --
Disposition fees.....          --           --       124,400            --            --           --           --         --
Development fees
  (D)................     101,600      198,300       702,100       437,500            --           --           --     43,800
Reimbursement of
  property insurance
  premiums...........      34,800        7,600     5,032,000     3,735,100     2,498,900    1,409,300          200     24,500
Organizational and
  Offering Expenses
  (E)................          --           --       777,600       179,700       515,100      105,600      105,600     16,200
Administrative
  services (F).......     155,900       87,000       821,600       608,700     1,635,200            0       20,600     16,800
Consulting...........     109,700           --       274,000       409,700       204,100       (4,700)       4,700         --
                       ----------   ----------   -----------   -----------   -----------   ----------   ----------   --------
                       $1,526,500   $1,582,300   $15,853,700   $10,920,100   $13,758,200   $3,625,100   $2,074,000   $839,000
                       ==========   ==========   ===========   ===========   ===========   ==========   ==========   ========


(A) Represents amounts paid to Merrill Lynch, a limited partner of the general partner of the ZML Funds.

(B) Represents amounts primarily paid to Rosenberg & Liebentritt, P.C. for legal fees and expenses in connection with acquisition, corporate, and leasing activity.

(C) Equity Office Predecessors leases its corporate office space from an affiliate of the Equity Group Owners. Significant terms of the lease are as follows:

Term:...................................    January 1, 1995 -- December 31, 2001
Total space leased:.....................    52,028 square feet
Base rent after December 31, 1996:
  1997..................................    $870,900
  1998..................................    $896,900
  1999..................................    $922,900
  2000..................................    $948,900
  2001..................................    $974,900

     Additional rent: Tenant's pro rata share of certain additional landlord costs in excess of 1995 costs.

(D) The renovation project at the 28 State Street Office Building is being managed by an affiliate of the Equity Group Owners. In consideration for their services, the development managers are being paid fees which management believes are equal to or less than market for such services.

(E) Affiliates of the Equity Group Owners were reimbursed for reasonable costs incurred in connection with the organization and the offering of units in the ZML Funds, including legal and accounting fees and expenses, printing costs and filing fees.

(F) Administrative services include fees paid by Equity Office Predecessors to EGI for centralized services such as payroll processing, employee benefits, telecommunications, publications, and consulting services such as economic and demographics research for possible acquisitions.

     An affiliate of the Equity Group Owners has an indirect interest in Standard Parking Limited Partnership ("SPLP") which manages the parking operations at certain Office Buildings that are owned by Equity Office Predecessors. Management believes amounts paid to SPLP are equal to market for such services.

Amounts received and due from affiliates


     Affiliates of Equity Office Predecessors lease space in certain of the Office Properties owned by Equity Office Predecessors. The provisions of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by affiliates under the terms of their respective leases were approximately $1,063,400, $744,000, $3,471,500 and $2,657,500 for the three months ended March 31, 1997 and 1996 and years ended December 31, 1996 and 1995, respectively.



     Equity Office Predecessors provides asset and property management services to certain non-combined office and garage properties owned by affiliates of the Equity Group Owners . Amounts due for these services as of March 31, 1997, and December 31, 1996 and 1995 were approximately $452,500, $816,900 and $1,363,300, respectively.



     Equity Office Predecessors entered into various lease agreements with SPLP whereby SPLP leased the North Loop Transportation Center Parking Facility, the Milwaukee Center Parking Garage and the Boston Harbor Garage from Equity Office Predecessors. Certain of these lease agreements provide SPLP with annual successive options to extend the term of the lease through various dates. The rent paid in the three months ended March 31, 1997 and 1996, and in the years ended December 31, 1996 and 1995 under these lease agreements was approximately $2,176,800, $753,700, $3,161,500 and $1,691,600, respectively. The annual rent to be paid to Equity Office Predecessors for 1997 is approximately $10,102,800. In addition, Equity Office Predecessors may receive additional rent based upon actual gross revenues generated by these Parking Facilities. In accordance with certain of these leases, Equity Office Predecessors may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid.

NOTE 10 - DISPOSITIONS:



1) In January 1997, Equity Office Predecessors sold Barton Oaks Plaza II for a gross sales price of approximately $13,535,000. Approximately $6,585,400 of the sales proceeds were used to repay the outstanding note balance of Barton Oaks Plaza II and an additional $1,646,300 was used to repay a portion of the outstanding note balance of Tampa Commons.



2) Three Lakeway is a mixed use property, including a 210 room hotel and an 18-story office complex. In January, 1996, Equity Office Predecessors sold the condominium portion of the property which comprised the hotel. The gross sale price attributable to the land and building was approximately $14,800,000 and the gain realized was approximately $5,338,200. Pursuant to the terms of the loan collateralizing the property; approximately $10,617,7500 of the sales proceeds were applied to the outstanding note balances.



NOTE 11 - COMMITMENTS AND CONTINGENCIES:


Concentration of Credit Risk

     Equity Office Predecessors maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution periodically exceeds FDIC insurance coverage, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of Equity Office Predecessors believes that the risk is not significant. In addition, Equity Office Predecessors believes it has limited exposure to the extent of non-performance by the swap counterparties since each counterparty is a major U.S. financial institution, and management does not anticipate their non-performance.

Environmental

     Equity Office Predecessors, as an owner of real estate, is subject to various environmental laws of Federal and local governments. Compliance by Equity Office Predecessors with existing laws has not had a material adverse effect on Equity Office Predecessors' financial condition and results of operations, and management does not believe it will have such an impact in the future. However, Equity Office Predecessors cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

Litigation

     ZML-Chicago Parking Limited Partnership ("ZCP") and ZML-North Loop/Theatre District Parking Limited Partnership ("NLT"), were named as defendants in an action (the "Action") brought by an investor (the "Plaintiff") in an unaffiliated entity owning an interest in NLT. NLT is the owner of two Parking Facilities, North Loop Transportation Center and Theatre District Self Park ("Theatre District Garage"). The Plaintiff demands rescission of certain transactions related to the acquisition by NLT of the Theatre District Garage. A sustained judgment in favor of the Plaintiff could result in the loss of Equity Office Predecessors' interest in the Theatre District Garage. This action is in its discovery stage. Although the outcome cannot be predicted with any certainty, Equity Office Predecessors believes that ZCP and NLT have substantial meritorious defenses to all asserted claims and that Equity Office Predecessors will not incur a loss in connection with the Action.

     During 1996, Equity Office Predecessors and certain other parties filed actions (the "Lawsuit") against Rockefeller Center Properties, Inc. ("RCPI") seeking specific performance of certain agreements between the parties. In November 1996, the parties settled all matters related to the Lawsuit. The settlement provided that RCPI pay approximately $10,274,000, of which Equity Office Predecessors was entitled to and received approximately $8,806,500, net of expenses, which has been recorded as other income.


     Except as described above, management of Equity Office Predecessors does not believe there is any litigation threatened against Equity Office Predecessors other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insurance, none of which is expected to have a material adverse effect on the combined financial statements of Equity Office Predecessors.

NOTE 12 - SUBSEQUENT EVENTS:



     The following transactions occurred subsequent to March 31, 1997:



Financing Activities (refer to Schedule III for information regarding the collateralization of Capitol Commons Garage)



1) In April 1997, Equity Office Predecessors amended and restated the $275,000,000 Line to a $475,000,000 unsecured revolving credit facility (the "475,000,000 Line"). Under the $475,000,000 Line, Equity Office Predecessors may draw amounts equal to the lesser of a) 65% or 50% of the purchase price of certain office buildings or parking facilities, respectively, or b) an amount based on net operating income for such property. The $475,000,000 Line will mature on October 21, 1997 and may be extended to April 20, 1998 upon the satisfaction of certain conditions. Interest only will be payable monthly with the interest based on various LIBOR options plus 1.625% or the prime rate. Equity Office Predecessors has chosen the LIBOR option. As of June 12, 1997, Equity Office Predecessors has drawn an additional $218,000,000 under the $475,000,000 Line bringing the total amount drawn to $272,625,000.



2) In May 1997, Equity Office Predecessors obtained financing for the Capital Commons Garage in the amount of $4,500,000. The term of the loan is 10 years with a fixed interest rate of 7.83% and with scheduled principal and interest payments due monthly.



3) In May, 1997, Equity Office Predecessors repaid the outstanding mortgage indebtedness and accrued interest collateralizing the Denver Corporate Center Towers II and III of approximately $14,941,800.



4) In June 1997, Equity Office Predecessors executed various semi-bond, quarterly compounding interest rate protection agreements for $700,000,000 in indebtedness. The $700,000,000 interest rate protection agreements are composed of various tranches with various interest rates and maturities. The weighted average interest rate is approximately 6.715% and the weighted average maturity is 5.21 years.



Acquisition Activities



1) In April 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, Oakbrook Terrace, an office building, located in Oakbrook, Illinois. The purchase price of approximately $130,100,000 includes acquisition related expenses.



2) In April 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, a 50% interest in the St. Louis Parking Garages, located in St. Louis, Missouri. The purchase price of approximately $45,800,000 includes acquisition related expenses.



3) In April, 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, One Maritime Plaza, an office building located in San Francisco, California. The purchase price of approximately $99,400,000 includes acquisition related expenses.



4) In April 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, Smith Barney Tower, an office building located in San Diego, California. The purchase price of approximately $35,100,000 includes acquisition related expenses.



5) In April 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, 201 Mission Street, an office building located in San Francisco, California. The purchase price of approximately $74,700,000 includes acquisition related expenses.



6) In June 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated party, 30 N. LaSalle Street, an office building located in Chicago, Illinois. The purchase price of approximately $100,500,000 includes acquisition related expenses.



Disposition Activities



  In May 1997, Equity Office Predecessors, through its subsidiaries, sold 8383 Wilshire, an office building located in Beverly Hills, California, for a gross sale price of approximately $59,000,000.

SCHEDULE III REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 1996(7)(8)




                                                                                                   INITIAL COST TO COMPANY
                                                                                                -----------------------------
                                                                           DECEMBER 31, 1996                   BUILDINGS AND
                   DESCRIPTION                            LOCATION           ENCUMBRANCES           LAND        IMPROVEMENTS
                   -----------                            --------         -----------------    ------------   --------------
Office Properties:
60 Spear Street Building..........................  San Francisco, CA       $    9,302,600(5)   $  4,149,900   $   12,402,400
San Felipe Plaza (3)..............................  Houston, TX                 54,265,700        10,032,200      116,545,700
Dominion Tower....................................  Norfolk, VA                 23,440,300(5)      3,806,300       38,354,400
Summit Office Park................................  Ft. Worth, TX                5,860,100(5)        865,000        7,785,100
CIGNA Center......................................  Oklahoma City, OK              732,500(5)        206,200        1,855,400
Tampa Commons.....................................  Tampa, FL                   16,603,500(5)      2,588,600       23,305,900
Intercontinental Center...........................  Houston, TX                  6,226,300(5)      1,043,100        7,508,000
First Union Center................................  Ft. Lauderdale, FL          16,603,500(5)      4,174,100       31,352,000
Four Forest.......................................  Dallas, TX                  17,067,400(5)      3,886,900       34,981,500
Northborough Tower................................  Houston, TX                  7,032,100(5)        676,500        6,060,700
500 Marquette Building............................  Albuquerque, NM             11,329,500(5)      2,490,600       22,415,300
Atrium Towers.....................................  Oklahoma City, OK            1,611,500(5)        433,200        3,898,700
One Clearlake Centre..............................  W. Palm Beach, FL                    0         2,606,200       23,455,800
Barton Oaks Plaza II..............................  Austin, TX                   6,592,600(5)        779,600        7,016,300
Community Corporate Center........................  Columbus, OH                17,412,700         2,423,200       21,808,900
Sarasota City Center..............................  Sarasota, FL                11,720,100(5)      2,109,500       19,213,200
Denver Corporate Center Towers II and III.........  Denver, CO                  15,037,100         2,304,400       20,739,200
University Tower..................................  Durham, NC                  11,207,400(5)        916,700        8,250,400
8383 Wilshire.....................................  Beverly Hills, CA                    0         9,362,700       42,206,700
San Jacinto Center................................  Austin, TX                  18,212,300         2,753,700       24,783,800
1111 19th Street, N.W.............................  Washington DC               18,752,200(5)      3,259,400       29,343,200
Shelton Pointe....................................  Shelton, CT                          0           522,400        4,702,000
Bank One Center...................................  Indianapolis, IN            84,250,000        11,652,700      104,874,400
North Central Plaza Three.........................  Dallas, TX                  15,035,400         1,775,100       15,976,200
The Quadrant......................................  Englewood, CO               18,000,000         2,579,500       23,215,000
Canterbury Green..................................  Stamford, CT                19,250,000                 0       25,983,000
Three Stamford Plaza..............................  Stamford, CT                16,750,000         1,477,900       13,301,100
Union Square......................................  San Antonio, TX              6,750,000         1,023,000        9,206,700
One North Franklin................................  Chicago, IL                 65,150,400         4,414,800       39,723,000
1620 L Street.....................................  Washington, DC              21,328,400         2,760,900       24,848,400
One and Two Stamford Plaza........................  Stamford, CT                45,791,600         5,932,800       53,395,000
300 Atlantic Street...............................  Stamford, CT                28,309,800         3,433,500       30,901,300
Sterling Plaza....................................  Dallas, TX                  15,738,700         2,086,600       19,180,800

                                                        COSTS CAPITALIZED
                                                           SUBSEQUENT              GROSS AMOUNT CARRIED AT
                                                         TO ACQUISITION               DECEMBER 31, 1996
                                                    -------------------------   -----------------------------
                                                                BUILDINGS AND                  BUILDINGS AND
                   DESCRIPTION                        LAND      IMPROVEMENTS        LAND        IMPROVEMENTS       TOTAL(1)
                   -----------                      ---------   -------------   ------------   --------------   --------------
Office Properties:
60 Spear Street Building..........................  $       0   $ 12,301,800    $  4,149,900   $   24,704,200   $   28,854,100
San Felipe Plaza (3)..............................          0     (2,296,200)     10,032,200      114,249,500      124,281,700
Dominion Tower....................................          0      7,191,600       3,806,300       45,546,000       49,352,300
Summit Office Park................................          0      4,077,600         865,000       11,862,700       12,727,700
CIGNA Center......................................          0        768,900         206,200        2,624,300        2,830,500
Tampa Commons.....................................     32,800      2,309,000       2,621,400       25,614,900       28,236,300
Intercontinental Center...........................          0      3,407,300       1,043,100       10,915,300       11,958,400
First Union Center................................          0      4,898,900       4,174,100       36,250,900       40,425,000
Four Forest.......................................     26,900      4,958,500       3,913,800       39,940,000       43,853,800
Northborough Tower................................    363,500      4,406,500       1,040,000       10,467,200       11,507,200
500 Marquette Building............................          0      1,965,400       2,490,600       24,380,700       26,871,300
Atrium Towers.....................................          0      1,889,300         433,200        5,788,000        6,221,200
One Clearlake Centre..............................          0      4,304,100       2,606,200       27,759,900       30,366,100
Barton Oaks Plaza II..............................          0        939,100         779,600        7,955,400        8,735,000
Community Corporate Center........................          0      3,565,700       2,423,200       25,374,600       27,797,800
Sarasota City Center..............................          0      3,308,300       2,109,500       22,521,500       24,631,000
Denver Corporate Center Towers II and III.........          0      3,829,100       2,304,400       24,568,300       26,872,700
University Tower..................................          0      1,868,900         916,700       10,119,300       11,036,000
8383 Wilshire.....................................          0      6,462,600       9,362,700       48,669,300       58,032,000
San Jacinto Center................................          0      5,494,600       2,753,700       30,278,400       33,032,100
1111 19th Street, N.W.............................          0     11,329,100       3,259,400       40,672,300       43,931,700
Shelton Pointe....................................          0      3,456,600         522,400        8,158,600        8,681,000
Bank One Center...................................          0      9,622,900      11,652,700      114,497,300      126,150,000
North Central Plaza Three.........................          0      3,158,700       1,775,100       19,134,900       20,910,000
The Quadrant......................................          0      2,406,400       2,579,500       25,621,400       28,200,900
Canterbury Green..................................          0      1,442,700               0       27,425,700       27,425,700
Three Stamford Plaza..............................          0      5,534,000       1,477,900       18,835,100       20,313,000
Union Square......................................          0      1,656,100       1,023,000       10,862,800       11,885,800
One North Franklin................................          0     27,297,800       4,414,800       67,020,800       71,435,600
1620 L Street.....................................          0      1,419,100       2,760,900       26,267,500       29,028,400
One and Two Stamford Plaza........................          0      5,958,900       5,932,800       59,353,900       65,286,700
300 Atlantic Street...............................          0      8,146,600       3,433,500       39,047,900       42,481,400
Sterling Plaza....................................          0      2,239,300       2,086,600       21,420,100       23,506,700


                                                    ACCUMULATED       DATE         DATE     DEPRECIABLE
                   DESCRIPTION                      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
                   -----------                      ------------   -----------   --------   -----------
Office Properties:
60 Spear Street Building..........................  $ 5,553,000          1967    09/29/87        40
San Felipe Plaza (3)..............................   37,243,000          1984    09/29/87        40
Dominion Tower....................................    8,142,400          1987    07/25/89        40
Summit Office Park................................    2,682,900          1974    03/01/89        40
CIGNA Center......................................      636,700          1974    03/01/89        40
Tampa Commons.....................................    5,598,100          1985    04/25/89        40
Intercontinental Center...........................    2,173,000          1983    06/28/89        40
First Union Center................................    5,402,000          1991    06/28/89        40
Four Forest.......................................    8,330,500          1985    06/29/89        40
Northborough Tower................................    1,946,500          1983    08/03/89        40
500 Marquette Building............................    4,909,000          1985    08/15/89        40
Atrium Towers.....................................    1,324,600          1980    12/15/89        40
One Clearlake Centre..............................    5,515,600          1987    12/29/89        40
Barton Oaks Plaza II..............................    1,456,200       1984-85    05/24/90        40
Community Corporate Center........................    4,956,700          1987    06/14/90        40
Sarasota City Center..............................    4,091,400          1989    09/28/90        40
Denver Corporate Center Towers II and III.........    5,137,400       1981-82    12/20/90        40
University Tower..................................    1,940,800          1987    10/16/91        40
8383 Wilshire.....................................    6,731,700          1971    11/27/91        40
San Jacinto Center................................    4,855,400          1987    12/13/91        40
1111 19th Street, N.W.............................    5,954,900          1979    12/18/91        40
Shelton Pointe....................................    1,759,200          1985    11/26/91        40
Bank One Center...................................   14,561,100          1990     3/24/92        40
North Central Plaza Three.........................    3,094,800          1986     4/21/92        40
The Quadrant......................................    3,017,200          1985     12/1/92        40
Canterbury Green..................................    2,801,100          1987    12/15/92        40
Three Stamford Plaza..............................    2,421,000          1980    12/15/92        40
Union Square......................................    1,579,100          1986    12/23/92        40
One North Franklin................................    8,432,800          1991    12/31/92        40
1620 L Street.....................................    3,087,900          1989      2/5/93        40
One and Two Stamford Plaza........................    6,165,300          1986     3/30/93        40
300 Atlantic Street...............................    3,869,000          1987     3/30/93        40
Sterling Plaza....................................    2,359,600          1984     6/25/93        40



                                                                                                   INITIAL COST TO COMPANY
                                                                                                -----------------------------
                                                                           DECEMBER 31, 1996                   BUILDINGS AND
                   DESCRIPTION                            LOCATION           ENCUMBRANCES           LAND        IMPROVEMENTS
                   -----------                            --------         -----------------    ------------   --------------
1700 Higgins Centre...............................  Des Plaines, IL             3,535,000(6)         577,800        5,200,400
Northwest Center..................................  San Antonio, TX             6,762,000(6)       1,108,000        9,971,800
Franklin Plaza....................................  Austin, TX                 35,657,600(6)       5,805,800       52,252,400
One Crosswoods Center.............................  Columbus, OH                3,608,200(6)         523,500        5,432,500
One Columbus......................................  Columbus, OH               30,739,300(6)       5,024,900       45,223,900
Westshore Center..................................  Tampa, FL                   7,377,400(6)       1,192,400       10,544,900
One Lakeway.......................................  Metairie, LA               10,144,000(6)       1,641,400       14,772,400
Two Lakeway.......................................  Metairie, LA               15,369,600(6)       2,510,600       22,601,700
Three Lakeway.....................................  Metairie, LA               17,802,800(6)       3,773,600       34,088,800
NationsBank Plaza.................................  Nashville, TN              19,008,800          2,543,800       22,894,000
Plaza at La Jolla Village.........................  San Diego, CA              59,506,700          9,406,300       66,150,000
Interco Corporate Tower...........................  Clayton, MO                22,661,200          3,603,700       32,433,100
9400 NCX..........................................  Dallas, TX                 14,301,700          1,416,800       12,750,300
Four Stamford Plaza...............................  Stamford, CT               16,000,000          1,367,200       12,303,100
1920 Main Street (Koll Center Irvine North-West
 Tower)...........................................  Irvine, CA                 30,684,900          4,196,700       37,770,200
One Paces West....................................  Atlanta, GA                19,500,000          3,289,500       29,605,800
Two Paces West....................................  Atlanta, GA                28,200,000          6,859,800       42,805,600
One Market Plaza..................................  San Francisco, CA         148,640,500         23,327,000      209,057,500
2010 Main Street (Koll Center Irvine North-East
 Tower)...........................................  Irvine, CA                 25,900,000          3,815,100       33,715,400
1100 Executive Tower..............................  Orange, CA                          0          2,887,600       25,960,500
28 State Street (4)...............................  Boston, MA                 25,808,700          2,539,200       22,925,100
850 Third Avenue..................................  New York, NY               54,200,000          7,044,200       63,398,000
161 North Clark (formerly known as Chicago Title &
 Trust Building)..................................  Chicago, IL               106,512,000         11,801,700      107,201,800
Wachovia Center...................................  Charlotte, NC              27,351,300          4,210,500       37,849,900
Central Park Office Park..........................  Atlanta, GA                57,000,000          7,573,200       68,158,900
One American Center...............................  Austin, TX                 44,250,000                  0       59,037,100
Pasadena Towers...................................  Pasadena, CA               47,839,100          8,018,700       72,104,200
580 California Street.............................  San Francisco, CA          32,067,000          5,256,400       47,268,600
1601 Market Street................................  Philadelphia, PA           24,379,600          3,521,200       31,656,900
Promenade II......................................  Atlanta, GA                97,288,900         17,994,500      132,102,800
Two California Plaza..............................  Los Angeles, CA            54,766,300                  0       99,080,800

                                                        COSTS CAPITALIZED
                                                           SUBSEQUENT              GROSS AMOUNT CARRIED AT
                                                         TO ACQUISITION               DECEMBER 31, 1996
                                                    -------------------------   -----------------------------
                                                                BUILDINGS AND                  BUILDINGS AND
                   DESCRIPTION                        LAND      IMPROVEMENTS        LAND        IMPROVEMENTS       TOTAL(1)
                   -----------                      ---------   -------------   ------------   --------------   --------------
1700 Higgins Centre...............................          0      2,455,000         577,800        7,655,400        8,233,200
Northwest Center..................................          0      3,299,500       1,108,000       13,271,300       14,379,300
Franklin Plaza....................................          0      2,110,300       5,805,800       54,362,700       60,168,500
One Crosswoods Center.............................          0      1,165,900         523,500        6,598,400        7,121,900
One Columbus......................................          0      2,499,900       5,024,900       47,723,800       52,748,700
Westshore Center..................................          0      2,087,500       1,192,400       12,632,400       13,824,800
One Lakeway.......................................          0      5,381,900       1,641,400       20,154,300       21,795,700
Two Lakeway.......................................          0      6,917,100       2,510,600       29,518,800       32,029,400
Three Lakeway.....................................   (963,300)    (4,363,800)      2,810,300       29,725,000       32,535,300
NationsBank Plaza.................................          0      4,049,900       2,543,800       26,943,900       29,487,700
Plaza at La Jolla Village.........................          0      8,002,300       9,406,300       74,152,300       83,558,600
Interco Corporate Tower...........................          0      1,390,500       3,603,700       33,823,600       37,427,300
9400 NCX..........................................          0      6,050,400       1,416,800       18,800,700       20,217,500
Four Stamford Plaza...............................          0      7,050,200       1,367,200       19,353,300       20,720,500
1920 Main Street (Koll Center Irvine North-West
 Tower)...........................................          0      2,221,200       4,196,700       39,991,400       44,188,100
One Paces West....................................          0      1,043,200       3,289,500       30,649,000       33,938,500
Two Paces West....................................          0      1,044,700       6,859,800       43,850,300       50,710,100
One Market Plaza..................................          0     15,115,700      23,327,000      224,173,200      247,500,200
2010 Main Street (Koll Center Irvine North-East
 Tower)...........................................          0        842,400       3,815,100       34,557,800       38,372,900
1100 Executive Tower..............................          0      5,218,200       2,887,600       31,178,700       34,066,300
28 State Street (4)...............................          0     63,029,200       2,539,200       85,954,300       88,493,500
850 Third Avenue..................................          0     10,857,300       7,044,200       74,255,300       81,299,500
161 North Clark (formerly known as Chicago Title &
 Trust Building)..................................          0      7,396,400      11,801,700      114,598,200      126,399,900
Wachovia Center...................................          0        280,500       4,210,500       38,130,400       42,340,900
Central Park Office Park..........................          0      2,766,500       7,573,200       70,925,400       78,498,600
One American Center...............................          0      1,221,800               0       60,258,900       60,258,900
Pasadena Towers...................................          0        473,400       8,018,700       72,577,600       80,596,300
580 California Street.............................          0      2,479,700       5,256,400       49,748,300       55,004,700
1601 Market Street................................          0      3,771,100       3,521,200       35,428,000       38,949,200
Promenade II......................................          0         64,200      17,994,500      132,167,000      150,161,500
Two California Plaza..............................          0      4,275,100               0      103,355,900      103,355,900


                                                    ACCUMULATED       DATE         DATE     DEPRECIABLE
                   DESCRIPTION                      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
                   -----------                      ------------   -----------   --------   -----------
1700 Higgins Centre...............................      847,400          1986    11/12/93        40
Northwest Center..................................    1,454,100          1984    11/12/93        40
Franklin Plaza....................................    4,332,400          1987    11/12/93        40
One Crosswoods Center.............................      874,600          1984    11/12/93        40
One Columbus......................................    4,094,700          1987    11/12/93        40
Westshore Center..................................    1,295,700          1984    11/12/93        40
One Lakeway.......................................    1,720,400          1981    11/12/93        40
Two Lakeway.......................................    2,899,100          1984    11/12/93        40
Three Lakeway.....................................    2,761,500          1987    11/12/93        40
NationsBank Plaza.................................    2,557,400          1977     12/1/93        40
Plaza at La Jolla Village.........................    5,996,200       1987-90     3/10/94        40
Interco Corporate Tower...........................    2,446,900          1986     5/27/94        40
9400 NCX..........................................    1,345,800          1981     6/24/94        40
Four Stamford Plaza...............................    1,188,100          1979     8/31/94        40
1920 Main Street (Koll Center Irvine North-West
 Tower)...........................................    2,586,900          1988     9/29/94        40
One Paces West....................................    1,680,300          1987    10/31/94        40
Two Paces West....................................    2,500,400          1990     11/3/94        40
One Market Plaza..................................   12,071,500          1976    11/22/94        40
2010 Main Street (Koll Center Irvine North-East
 Tower)...........................................    1,797,100          1988    12/13/94        40
1100 Executive Tower..............................    1,692,700          1987    12/15/94        40
28 State Street (4)...............................            0          1968     1/23/95        40
850 Third Avenue..................................    3,143,300          1960     3/20/95        40
161 North Clark (formerly known as Chicago Title &
 Trust Building)..................................    4,171,200          1992     7/26/95        40
Wachovia Center...................................    1,231,400          1972      9/1/95        40
Central Park Office Park..........................    2,277,400          1986    10/17/95        40
One American Center...............................    1,693,600          1984     11/1/95        40
Pasadena Towers...................................    1,880,400       1990-91    12/14/95        40
580 California Street.............................    1,272,400          1984    12/21/95        40
1601 Market Street................................      947,100          1970     1/18/96        40
Promenade II......................................    1,790,700          1990     6/14/96        40
Two California Plaza..............................      984,300          1992     8/23/96        40



                                                                                                   INITIAL COST TO COMPANY
                                                                                                -----------------------------
                                                                           DECEMBER 31, 1996                   BUILDINGS AND
                   DESCRIPTION                            LOCATION           ENCUMBRANCES           LAND        IMPROVEMENTS
                   -----------                            --------         -----------------    ------------   --------------
BP Tower..........................................  Cleveland, OH                        0        14,663,700      131,982,100
Sun Trust Center..................................  Orlando, FL                          0        11,043,900       99,394,600
Reston Town Center................................  Reston, VA                  92,400,000        15,504,400      139,539,500
Colonnade I.......................................  San Antonio, TX                      0         1,228,600       11,057,200
One Phoenix Plaza.................................  Phoenix, AZ                          0         6,727,000       60,542,300
                                                                            --------------      ------------   --------------
Subtotal Office Properties........................                          $1,784,626,300      $300,525,900   $2,777,423,600
                                                                            --------------      ------------   --------------
Parking Facilities:
North Loop Transportation Center..................  Chicago, IL             $            0      $  2,994,600   $   26,959,600
Theatre District Self Park........................  Chicago, IL                 16,276,800         2,322,000       20,918,300
Capitol Commons Garage............................  Indianapolis, IN                     0                 0        5,184,700
Boston Harbor Garage..............................  Boston, MA                  36,863,800         5,560,700       50,046,200
Milwaukee Center Parking Garage...................  Milwaukee, WI                        0                 0        4,534,800
15th & Sansom Streets.............................  Philadelphia, PA                     0           650,900        5,857,600
1616 Chancellor Street............................  Philadelphia, PA                     0           638,000        5,741,700
Juniper/Locust Streets............................  Philadelphia, PA                     0           516,900        4,651,700
1616 Sansom Street................................  Philadelphia, PA                     0           382,800        3,445,800
1111 Sansom Street................................  Philadelphia, PA                     0         1,318,600                0
                                                                            --------------      ------------   --------------
Subtotal Parking Facilities.......................                          $   53,140,600      $ 14,384,500   $  127,340,400
                                                                            --------------      ------------   --------------
Investment in Real Estate.........................                          $1,837,766,900      $314,910,400   $2,904,764,000
                                                                            ==============      ============   ==============

                                                        COSTS CAPITALIZED
                                                           SUBSEQUENT              GROSS AMOUNT CARRIED AT
                                                         TO ACQUISITION               DECEMBER 31, 1996
                                                    -------------------------   -----------------------------
                                                                BUILDINGS AND                  BUILDINGS AND
                   DESCRIPTION                        LAND      IMPROVEMENTS        LAND        IMPROVEMENTS       TOTAL(1)
                   -----------                      ---------   -------------   ------------   --------------   --------------
BP Tower..........................................          0        131,000      14,663,700      132,113,100      146,776,800
Sun Trust Center..................................          0         50,000      11,043,900       99,444,600      110,488,500
Reston Town Center................................          0         35,800      15,504,400      139,575,300      155,079,700
Colonnade I.......................................          0         12,200       1,228,600       11,069,400       12,298,000
One Phoenix Plaza.................................          0              0       6,727,000       60,542,300       67,269,300
                                                    ---------   ------------    ------------   --------------   --------------
Subtotal Office Properties........................  $(540,100)  $329,745,400    $299,985,800   $3,107,169,000   $3,407,154,800
                                                    ---------   ------------    ------------   --------------   --------------
Parking Facilities:
North Loop Transportation Center..................  $       0   $    173,100    $  2,994,600   $   27,132,700   $   30,127,300
Theatre District Self Park........................          0        115,700       2,322,000       21,034,000       23,356,000
Capitol Commons Garage............................          0        539,100               0        5,723,800        5,723,800
Boston Harbor Garage..............................          0              0       5,560,700       50,046,200       55,606,900
Milwaukee Center Parking Garage...................          0              0               0        4,534,800        4,534,800
15th & Sansom Streets.............................          0              0         650,900        5,857,600        6,508,500
1616 Chancellor Street............................          0              0         638,000        5,741,700        6,379,700
Juniper/Locust Streets............................          0              0         516,900        4,651,700        5,168,600
1616 Sansom Street................................          0              0         382,800        3,445,800        3,828,600
1111 Sansom Street................................          0              0       1,318,600                0        1,318,600
                                                    ---------   ------------    ------------   --------------   --------------
Subtotal Parking Facilities.......................  $       0   $    827,900    $ 14,384,500   $  128,168,300   $  142,552,800
                                                    ---------   ------------    ------------   --------------   --------------
Investment in Real Estate.........................  $(540,100)  $330,573,300    $314,370,300   $3,235,337,300   $3,549,707,600
                                                    =========   ============    ============   ==============   ==============


                                                    ACCUMULATED       DATE         DATE     DEPRECIABLE
                   DESCRIPTION                      DEPRECIATION   CONSTRUCTED   ACQUIRED    LIVES(2)
                   -----------                      ------------   -----------   --------   -----------
BP Tower..........................................      962,400          1985      9/4/96        40
Sun Trust Center..................................      724,900          1988     9/18/96        40
Reston Town Center................................      726,700          1990    10/22/96        40
Colonnade I.......................................       11,500          1983     12/4/96        40
One Phoenix Plaza.................................       63,000          1989     12/4/96        40
                                                   ------------
Subtotal Office Properties........................ $255,753,400
                                                   ------------
Parking Facilities:
North Loop Transportation Center.................. $  1,038,800          1985      6/9/95        40
Theatre District Self Park........................      819,300          1987      6/9/95        40
Capitol Commons Garage............................      209,300          1987     6/29/95        40
Boston Harbor Garage..............................       52,100          1972    12/10/96        40
Milwaukee Center Parking Garage...................            0          1988    12/18/96        40
15th & Sansom Streets.............................        6,100       1950-54    12/27/96        40
1616 Chancellor Street............................        6,000      c1945-55    12/27/96        40
Juniper/Locust Streets............................        4,800       1949-52    12/27/96        40
1616 Sansom Street................................        3,500         c1950    12/27/96        40
1111 Sansom Street................................            0           N/A    12/27/96       N/A
                                                   ------------
Subtotal Parking Facilities....................... $  2,139,900
                                                   ------------
Investment in Real Estate......................... $257,893,300
                                                   ============


(1) The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $3.5 billion.

(2) The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.

(3) During 1995, concurrent with the restructuring of its mortgage on the property, Equity Office Predecessors reduced its carrying basis in San Felipe Plaza by recording a write down for value impairment of $20,248,500. This write down included adjustments against Investment in Real Estate of $17,512,000 and against Other Assets of $2,736,500.

(4) The building is currently vacant and is undergoing a major renovation to re-tenant the entire Property. All operating costs, including real estate taxes together with interest incurred during the renovation period will be capitalized. As of December 31, 1996 and 1995 approximately $8,189,000 and $4,357,100 of operating costs and interest have been capitalized, respectively. In addition to the amounts paid to acquire the Property, Equity Office Predecessors expects to incur approximately $100,000,000, of which approximately, $60,000,000 has been incurred. The renovation is expected to be completed during 1997.

(5) These loans are subject to cross default and collateralization provisions.

(6) These loans are subject to cross default and collateralization provisions.

(7) The following significant transactions occurred during the three months ended March 31, 1997:



    Financing Activities



    1) In January 1997, Equity Office Predecessors obtained financing of approximately $34,450,000 collateralized by the North Loop and Theatre District Parking Facilities. This loan has a 7.38% fixed interest rate and a 10-year term. The existing loan on the Theatre District Garage of approximately $16,276,800 was repaid with a portion of the proceeds from this financing.



    2) In February 1997, Equity Office Predecessors obtained an $87,000,000 mortgage loan collateralized by BP Tower. The term of the loan is seven years. Interest is payable monthly with the stated interest rate fixed at 7.34%.



    Acquisition Activities



    1) In January 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party 177 Broad Street and the Biltmore Apartments, a mixed-use property located in Stamford, Connecticut. The all cash purchase price of approximately $36,450,000 included acquisition related expenses.



    2) In March 1997, Equity Office Predecessors, through its subsidiaries, purchased from an unaffiliated third party Preston Commons, an office building located in Dallas, Texas. The all cash purchase price of approximately $55,200,000 includes acquisition related expenses.



(8) Summary of activity of investment in real estate and accumulated depreciation is as follows:


        The changes in the total Equity Office Predecessors investment in real estate for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                                     DECEMBER 31,           DECEMBER 31,           DECEMBER 31,
                                                                         1996                   1995                   1994
                                                                   ----------------       ----------------       ----------------
    Balance, beginning of year.................................    $  2,571,851,300       $  1,931,002,400       $  1,297,304,500
    Acquisitions...............................................         860,995,000            583,485,200            562,752,900
    Improvements...............................................         129,485,300             76,985,400             72,951,600
    Properties disposed of.....................................          (9,633,600)                     0                      0
    Write down for value impairment............................                   0            (17,512,000)                     0
    Write-off of fully depreciated assets which are no longer
      in service...............................................          (2,990,400)            (2,109,700)            (2,006,600)
                                                                   ----------------       ----------------       ----------------
    Balance, end of year.......................................    $  3,549,707,600       $  2,571,851,300       $  1,931,002,400
                                                                   ================       ================       ================

    The changes in accumulated depreciation for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                                     DECEMBER 31,           DECEMBER 31,           DECEMBER 31,
                                                                         1996                   1995                   1994
                                                                   ----------------       ----------------       ----------------
    Balance, beginning of year.................................    $   (178,448,600)      $   (115,842,500)      $    (77,036,900)
    Depreciation...............................................         (82,905,300)           (64,715,800)           (40,812,200)
    Properties disposed of.....................................             470,200                      0                      0
    Write-off of fully depreciated assets which are no longer
      in service...............................................           2,990,400              2,109,700              2,006,600
                                                                   ----------------       ----------------       ----------------
    Balance, end of year.......................................    $   (257,893,300)      $   (178,448,600)      $   (115,842,500)
                                                                   ================       ================       ================

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Promenade II (the Property) for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 17, 1996

                                  PROMENADE II

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                  JANUARY 1, 1996 TO
                                                                 YEAR ENDED         JUNE 13, 1996
                                                              DECEMBER 31, 1995      (UNAUDITED)
                                                              -----------------   ------------------
                                                                          (IN THOUSANDS)
REVENUE
  Base rents................................................    $      10,315        $     4,619
  Tenant reimbursements.....................................            3,307              1,642
  Parking income............................................            1,701                830
  Other income..............................................              319                447
                                                                -------------            -------
  Total revenue.............................................           15,642              7,538
                                                                -------------            -------
EXPENSES
  Property operating and maintenance........................            3,325              1,696
  Real estate taxes.........................................            1,905                886
  Management fees...........................................              426                178
  Insurance.................................................               59                 27
                                                                -------------            -------
  Total expenses............................................            5,715              2,787
                                                                -------------            -------
Revenue in excess of certain expenses.......................    $       9,927        $     4,751
                                                                =============            =======

                            See accompanying notes.

                                  PROMENADE II

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of Promenade II, an office building with approximately 771,000 rentable square feet, located in Atlanta, Georgia (the "Property"). The Property was acquired on June 14, 1996 by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     The interim financial statement for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by Equity Office Predecessors. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3. RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Two California Plaza (the Property) for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
January 15, 1997

                              TWO CALIFORNIA PLAZA

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                    JANUARY 1, 1996
                                                                  YEAR ENDED        TO JULY 31, 1996
                                                               DECEMBER 31, 1995      (UNAUDITED)
                                                               -----------------    ----------------
                                                                          (IN THOUSANDS)
REVENUE
  Base rents...............................................      $      10,622        $     6,328
  Tenant reimbursements....................................              5,845              4,602
  Parking income...........................................              2,677              1,606
  Other income.............................................                107                209
                                                                 -------------            -------
  Total revenue............................................             19,251             12,745
                                                                 -------------            -------
EXPENSES
  Property operating and maintenance.......................              7,894              4,652
  Real estate taxes........................................              2,053              1,129
  Management fees..........................................                244                113
  Insurance................................................              1,025                613
  Ground rent..............................................              3,696              2,156
                                                                 -------------            -------
  Total expenses...........................................             14,912              8,663
                                                                 -------------            -------
Revenue in excess of certain expenses......................      $       4,339        $     4,082
                                                                 =============            =======

                            See accompanying notes.

                              TWO CALIFORNIA PLAZA

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of Two California Plaza, an office building with approximately 1,330,000 rentable square feet, located in Los Angeles, California (the "Property"). The Property was acquired on August 23, 1996, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     The interim financial statement for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by Equity Office Predecessors. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4.   OTHER COMMITMENTS

     The Property is encumbered by a ground lease dated July 25, 1989, with Community Redevelopment Agency of the City of Los Angeles acting as the lessor. The base rent is an annual amount of $1,500,000. Every ten years beginning in the year 2005 and ending at maturity, August 25, 2082, rent is increased based on a defined calculation. The ground rent expense included in the Statements of Revenue and Certain Expenses includes the effect of straight lining the future stated increases in rental obligations.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of the BP Tower (the Property) for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Chicago, Illinois
November 8, 1996

                                    BP TOWER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                  JANUARY 1, 1996 TO
                                                                 YEAR ENDED        AUGUST 31, 1996
                                                              DECEMBER 31, 1995      (UNAUDITED)
                                                              -----------------   ------------------
                                                                          (IN THOUSANDS)
REVENUE
  Base rents................................................    $       9,308        $     8,587
  Tenant reimbursements.....................................              764                377
  Parking income............................................              308                205
  Percentage rent...........................................               45                 45
  Other income..............................................              207                184
                                                                -------------            -------
  Total revenue.............................................           10,632              9,398
                                                                -------------            -------
EXPENSES
  Property operating & maintenance..........................            5,345              3,591
  Real estate taxes.........................................            2,638              2,116
  Management fees...........................................              189                126
                                                                -------------            -------
  Total expenses............................................            8,172              5,833
                                                                -------------            -------
Revenue in excess of certain expenses.......................    $       2,460        $     3,565
                                                                =============            =======

                            See accompanying notes.

                                    BP TOWER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the BP Tower, an office building with approximately 1,242,000 rentable square feet, located in Cleveland, Ohio (the "Property"). The Property was acquired on September 4, 1996, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     The interim financial statement for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by Equity Office Predecessors. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

     For the year ended December 31, 1995 and for the unaudited interim period from January 1, 1996 to August 31, 1996, the seller occupied approximately 378,000 square feet of space in the Property. The Statements of Revenue and Certain Expenses do not reflect rental income associated with the seller's occupancy.

     As of September 1, 1996 the seller entered into a lease with Equity Office Predecessors for approximately 378,000 square feet of space at a monthly base rent of $344,100.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of SunTrust Center (the Property) as described in Note 2 for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
December 6, 1996

                                SUNTRUST CENTER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES


                                                                                  JANUARY 1, 1996 TO
                                                                 YEAR ENDED        AUGUST 31, 1996
                                                              DECEMBER 31, 1995      (UNAUDITED)
                                                              -----------------   ------------------
                                                                          (IN THOUSANDS)
REVENUE
  Base rents................................................    $      11,592       $       8,533
  Tenant reimbursements.....................................            1,012                 793
  Parking income............................................            1,743               1,175
  Other income..............................................              130                  29
                                                                -------------       -------------
  Total revenue.............................................           14,477              10,530
                                                                -------------       -------------
EXPENSES
  Property operating and maintenance........................            2,974               1,981
  Real estate taxes.........................................            1,357                 944
  Management fees...........................................              366                 276
  Insurance.................................................              346                 237
                                                                -------------       -------------
  Total expenses............................................            5,043               3,438
                                                                -------------       -------------
Revenue in excess of certain expenses.......................    $       9,434       $       7,092
                                                                =============       =============


                            See accompanying notes.

                                SUNTRUST CENTER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of SunTrust Center, an office building with approximately 640,000 rentable square feet, located in Orlando, Florida (the "Property"). The Property was acquired on September 18, 1996, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     The interim financial statement for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by Equity Office Predecessors. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4.   RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1995, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 3% of gross receipts, as defined, excluding any receipts from the parking garage.

     The parking garage was leased to an affiliate of the seller, which paid rent based upon 79% of the gross parking receipts, as defined, in excess of $250,000 per annum. Income from this lease was approximately $1,743,000 in 1995.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Reston Town Center (the Property) for the year ended December 31, 1995. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
November 19, 1996

                               RESTON TOWN CENTER

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                       JANUARY 1, 1996 TO
                                               YEAR ENDED              SEPTEMBER 30, 1996
                                            DECEMBER 31, 1995             (UNAUDITED)
                                            -----------------          ------------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents............................      $      15,966              $      12,684
  Tenant reimbursements.................              2,518                      1,760
  Percentage rents......................              1,046                        527
  Other income..........................                265                        275
                                              -------------                 ----------
  Total revenue.........................             19,795                     15,246
                                              -------------                 ----------
EXPENSES
  Property operating and maintenance....              4,832                      3,501
  Real estate taxes.....................              1,275                      1,154
  Insurance.............................                 97                         75
  Management fees.......................                200                        150
                                              -------------                 ----------
  Total expenses........................              6,404                      4,880
                                              -------------                 ----------
Revenue in excess of certain expenses...      $      13,391              $      10,366
                                              =============                 ==========

                            See accompanying notes.

                               RESTON TOWN CENTER

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statements of Revenue and Certain Expenses relate to the operations of Reston Town Center, an office building with approximately 725,000 rentable square feet, located in Fairfax, Virginia (the "Property"). The Property was acquired on October 22, 1996, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred. The Property is part of a multi-use and multi-owned development community and as a result is responsible for its pro-rata share of certain common area costs, which have been reflected as property operating expenses.

Use of Estimates

     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Unaudited Interim Statement

     The interim financial statement for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by Equity Office Predecessors. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Colonnade I (the Property) for the period from January 1, 1996 to December 4, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the period from January 1, 1996 to December 4, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP
Chicago, Illinois
April 16, 1997

                                  COLONNADE I

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                              JANUARY 1, 1996 TO
                                                               DECEMBER 4, 1996
                                                              ------------------
                                                              (IN THOUSANDS)
REVENUE
  Base rent.................................................     $     1,850
  Tenant reimbursements.....................................              44
  Parking income............................................              25
  Other income..............................................              11
                                                                     -------
  Total revenue.............................................           1,930
                                                                     -------
EXPENSES
  Property operating and maintenance........................             650
  Real estate taxes.........................................             214
  Management fees...........................................              58
  Insurance.................................................              25
                                                                     -------
  Total expenses............................................             947
                                                                     -------
Revenue in excess of certain expenses.......................     $       983
                                                                     =======

                            See accompanying notes.

                                  COLONNADE I

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of Colonnade I, an office building with approximately 169,000 rentable square feet, located in San Antonio, Texas (the "Property"). The Property was acquired on December 4, 1996, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated party.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

4.   RELATED PARTY TRANSACTIONS

     Insurance premiums are paid to and coverage is provided by an affiliated party to the seller.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of 177 Broad Street (the Property) for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.


     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
March 28, 1997

                                177 BROAD STREET

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES


                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
                                                               (IN THOUSANDS)
REVENUE
  Base rents................................................     $     4,722
  Storage and other rental income...........................              52
  Tenant reimbursements.....................................             212
  Parking income............................................             322
  Other income..............................................             103
                                                                     -------
  Total revenue.............................................           5,411
                                                                     -------
EXPENSES
  Property operating and maintenance........................             825
  Utilities and telephone...................................             769
  Repairs and maintenance...................................             313
  Real estate taxes.........................................             864
  Management fees...........................................             153
  Insurance.................................................              46
  Administrative............................................             118
                                                                     -------
  Total expenses............................................           3,088
                                                                     -------
Revenue in excess of certain expenses.......................     $     2,323
                                                                     =======


                            See accompanying notes.

                                177 BROAD STREET

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS

     The accompanying Statement of Revenue and Certain Expenses relates to the operations of 177 Broad Street located in Stamford, Connecticut (the "Property"). The Property was acquired on January 28, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.

     The Property consists of a fifteen story office complex with approximately 188,000 rentable square feet, an enclosed 540 space parking structure, and a 161-unit residential apartment building.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3.   RENTALS

     The Property has entered into tenant leases, in the office portion of the Property, that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of
Equity Office Properties Trust

     We have audited the accompanying Statement of Revenue and Certain Expenses of Preston Commons (the Property) as described in Note 2 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.


     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
April 16, 1997

                                PRESTON COMMONS

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                                   YEAR ENDED
                                                               DECEMBER 31, 1996
                                                              --------------------
                                                              (IN THOUSANDS)
REVENUE
  Base rents................................................      $     6,347
  Tenant reimbursements.....................................            1,132
  Parking income............................................              216
  Other income..............................................               91
                                                                      -------
  Total revenue.............................................            7,786
                                                                      -------
EXPENSES
  Property operating & maintenance..........................            2,327
  Real estate taxes.........................................              742
  Management fees...........................................              226
  Insurance.................................................               30
                                                                      -------
  Total expenses............................................            3,325
                                                                      -------
Revenue in excess of certain expenses.......................      $     4,461
                                                                      =======

                            See accompanying notes.

                                PRESTON COMMONS

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1.   BUSINESS


     The accompanying Statement of Revenue and Certain Expenses relates to the operations of the Preston Commons building, an office building with approximately 419,000 rentable square feet, located in Dallas, Texas (the "Property"). The Property was acquired on March 21, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statement is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates

     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

3.   RENTALS

     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees of
Equity Office Properties Trust



     We have audited the accompanying Statement of Revenue and Certain Expenses of Oakbrook Terrace Tower (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Offices Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.



     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Chicago, Illinois


May 30, 1997

                             OAKBROOK TERRACE TOWER



                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES



                                                                                 THREE MONTHS ENDED
                                                                YEAR ENDED         MARCH 31, 1997
                                                             DECEMBER 31, 1996      (UNAUDITED)
                                                             -----------------   ------------------
                                                                         (IN THOUSANDS)
REVENUE
  Base rents...............................................       $11,409             $ 3,113
  Tenant reimbursements....................................         5,282               1,366
  Garage and parking income................................           148                  37
  Other income.............................................           193                  97
                                                                  -------             -------
       Total revenue.......................................        17,032               4,613
                                                                  -------             -------
EXPENSES
  Property operating & maintenance.........................         4,276               1,037
  Real estate taxes........................................         1,259                 353
  Management fees..........................................           338                 116
  Insurance................................................           111                  17
                                                                  -------             -------
       Total expenses......................................         5,984               1,523
                                                                  -------             -------
Revenue in excess of certain expenses......................       $11,048             $ 3,090
                                                                  =======             =======





                            See accompanying notes.

                             OAKBROOK TERRACE TOWER


              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1. BUSINESS



     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the Oakbrook Terrace Tower building, an office building with approximately 773,000 rentable square feet, located in Oakbrook Terrace, Illinois (the "Property"). The Property was acquired on April 15, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation



     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.



Revenue and Expense Recognition



     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.



Use of Estimates



     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.



Unaudited Interim Statement



     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.



3. RENTALS



     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.



4. RELATED PARTY TRANSACTIONS



     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2.5% of gross receipts, as defined.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees of


Equity Office Properties Trust



     We have audited the accompanying Statement of Revenue and Certain Expenses of One Maritime Plaza (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.



     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Chicago, Illinois


June 6, 1997

                               ONE MARITIME PLAZA



                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES



                                                                                    THREE MONTHS ENDED
                                                                  YEAR ENDED          MARCH 31, 1997
                                                               DECEMBER 31, 1996       (UNAUDITED)
                                                               -----------------    ------------------
                                                                           (IN THOUSANDS)
REVENUE
  Base rents...............................................         $13,410               $3,382
  Tenant reimbursements....................................             208                  125
  Interest income..........................................             249                   65
  Other income.............................................             428                  125
                                                                    -------              -------
       Total revenue.......................................          14,295                3,697
                                                                    =======              =======
EXPENSES
  Property operating and maintenance.......................           4,326                  887
  Real estate taxes........................................             668                  250
  Management fees..........................................             585                  146
  Insurance................................................             447                  119
                                                                    -------              -------
       Total expenses......................................           6,026                1,402
                                                                    -------              -------
Revenue in excess of certain expenses......................         $ 8,269               $2,295
                                                                    =======              =======



                            See accompanying notes.

                               ONE MARITIME PLAZA



              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1. BUSINESS



     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the One Maritime Plaza building, an office building with approximately 524,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 24, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation



     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.



Revenue and Expense Recognition



     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.



Use of Estimates



     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.



Unaudited Interim Statement



     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.



3. RENTALS



     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees of


Equity Office Properties Trust



     We have audited the accompanying Statement of Revenue and Certain Expenses of 201 Mission Street (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.



     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Chicago, Illinois


April 30, 1997

                               201 MISSION STREET



                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES



                                                                                   THREE MONTHS
                                                                                      ENDED
                                                                 YEAR ENDED       MARCH 31, 1997
                                                              DECEMBER 31, 1996    (UNAUDITED)
                                                              -----------------   --------------
                                                                        (IN THOUSANDS)
REVENUE
  Base rents................................................       $7,423             $2,166
  Tenant reimbursements.....................................           55                  9
  Garage and parking income.................................          366                 60
  Other income..............................................           39                 11
                                                                  -------             ------
       Total revenue........................................        7,883              2,246
                                                                  -------             ------
EXPENSES
  Property operating & maintenance..........................        3,369                969
  Real estate taxes.........................................          959                264
  Management fees...........................................          106                 27
  Insurance.................................................          569                196
                                                                  -------             ------
       Total expenses.......................................        5,003              1,456
                                                                  -------             ------
Revenue in excess of certain expenses.......................       $2,880             $  790
                                                                  =======             ======



                            See accompanying notes.

                               201 MISSION STREET



              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1. BUSINESS



     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 201 Mission Street building, an office building with approximately 483,000 rentable square feet, located in San Francisco, California (the "Property"). The Property was acquired on April 30, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation



     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been included.



Revenue and Expense Recognition



     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.



Use of Estimates



     The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.



Unaudited Interim Statement



     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.



3. RENTALS



     The property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Trustees of
Equity Office Properties Trust



     We have audited the accompanying Statement of Revenue and Certain Expenses of 30 N. LaSalle (the Property) as described in Note 1 for the year ended December 31, 1996. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Statement of Revenue and Certain Expenses. An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the registration statement on Form S-11 of Equity Offices Properties Trust as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.



     In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                          ERNST & YOUNG LLP



Chicago, Illinois


June 13, 1997

                                 30 N. LASALLE


                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES



                                                                                      THREE MONTHS
                                                                                         ENDED
                                                                   YEAR ENDED        MARCH 31, 1997
                                                                DECEMBER 31, 1996     (UNAUDITED)
                                                                -----------------    --------------
                                                                          (IN THOUSANDS)
REVENUE
  Base rents................................................         $ 9,317             $1,870
  Tenant reimbursements.....................................           9,164              2,194
  Other income..............................................             237                 55
                                                                     =======             ======
       Total revenue........................................          18,718              4,119
                                                                     -------             ------
EXPENSES
  Property operating and maintenance........................           4,336              1,047
  Real estate taxes.........................................           5,155              1,327
  Management fees...........................................             374                 79
  Insurance.................................................             160                 39
  Ground rent...............................................             165                 42
                                                                     -------             ------
       Total expenses.......................................          10,190              2,534
                                                                     -------             ------
Revenue in excess of certain expenses.......................         $ 8,528             $1,585
                                                                     =======             ======



                            See accompanying notes.

                                 30 N. LASALLE



              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



1. BUSINESS



     The accompanying Statements of Revenue and Certain Expenses relate to the operations of the 30 N. LaSalle building, an office building with approximately 926,000 rentable square feet, located in Chicago, Illinois (the "Property"). The Property was acquired on June 13, 1997, by Equity Office Predecessors, as defined elsewhere in this Prospectus, from an unrelated entity.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Basis of Presentation



     The accompanying Statements of Revenue and Certain Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Equity Office Properties Trust. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations of the Property for the periods presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expense, which may not be comparable to the expenses expected to be incurred by Equity Office Properties Trust in future operations of the Property, have been excluded.



Revenue and Expense Recognition



     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.



Use of Estimates



     The preparation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.



Unaudited Interim Statement



     In the opinion of management, the interim financial statement of revenue and certain expenses for the three months ended March 31, 1997, reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal, recurring nature.



3. RENTALS



     The Property has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.



4. RELATED PARTY TRANSACTIONS



     During the year ended December 31, 1996, the Property was managed by an affiliated party to the seller. The management agreement provided for a fee of 2% of gross receipts, as defined.



5. GROUND LEASE



     The Property is subject to a ground lease on a portion of the land under the building which expires November 30, 2067. The ground lease provides for escalation payments in intervals of approximately 10 years, with the next escalation scheduled for January 1, 2000. Through 1999, the minimum annual rental payments required under the ground lease are $165,000.

NINETY OFFICE PROPERTIES IN 20 STATES


[PHOTOS]

Sterling Plaza, Dallas, TX                    Promenade II, Atlanta, GA
Intercontinental Center, Houston, TX          580 California, San Francisco, CA
Franklin Plaza, Austin, TX                    161 North Clark, Chicago, IL
Union Square, San Antonio, TX                 One Stamford Plaza, Stamford, CT
1100 Executive Tower, Orange, CA              Two Stamford Plaza, Stamford, CT
Northwest Center, San Antonio, TX             Three Stamford Plaza, Stamford, CT
Bank One Center, Indianapolis, IN             Four Stamford Plaza, Stamford, CT
Two California Plaza, Los Angeles, CA         9400 NCX, Dallas, TX
Central Park, Atlanta, GA                     Interco Corporate Tower, St. Louis, MO
The Plaza at Lajolla Village, San Diego, CA   San Jacinto Center, Austin, TX
                                              Community Corporate Center, Columbus, OH
                                              Maritime Plaza, San Francisco,CA


                                              FOCUS ON CUSTOMER SERVICE

[PHOTO]                         [PHOTO]                           [PHOTO]                            [PHOTO]

1620 L  Street                  One North Franklin                Pasadena Towers                    One Phoenix Plaza
Washington,D.C.                 Chicago, IL                       pasadena, CA                       Phoenix, AZ



                      32.2 MILLION SQUARE FEET NATIONWIDE

ARIZONA
ONE PHOENIX PLAZA

CALIFORNIA
60 SPEAR STREET
201 MISSION
500 ORANGE TOWER
580 CALIFORNIA
1100 EXECUTIVE TOWER
1920 & 2010 MAIN PLAZA
MARITIME PLAZA
ONE MARKET
PASADENA TOWERS
THE PLAZA AT LAJOLLA VILLAGE
TWO CALIFORNIA PLAZA

COLORADO
DENVER CORPORATE CENTER II &III
THE QUADRANT

CONNECTICUT
177 BROAD STREET
300 ATLANTIC
CANTERBURY GREEN
SHELTON POINTE
STAMFORD PLAZA I, II, III, IV

FLORIDA
FIRST UNION CENTER
ONE CLEARLAKE CENTRE
SARASOTA CITY CENTER
SUNTRUST CENTER
TAMPA COMMONS
WESTSHORE CENTER

GEORGIA
CENTRAL PARK
ONE & TWO PACES WEST
PROMENADE II

ILLINOIS
30 NORTH LASALLE
161 NORTH CLARK
1700 HIGGINS
NORTH LOOP TRANSPORTATION*
OAKBROOK TERRACE TOWER
ONE NORTH FRANKLIN
THEATRE DISTRICT GARAGE*

INDIANA
BANK ONE CENTER
CAPITOL COMMONS GARAGE*

LOUISIANA
LAKEWAY CENTER I,II,III

MASSACHUSETTS
28 STATE STREET
BOSTON HARBOUR GARAGE*

MISSOURI
INTERCO CORPORATE CENTER
ST. LOUIS PARKING FACILITIES I-IV*

NEW MEXICO
500 MARQUETTE

NEW YORK
850 THIRD AVENUE

NORTH CAROLINA
UNIVERSITY TOWER
WACHOVIA CENTER

OHIO
BP TOWER
COMMUNITY CORPORATE CENTER
ONE COLUMBUS
ONE CROSSWOODS CENTER

OKLAHOMA
ATRIUM TOWERS
CIGNA CENTER


PENNSYLVANIA
1601 MARKET STREET
PHILADELPHIA GARAGES I-V*

TENNESSEE
NATIONSBANK PLAZA

TEXAS
9400 NCX
COLONNADE I
FOUR FOREST
FRANKLIN PLAZA
INTERCONTINENTAL CENTER
NORTH CENTRAL PLAZA THREE
NORTHBOROUGH TOWER
NORTHWEST CENTER
ONE AMERICAN CENTER
PRESTON COMMONS
SAN FELIPE PLAZA
SAN JACINTO CENTER
STERLING PLAZA
SUMMIT OFFICE PARK
UNION SQUARE

VIRGINIA
DOMINION TOWER
RESTON TOWN CENTER

WISCONSIN
MILWAUKEE CENTER*

WASHINGTON, D.C.
1111 19TH STREET
1620 L STREET



*PARKING FACILITY






[EQUITY OFFICE PROPERTIES TRUST LOGO]

======================================================
  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ------------------
                           SUMMARY TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Risk Factors..........................   12
The Company...........................   23
Business and Growth Strategies........   26
Use of Proceeds.......................   27
Distributions.........................   28
Capitalization........................   34
Dilution..............................   35
Selected Combined Financial Data......   36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   38
The Properties........................   47
Management............................   74
Structure and Formation of the
  Company.............................   81
Policies with Respect to Certain
  Activities..........................   86
Certain Relationships and Related
  Transactions........................   89
Principal Shareholders................   90
Shares of Beneficial Interest.........   92
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws..........................   96
Partnership Agreement.................   99
Shares Available for Future Sale......  102
Federal Income Tax Considerations.....  103
ERISA Considerations..................  117
Underwriting..........................  120
Experts...............................  122
Legal Matters.........................  122
Additional Information................  123
Glossary of Terms.....................  124
Index to Financial Statements.........  F-1


                               ------------------
UNTIL             , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================

======================================================


                            25,000,000 COMMON SHARES


                                 EQUITY OFFICE
                                PROPERTIES TRUST

                                 COMMON SHARES

                                       OF


                              BENEFICIAL INTEREST


                          ---------------------------

                                   PROSPECTUS
                          ---------------------------
                              MERRILL LYNCH & CO.

                                LEHMAN BROTHERS


                               J.P. MORGAN & CO.


                       PRUDENTIAL SECURITIES INCORPORATED


                               SMITH BARNEY INC.

                                           , 1997

======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  ALTERNATE PAGES FOR INTERNATIONAL PROSPECTUS


                   SUBJECT TO COMPLETION, DATED JUNE 23, 1997


PROSPECTUS
---------------------


                            25,000,000 COMMON SHARES


                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                             ---------------------


    Equity Office Properties Trust (together with its subsidiaries, the "Company") has been formed to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of the Company. The Company will be a fully integrated, self-administered and self-managed real estate company and expects to qualify as a real estate investment trust ("REIT") for federal income tax purposes. Upon completion of the offering (the "Offering"), the Company will own 90 office properties containing approximately 32.2 million rentable square feet and 14 parking facilities containing approximately 14,785 parking spaces, located in 47 markets throughout the United States. The Company expects to control the largest office portfolio (based on revenues and square footage) of any publicly traded, full service office company in the United States.



    All of the common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares") offered hereby are being sold by the Company and will represent approximately 15.7% of the Company's outstanding common equity. The remaining common equity in the Company will be beneficially owned 75% by existing investors and 9.3% by officers and trustees of the Company and certain other affiliated parties. Of the 25,000,000 Common Shares being offered hereby, 5,000,000 Common Shares are being offered initially outside the United States and Canada by the International Managers and 20,000,000 Common Shares are being offered initially in the United States and Canada by the U.S. Underwriters. See "Underwriting."



    Prior to the Offering, there has been no public market for the Common Shares. It is currently anticipated that the initial public offering price per share will be between $19.00 and $21.00. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "EOP". There is no assurance that a public trading market will develop or be sustained.

                             ---------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING:


    - The possibility that the consideration paid by the Company for the properties and other assets contributed to the Company in its formation may exceed their fair market value, and the fact that there were no arm's length negotiations or third-party appraisals of such properties and other assets in connection with the formation of the Company;

    - Conflicts of interest in connection with the Company's formation and operation, including the receipt by Mr. Zell and other trustees and officers of the Company of equity interests therein;

    - Real estate investment and property management risks, such as the need to renew leases or relet space upon lease expirations, the potential instability of cash flows and changes in the value of office properties owned by the Company due to economic and other conditions;

    - The possibility that the Company may not be able to refinance outstanding indebtedness (approximately $1.6 billion on a pro forma basis as of March 31, 1997) upon maturity, that indebtedness might be refinanced on less favorable terms, interest rates might increase on variable rate indebtedness, and the lack of limitations in the Company's organizational documents on the amount of indebtedness that the Company may incur; and


    - Taxation of the Company as a regular corporation if it fails to qualify as a REIT, and the resulting decrease in cash available for distribution.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

======================================================================================================================
                                                    PRICE TO               UNDERWRITING             PROCEEDS TO
                                                     PUBLIC                DISCOUNT(1)               COMPANY(2)
----------------------------------------------------------------------------------------------------------------------
Per Common Share...........................            $                        $                        $
----------------------------------------------------------------------------------------------------------------------
Total(3)...................................            $                        $                        $
======================================================================================================================

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting estimated expenses of $         payable by the Company.

(3) The Company has granted the International Managers a 30-day option to purchase up to an additional 750,000 Common Shares and has granted the U.S. Underwriters a 30-day option to purchase up to an additional 3,000,000 Common Shares, on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $         , $         and $         , respectively. See "Underwriting."

                             ---------------------

    The Common Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Shares offered hereby will be made in New York, New York,
on or about             , 1997.
                             ---------------------


MERRILL LYNCH INTERNATIONAL LIMITED


                                     CREDIT LYONNAIS


                                                   UBS LIMITED

                             ---------------------
              The date of this Prospectus is              , 1997.

                                  UNDERWRITING


     Subject to the terms and conditions in the International purchase agreement (the "International Purchase Agreement"), between the Company and each of the underwriters named below (the "International Managers"), and concurrently with the sale of the 20,000,000 Common Shares to the U.S. Underwriters (as defined below), the Company has agreed to sell to each of the International Managers, for whom Merrill Lynch International Limited, Credit Lyonnais and UBS Limited, are acting as Lead Managers (the "Lead Managers"), and each of the International Managers has severally agreed to purchase from the Company, the respective number of Common Shares set forth below opposite their respective names:



                        UNDERWRITER                           NUMBER OF COMMON SHARES
                        -----------                           -----------------------
Merrill Lynch International Limited.........................
Credit Lyonnais.............................................
UBS Limited ................................................
                                                                    ----------
             Total .........................................         5,000,000
                                                                    ==========



     The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., J.P. Morgan & Co., Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives. Subject to the terms and conditions set forth in the U.S. Purchase Agreement and concurrently with the sale of 5,000,000 Common Shares to the International Managers pursuant to the International Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase from the Company, an aggregate of 20,000,000 Common Shares. The initial public offering price per share and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.


     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers have agreed, respectively, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all of the Common Shares being sold pursuant to such Purchase Agreement if any of such Common Shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The sale of Common Shares pursuant to the U.S. Purchase Agreement and the International Purchase Agreement are conditioned upon each other.


     The Lead Managers have advised the Company that the International Managers propose initially to offer the Common Shares to the public at the public offering price per share set forth on the cover page of this Prospectus, and to certain Banks, Brokers and Dealers (the "Selling Group") at such price less a
concession not in excess of $.       per share. The International Managers may
allow, and such dealers may re-allow, a discount not in excess of $.       per
share on sales to certain other International Managers and members of the Selling Group. After the date of this Prospectus, the initial public offering price, concession and discount may be changed. The Company has been informed that the U.S. Underwriters and the International Managers have entered into an agreement (the "Intersyndicate Agreement") providing for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Common Shares to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the International Managers and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are United States persons or Canadian persons or to persons they believe intend to resell to persons who are United States persons or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell Common Shares will not offer to sell or sell Common Shares to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to non-United States and non-Canadian persons, except in each case for transactions pursuant to such agreement.

     The Company has granted to the International Managers an option, exercisable for 30 days after the date of this Prospectus, to purchase up to 750,000 additional Common Shares to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. If the International Managers exercise this option, each International Manager will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of Common Shares to be purchased by it shown in the foregoing table bears to such International Managers initial amount reflected in the foregoing table. The Company also has granted an option to the U.S. Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to 3,000,000 additional Common Shares to cover overallotments, if any, on terms similar to those granted to the International Managers.


     At the request of the Company, the U.S. Underwriters have reserved up to 1,250,000 Common Shares (the "Reserved Shares") for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing Common Shares. The number of Common Shares available to the general public will be reduced to the extent these persons purchase the Reserved Shares. Any Reserved Shares that are not so purchased by such persons at the completion of the Offering will be offered by the U.S. Underwriters to the general public on the same terms as the other shares offered by this Prospectus.


     Each of the Company and the International Managers has represented and agreed that (a) it has not offered or sold, and prior to the date six months after the date of this Prospectus will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995,
(b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Shares in, from or otherwise the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Common Shares to a person who is of a kind described in Article II(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.


     Until the distribution of the Common Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Shares.

     If the Underwriters create a short position in the Common Shares in connection with the Offering, i.e., if they sell more Common Shares than are set forth on the cover page of this Prospectus, the U.S. Representatives and the International Managers, respectively, may reduce that short position by purchasing Common Shares in the open market. The U.S. Representatives and the International Managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Representatives and the International Managers, respectively, may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives or the International Managers purchase Common Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Shares. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives or the International Managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In the Purchase Agreements, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provision, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company and the Operating Partnership have agreed, subject to certain exceptions, not to sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of any Common Shares or Units or any securities convertible into or exchangeable for Common Shares or Units for a period of one year from the date of the Prospectus, without the prior written consent of Merrill Lynch.

     The Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

     Prior to the Offering, there has been no public market for the Common Shares of the Company. The initial public offering price will be determined through negotiations between the Company and the U.S. Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, will be dividend yields and financial characteristics of publicly traded REITs that the Company and the U.S. Representatives believe to be comparable to the Company, the expected results of operations of the Company (which will be based on the results of operations of the Properties and the management and leasing businesses in recent periods), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.

     Affiliates of Merrill Lynch served as placement agent in connection with the offer and sale of interests in each of the ZML Funds. In addition, affiliates of Merrill Lynch regularly provide investment banking services to affiliates of the Equity Group Owners.

     Affiliates of Merrill Lynch currently are limited partners of the ZML Partners and in such capacity have received fees in the amount of $3,068,000 for the year ended December 31, 1996 and expect to receive $777,000 for 1997 from the Company and its predecessors. Such affiliates will receive less than 1% of the ownership interest in the Company (on a fully diluted basis) upon consummation of the Consolidation (without giving effect to the Offering). Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Merrill Lynch is the lead managing underwriter of the Offering and will receive standard underwriter's compensation in connection therewith.

                                    EXPERTS

     The combined financial statements of Equity Office Predecessors at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, the statements of revenue and certain expenses for Promenade II, Two California Plaza, BP Tower, SunTrust Center, Reston Town Center, Colonnade I, 177 Broad Street, Preston Commons, Oakbrook Terrace Tower, One Maritime Plaza, 201 Mission and 30 N. LaSalle and the balance sheet of Equity Office Properties Trust, a Maryland real estate investment trust as of December 31, 1996, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

======================================================
  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ------------------
                           SUMMARY TABLE OF CONTENTS


                                        PAGE
                                        ----
Summary...............................    1
Risk Factors..........................   12
The Company...........................   23
Business and Growth Strategies........   26
Use of Proceeds.......................   27
Distributions.........................   28
Capitalization........................   34
Dilution..............................   35
Selected Combined Financial Data......   36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   38
The Properties........................   47
Management............................   74
Structure and Formation of the
  Company.............................   82
Policies with Respect to Certain
  Activities..........................   87
Certain Relationships and Related
  Transactions........................   89
Principal Shareholders................   91
Shares of Beneficial Interest.........   93
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws..........................   97
Partnership Agreement.................  100
Shares Available for Future Sale......  103
Federal Income Tax Considerations.....  104
ERISA Considerations..................  118
Underwriting..........................  121
Experts...............................  123
Legal Matters.........................  123
Additional Information................  124
Glossary of Terms.....................  125
Index to Financial Statements.........  F-1


                               ------------------
UNTIL             , 1997 (25 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================

======================================================


                            25,000,000 COMMON SHARES


                                 EQUITY OFFICE
                                PROPERTIES TRUST

                                 COMMON SHARES

                                       OF


                              BENEFICIAL INTEREST


                          ---------------------------

                                   PROSPECTUS
                          ---------------------------

                      MERRILL LYNCH INTERNATIONAL LIMITED


                                CREDIT LYONNAIS


                                  UBS LIMITED

                                           , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred by the Company in connection with the Offering. All amounts are estimated except for the Registration Fee and the NASD Fee.


Registration Fee............................................  $  177,727
NASD Fee....................................................      30,500
New York Stock Exchange Listing Fee.........................      84,600
Printing and Engraving Expenses.............................     500,000
Legal Fees and Expenses.....................................     775,000
Accounting Fees and Expenses................................     750,000
Blue Sky Fees and Expenses..................................      15,000
Environmental and Engineering Expenses......................     210,000
Miscellaneous...............................................     457,173
                                                              ----------
          TOTAL.............................................  $3,000,000
                                                              ==========
Indemnification Insurance Costs (see Item 33)...............     250,000
                                                              ----------


---------------

* To be completed by amendment.

ITEM 31.  SALES TO SPECIAL PARTIES

     See Item 32.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

     Prior to the Offering, the Company sold 1,000 unregistered Common Shares to Mr. Zell for a purchase price of $25.00 per Common Share.


     Immediately prior to the closing of the Offering, pursuant to the Contribution Agreement, (i) each ZML Opportunity Partnership will contribute to the Operating Partnership substantially all of its assets and liabilities in exchange for an aggregate of 126,294,295 Units and (ii) EGI and EOH, each of which is owned by affiliates of Mr. Zell and which are referred to collectively as the "Equity Group," will contribute the Management Business, and EOH will contribute 95% of the economic value of that portion of the Management Business that relates to the Managed Property Business, to the Operating Partnership in exchange for 8,485,105 Units. EOH and the Operating Partnership then will jointly contribute the Managed Property Business to the Management Corp., with EOH receiving voting stock representing 5% of the economic value of the Management Corp. and the Operating Partnership receiving non-voting stock representing 95% of the economic value of the Management Corp. As a part of the contribution of the Management Business, EGI and EOH will contribute their asset management contracts relating to the Office Properties and the Parking Facilities to the Operating Partnership in exchange for Units.



     Immediately prior to the closing of the Offering, pursuant to the Merger Agreement, each ZML REIT will merge with and into the Company and the Company will issue 122,852,200 Common Shares to the ZML REIT shareholders, 11,408,240 of which Common Shares will be deposited into the corresponding ZML REIT Escrows, as described below. As part of the Consolidation, each ZML Opportunity Partnership will admit the Company as its sole managing general partner and each ZML Partner will become a non-managing general partner of its ZML Opportunity Partnership. As a result, the Company will become the 1% managing general partner in each ZML Opportunity Partnership, the sole limited partner in ZML Opportunity Partnerships I, III and IV, and the majority limited partner in ZML Opportunity Partnerships II, owning 98.8% of the capital interests in that partnership. See "Structure and Formation of the Company -- Formation Transactions."

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's officers and directors are and will be indemnified under Maryland and Delaware law, the Declaration of Trust and Bylaws of the Company and the Partnership Agreement of the Operating Partnership against certain liabilities. The Declaration of Trust of the Company requires it to indemnify its directors and officers to the fullest extent permitted from time to time under Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.


     The Company has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Company's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.


ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not Applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements, all of which are included in the Prospectus:

     EQUITY OFFICE PROPERTIES TRUST

       Pro Forma Condensed Combined Financial Statements (unaudited):

          Pro Forma Condensed Combined Financial Statements

          Pro Forma Condensed Combined Balance Sheet as of March 31, 1997


          Pro Forma Condensed Combined Statement of Operations for the three months ended


          March 31, 1997


          Pro Forma Condensed Combined Statement of Operations for the year ended

          December 31, 1996
          Notes to Pro Forma Condensed Combined Financial Statements

       Historical:
          Report of Independent Auditors

          Balance Sheet as of March 31, 1997 (unaudited) and December 31, 1996

          Notes to Balance Sheet

     EQUITY OFFICE PREDECESSORS
       Report of Independent Auditors

       Combined Balance Sheets as of March 31, 1997 (unaudited), December 31, 1996 and 1995


       Combined Statements of Operations for the three months ended March 31, 1997 and 1996,


        (unaudited) and the years ended December 31, 1996, 1995 and 1994


       Combined Statements of Owners' Equity for the three months ended March 31, 1997 (unaudited) and the years ended December 31, 1996, 1995 and 1994


       Combined Statements of Cash Flows for the three months ended March 31, 1997 and 1996,


        (unaudited) and the years ended December 31, 1996, 1995 and 1994

       Notes to Combined Financial Statements
       Schedule III -- Real Estate and Accumulated Depreciation as of December 31, 1996

     PROMENADE II
       Report of Independent Auditors

       Statements of Revenue and Certain Expenses for the period from January 1, 1996 to


        June 13, 1996 (unaudited) and the year ended December 31, 1995

       Notes to Statements of Revenue and Certain Expenses

     TWO CALIFORNIA PLAZA
       Report of Independent Auditors

       Statements of Revenue and Certain Expenses for the period from January 1, 1996 to


        July 31, 1996 (unaudited) and the year ended December 31, 1995

       Notes to Statements of Revenue and Certain Expenses

     BP TOWER
       Report of Independent Auditors

       Statements of Revenue and Certain Expenses for the period from January 1, 1996 to


        August 31, 1996 (unaudited) and the year ended December 31, 1995

       Notes to Statements of Revenue and Certain Expenses

     SUNTRUST CENTER
       Report of Independent Auditors

       Statements of Revenue and Certain Expenses for the period from January 1, 1996 to


        August 31, 1996 (unaudited) and the year ended December 31, 1995

       Notes to Statements of Revenue and Certain Expenses

     RESTON TOWN CENTER
       Report of Independent Auditors

       Statements of Revenue and Certain Expenses for the period from January 1, 1996 to


        September 30, 1996 (unaudited) and the year ended December 31, 1995

       Notes to Statements of Revenue and Certain Expenses

     COLONNADE I
       Report of Independent Auditors

       Statement of Revenue and Certain Expenses for the period from January 1, 1996 to

        December 4, 1996
       Notes to Statement of Revenue and Certain Expenses

     177 BROAD STREET
       Report of Independent Auditors

       Statement of Revenue and Certain Expenses for the year ended December 31, 1996

       Notes to Statement of Revenue and Certain Expenses

     PRESTON COMMONS
       Report of Independent Auditors

       Statement of Revenue and Certain Expenses for the year ended December 31, 1996

       Notes to Statement of Revenue and Certain Expenses


     OAKBROOK TERRACE TOWER


       Report of Independent Auditors


       Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 (unaudited)


        and the year ended December 31, 1996


       Notes to Statements of Revenue and Certain Expenses



     ONE MARITIME PLAZA


       Report of Independent Auditors


       Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 (unaudited)


        and the year ended December 31, 1996


       Notes to Statements of Revenue and Certain Expenses



     201 MISSION STREET


       Report of Independent Auditors


       Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 (unaudited)


        and the year ended December 31, 1996


       Notes to Statements of Revenue and Certain Expenses



     30 N. LASALLE


       Report of Independent Auditors


       Statements of Revenue and Certain Expenses for the three months ended March 31, 1997 (unaudited)


        and the year ended December 31, 1996


       Notes to Statements of Revenue and Certain Expenses

     (b) Exhibits


 1.1*     --  Form of Purchase Agreement
 3.1*     --  Amended and Restated Declaration of Trust of the Company
 3.2*     --  Form of Bylaws of the Company
 5.1      --  Form of Opinion of Rosenberg & Liebentritt, P.C. regarding the validity of the securities being registered
 8.1      --  Form of Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
10.1*     --  Form of Agreement of Limited Partnership of the Operating
              Partnership
10.2*     --  Form of Registration Rights Agreement between the Company and the persons named therein
10.3**    --  1997 Share Option and Share Award Plan
10.4**    --  1997 Non-qualified Employee Share Purchase Plan
10.5**    --  Noncompetition Agreement between the Company and Samuel Zell
10.6*     --  Form of Contribution Agreement
10.7*     --  Merger Agreement
10.8*     --  Form of Indemnification Agreement
21.1      --  List of Subsidiaries
23.1      --  Consent of Rosenberg & Liebentritt, P.C. (included as part of Exhibit 5.1)
23.2      --  Consent of Ernst & Young LLP
23.3      --  Consent of Hogan & Hartson L.L.P. (included as part of
              Exhibit 8.1)
23.4      --  Consent of Mr. Dobrowski
23.5      --  Consent of Mr. Harper
23.6      --  Consent of Mr. Linneman
23.7      --  Consent of Mr. Reinsdorf
24.1*     --  Power of Attorney (included in the Signature Page at page
              II-6)
27.1*     --  Financial Data Schedule


---------------

 * Previously filed.


** To be filed by amendment.


ITEM 36.  UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), the information omitted from the form of Prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery of each purchaser.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on this 23 day of June, 1997.


                                          Equity Office Properties Trust

                                          By:    /s/ TIMOTHY H. CALLAHAN
                                            ------------------------------------
                                                    Timothy H. Callahan
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 23 day of June, 1997.


                      SIGNATURE                                         NAME & TITLE
                      ---------                                         ------------
               /s/ Timothy H. Callahan                 Timothy H. Callahan, President, Chief
-----------------------------------------------------    Executive Officer and Trustee

               /s/ Timothy H. Callahan                 Richard Kincaid, Chief Financial Officer
-----------------------------------------------------    (principal financial officer and principal
                                                         accounting officer)

               /s/ Timothy H. Callahan                 Samuel Zell, Chairman of the Board of Trustees
-----------------------------------------------------

               /s/ Timothy H. Callahan                 Sheli Z. Rosenberg, Trustee
-----------------------------------------------------

                                 EXHIBIT INDEX


                                                                                 PAGE
EXHIBIT NO.                           DESCRIPTION OF EXHIBIT                     NO.
-----------                           ----------------------                     ----
    1.1*      --   Form of Purchase Agreement..................................
    3.1*      --   Amended and Restated Declaration of Trust of the Company....
    3.2*      --   Form of Bylaws of the Company...............................
    5.1       --   Form of Opinion of Rosenberg & Liebentritt, P.C. regarding the validity of the securities being registered.............
    8.1       --   Form of Opinion of Hogan & Hartson L.L.P. regarding certain tax matters.................................................
   10.1*      --   Form of Agreement of Limited Partnership of the Operating
                   Partnership.................................................
   10.2*      --   Form of Registration Rights Agreement between the Company
                   and the persons named therein...............................
   10.3**     --   1997 Share Option and Share Award Plan......................
   10.4**     --   1997 Non-qualified Employee Share Purchase Plan.............
   10.5**     --   Noncompetition Agreement between the Company and Samuel
                   Zell........................................................
   10.6*      --   Form of Contribution Agreement..............................
   10.7*      --   Merger Agreement............................................
   10.8*      --   Form of Indemnification Agreement...........................
   21.1       --   List of Subsidiaries........................................
   23.1       --   Consent of Rosenberg & Liebentritt, P.C. (included as part of Exhibit 5.1).............................................
   23.2       --   Consent of Ernst & Young LLP................................
   23.3       --   Consent of Hogan & Hartson L.L.P. (included as part of
                   Exhibit 8.1)................................................
   23.4       --   Consent of Mr. Dobrowski....................................
   23.5       --   Consent of Mr. Harper.......................................
   23.6       --   Consent of Mr. Linneman.....................................
   23.7       --   Consent of Mr. Reinsdorf....................................
   24.1*      --   Power of Attorney (included in the Signature Page at page
                   II-6).......................................................
   27.1*      --   Financial Data Schedule.....................................


---------------


 * Previously filed.


** To be filed by amendment.